 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-284556
PROSPECTUS
Maximum Offering of $575,000,000
StratCap Digital Infrastructure REIT, Inc. (f/k/a Strategic Wireless Infrastructure Fund II, Inc.), or the Company, is a real estate investment trust (“REIT”) that intends to acquire and/or establish, operate, manage and lease digital infrastructure assets, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments, and (4) fiber networks. Data centers may include wholesale, enterprise, colocation, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences, or other data centers. To a lesser extent, we may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and distributed antenna systems (“DAS”), and other digital infrastructure real estate assets that our management believes provides an opportunity for income and/or growth. We are externally managed by our advisor, StratCap Digital Infrastructure Advisors II, LLC (our “advisor”), an affiliate of our sponsor, StratCap Investment Management, LLC (our “sponsor”), which is indirectly owned by HMC USA Holdings LLC (“HMC”), a subsidiary of HMC Capital Limited ABN 94 138 990 593 (“HMC Capital”), an Australian Securities Exchange (ASX) listed alternative asset manager with approximately AUD $19 billion in assets under management. We conduct our operations as a REIT for U.S. federal income tax purposes and elected to be taxed as a REIT beginning with our taxable year ended December 31, 2021. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.
We are offering on a continuous basis up to $575,000,000 in shares of common stock, consisting of up to $500,000,000 in shares in our primary offering and up to $75,000,000 in shares pursuant to our distribution reinvestment plan, in any combination of Class D common stock (“Class D shares”), Class I common stock (“Class I shares”), Class S common stock (“Class S shares”) or Class T common stock (“Class T shares”). The share classes have different selling commissions, dealer manager fees and ongoing stockholder servicing fees. Each class of shares of our common stock will be sold at the “transaction price,” plus applicable upfront selling commissions and dealer manager fees. The transaction price generally will be equal to the net asset value (“NAV”) per share of our common stock most recently disclosed by us, however, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed NAV per share due to the impact of one or more factors, including as a result of significant market events or disruptions or force majeure events. Accordingly, the offering price per share for each class of our common stock will vary. You must initially invest at least $2,500 in Class D shares, Class I shares, Class S shares and Class T shares. This is a “best efforts” offering, which means that our affiliated dealer manager, StratCap Securities, LLC, or our dealer manager, will use its best efforts to sell our shares and is not obligated to purchase any specific number or dollar amount of our shares.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 29. These risks include, among others:
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There is no public trading market for our common stock and repurchase of shares by us will likely be the only way to dispose of your shares. Our amended and restated share repurchase program (our “share repurchase program”) will provide you with the opportunity to request that we repurchase your shares on a monthly basis, but we are not obligated to repurchase any shares under our share repurchase program or provide any other kind of liquidity, and we may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase program. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

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We cannot guarantee that we will make distributions, and if we do, the amount of distributions we may make is uncertain and we may fund such distributions from sources other than cash flow from operations, including, without limitation, from borrowings, the sale of or repayment under our assets, or proceeds of this offering, and we have no limits on the amounts we may pay from such sources. The use of these sources for distributions may decrease the amount of cash we have available for new investments, share repurchases and other corporate purposes, and could reduce your overall return.

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This is a “blind pool” offering; you will not have the opportunity to evaluate all of the investments we will make before we make them.

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This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments.

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We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

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The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

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Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in our advisor, our dealer manager and/or other entities related to our sponsor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities, and the fact that certain of the compensation our advisor will receive for services rendered to us is based on our NAV, the procedures for which our advisor assists our board of directors in developing, overseeing, implementing and coordinating. We may compete with certain vehicles sponsored or advised by affiliates of direct and indirect owners of our sponsor for investments and certain of those entities may be given priority with respect to certain investment opportunities.

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We are dependent on the advisor to conduct our operations. The advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other investment vehicles, the allocation of time of its investment professionals and the substantial fees that we will pay to the advisor.

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There are limits on the ownership and transferability of our stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

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If we fail to continue to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.
	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$500,000,000	$9,676,100	$1,207,700	$489,116,200
Class T shares, per share	$10.6796	$0.3096	$0.0516	$241,545,900
Class S shares, per share	$10.6796	$0.3611	$—	$48,309,200
Class D shares, per share	$10.4733	$0.1548	$—	$49,261,100
Class I shares, per share	$10.3185	$—	$—	$150,000,000
Maximum Distribution Reinvestment Plan	$75,000,000	$—	$—	$75,000,000

(1)
Shares of each class will be issued at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.

(2)
For illustrative purposes only, the table assumes that $500,000,000 shares are sold in the primary offering, with 10% of the gross offering proceeds from the sale of Class D shares, 30% from the sale of Class I shares, 10% from the sale of Class S shares and 50% from the sale of Class T shares. The number of shares of each class of common stock sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. In addition to upfront selling commissions and dealer manager fees presented in this table, subject to Financial Industry Regulatory Authority, Inc., or FINRA, limitations on underwriting compensation, we will pay our dealer manager certain ongoing stockholder servicing fees. See “Plan of Distribution.”

(3)
Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.

(4)
We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is February  14, 2025.

HOW TO SUBSCRIBE
You may buy or request that we repurchase shares of common stock through your financial professional, participating broker-dealer or other financial intermediary that has a selling agreement with our dealer manager. Because an investment in our common stock involves many considerations, your financial professional or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase program.
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Before investing, investors should carefully read this entire prospectus and any appendices and supplements accompanying this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:
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Complete and sign a subscription agreement in the form attached to this prospectus as Appendix C or Appendix D, as applicable. You may complete the subscription agreement electronically. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

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Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “StratCap Digital Infrastructure REIT, Inc.” For Class D shares, Class I shares, Class S shares and Class T shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500, unless such minimums are waived by the board of directors. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

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By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus.
We expect that we will make each monthly NAV per share publicly available by posting it on our website at www.digitalinfrastructurereit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below) approximately 15 calendar days following the last calendar day of each month.
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the next month. If a purchase order is received less than five business days prior to the first calendar day of the next month, unless waived by us, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

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Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) five business days after we make the transaction price (including any transaction price subsequently revised in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC. You are not committed to purchase shares at the time your subscription order is submitted, and any subscription may be canceled at any time before the time it has been accepted by us as described in the previous sentence. Generally, you are not provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted, you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first business day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least five business days from delivery of such notice before your subscription is accepted.
We have the right to accept or reject your subscription for any reason. If we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free information line at 1-888-292-3178. If we accept your subscription, you will receive a confirmation of acceptance of your subscription.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.
Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial representative, in order to effect the designation.
Minimum Purchase Requirements
As noted above, the initial minimum permitted investment that we will accept for Class D shares, Class I shares, Class S shares or Class T shares is $2,500, provided that our board of directors has the right to waive such minimum investment requirement in its discretion. Additional purchases of shares must be made in increments of at least $500.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or additional investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period, unless a different time period is approved by the Company.

SUITABILITY STANDARDS
Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. You may be able to have your shares repurchased through our share repurchase program, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. Investment in shares of our common stock involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investment in the shares.
The minimum initial investment in shares of our common stock that we will accept for our Class D shares, Class I shares, Class S shares or Class T shares is $2,500. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.
Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.
Unless you are transferring all of your shares of our common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until shares of our common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. Our shares may never be listed on a national securities exchange.
Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.
For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.
Alabama Investors.   Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.
Arizona Investors.   Purchasers residing in Arizona must have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles.
California Investors:   Purchasers residing in California may not invest more than 10% of their liquid net worth in us and our affiliates.
Idaho Investors.   Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors.   An Iowa investor must have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, the aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
Kansas Investors.   It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded REITs to not more than 10% of their liquid net worth.
Kentucky Investors.   Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.
Maine Investors.   The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.
Michigan Investors.   No more than 10% of any one Michigan investor’s liquid net worth shall be invested in this offering of securities.
Massachusetts Investors.   Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.
Missouri Investors.   No more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in our securities.
Nebraska Investors.    Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), must limit their aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs to 10% of such investor’s net worth (exclusive of home, home furnishings, and automobiles).
New Jersey Investors.   New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
New Mexico Investors.   Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded REITs. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.
North Dakota Investors.   Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio Investors.   Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Oregon Investors.   Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in this offering.

Pennsylvania Investors.   Purchasers residing in Pennsylvania may not invest more than 10% of their net worth (exclusive of home, home furnishings, and automobiles) in us. Further, we will not sell securities to Pennsylvania investors until we have raised $57,500,000 in gross proceeds from the public offerings, taking into account proceeds raised from our prior public offering as of its termination. Because the minimum offering amount is less than $75,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.
Puerto Rico Investors.   Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee Investors.   Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.
Vermont Investors.   Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
Additionally, Regulation Best Interest established a standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that enhanced the standard beyond suitability. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.
Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition to Regulation Best Interest, certain states may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In addition to Regulation Best Interest and state fiduciary standards of care (if any), broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.
Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for

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each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:
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meet the minimum income and net worth standards established in your state;

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are in a financial position appropriate to enable you to realize the potential benefits of the REIT based on the investor’s overall investment objectives and portfolio structure

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are able to bear the economic risk of the investment based on your overall financial situation; and

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have an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that the investor might lose the entire investment, (c) the lack of liquidity of the REIT shares, (d) the restrictions on transferability of the REIT shares, and (e) the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.
This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to each day that the New York Stock Exchange is open for trading.
We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, for example, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review amendments to our registration statement until such filings are declared effective, if at all.
Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. We intend to file a new registration statement on Form S-11 with the SEC upon the expiration of the registration statement of which this prospectus forms a part to register additional shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period through the expected termination date of the offering. We will endeavor to take all reasonable actions, including making any necessary filings with the SEC, to avoid interruptions in the continuous offering of shares of our common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings. We reserve the right to terminate this offering at any time.

We conduct monthly valuations of our common stock. Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price is not made available until a later time. Our updated NAV per share will be (1) posted on our website, www.digitalinfrastructurereit.com, and (2) made available on our toll-free, automated telephone line, (888) 292-3178. In addition, on a monthly basis, we will disclose in a prospectus or prospectus supplement the principal valuation components of our NAV.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include our financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or our other filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
Any of the assumptions underlying forward-looking statements could prove to be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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PROSPECTUS SUMMARY
This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary of all material information in this prospectus. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section. References in this prospectus to “us,” “we,” “our,” or “the Company” refer to StratCap Digital Infrastructure REIT, Inc. and its consolidated subsidiaries. We refer to StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company, as our advisor; SWIF II Operating Partnership, LP, a Delaware limited partnership, as our Operating Partnership; StratCap Securities, LLC, a Delaware limited liability company, as our dealer manager; Strategic Wireless Infrastructure Property Management Company, LLC, a Delaware limited liability company, as our property manager; and StratCap Investment Management, LLC, a Delaware limited liability company, as our sponsor.
Q:
What is StratCap Digital Infrastructure REIT, Inc.?

A:
We are a recently formed Maryland corporation that elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, commencing with the taxable year ended December 31, 2021, and we intend to continue to operate in accordance with the requirements for qualification as a REIT. We are externally managed by our advisor, StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company. Our advisor is an affiliate of StratCap Investment Management, LLC, our sponsor.

On July 13, 2021, we commenced a private offering of our common stock, consisting of shares of Class A common stock, $0.01 par value per share, or Class A shares, shares of Class AX common stock, $0.01 par value per share, or Class AX shares, shares of Class D common stock, $0.01 par value per share, or Class D shares, shares of Class DX common stock, $0.01 par value per share, or Class DX shares, shares of Class I common stock, $0.01 par value per share, or Class I shares, and shares of Class IX common stock, $0.01 par value per share, or Class IX shares, to accredited investors only pursuant to a confidential private placement memorandum. We will terminate the private offering upon or prior to commencement of this offering. Class A shares, Class AX shares, Class DX shares, and Class IX shares will not be sold in this offering. As of February 7, 2025, we had received aggregate gross offering proceeds of approximately $117,035,800 from the sale of approximately 5,752,700 Class A shares, 1,383,000 Class AX shares, 2,208,400 Class I shares and 2,122,800 Class IX shares in our private offering. For a description of the rights associated with these shares, please see the section of this prospectus entitled “Description of Capital Stock.” The terms of our share repurchase program, as discussed below, also apply to the shares purchased in our private offering. For more information, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”
In addition, on January 18, 2022, we began offering Class P interests in our Operating Partnership, or Class P OP Units, and Class PX interests in our Operating Partnership, or Class PX OP Units, in a private offering to accredited investors only pursuant to a confidential private placement memorandum, or the OP Unit Offering. We will suspend or terminate the OP Unit Offering upon or prior to commencement of this offering. The Class P OP Units and Class PX OP Units will be exchangeable at the applicable exchange ratio, in certain circumstances, into Class I shares and Class IX shares. For a description of the rights associated with the Class P OP Units and Class PX OP Units, including the repurchase program applicable to the Class P OP Unit and Class PX OP Units, please see the section of this prospectus entitled “Summary of Our Operating Partnership — Class P OP Units and Class PX OP Units.” As of February 7, 2025, we had received aggregate gross proceeds of approximately $22,623,000 from the sale of approximately 2,034,900 Class P OP Units and 216,600 Class PX OP Units in the OP Unit Offering. In general, each such unit will share in distributions from the Operating Partnership when such distributions are declared by the Company, as made in the Company’s sole discretion as the sole general partner of the Operating Partnership.
As of September 30, 2024, we had $123.0 million of total assets, including $109.7 million of digital infrastructure assets.
As of February 10, 2025, the acquisition price, which excludes any acquisitions costs, for our wholly owned investments was $69,045,953, plus a 51% interest of the acquisition price, excluding acquisition costs, on investments held in the DataCom Joint Venture (as defined below) of $112,114,456. For a description of our investments, please see “Investment Objectives and Strategies — Description of Real Estate Investments”.
Our office is located at 660 Steamboat Road, 1st Floor, Greenwich, Connecticut 06830, and our main telephone number is (475) 282-0861.
Q:
What is a “REIT”?

A:
In general, a REIT is a company that:

•
combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

•
allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•
makes a tax election to be treated as a REIT;

•
pays annual distributions to investors of at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with U.S. generally accepted accounting principles, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and

•
generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

Q:
What is a non-listed, perpetual-life REIT?

A:
A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. We calculate our NAV per share in accordance with the procedures disclosed in additional detail in the section entitled “Net Asset Value Calculations and Valuation Guidelines,” Our NAV per share will represent the “transaction price” as used throughout this prospectus.

There is no public trading market for shares of our common stock. On a limited basis, you may be able to have your shares repurchased through our amended and restated share repurchase program, or the share repurchase program. While we may consider a Liquidity Event at any time in the future, we currently do not have a fixed time frame in which we intend to undertake such consideration and we are not obligated by our charter or otherwise to effect a Liquidity Event at any time. There can be no assurance that we will ever pursue a Liquidity Event. We believe that our structure as a non-exchange traded REIT that may continue to raise capital through a series of offerings with no targeted liquidity window enhances the potential to achieve our investment objectives by allowing us to acquire and manage our investment portfolio in a more flexible manner. We expect the structure to be beneficial to your investment, as we will not be limited by a pre-determined operational period and the need to provide a Liquidity Event at the end of that period. For purposes hereof, “Liquidity Event” includes, but is not limited to: (i) a listing of our common stock on a national securities exchange; (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.
Q:
What is StratCap Investment Management, LLC?

A:
StratCap, LLC, a Delaware limited liability company, or StratCap, is the sole manager and member of StratCap Investment Management, LLC, a Delaware limited liability company, or our sponsor. StratCap is led by industry veterans with decades of experience working together to convert innovative strategies into value creation, with a key focus on next-generation technologies and sustainability-linked strategies. On September 4, 2024, StratCap was acquired by HMC USA Holdings LLC, or HMC, a wholly owned subsidiary of HMC Capital Limited ABN 94 138 990 593, or HMC Capital, an Australian Securities Exchange (ASX) listed alternative asset manager with approximately AUD $19 billion in assets under management. Since its inception in 2009, StratCap and its affiliates have successfully worked to build nine companies by assembling experienced management teams that function across a variety of sectors of commercial real estate, including digital connectivity infrastructure, as well as in capital raising for investment vehicles. These companies have benefited from the equity support of more than $4.7 billion in equity capital that has been raised and/or deployed by StratCap and its affiliated entities (including our dealer manager). StratCap and its affiliates have sponsored two other private retail and institutional investment programs focused on the data center, wireless tower and connectivity sectors.
Such private real estate programs include: (1) Strategic Data Center Fund, LLC, a private REIT focused on data center real estate assets, which raised approximately $68 million from a total of approximately 930 accredited investors from April 2018 through April 2022 and (2) Strategic Wireless Infrastructure Fund, LLC, a private real estate investment fund with a REIT subsidiary structure, focused on wireless infrastructure assets, which raised approximately $106 million from a total of approximately 1,330 accredited investors from August 2019 through June 2021.
Investments
Both private prior real estate programs had investment objectives similar to our own.
Such prior private real estate programs had acquired an aggregate of 114 properties as of February 10, 2025. All of the acquired properties were existing properties. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $185.9 million, excluding acquisition fees and liabilities assumed. These properties were financed with a combination of debt and offering proceeds.
The following table gives a percentage breakdown of the categories of properties purchased by the prior private real estate programs as of February 10, 2025:
Investment Program	Data Centers	Wireless Infrastructure
Strategic Data Center Fund, LLC	100%	0%
Strategic Wireless Infrastructure Fund, LLC	0%	100%

Q:
Why should I consider an investment in commercial real estate?

A:
Allocating some portion of your investment portfolio to commercial real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. For these reasons, commercial real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios.

Q:
In what types of commercial real estate will you invest?

A:
We intend to primarily invest in digital infrastructure real estate assets, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments, and (4) fiber networks. Data centers may include wholesale, enterprise, colocation, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences or other data centers. To a lesser extent, we may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and distributed antenna systems, or DAS, and other digital infrastructure real estate assets that our management believes provides an opportunity for income and/or growth. There is no limitation on the number, size or type of assets we may acquire or the percentage of net proceeds of this offering that may be invested in a single investment. When we invest in digital infrastructure real estate assets, we will focus on those assets with long-term leases or contracts, to creditworthy tenants or customers. We intend to acquire assets located in the United States; but may consider acquisitions of assets located outside of the United States.

Q:
Will you invest in anything other than real property?

A:
Yes. We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria; provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us or any of our subsidiaries to be an investment company under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, or cause our advisor to have assets under management that would require our advisor to register as an investment advisor under the Investment Advisers Act.

The number and mix of assets and other real estate-related investments comprising our portfolio will depend upon market conditions and other circumstances existing at the time we acquire assets and other real estate-related investments, and the amount of proceeds raised in this offering. Although our investment strategy focuses primarily on digital infrastructure real estate assets, our charter, bylaws and investment guidelines will not preclude us from investing in other types of real estate. However, we do not intend to invest more than 25% of our gross real estate portfolio in other types of real estate.
Q:
What are your investment objectives?

A:
Our primary investment objectives are to: (1) assemble and operate a diversified portfolio of digital infrastructure real estate assets; (2) preserve and protect investor capital; (3) provide attractive risk-adjusted returns to our investors; (4) deliver tax-efficient income to our investors via regular distributions; and (5) realize growth in the value of our investments over time. We cannot assure you that we will be able to attain these objectives or that the value of our assets will not decrease. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors. See the “Risk Factors” section of this prospectus.

Q:
What is your investment strategy?

A:
Our investment strategy is to capitalize on the demand for digital infrastructure real estate assets in order to provide investors with stable, tax-efficient cash distributions, as well as growth in the value of their shares. Our strategy entails acquiring and/or establishing, operating, managing and leasing digital infrastructure real estate assets, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments, and (4) fiber networks. Data centers may include wholesale, enterprise, colocation, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences or other data centers. To a lesser extent, we may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and DAS and other digital infrastructure real estate assets that our management believes provides an opportunity for income and/or growth, and real estate-related debt and securities that meet our investment strategy and return criteria; however, we do not intend for real estate-related debt and securities investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us or any of our subsidiaries to be an investment company under the Investment Company Act or cause our advisor to have assets under management that would require our advisor to register as an investment advisor under the Investment Advisers Act.

Q:
How will you achieve your investment objectives and strategy?

A:
We will pursue our investment objectives and strategy by acquiring data center properties as described above using a moderate level of leverage. We will attempt to acquire single and multi-tenant net leased data center properties that may or may not be fully occupied. We expect to generate additional value by realizing full occupancy and stabilization, maximizing utilization and wherever possible creating multi-tenant data centers with facility management service opportunities. We generally will seek data center investments that produce current income and that allow for income growth and value generation through increased leasing, bringing lease streams to market rents from below market rents, working with developers on build to suit projects and providing facility management services to tenants either through collaboration with third parties or by directly providing these services.

We also will provide access, including space or capacity, to towers, wireless easements, and fiber via long-term contracts or leases to creditworthy tenants or customers that often contain annual rent/lease increases. In general, cell towers, and easement assets can accommodate multiple customers for antennas and/or other equipment necessary to support the transmission of signals for wireless communication devices. We seek to create additional value by increasing our site rental revenues by co-locating or adding more tenants via long-term leases on our digital infrastructure real estate, through tenant lease amendments, or through build-to-suit and development opportunities. We expect these initiatives to result in significant incremental cash flows due to the relatively fixed operating costs associated with these assets. In the case of our fiber networks, we will seek to further expand coverage and service areas to allow access to new prospective customers. In addition, we may offer certain network services relating to the expansion of our digital infrastructure real estate assets, predominately consisting of site development services, including, but not limited to: site acquisition, architectural and engineering, design, zoning and permitting, new cell site, small cell, DAS and fiber network build-outs.
Q:
Are there any Investment Company Act considerations?

A:
We intend to continue to operate in such a manner that we will not become subject to regulation under the Investment Company Act and do not intend to register as an investment company thereunder. We intend to conduct our operations so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, a company is an “investment company” if:

•
pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to primarily acquire digital infrastructure real estate assets and other real estate-related assets directly, for example, by acquiring fee or easement interest in such assets, or by purchasing interests, including controlling interests, in other operating companies that own digital infrastructure real estate assets and securities issued by pass-through entities of which substantially all of the assets consist of digital infrastructure. We also may acquire and build digital infrastructure through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the Company, each formed to hold a particular asset or group of assets.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine our compliance and that of each of our wholly and majority-owned subsidiaries with this test. We expect that most, if not all, of our wholly and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these wholly and majority-owned subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither us nor any of our wholly and majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily, or hold themselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, we and our wholly and majority-owned subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none of us will be required to register as an investment company under the Investment Company Act.
Q:
Are you permitted to enter into joint ventures, including joint ventures with affiliates?

A:
Yes. We have made and may in the future make investments through joint ventures or other co-ownership arrangements when we determine it is advantageous. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and another affiliated program.

Q:
Have you entered into any joint ventures to date?

A:
Yes. On December 8, 2022, SWIF II Ventures I, LLC, a newly formed Delaware limited liability company that is a subsidiary of our operating partnership, and DataCom, LP, a Cayman Islands exempted limited partnership, or DataCom, established StratCap Wireless Datacom Ventures, LLC, a Delaware limited liability company, or the DataCom Joint Venture, a joint venture for the purpose of acquiring fiber and wireless real estate assets that meet our investment guidelines. Fiber and wireless real estate assets will be offered to the joint venture in accordance with our sponsor’s acquisition allocation policy described in the question below entitled “Do your investment guidelines overlap with the objectives or guidelines of any of the sponsor’s affiliates, and do any affiliates receive priority with respect to certain investments?” The terms of the DataCom Joint Venture are set forth in an Amended and Restated Limited Liability Company Agreement dated as of December 8, 2022, as amended, or the JV LLC Agreement, entered into among our Operating Partnership, DataCom and our advisor, as the promote member. See the section entitled “Investment Objectives and Strategies — Joint Ventures” section beginning on page 95 of this prospectus for a more detailed explanation of the DataCom Joint Venture.

Q:
Who is responsible for selecting and managing your acquisitions, dispositions, and operations?

A:
We have no employees and are externally managed by our advisor; therefore, our advisor will manage our day-to-day affairs and the acquisition and disposition of our investments on our behalf, subject to the approval, supervision and oversight of our board of directors. Our advisor does not have any employees and will utilize the employees and key personnel of the sponsor. See the “Management” section beginning on page 111 of this prospectus for a more detailed explanation of the management structure of our Company and the key personnel associated with it.

Q:
Will your advisor and management face any conflicts of interest?

A:
Yes. Our advisor, the officers of our advisor, and the key personnel of our advisor will experience significant conflicts of interest in connection with managing our business affairs. See the “Conflicts of Interest” section beginning on page 145 of this prospectus for a more detailed explanation of such conflicts.

Q:
Do your investment guidelines overlap with the objectives or guidelines of any of the sponsor’s affiliates, and do any affiliates receive priority with respect to certain investments?

A:
HMC Capital is the sponsor of DigiCo Infrastructure REIT (ASX:DGT), or DigiCo REIT, comprised of shares in HMC Digital Infrastructure Ltd (ACN 682 024 924) and units in HMC Digital Infrastructure Trust (ARSN 682 160 578) (such shares and units, the “stapled securities”). DigiCo REIT’s initial public offering of the stapled securities closed in December 2024, with DigiCo REIT raising approximately AUD $2.7 billion. DigiCo REIT has a portfolio of data centers, which includes data centers located in the United States, and focuses on stabilized, value-add and development opportunities. Our sponsor will allocate data center investment opportunities located in the United States between us and DigiCo REIT in accordance with the acquisition allocation policy described below.
In addition, fiber and tower real estate assets will be offered to the DataCom Joint Venture in accordance with the acquisition allocation policy described below.
Conflicts of interest caused by more than one investment vehicle sponsored by the sponsor, our advisor, or their affiliates having funds available simultaneously for acquiring investments of the type we are targeting will be resolved in good faith by the sponsor, our advisor, or such affiliates. Our advisor will undertake to report to our board of directors, on a quarterly basis, all such investment opportunities and how the allocation of such investment opportunities were resolved. In resolving any such conflicts, the sponsor, through its subsidiary advisors and managers, is subject to an acquisition allocation policy and will allocate potential investment opportunities to its advised entities based on the following objective factors: (1) investment size; (2) investment objectives; (3) investment funding capacity; (4) leverage requirements; (5) projected return profile; (6) expected distributions; (7) stability of cash flows; (8) expected additional capital requirements; (9) geography and location; (10) legal, tax, accounting and regulatory issues; (11) exit strategy; (12) follow-on acquisition potential; (13) strategic relationships with tenants/operators; and (14) expected hold period of the investment. In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for one or more alternative investment solutions, our sponsor will offer the investment opportunity to the alternative investment solution that has had the longest period of time elapse since it was offered an investment opportunity. We and any joint ventures that we are a party to will be viewed as separate alternative investment solutions for purposes of our sponsor’s acquisition allocation policy.
Q:
Will you use leverage?

A:
Yes. We have used leverage and expect to continue to use leverage to finance our investments and for working capital and other corporate purposes.

On March 15, 2023, we entered into a $35 million credit facility, or the Sunflower Secured Credit Facility, pursuant to a Secured Revolving Loan Credit Agreement, by and among SWIF II Investment Co. Towers II, LLC (f/k/a SWIF II Investment Co. II, LLC), a wholly-owned subsidiary of our Operating Partnership, or Investment Co. II, SWIF II Investment Co. Data Center, LLC, an indirect wholly-owned subsidiary of our operating partnership, or SWIF II Data Center, SWIF II Investment Co.
Fiber, LLC, the lenders from time to time party thereto, and Sunflower Bank, N.A., as the Administrative Agent. Proceeds from loans made under the Sunflower Secured Credit Facility are intended to be used to finance the acquisition of digital infrastructure assets and for working capital and other corporate purposes.
As of February 10, 2025, we had drawn down $31.5 million from the Sunflower Secured Credit Facility, with $3.5 million remaining available.
On September 10, 2024, SWIF II Datacom Investment Co. Towers, LLC (the “Borrower”), a Delaware limited liability company and indirect subsidiary of StratCap Wireless Datacom Ventures, LLC, a Delaware limited liability company and the DataCom Joint Venture entity, entered into a Credit Agreement (the “TCB Credit Agreement”) by and among the Borrower, the lenders party thereto and Third Coast Bank, as the administrative agent, swing line lender and L/C issuer. The TCB Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $30.0 million, the proceeds of which may be used acquire and develop towers and tower property, and up to $1.0 million of which could be used for letters of credit for the account of the Borrower. The Borrower could increase the aggregate commitments of the revolving credit facility by an amount not exceeding $70 million.
On October 29, 2024, the Borrower entered into an amendment to the TCB Credit Agreement to add a new lender and increase the aggregate commitments under the senior secured revolving credit facility from $30.0 million to $45.0 million and up to $1.0 million of which could be used for letters of credit for the account of the Borrower. The amendment also reduces the amount by which the Borrower may increase the aggregate commitments of the revolving credit facility to an amount not exceeding $55 million.
Amounts borrowed under the TCB Credit Agreement accrue interest in an amount equal to a floating rate plus a specified margin spread based on the Borrower’s loan-to-value ratio. Such floating rates are, at the Borrower’s option, either (a) the highest of the prime rate published by The Wall Street Journal, the sum of the Federal Funds Rate plus one-half of one percent (0.50%) and Secured Overnight Financing Rate (“SOFR”) for a one-month tenor in effect on such day plus one percent (1.00%) or a floor of one percent (1.00%) and (b) SOFR. Depending upon the Borrower’s loan-to-value percentage, the interest rate margin spread for loans based on SOFR ranges from two and one quarter percent (2.25%) to two and three quarters percent (2.75%) per annum. The Borrower is required to pay a quarterly fee of thirty-five hundredths of one percent (0.35%) on the daily average unused amount of the revolving commitments. Additional customary fees apply with respect to letters of credit.
The Borrower’s obligations under the TCB Credit Agreement are supported by a guarantee provided by the Borrower’s direct parent, SWIF II Datacom Intermediate Holdco Towers, LLC, a blanket lien on all of the Borrower’s assets and a pledge of the equity in the Borrower by its direct parent. The Borrower’s real property (including tower property) is excluded from the security grant. The TCB Credit Agreement restricts the Borrower from paying cash dividends but has an exception for the Borrower to make dividend payments in the amount necessary for any direct or indirect owner to maintain its status as a real estate investment trust. The TCB Credit Agreement also requires the Borrower to comply with other customary covenants, representations, and warranties, and financial covenants (a) requiring the Borrower to maintain a loan-to-value threshold of no greater than 60%, and (b) starting two years after the initial closing date, a pro forma debt service coverage ratio of at least 1.10 to 1.00, stepping up over time to 1.15 to 1.00 and 1.20 to 1.00, in each case, tested as of the last day of each fiscal quarter. If the Borrower is not in compliance with any of these covenants, the Borrower’s access to the revolver could be terminated by the lenders, and all amounts outstanding pursuant to the TCB Credit Agreement could become immediately due and payable.
The maturity date of the TCB Credit Agreement is September 10, 2029.
As of February 10, 2025, the Borrower had drawn approximately $33.0 million under the TCB Credit Agreement, with approximately $12.0 million remaining available.
For more information regarding the Sunflower Secured Credit Facility and the TCB Credit Agreement, please see the section captioned “Investment Objectives and Strategies — Our Secured Credit Facilities.”
Our target leverage ratio is 65%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) gross real estate assets (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.
We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.
Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating-rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., SOFR) increases.

Q:
Are there any risks involved in buying your shares?

A:
Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. An investment in shares of our common stock involves significant risks. See “Risk Factors” beginning on page 29. These risks include, among others:

Risk Factor Summary
•
There is no public trading market for our common stock and repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase program will provide you with the opportunity to request that we repurchase your shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend or terminate our share repurchase program. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•
We cannot guarantee that we will make distributions, and if we do, the amount of distributions we may make is uncertain and we may fund such distributions from sources other than cash flow from operations, including, without limitation, from borrowings, the sale of or repayment under our assets, or proceeds of this offering, and we have no limits on the amounts we may pay from such sources. The use of these sources for distributions may decrease the amount of cash we have available for new investments, share repurchases and other corporate purposes, and could reduce your overall return.

•
This is a “blind pool” offering; you will not have the opportunity to evaluate all of the investments we will make before we make them.

•
This is a “best efforts” offering and if we are unable to raise substantial funds, then we will be more limited in our investments.

•
We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

•
The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•
We are dependent on our advisor to conduct our operations. Our advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other investment vehicles, the allocation of time of its investment professionals and the substantial fees that we will pay to our advisor.

•
There are limits on the ownership and transferability of our stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

•
If we fail to continue to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•
While our investment strategy is to invest in digital infrastructure real estate assets, preferably with long-term leases or contracts, to creditworthy tenants or customers to deliver tax-efficient income to our investors via regular daily distributions, payable monthly, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in us, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•
Investing in digital infrastructure real estate assets involves certain risks, including but not limited to: tenants, customers and subscribers declaring bankruptcy; an inability to secure funds for future capital improvements or capital needs; new technologies and changes in a tenant’s business model; tenants consolidating their operations, exiting the telecommunications business or sharing digital infrastructure real estate; and decreases in demand for data (which in turn decreases demand for digital infrastructure real estate).

Q:
What are the differences among the Class D shares, Class I shares, Class S shares and Class T shares?

A:
We are offering to the public four classes of shares of our common stock — Class D shares, Class I shares, Class S shares and Class T shares. The differences among the share classes relate to upfront selling commissions and dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares. See “Description of Capital Stock” on page 185 and “Plan of Distribution” on page 233 for a discussion of the differences among our Class D shares, Class I shares, Class S shares and Class T shares.

Assuming a constant net asset value per share of $10.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation — Stockholder Servicing Fee” is reached, we expect that a one-time investment in 1,000 shares of each class of our common stock (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:
	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)	Maximum Stockholder Servicing Fee Over Life of Investment (Length of Time)	Total (Length of Time)
Class D(1)	$150	$0	$25	$738 (30 years)	$888 (30 years)	$163 (7 years)	$313 (7 years)
Class I	$0	$0	$0	$0	$0	—	—
Class S	$350	$0	$85	$556 (7 years)	$906 (7 years)	—	—
Class T	$300	$50	$85	$556 (7 years)	$906 (7 years)	—	—

(1)
The Class D shares are typically evaluated on a 30-year time period because the upfront selling commissions and annual stockholder servicing fees for Class D shares are lower than those of Class T share and Class S shares, so it will take longer for Class D shares to reach the 8.75% limit. The table above also provides the estimated total amount of fees paid by Class D stockholders after 7 years.

Class T shares and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor, or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (5) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of

Class D shares, Class S shares or Class T shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an amount of Class I shares based on the equivalent NAV per share. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fee to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such Class T shares were issued. See “— What fees do you pay to the Advisor and its affiliates?” and “Plan of Distribution — Underwriting Compensation — Upfront Selling Commissions and Dealer Manager Fees.”
If you are eligible to purchase all four classes of common stock, then in most cases you should consider Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services. If you are eligible to purchase Class D shares, Class S shares and Class T shares but not Class I shares, then you should consider that Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual stockholder servicing fees. You should inquire with your broker dealer or financial representative about the type of account in which the shares will be held and which classes of shares you may be eligible to purchase, as well as any additional fees or costs associated with your potential investment. Investors should also inquire with their broker-dealer or financial representative about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.
Q:
Who might benefit from an investment in shares of our common stock?

A:
An investment in our shares may be appropriate for you if you:

•
meet the minimum suitability standards described above under “Suitability Standards”;

•
seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-generating portfolio of real estate and real estate debt;

•
seek to receive current income through regular distribution payments;

•
wish to obtain the potential benefit of long-term capital appreciation; and

•
are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in shares of our common stock will allow you to realize any of these objectives. An investment in shares of our common stock is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of common stock under our share repurchase program and we may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase program may not always be available. See “Share Repurchases — Repurchase Limitations.”
Q:
Do you currently own any assets?

A:
Yes. As of September 30, 2024, through wholly-owned subsidiaries of our Operating Partnership, we own 100% of the fee simple interest in 36 towers with associated ground leases or easements, two data centers, 58 tenant leases and other related assets, as well as a 51% interest, through the DataCom Joint Venture, which is an unconsolidated joint venture, in 121 towers with associated ground leases or easements, two rooftop easements, 176 tenant leases and other related assets. Subsequent to September 30, 2024, through wholly-owned subsidiaries of our operating partnership, we acquired

100% of the fee simple interest in four towers with associated ground leases or easements, which included four tenant operating leases and other related assets, as well as a 51% interest, through acquisitions of the DataCom Joint Venture, in 18 towers with associated ground leases or easements, which included 27 tenant operating leases and other related assets.
Please see “Investment Objectives and Strategies — Description of Real Estate Investments” for further information on the assets we currently own, including assets owned through our unconsolidated joint venture.
We have not yet identified all of the real estate assets we may acquire using the proceeds of this offering, and therefore this offering is a “blind pool” offering. As a result, you will not have the opportunity to evaluate all of our investments before you purchase shares of our common stock. If we are delayed in finding, or unable to find, suitable investments, we may not be able to achieve our investment objectives.
Q:
How will you structure the ownership and operation of your assets?

A:
We plan to own all or substantially all of our assets through our Operating Partnership. We are the sole general partner of our Operating Partnership and our advisor owns a special limited partner interest in our Operating Partnership. In addition, our advisor may elect to receive units in our Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” Our advisor may put these units back to our Operating Partnership and receive cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our Operating Partnership’s partnership agreement, or, as amended, the partnership agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognition of gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with our sponsor, advisor and our dealer manager:

HMC Capital Limited
(ASX: HMC)
Australian Public Company
100% (1)
StratCap, LLC
Delaware LLC
100%
(Dealer Manager)
StratCap Securities, LLC
Delaware LLC
100%
(Sponsor)
StratCap Investment Management, LLC
Delaware LLC
100%
(Advisor)
StratCap Digital Infrastructure Advisors II, LLC
Delaware LLC
Private Investors
(Unregistered Shares)
Public Investors
(Registered Shares)
99.9% (assuming maximum offering)
(Company)
StratCap Digital Infrastructure REIT, Inc.
Maryland Corporation
General Partner Interest
Special Limited Partner Interest
100%
(Operating Partnership)
SWIF II Operating Partnership, LP
Delaware LP
Private Investors
Limited Partner Interest
(Property Manager)
Strategic Wireless Infrastructure Property Management Company, LLC
Delaware LLC
Wholly-Owned Assets
SWIF II Ventures, LLC
(Operating Member: 51%)
Delaware LLC
Datacom, LP
(Investor Member: 49%)
Cayman Islands LP
(Joint Venture)
StratCap Wireless Datacom Ventures, LLC
Delaware LLC

(1) 100% interest owned through HMC USA Holdings LLC, a Delaware limited liability company.

Q:
What is the role of our board of directors?

A:
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have nine directors, five of whom have been determined to be independent of us, our advisor, our sponsor and its affiliates. Our independent directors are responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management — Directors and Executive Officers.”

Q:
How does a “best efforts” offering work?

A:
This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the dealer manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:
What is the offering price for shares of your common stock?

A:
The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the impact of one or more factors, including as a result of significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.

Q:
How is your NAV per share calculated?

A:
Our NAV per share is calculated monthly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand), and the deduction of any other liabilities.

Our NAV per share is calculated by a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed and confirmed by our advisor. In addition, we update the valuations of our properties monthly, with review for reasonableness by our independent valuation advisor. However, our advisor ultimately is responsible for the determination of our NAV.
NAV is not a measure used under generally accepted accounting principles in the U.S., or GAAP, and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculations and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate debt are valued.
Q:
What is the expected term of this offering?

A:
We have registered $500,000,000 in shares of our common stock, in any combination of Class D shares, Class I shares, Class S shares and Class T shares, to be sold in our primary offering and up to $75,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our common stock, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of shares of our common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.
Q:
When may I make purchases of shares and at what price?

A:
Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase shares of our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the next month (unless waived by us).

For example, if you wish to subscribe for shares of our common stock in January, your subscription request must be received in good order at least five business days before the first calendar day of February. In this example, the offering price will equal the NAV per share of the applicable class as of December 31, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on February 1.
We expect that we will make each monthly NAV per share publicly available by posting it on our website at www.digitalinfrastructurereit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below), approximately 15 calendar days following the last calendar day of each month.
Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.
We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.
Q:
When will the transaction price be available?

A:
Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price is not made available until a later time. We disclose the transaction price for each month when available on our website at www.digitalinfrastructurereit.com and in prospectus supplements filed with the SEC.

Generally, you are not provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted, you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first business day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least five business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”
Q:
May I withdraw my subscription once I have made it?

A:
Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted, and any subscription may be canceled at any time before the time it has been accepted by us. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 1-888-292-3178. If we accept your subscription, you will receive a confirmation of acceptance of your subscription.

Q:
What will you do with the money raised in this offering before you invest all of the net proceeds in real estate?

A:
Until we invest all of the net proceeds of this offering in real estate, we may invest the net proceeds in short-term, highly liquid, interest-bearing investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. We also may use a portion of the proceeds to fund distributions. We may not be able to invest all of the net proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:
When will my subscription be accepted?

A:
Completed subscription requests are not accepted by us before the later of (i) two business days before the first business day of each month and (ii) five business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.digitalinfrastructurereit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of five business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

We have the right to accept or reject your subscription for any reason. If we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free information line at 1-888-292-3178. If we accept your subscription, you will receive a confirmation of acceptance of your subscription.
Q:
Are there any special restrictions on the ownership of shares?

A:
Yes. Our charter provides that no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our stock on an annual basis. These restrictions and requirements are designed to enable us to comply with the ownership restrictions imposed on REITs by the Code. See “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 196 of this prospectus for more information.

Q:
Is there any minimum purchase requirement?

A:
Yes. The minimum initial investment in Class D shares, Class I shares, Class S shares or Class T shares is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:
How is an investment in shares of your common stock different from publicly registered, listed REITs?

A:
Investors should bear in mind that investing in shares of our common stock differs from investing in listed REITs in significant ways. An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•
Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities, rather than the trading market, will be used to determine our NAV.

•
An investment in our stock has limited or no liquidity and our share repurchase program may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•
Listed REITs are often self-managed, whereas our investment and other operations are managed by our advisor and its affiliates.

•
Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.

Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result of state-specific rules governing non-exchange traded REITs, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. Although we may follow many of these same governance guidelines, there is no requirement that we follow all of them.
Q:
May I make an investment through my IRA, SEP or other tax-deferred account?

A:
Yes. You may make an investment through your IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law. You should read carefully the more detailed description under the section entitled “Investment by Certain Tax-Exempt Entities, including Retirement Plans, and ERISA Considerations” in this prospectus.

Q:
If I buy shares, will I receive distributions and, if so, how often?

A:
On October 15, 2021, we began declaring daily distributions, and we intend to continue declaring distributions as authorized by our board of directors (or a duly authorized committee of the board of directors) and paying such distributions to stockholders of record on a monthly basis. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable record date for the distribution. The discretion of our board of directors as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To qualify as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock — Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class D shares, Class I shares, Class S shares and Class T shares generally differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class S shares and Class T shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class S shares and Class T shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class I shares).
There is no assurance we will continue to pay distributions in any particular amount, if at all. We have funded and may in the future fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the extent to which our advisor elects to receive its management fee in Class I shares or Class I OP Units and if it elects to receive distributions on its performance participation interest in Class I OP Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Q:
May I reinvest my cash distributions in additional shares of common stock?

A:
Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, North Carolina, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, North Carolina, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of common stock that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class D shares, Class I shares, Class S shares and Class T shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Q:
What information about your portfolio of real estate investments do you intend to provide to stockholders?

A:
We will provide you with periodic updates on the performance of your investment with us, including:

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three quarterly financial reports and investor statements;

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an annual report;

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in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

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confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

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a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, www.digitalinfrastructurereit.com, the contents of which are not incorporated by reference herein, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.
Our monthly NAV per share for each class will be posted on our website promptly after it has become available.
Q:
Will the distributions I receive be taxable?

A:
Generally, distributions that you receive, including cash distributions that are reinvested pursuant to the distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax).

However, under the Tax Cuts and Jobs Act of 2017, or the Tax Reform Bill, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us).
We may designate a portion of your distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment to the extent of your basis and, thereafter, will be treated as gain recognized on the sale of your shares. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”
Q:
Can I request that my shares be repurchased?

A:
Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase program, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase program, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their OP Units may include the period of time such stockholder held such OP Units for purposes of calculating the holding period for such shares of our common stock. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death, qualified disability or divorce of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) by the fifth business day prior to last business day of the applicable month. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw his or her repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

If a new monthly NAV per share is publicly announced within three business days of a Repurchase Date, an investor that has requested to have his or her shares repurchased will have three business days from the announcement of the monthly NAV per share to withdraw his or her repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time). Settlements of share repurchases will generally be made within three business days of the Repurchase Date, provided, however, that settlements of share repurchase requests in the aforementioned scenario will not be made earlier than three business days after the announcement of a monthly NAV per share.
The aggregate NAV of total repurchases of Class A Shares, Class AX Shares, Class D Shares, Class DX Shares, Class I Shares, Class IX Shares, Class T Shares and Class S Shares will be limited to no more than 1.67% of our aggregate NAV per month (with the first month of each calendar quarter limitation being 1.66% instead of 1.67%), which will be measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month, and no more than 5% of our aggregate NAV per calendar quarter, which will be measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months. For the avoidance of doubt, the aggregate NAV per month that is used to calculate the aforementioned limitations of our share repurchase program will be the Company’s aggregate NAV per month excluding the Operating Partnership’s aggregate NAV per month.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock and Operating Partnership units to our advisor), and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our common stock is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all.
Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase program if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases — Repurchase Limitations.”
Q:
What fees do we pay to our advisor and its affiliates?

A:
We pay our advisor, our property manager, our dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of our advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for our portion of certain internal costs, out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor and its affiliates, including but not limited to the expenses incurred by our advisor in connection with any provision by our advisor of legal, accounting, financial, due diligence, investor relations or other services performed by our advisor that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of our advisor required for our operations.
Type of Compensation/Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees – The dealer manager	The dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.	The actual amount will depend on the number of Class T shares, Class S shares and Class D shares sold and the transaction price of each Class T share, Class S share and Class D share. Aggregate upfront selling commissions will equal approximately $9.7 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $1.2 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 50%, 10% and 10% of our offering proceeds are from the sale of each of Class T shares, Class S shares and Class D shares, respectively, and that the transaction prices of our Class T shares, Class S shares and Class D shares remain constant at $10.00.
Stockholder Servicing Fees – The dealer manager
Subject to FINRA limitations on underwriting
compensation, we pay the dealer manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

•
 With respect to our outstanding Class T shares, an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class T shares, consisting of the investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

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With respect to our outstanding Class S shares, an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class S shares on a continuous basis from year to year.

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With respect to our outstanding Class D shares, an amount that accrues monthly equal to 1/12th of 0.25% of the aggregate NAV of our outstanding Class D shares on a continuous basis from year to year.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.
The stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Stockholder servicing fees will reduce the NAV or, alternatively, the distributions payable, with respect to Class D shares, Class S shares and Class T shares, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class D share, Class S share and Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total stockholder servicing fees paid with respect to shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $2.1 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $0.4 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $0.1 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 50% of our offering proceeds are from the sale of Class T shares, 10% of our offering proceeds are from the sale of Class S shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (which for any shares issued as deemed distributions will be deemed to be the full, non-discounted offering price of such shares at the time of issuance), or collectively, the Fee Limit. At the end of such month, each such share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.56 and with respect to a Class D share would total approximately $0.74.
In addition, we will cease paying the stockholder servicing fee on the Class D shares, Class S shares and Class T shares on the earlier to occur of the following: (i) a listing of any class of our common stock (in which case the Class D shares, Class S shares and Class T shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by our board of directors), (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the dealer manager, determine that underwriting compensation from all sources in connection with this

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from this offering (excluding proceeds from the issuances of shares under our distribution reinvestment plan) (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares).
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution — Underwriting Compensation — Stockholder Servicing Fees.”

Organization and Offering Expense Reimbursement – The Advisor
Pursuant to the Expense Support Agreement (as defined below), our advisor may, in its sole discretion, defer reimbursement of certain expenses related to our capital-raising efforts and operations, until we reach the expense payment limit, or $10,000,000.
We reimburse our advisor for any organization and offering expenses associated with this offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and the stockholder servicing fee) as and when incurred. Wholesaling compensation expenses of persons associated with the dealer manager will be paid by the advisor without reimbursement from us. After the termination of this offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from this offering.
We estimate our organization and offering expenses to be approximately $5,000,000 if we sell $500,000,000 in shares.
Investment Activities
Acquisition Expense Reimbursement – The Advisor	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the	Actual amounts are dependent upon actual expenses incurred and,

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
	lender is an affiliate of our advisor), disposition or other similar fees in connection with making investments or disposing of our assets. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition or disposition of properties and real estate debt, whether or not such investments are acquired or disposed, and make payments to third parties or certain of our advisor’s affiliates in connection with making investments as described in “ — Fees from Other Services” below.	therefore, cannot be determined at this time.
Operational Activities
Management Fee – The Advisor
We pay our advisor a management fee equal to 1.25% of our NAV (excluding the NAV of the Class P OP Units and Class PX OP Units) per annum payable monthly. Our Operating Partnership pays our advisor a management fee equal to 0.75% of the NAV of the OP Units and Class PX OP Units sold in the OP Unit Offering and that are not held by us, per annum, payable monthly (the “Class P/PX Management Fee”).
The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I OP Units of our Operating Partnership. To the extent that our advisor elects to receive any portion of its management fee in Class I shares or Class I OP Units of our Operating Partnership, we may repurchase such Class I shares or Class I OP Units of our Operating Partnership from our advisor at a later date.
Shares of our common stock and units of the Operating Partnership obtained by our advisor will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve repurchase requests submitted by our advisor that when combined with any investor repurchase requests would cause us to exceed the monthly or quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.

Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $6 million per annum if we sell $500,000,000 in shares, assuming that the NAV per share of our common stock remains constant at $10.00 plus applicable selling commissions and dealer manager fees.
Actual amounts of out-of-pocket expenses paid by the advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our Operating Partnership’s partnership agreement, in which case such OP Units will be repurchased for shares of our common stock. Our advisor will have the option of exchanging Class I shares for an equivalent amount of Class D shares, Class T shares or Class S shares and will have registration rights with respect to shares of our common stock.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management — Advisory Agreement — Management Fee, Performance Participation Allocation and Expense Reimbursements.”

Performance Participation Allocation – Our Advisor
So long as our amended and restated advisory agreement, by and among the Company, our advisor and the Operating Partnership (the “advisory agreement”) has not been terminated, our advisor, as the special limited partner of our Operating Partnership, holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein). Such allocation is made annually and accrues monthly.
For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement — Special Limited Partner Interest.” For a hypothetical
Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
calculation of the performance participation calculation, see “Compensation — Performance Participation Allocation Example.”
Property Management Fee – Strategic Wireless Infrastructure Property Management Company, LLC	In connection with the rental, leasing, operation and management of certain of our assets, we may pay our property manager and its affiliates aggregate fees of up to 3.0% of gross revenues from the assets managed. We also would reimburse the property manager and its affiliates for asset-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our manager’s executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee of up to 1.00% of the gross revenues of the asset managed. In no event will we pay our property manager, our manager or any affiliate both a property management fee and an oversight fee with respect to any particular asset.	Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.
We also will pay our property manager a separate fee in connection with leasing assets to new tenants or renewals or expansions of existing contracts with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar assets as determined by a survey of brokers and agents in such area and which is typically less than $1,000. Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.
Fees from Other Services – Affiliates of the	We retain certain of our advisor’s affiliates, from time to time, for services relating to our	Actual amounts depend on to what extent affiliates of

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
Advisor	investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Our Operating Partnership or its subsidiary may also issue equity incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to our advisor’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors — Risks Related to Conflicts of Interest.”	our advisor are actually engaged to perform such services.
In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our stock.
In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our stock.
Our Total Operating Expenses, including any performance participation allocation made to our advisor with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:
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“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

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“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management — Advisory Agreement — Management Fee, Performance Participation Allocation and Expense Reimbursements.”
We entered into an Expense Support Agreement with our Operating Partnership and our advisor on August 18, 2023, with an effective date of July 13, 2021 (as amended, the “Expense Support Agreement”). Pursuant to the Expense Support Agreement, our advisor has agreed to defer certain fees and fund certain of our expenses, subject to the terms of the Expense Support Agreement. Our advisor is entitled to reimbursement of fees that it had deferred and expenses that it had paid, subject to certain conditions being met. Pursuant to the Expense Support Agreement, our advisor could incur maximum aggregate expense payments of $10,000,000, which we refer to as the expense payment limit.
Q:
When will I get my detailed tax information?

A:
In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:
Who is the transfer agent?

A:
The name and address of our transfer agent is as follows:

DST Systems, Inc.
P.O. Box 219312
Kansas City, Missouri 64121-9312
To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.
Q:
Who can answer my questions?

A:
If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or contact:

Investor Services
DST Systems, Inc.
P.O. Box 219731
Kansas City, Missouri 64121-9731
1-888-292-3178

RISK FACTORS
An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below represent all known material risks and uncertainties as of the date of this prospectus, In determining the materiality of such risks and uncertainties, we assessed the significance of such risks and uncertainties to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to an Investment in StratCap Digital Infrastructure REIT, Inc.
We have a limited operating history and limited established financing sources, and the prior performance of real estate programs sponsored by affiliates of our advisor may not be an indication of our future results.
We were formed on April 7, 2021, and therefore, have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. Although the members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, the prior performance of real estate investment programs sponsored by the members of our advisor’s management team and other affiliates of our advisor may not be indicative of our future results.
Moreover, we have limited established financing sources.
We may not succeed in achieving our goals, and our failure to do so could cause you to lose all or a portion of your investment.
Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.
We have not identified all of the properties we will acquire with the net proceeds from this offering. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We intend to invest the net proceeds from this offering in digital infrastructure real estate assets. We also may, in the discretion of our board of directors, invest in other types of real estate or in entities that invest in real estate.
Our Expense Support Agreement may be terminated by us or our advisor at any time upon 30 days’ notice.
We entered into the Expense Support Agreement with our advisor and the Operating Partnership on August 18, 2023 with an effective date of July 13, 2021. Pursuant to the terms of the expense support agreement, as amended, we or our advisor may terminate the Expense Support Agreement at any time, without penalty, upon 30 days’ notice. If our advisor terminates the Expense Support Agreement, we must then reimburse our advisor for all current unreimbursed expense payments on a quarterly basis as provided in the Expense Support Agreement.
Our stockholders may be more likely to sustain a loss on their investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
Our sponsor holds a $200,000 investment in us through the purchase of approximately 20,000 Class IX shares at $10.00 per share. Additionally, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in value of our stock. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our stock as does a sponsor that makes more significant equity investments in its company.

Your ability to have your shares repurchased through our share repurchase program is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase program if it deems such action to be in our best interest and the best interest of our stockholders.
We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase program, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our stock. In addition, the aggregate NAV of total repurchases of Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares, Class S shares and Class T shares will be limited to no more than 1.67% of our aggregate NAV per month (with the first month of each calendar quarter limitation being 1.66% instead of 1.67%), which will be measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month, and no more than 5% of our aggregate NAV per calendar quarter, which will be measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months. For the avoidance of doubt, the aggregate NAV per month that is used to calculate the aforementioned limitations of our share repurchase program will be the Company’s aggregate NAV per month excluding our Operating Partnership’s aggregate NAV per month. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase program if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase program within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases — Repurchase Limitations.”
Financial volatility and geopolitical instability outside of the U.S. may adversely impact the U.S. and global economies.
The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets. We could experience negative impacts to our business and results of operations as a result of macroeconomic, geopolitical and other challenges, uncertainties and volatility. It is not possible to predict to what extent the foregoing events may negatively impact economies around the world, including the U.S. economy. Continued adverse economic conditions could have a material adverse effect on our business, financial condition, and results of operations.
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase program at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.
We do not currently intend to seek to list the shares sold in this offering on an exchange, and we are not required to provide for a liquidity event. Therefore, if you purchase shares in this offering, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. In addition, stockholders may not be able to have their shares repurchased under our share repurchase program. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. The shares should be purchased as a long-term investment only.
While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration until at least 2028, seven years after we launched our investment program, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. If we do not pursue a liquidity event, or delay such an event due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.
Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other investment programs sponsored by our advisor’s affiliates could also delay the investment of the proceeds of this offering. Delays we encounter in the selection and acquisition of income-producing properties would likely limit our ability to pay dividends to you and reduce your overall returns.
We may be unable to make or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders, including the amount of cash flow from operations. Initially, we expect distributions to be based on a combination of offering proceeds and cash available from our operations, and we cannot assure you that we will generate cash from operations to sustain our distributions. The amount of cash available for distributions is affected by many factors, such as our ability to buy assets as offering proceeds become available, income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We cannot assure you that we will be able to pay distributions or maintain our current level of distributions, or that distributions will increase over time. We also cannot give any assurance that rents from the properties we acquire will increase, that the properties or securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real estate or any investments in securities will increase our cash available for distributions to stockholders. We may not have sufficient cash from operations to make a distribution required to maintain our REIT status. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions may constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section entitled “Description of Capital Stock — Distribution Policy” in this prospectus.
We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the early stages of our operations. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, return of capital or offering proceeds. We have paid, and may continue to pay, distributions from sources other than from our cash flow from operations. For the year ended December 31, 2023, our cash flows used in operations of approximately $4,611,381 was a shortfall of approximately $9,315,530, or (198%), of our distributions paid (total distributions were approximately $4,704,149) during such period and such shortfall was paid from proceeds from our private offering. For the nine months ended September 30, 2024, our cash flows used in operations of approximately $4,105,567 was a shortfall of approximately $9,065,934 or (183%), of our distributions paid (total distributions were approximately $4,960,367) during such period and such shortfall was paid from proceeds from our private offering. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the advisor elects to receive its management fee in shares of our common stock or OP Units and elects to receive distributions on its performance participation interest in OP Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment under our assets, borrowings or proceeds of this offering will result in us having less funds available to make new investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues, or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.
We may also defer expenses or pay expenses (including management fees or distributions to the advisor, as the special limited partner of our Operating Partnership) with shares of our common stock or OP Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem OP Units from the advisor shortly after issuing such shares or units as compensation. The payment of expenses in shares of our common stock or with OP Units will dilute your percentage ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the advisor is under no obligation to receive fees or distributions in shares of our common stock or OP Units and may elect to receive such amounts in cash.
Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.
Our investment policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment objectives and strategies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
This offering is being made on a “best efforts” basis, whereby our dealer manager and broker-dealers participating in the offering are only required to use their best efforts to sell shares of our stock and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial proceeds from this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments.
In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.
A high concentration of our properties in a particular geographic area, or of tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
If there is a concentration of our properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, since we expect the tenants of our properties to be concentrated in the digital infrastructure industry, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.
If the advisor is unable to find suitable investments or successfully implement our investment strategy, then we may not be able to achieve our investment objectives or pay distributions.
Our advisor is responsible for, among other things, identifying, structuring and negotiating investments and providing asset management and disposition services in connection with our investments. Accordingly, our ability to achieve our investment objectives and to pay distributions depends on our advisor’s performance, including its ability to locate suitable investments and successfully structure and negotiate our investment and financing arrangements. We cannot be sure that our advisor will be successful in locating suitable investments on financially attractive terms or that our investment objectives will be achieved. If our advisor is unable to find suitable investments or otherwise fails to successfully implement our investment strategy, our performance will suffer, and, if our board of directors determines, we may liquidate. In these events, our ability to pay distributions to our stockholders and the value of your investment would be adversely affected.

If our advisor and its affiliates are unable to retain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.
Our success depends to a significant degree upon the contributions of certain of the executive officers and other key personnel of our advisor who would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with our advisor. If any of such key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on or any person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel, particularly in light of our perpetual-life nature. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.
Our advisor can resign on 60 days’ notice from its role as advisor, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business, and results of operations and cash flows.
Our advisor has the right, under the advisory agreement, to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to find a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, and our financial condition, business and results of operations, as well as our ability to pay dividends, are likely to be adversely affected. In addition, the coordination of our management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, the integration of such management and its lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”) and Maryland law. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify any of our directors, our advisor or any of its or our affiliates, for any liability or loss suffered by them or hold any of our directors, our advisor or any of its or our affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by any of our non-independent directors, our advisor or any of its or our affiliates, or gross negligence or willful misconduct by any of our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions, make additional investments and service our debt.
The Federal Deposit Insurance Corporation only insures interest-bearing accounts in amounts up to $250,000 per depositor per insured bank. While we will monitor our cash balance in our operating accounts, if any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits may have a material adverse effect on our financial condition.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
We rely on information technology systems, including the internet and networks and systems maintained and controlled by third-party vendors and other third parties, to process, transmit and store information and to manage or support our business processes. Third-party vendors collect and hold personally identifiable information and other confidential information of our tenants, operators, patients, stockholders and employees. We also maintain confidential financial and business information regarding us and persons and entities with which we do business on our information technology systems. While we take steps to protect the security of the information maintained in our information technology systems, including the use of commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing of the information, it is possible that such security measures will not be able to prevent human error or the systems’ improper functioning, or the loss, misappropriation, disclosure or corruption of personally identifiable information or other confidential or sensitive information. Cybersecurity breaches, including physical or electronic break-ins, computer viruses, phishing scams, attacks by hackers, breaches due to employee error or misconduct and similar breaches, the risk of which may be heightened by the increased prevalence and use of artificial intelligence and machine-learning technology, can create, and in some instances in the past have resulted in, system disruptions, shutdowns or unauthorized access to information maintained on our information technology systems or the information technology systems of our third-party vendors or other third parties or otherwise cause disruption or negative impacts to occur to our business and materially and adversely affect us. While we maintain cyber risk insurance to provide some coverage for certain risks arising out of cybersecurity breaches, there is no assurance that such insurance would cover all or a significant portion of the costs or consequences associated with a cybersecurity breach. As our reliance on technology increases, so will the risks posed to our information systems, both internal and those we outsource. In addition, as the techniques used to obtain unauthorized access to information technology systems become more varied and sophisticated and the occurrence of such breaches becomes more frequent, we and our third-party vendors and other third parties may be unable to adequately anticipate these techniques or breaches and implement appropriate preventative measures. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions. Any failure to prevent cybersecurity breaches and maintain the proper function, security and availability of our or our third-party vendors’ and other third parties’ information technology systems could interrupt our operations, damage our reputation and brand, damage our competitive position, make it difficult for us to acquire properties, and subject us to liability claims or regulatory penalties, which could materially and adversely affect us. Additionally, as increased regulatory compliance for cybersecurity protocols and disclosures are required by state or federal authorities, the increased amount of resources, both time and expense, could also materially and adversely affect us.
We have incurred net losses under GAAP in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.
For the year ended December 31, 2023 and the nine months ended September 30, 2024, we had net loss attributable to our stockholders of approximately $6,134,942 and $7,457,010, respectively. As of December 31,

2024 and September 30, 2024, we had an accumulated deficit of approximately $13,291,662 and $24,950,748, respectively. These amounts largely reflect the expense of real estate depreciation and amortization in accordance with GAAP, which was $2,175,364 during the year ended December 31, 2023 and $2,589,925 during the nine months ended September 30, 2024. We may incur net losses and continue to have an accumulated deficit in the future.
We may be subject to additional risks from any non-U.S. investments.
We may in the future invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; and (x) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.
Risks Related to Conflicts of Interest
We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Our sponsor has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of our sponsor, our dealer manager, our advisor and the affiliates, partners, members, stockholders, officers, directors and employees of the foregoing, some of which are described herein.
However, not all potential, apparent and actual conflicts of interest may be included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. However, all known material conflicts of interests as of the date of this prospectus are discussed in the “Conflicts of Interests” section on page 145 of this prospectus. If any matter arises that we and our affiliates (including the advisor) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the advisor) will take such actions as we determine appropriate to mitigate the conflict. Transactions between us and our sponsor or its affiliates will require approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction. There can be no assurance that our board of directors or our sponsor will identify or resolve all conflicts of interest in a manner that is favorable to us.
The fees we pay in connection with this offering and the agreements entered into with our advisor and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to our advisor, our dealer manager and other affiliates of our advisor for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among our advisor and its affiliates, including the advisor and us, were not negotiated at arm’s-length. Such agreements include our advisory agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement, and any property related corporate services and other agreements we may enter into with affiliates of the advisor from time to time.
The advisor faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the advisor is ultimately responsible for determining.
The advisor is paid a management fee for its services based on our estimated monthly NAV, less the Class P/PX Management Fee. In addition, the distributions to be received by the advisor, in its capacity as the special limited partner of the Operating Partnership, with respect to its performance participation interest in the Operating Partnership are based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price. The valuation of our investments will affect the amount and timing of the management fee paid to the advisor and its performance participation interest. As a result, there may be circumstances where the advisor is incentivized to determine valuations that are higher than the actual fair value of our investments.
The advisor’s management fee and performance participation interest may not create proper incentives or may induce the advisor and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.
We pay the advisor a management fee regardless of the performance of our portfolio. The advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We would be required to pay the advisor a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period.
The existence of the advisor’s 12.5% performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for the advisor to make riskier or more speculative investments on our behalf or cause us to use more leverage than we would otherwise in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.
Because the management fee and performance participation are based on our NAV, the advisor may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the dealer manager may also be incentivized to sell more shares of our common stock to increase aggregate NAV, which would, in each case, increase amounts payable to the advisor, but may make it more difficult for us to efficiently deploy new capital.

Our advisor faces potential conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
Affiliates of our advisor sponsor several private real estate programs, and may sponsor one or more other real estate investment programs in the future. One private real estate program sponsored by affiliates of our advisor is currently targeting digital infrastructure assets. We may buy properties at the same time as one or more of the other programs sponsored by affiliates of our advisor and managed by officers and key personnel of our advisor. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by affiliates of our advisor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of managers of other programs that may be sponsored by affiliates of our advisor will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other programs sponsored by affiliates of our advisor own properties. Also, we may acquire properties from, or sell properties to, other programs sponsored by affiliates of our advisor if such sale or purchase is on market terms and is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. If one of the other programs sponsored by affiliates of our advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interests are resolved before or after making your investment.
Conflicts of interest caused by more than one investment vehicle sponsored by the sponsor, our advisor, or their affiliates having funds available simultaneously for acquiring investments of the type we are targeting will be resolved in good faith by the sponsor, our advisor, or such affiliates.
HMC Capital is the sponsor of DigiCo Infrastructure REIT (ASX:DGT), or DigiCo REIT, comprised of shares in HMC Digital Infrastructure Ltd (ACN 682 024 924) and units in HMC Digital Infrastructure Trust (ARSN 682 160 578) (such shares and units, the “stapled securities”). DigiCo REIT’s initial public offering of the stapled securities closed in December 2024, with DigiCo REIT raising approximately AUD $2.7 billion. DigiCo REIT has a portfolio of data centers, which includes data centers located in the United States, and focuses on stabilized, value-add and development opportunities. Our sponsor will allocate data center investment opportunities located in the United States between us and DigiCo REIT in accordance with the acquisition allocation policy described below.
In addition, fiber and tower real estate assets will be offered to the DataCom Joint Venture in accordance with our sponsor’s acquisition allocation policy.
Our advisor will undertake to report to our board of directors, on a quarterly basis, all such investment opportunities and how the allocation of such investment opportunities were resolved. In resolving any such conflicts, the sponsor, through its subsidiary advisors and managers, will take into account a number of factors in allocating the investment opportunities for the vehicles they advise, including but not limited to: (a) which vehicle has available cash (including availability under lines of credit) to acquire an investment; (b) how the investment size, potential leverage, transaction structure and anticipated cash flows affect each vehicle in light of the vehicles targeted returns and cash flow needs; (c) whether the estimated transaction timing will be more advantageous (or possible) for a particular vehicle; (d) how closely aligned the proposed investment is with a vehicle’s investment objectives; (e) whether the proposed investment conforms to the operation parameters of a particular vehicle’s property acquisitions objectives; (f) whether a particular investment vehicle has an existing strategic relationship with the tenant(s), operator, facility, franchisor, or system associated with the investment; (g) whether an investment vehicle has or lacks a geographic presence that would make the investment strategically more important for that vehicle; and (h) whether there would be positive or negative income tax effects on an investment vehicle and its investors relating to the investment opportunity.
We may co-invest or joint venture an investment with a sponsor affiliated entity or related party.
We may enter into joint ventures, co-investment or other arrangements with affiliates of our sponsor or entities sponsored or advised by affiliates of our sponsor to acquire, develop and/or manage property, debt and other investments. Such investments may raise potential conflicts of interest between us and such other investment vehicles managed by our advisor or its affiliates, including determining which of such entities should enter into any particular joint venture, co-investment or other arrangement agreement. Joint venture, co-investment or other arrangement partners affiliated with our advisor or sponsored or advised by affiliates of our sponsor may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture, co-investment or other arrangement be consummated, our advisor and its affiliates may face a conflict in structuring the terms of the relationship between our interests and the interests of other parties, in managing the joint venture, co-investment or other arrangement, and in resolving any conflicts or exercising any rights in connection with the joint venture, co-investment or other arrangement. Since our advisor will make various decisions on our behalf, agreements and transactions between us and our advisor’s affiliates or entities sponsored or advised by affiliates of our sponsor will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, which may result in the co-venturer receiving benefits greater than the benefits that we receive. Furthermore, when such other investment vehicles managed by our advisor or its affiliates have interests or requirements that do not align with our interests, including differing liquidity needs or desired investment horizons, conflicts may arise in the manner in which any voting or control rights are exercised with respect to the relevant investment, potentially resulting in an adverse impact on us. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture. We may enter into joint ventures with affiliates of our sponsor or entities sponsored or advised by affiliates of our sponsor for the acquisition of investments, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to other joint venturers.
With respect to any joint venture, we may enter into an advisory or sub-advisory agreement with an affiliate of our advisor. We may also enter into arrangements with our advisor in which our advisor receives fees (directly or indirectly, including through a subsidiary of ours) from the joint venture entity or from the joint venture partners. Fees received from joint venture entities or partners and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to our advisor may be more or less than similar fees that we pay to our advisor pursuant to the advisory agreement.
In addition, our advisor may, with respect to any investment in which we are a participant, also render advice and service to others in that investment, and earn fees for rendering such advice and service. Specifically, it is contemplated that we may enter into joint venture or other similar co-investment arrangements with certain individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities, with respect to which our advisor or one of its affiliates may be engaged to provide advice and service to such individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities. Our advisor or its affiliate will earn fees for rendering such advice and service pursuant to the agreements governing such joint ventures or arrangements. Joint ownership arrangements with our sponsor’s affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.
Our advisor and its affiliates and their officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our advisor, its affiliates and their officers are key personnel of general partners, sponsors, directors, managers, owners and advisors of other real estate investment programs, including, with respect to our advisor, certain of our advisor’s key personnel and their respective affiliates, some of which have, or may in the future have, investment objectives and legal and financial obligations similar to ours, and may own real properties or provide services with respect to other real properties, some of which may compete with us, as well as owning other business interests. Furthermore, these persons derive financial benefit from these other activities, including fees and performance-based compensation. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.
Under certain circumstances, our advisor may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of our prior investments, business or other reasons applicable to us, our sponsor or its affiliates.
Under certain circumstances, our advisor may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of business, reputational or other reasons applicable to us, our sponsor or its affiliates. In addition, our advisor and its affiliates may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, geographic region or markets in question, as determined by our advisor and its affiliates in their good faith discretion, or the investment is not appropriate for us for other reasons as determined by our advisor and its affiliates in their good faith reasonable sole discretion. In any such case, our sponsor could, thereafter, offer such opportunity to other parties, including portfolio entities, joint venture partners, related parties or third parties. Any such affiliated party may be advised by a different sponsor affiliate with a different investment committee, which could determine an investment opportunity to be more attractive than our advisor believes to be the case. In any event, there can be no assurance that our advisor’s assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. Our sponsor, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to our advisor. As a result, our advisor (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from us to or source investment opportunities for affiliates of our sponsor.
Our advisor and its affiliates make good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to our advisor, or circumstances not foreseen by our advisor at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that our advisor and its affiliates determine to be consistent with the return objective of affiliates of our sponsor rather than us may not match the expectations and underwriting of our advisor and its affiliates and generate an actual return that would have been appropriate for us. Conversely, an investment that our advisor and its affiliates expect to be consistent with our return objectives will, in certain circumstances, fail to achieve them. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Our sponsor is entitled to amend its policies and procedures at any time without prior notice or our consent.
Our sponsor may raise and/or manage additional real estate investment entities, which could result in the reallocation of our sponsor’s personnel and the direction of potential investments to such other programs.
Our sponsor reserves the right to raise and/or manage other programs, including entities that may have the same investment objectives and policies as we do and which may be involved in the same geographic area. The closing of an additional real estate investment entity raised or managed by our sponsor could result in the reallocation of our sponsor’s personnel, including reallocation of existing real estate professionals, to such real estate investment entity. In addition, potential investments that may be suitable for us may be directed toward such real estate investment entity.
Certain principals and employees will, in certain circumstances, be involved in and have a greater financial interest in the performance of our sponsor’s other real estate investment entities, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain of our sponsor’s personnel will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to us, our sponsor’s other real estate investment entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of us, including if such other entities compete with us for investment opportunities or other resources. The sponsor’s personnel in question may have a greater financial interest in the performance of the other entities than our performance. This involvement may create conflicts of interest in making investments on our behalf and on behalf of such other entities. Although our advisor will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us. Also, our sponsor’s personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to our sponsor’s code of ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or our sponsor’s other real estate investment entities, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of our sponsor’s personnel in such other investments could be greater than their financial incentives in relation to us.
The personnel of the dealer manager and our advisor may trade in securities for their own accounts, subject to restrictions applicable to our sponsor’s personnel.
The officers, directors, members, managers and employees of the dealer manager and our advisor can be expected to trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and our sponsor’s policies, or otherwise determined from time to time by the dealer manager or our advisor. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.
Disputes between our sponsor and our joint venture partners who have pre-existing investments with our sponsor or its affiliates may affect our investments with such joint venture partners.
Some of the third-party operators and joint-venture partners with which our advisor may elect to co-invest our capital may have pre-existing investments with our sponsor or its affiliates. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between our sponsor and such operators and partners, our investments with such operators and partners may be affected.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

There is no separate counsel for us, our advisor, our dealer manager and some affiliates of us and our dealer manager, which could result in conflicts of interest.
Troutman Pepper Locke LLP acts as legal counsel to us and also represents our advisor, our dealer manager and some affiliates of us, our advisor and our dealer manager. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Troutman Pepper Locke LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor, our dealer manager or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. If we are required to retain independent counsel, we will incur additional fees and expenses. Moreover, should a conflict of interest not be readily apparent, Troutman Pepper Locke LLP may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.
We expect to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by our advisor or its affiliates that participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. Our advisor may as a result have conflicts in making these decisions, which may be more beneficial for one or more (but not all) stockholder than for other stockholders. In addition, we may make investments that may have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, our advisor considers the investment and tax objectives of us (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by our advisor or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any stockholder individually. In addition, certain investors may also be investors in our sponsor’s other real estate investment entities, which could create conflicts for our advisor in the treatment of different investors.
Risks Related to Our Organization and Our Structure
No investor may own more than 9.9% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. There is a limitation on ownership that prohibits any person or group from actually, constructively or beneficially acquiring or owning more than 9.9% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock, or more than 9.9% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and undertakings as required by our charter. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 196.
Our charter permits our board of directors to authorize us to issue preferred stock on terms that may be senior to the rights of the holders of our current common stock or discourage a third party from acquiring us.
Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could be senior to the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.
We depend on our advisor to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with our advisor could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, our advisor in the acquisition and management of our real estate portfolio, and our corporate operations. Our advisor may suffer or become distracted by adverse financial or operational problems in connection with the sponsor’s business and activities unrelated to us and over which we have no control. Should our advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.
The termination or replacement of our advisor could trigger a repayment event under any future mortgage loans for our properties, a credit agreement governing future lines of credit and any repurchase agreements.
Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. The termination or replacement of our advisor could trigger repayment of outstanding amounts under the credit agreements governing any future lines of credit that we may obtain or under the repurchase agreements that we may enter into. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.
Our advisor manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.
Our board of directors approved very broad investment guidelines that delegate to the advisor the authority to execute acquisitions and dispositions of real estate and real estate debt on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. Our advisor will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our charter. There can be no assurance that our advisor will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. The prior approval of disinterested directors or disinterested independent directors will be required only as set forth in our charter (including for transactions with affiliates of our advisor) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without your vote except to the extent that such policies are set forth in our charter. The broad discretion of our board of directors in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
Under Maryland General Corporation Law, or the MGCL, and our charter, our stockholders are generally entitled to vote only on the following matters: a) election and removal of directors; b) amendment of the charter, except that our board of directors may amend our charter without stockholder approval to i) increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we have the authority to issue, and ii) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock; c) our liquidation or dissolution; and d) to the extent required under Maryland law, a merger, conversion or consolidation of us, a statutory share exchange, or the sale or other disposition of all or substantially all of our assets. With respect to all matters, other than the election or removal of directors, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification.
These limitations on voting rights may limit your ability to influence decisions regarding our business. Holders of shares of our common stock will have identical voting rights except that, with respect to a) any amendment of our charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, b) any matter submitted to stockholders that relates solely to a particular class of common stock or c) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, will be required.
Our ability to conduct our offering successfully depends, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.
The success of this offering, and correspondingly our ability to implement our business strategy, depends on the ability of our dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our securities. The past success of our dealer manager cannot be relied upon as predictive of our dealer manager’s performance in this offering. In addition, the dealer manager currently serves and may serve as dealer manager for other issuers. As a result, the dealer manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise proceeds through this offering and implement our investment strategy. There is therefore no assurance that our dealer manager will be able to sell a sufficient number of shares to allow us to have adequate funds to make our investments. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. Further, the participating broker-dealers retained by the dealer manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients. In addition, because this is a “reasonable best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
We may change our targeted investments without stockholder consent.
We expect our portfolio of investments in commercial real estate to consist primarily of digital infrastructure real estate. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders. Any such change could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. These policies may change over time. A change in our targeted investments or investment guidelines, which may occur without your consent, may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions to you and the value of the securities we are offering through this prospectus. Although our investment strategy focuses primarily on digital infrastructure real estate assets, our charter, bylaws and investment guidelines will not preclude us from investing in other types of real estate. However, we do not intend to invest more than 25% of our gross real estate portfolio in other types of real estate.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary — Are there any Investment Company Act considerations?” on page 5.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.
Our dealer manager is one of our affiliates, therefore you will not have the benefit of the type of independent review of us customarily performed in underwritten offerings.
Our dealer manager, StratCap Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of us, our performance, the value of shares of our common stock or the terms of this offering.
Investing in shares of our common stock may involve an above average degree of risk and is intended for long-term investors.
The investments we make in accordance with our investment objectives and strategies may result in a higher amount of risk of loss of principal than alternative investment options. Our investments in real estate assets may be highly speculative and aggressive and, therefore, an investment in shares of our common stock may not be suitable for someone with lower risk tolerance. In addition, shares of our common stock are intended for long-term investors.
Any estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.
For the purposes of calculating our monthly NAV, the advisor also conducts a monthly valuation of our properties that will be reviewed for reasonableness by our independent valuation advisor. Investments in real estate debt and other securities with readily available market quotations will be valued monthly at fair market value. Certain investments, such as mortgages and mezzanine loans, are unlikely to have market quotations. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. Each such investment will then be valued by the advisor within the first three full months after we invest in such investment and no less than monthly thereafter. Additionally, the advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. For more information regarding our valuation process, see “Net Asset Value Calculations and Valuation Guidelines.”
Although monthly valuations of each of our real properties will be reviewed for reasonableness by our independent valuation advisor, such valuations are based on asset- and portfolio-level information provided by the advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property, which information will not be independently verified by our independent valuation advisor. Similarly, although our monthly valuations of our real estate debt for which market quotations are not readily available will be reviewed for reasonableness by our independent valuation advisor, such valuations are based on information provided by the advisor, which information will not be verified by our independent valuation advisor.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the advisor and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of shares of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the advisor and the dealer manager, to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase program will generally be based on the prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share amounts may change materially if the appraised values of our real estate assets materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that the annual appraisals of our real estate assets will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. When these appraisals are considered by the advisor for purposes of valuing the relevant real estate asset, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.
It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
The advisor’s determination of our monthly NAV per share will be based in part on appraisals of each of our real estate assets provided annually by independent third-party appraisal firms and monthly valuations of our real estate debt and other securities for which market prices are not readily available provided by the advisor, each in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The advisor will review appraisal reports and monitor our real estate and real estate debt, and is responsible for notifying our independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material contract, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by our advisor to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of our advisor’s management fee and performance participation interest. Our advisor has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of our advisor’s management fee or performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to our sponsor’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV is calculated under “Net Asset Value Calculations and Valuation Guidelines”.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Upon commencement of this offering, our charter will authorize us to issue 600,000,000 shares of common stock, of which 6,000,000 shares will be classified as Class A shares, 3,000,000 shares will be classified as Class AX shares, 100,000,000 shares will be classified as Class D shares, 100,000,000 shares will be classified as Class DX shares, 100,000,000 shares will be classified as Class I shares, 100,000,000 shares will be classified as Class IX shares, 94,000,000 shares will be classified as Class S shares and 97,000,000 shares will be classified as Class T shares.

Our board of directors may amend the charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares, Class S shares, Class T shares or shares of any other class or series of stock without stockholder approval. After your purchase of shares in this offering, our board may elect to (1) sell additional shares in this offering or future private placements or public offerings; (2) issue shares of capital stock under a long-term incentive plan to our independent directors or to employees of our advisor or its affiliates; (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (4) issue shares to sellers of properties we acquire in connection with an exchange of property for limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Investors will also experience dilution if we issue equity compensation pursuant to our equity incentive plan. Further, depending upon the terms of such transactions (most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus) and the value of our real estate assets, existing stockholders may also experience a dilution in the book value of their investment in us.
If we internalize our management functions, the percentage of our outstanding capital stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire assets of our advisor and/or to directly employ the personnel of our sponsor or its affiliates that our advisor utilizes to perform services on its behalf for us.
Additionally, while we would no longer bear the cost of the various fees and expenses we expect to pay to our advisor under our advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants of our advisor or its affiliates in connection with an internalization transaction, which awards would decrease net income and FFO (as defined herein) and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and FFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and/or its affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become our employees but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.

Payments to the advisor in the form of common stock or OP Units it elects to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.
The advisor may choose to receive our common stock or OP Units in lieu of certain fees or distributions. The holders of all OP Units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the OP Units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances the OP Units held by the advisor are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations.
Shares or OP Units held by our advisor acquired as payment of our advisor’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the Early Repurchase Deduction, and will not be included in the calculation of our aggregate NAV for purposes of the 1.67% monthly or 5% quarterly limitations on share repurchases. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee of our board of directors, which is composed of all of our independent directors, to approve any repurchase request of the advisor for shares or Operating Partnership units received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 1.67% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors. In addition, any repurchases of shares in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction but will be subject to the 1.67% monthly and 5% quarterly limitations on repurchases.
Our board of directors has opted out of provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for their shares in connection with a business combination.
Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders, or affiliates of interested stockholders, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding securities of the corporation.

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After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

Also, under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. We have opted out of these provisions of Maryland law, by board resolution in the case of the business combination provisions provided that the applicable business combination is first approved by our board of directors and in our bylaws in the case of the control share acquisition provisions. However, should our board opt into these provisions of Maryland law or, in the case of the business combination provisions, our board does not first approve the applicable business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Certain Provisions of Maryland Law and Our Charter and Bylaws”.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We could remain an “emerging growth company” for up to five years, or until the earliest of  (a) the last day of the first fiscal year in which we have total annual gross revenue of  $1,000,000,000 (adjusted for inflation) or more, (b) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our capital stock registered under the Exchange Act held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (c) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with certain more stringent audit rules adopted by the Public Company Accounting Oversight Board (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold stockholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that would be applicable to us if we became a public reporting company. If we do take advantage of any of these exemptions, we do not know if some investors will find our securities less attractive as a result.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that any decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
If we sell real estate assets by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows and our ability to make distributions to our stockholders.
If we decide to sell any of our real estate assets, we intend to sell them for cash, if possible. However, nothing prohibits us from selling our real estate assets and providing financing to purchasers. If we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years.

If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Fees and expenses may adversely impact our ability to pay dividends.
Identifying attractive investment opportunities and performing due diligence with respect to prospective investments will require significant expenditures, which we will bear whether or not we acquire the investment. In addition, acquiring investments may require us to participate in auctions or other forms of competitive bids, which may also require significant expenditures, including expenses relating to legal fees, the fees of third party advisors, and other costs. Moreover, even after investments are made, the returns may not be realized by the stockholders for a period of several years.
Payment or accrual of fees will result in immediate dilution to the value of your investment, and any such current payments will reduce the amount of cash available to acquire investments. Payment of such fees and expenses increases the risk that the amount available for distribution to our stockholders would be less than the purchase price of the securities sold in this offering.
General Risks Related to Digital Infrastructure Real Estate Assets
If a tenant, customer or subscriber declares bankruptcy, we may be unable to collect balances due under relevant contracts or subscription agreements, which would reduce our cash flows from operations and the amount available for distributions to you.
Any of our tenants, customers or subscribers or any guarantor of a tenant’s contract or customer’s or subscriber’s subscription agreement obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a contract or subscription agreement is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a contract or subscription agreement is rejected by a tenant, customer or subscriber in bankruptcy, we would have a general unsecured claim for damages. If a contract or subscription agreement is rejected, it is unlikely we would receive any payments from the tenant, customer or subscriber. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant, customer or subscriber or contract or subscription agreement guarantor bankruptcy could delay efforts to collect past due balances under the relevant contracts and subscription agreements, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental or subscription payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy there can be no assurance that the tenant, customer or subscriber or their respective trustee will assume our contract or subscription agreement. If a given contract or subscription agreement, or guaranty of a contract or subscription agreement, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.
We may not be able to fully recognize the anticipated benefits of the digital infrastructure real estate that we acquire.
A key element of our investment strategy is to establish and increase a digital infrastructure real estate portfolio through acquisitions. We rely on our due diligence of the assets and the representations and financial records of the sellers and other third parties to establish the anticipated site rental, subscription or other such tenant, customer or subscriber revenues and expenses and whether the assets to be acquired will meet our investment guidelines. In addition, we may not always have the ability to analyze and verify all information regarding title, access and other issues regarding the land underlying assets to be acquired. To the extent that these assets are acquired in individually material transactions, we may be required to place enhanced reliance on the financial and operational representations and warranties of the sellers. If (i) these records are not complete or accurate, (ii) we do not have complete access to, or use of, the land underlying the assets to be acquired or (iii) the assets do not achieve the financial results anticipated, it could adversely affect our revenues and results of operations.

In addition, acquisitions which would be material in the aggregate may exacerbate the risks inherent with our investment strategy, such as (i) an adverse impact on our overall profitability if the acquired assets do not achieve the projected financial results, (ii) unanticipated costs associated with the acquisitions that may impact our results of operations for a period, (iii) increased demands on our cash resources that may, among other things, impact our ability to explore other opportunities, (iv) undisclosed and assumed liabilities that we may be unable to recover, (v) increased vulnerability to general economic conditions, (vi) an adverse impact on our existing tenant, customer or subscriber relationships, (vii) additional expenses and exposure to new regulatory, political and economic risks if such acquisitions were in new jurisdictions and (viii) diversion of managerial attention.
The process of integrating any acquired assets into our operations may result in unforeseen operating difficulties and large expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. It may also result in the loss of key tenants and/or personnel and expose us to unanticipated liabilities.
We may obtain only limited warranties when we purchase an asset and would have only limited recourse if our due diligence did not identify any issues that lower the value of such asset, which could adversely affect our financial condition and ability to make distributions to our stockholders.
The seller of an asset often sells such asset in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of assets with limited warranties increases the risk that we may lose some or all our invested capital in such assets as well as the loss of rental, subscriber or other such income from such assets.
We may be unable to secure funds for future capital improvements or capital needs, which could adversely impact our ability to make distributions to our stockholders.
In order to maintain or attract tenants, we will be required to expend substantial funds for capital improvements to our digital infrastructure real estate. In addition, although we expect that our contracts and subscription agreements with tenants, customers and subscribers may require them to pay routine maintenance costs, we will likely be responsible for any major structural repairs, even if our contracts and subscription agreements with tenants, customers and subscribers require them to pay routine maintenance costs. We expect to use substantially all of the net proceeds from this offering to buy digital infrastructure real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our assets or for any other reason, we will have to obtain financing from other sources, such as cash flows from operations, borrowings, asset sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.
Our inability to sell an asset when we desire to do so could adversely impact our ability to make distributions to you.
The digital infrastructure market is affected by many factors, such as general economic conditions, carrier consolidations, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset.
We may be required to expend funds to correct defects or to make improvements before an asset can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring an asset, we may agree to restrictions that prohibit the sale of that asset for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that asset. These provisions would restrict our ability to sell an asset.

We may be required to indemnify the purchasers of our assets, which could hurt our ability to make distributions or result in a decline in the value of your investment.
In connection with the disposition of an asset from our portfolio, we may be required to make representations about our assets typical of those made in connection with the sale of any asset. We may also be required to indemnify the purchasers of such asset to the extent that any such representations turn out to be inaccurate, incorrect, or misleading. These arrangements may result in contingent liabilities, which might ultimately have to be funded by us out of assets other than the net proceeds made available from such disposition, which would hurt our ability to make distributions to you and result in a decline in the value of our assets and hence your investment in us.
We may not be able to sell an asset at a price equal to, or greater than, the price for which we purchased such asset, which may lead to a decrease in the value of our assets and a reduction in the value of your shares.
Some of our contracts and subscription agreements may not contain rental or revenue increases over time, or the rental or revenue increases may be less than the fair market rate at a future point in time. Therefore, the value of the asset to a potential purchaser may not increase over time, which may restrict our ability to sell an asset, or if we are able to sell such asset, may lead to a sale price less than the price that we paid to purchase the asset.
We may acquire or finance assets with lock-out provisions, which may prohibit us from selling an asset, or may require us to maintain specified debt levels for a period of years on some assets, which could have an adverse effect on your investment.
Our financing agreements may contain lock-out provisions, which are provisions in loan agreements that prohibit the prepayment of a loan during a specified period of time. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing assets. These provisions would affect our ability to turn our investments into cash, and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any assets, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such assets. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares of common stock, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
Rising expenses could reduce cash flow and funds available for future acquisitions or distributions to you.
Any assets that we buy will be subject to operating risks common to digital infrastructure real estate in general, any or all of which may negatively affect us. If any asset is not leased or rents or subscription fees are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that asset for operating expenses. The assets will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our assets will be leased at a cost to cover such expenses, renewals of leases or future leases may not be negotiated on a basis to cover those costs. If we are unable to lease assets on a basis whereby the tenants are off-setting all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
We will carry comprehensive general liability coverage and umbrella liability coverage on all our assets with limits of liability that we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we will be insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each asset, including loss of income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any asset, as insurance may not be available or sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we will pay for coverage against property and casualty claims. Additionally, lenders in some cases have begun to insist that owners of certain assets purchase specific coverage against terrorism as a condition for providing loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential assets. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is designed for a sharing of terrorism losses between insurance companies and the federal government. Under TRIPRA, the amount of terrorism-related insurance losses triggering the federal insurance threshold was raised from $180 million in 2019 to $200 million in 2020. Additionally, the bill increased insurers’ co-payments for losses exceeding their deductibles, in annual steps, from 19% in 2019 to 20% in 2020. Each of these changes may have the effect of increasing the cost to insure against acts of terrorism for property owners, such as the Company, notwithstanding the other provisions of TRIPRA. In December 2019, Congress further extended TRIPRA through December 31, 2027. If TRIPRA is not continued beyond 2027 or is significantly modified, we may incur higher insurance costs and experience greater difficulty in obtaining insurance that covers terrorist-related damages. Our tenants may also have similar difficulties.
Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced, which could adversely affect our ability to make distributions to our stockholders.
Some local real property tax assessors may seek to reassess some of our assets as a result of our acquisition of such assets. From time to time, our property taxes may increase as values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of our digital infrastructure real estate assets for real estate tax purposes could result in an increase in the related real estate taxes on that asset. Although some tenant contracts may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal contracts or future contracts will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions and the amount of distributions to you.
Failure to timely and efficiently execute on construction projects for digital infrastructure real estate could adversely affect our business.
Construction projects for digital infrastructure real estate, some of which may be long-term and complex in nature, can be challenging to execute. The quality of our performance on such construction projects depends in large part upon our ability to manage (1) the associated tenant relationship and (2) the project itself by timely deploying and properly managing appropriate internal and external project resources. In connection with such construction projects, we generally will bear the risk of cost over-runs, labor availability and productivity, and contractor pricing and performance. Additionally, contracts with our customers for these projects typically specify delivery dates, performance criteria and penalties for our failure to perform. Our failure to manage such tenant relationships, project resources, and project milestones in a timely and efficient manner could have a material adverse effect on our business.
Competition with third parties for assets and other investments may impede our ability to make future acquisitions or may increase the cost of these acquisitions and reduce our profitability and the return on your investment.
We may experience significant and increased competition for the acquisition of assets, contracts to build new communication sites for tenants or the expansion of other networks, which could make the acquisition of high-quality assets significantly more costly or prohibitive, prohibit us from securing contracts to build new sites or expand other networks. Some of our competitors may be larger and may have greater financial resources than we do, while other competitors may apply less stringent investment criteria than we do. In addition, we may not anticipate increased competition entering a particular market or competing for the same assets. Higher prices for assets, the failure to add new assets to our portfolio or expand existing network assets could reduce our profitability, which could materially and adversely affect our business, results of operations or financial condition, and therefore the return on your investment.
Increasing competition within the tower industry may adversely affect our contract rates and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions paid to our stockholders.
Our industry is highly competitive and tenants have numerous alternatives in leasing antenna space on towers. Pricing competition from peers could have a material effect on our contract rates. We may not be able to renew existing tenant contracts or enter into new tenant contracts, or if we are able to renew or enter into new contracts, they may be at rates lower than the current rates, resulting in decreased cash flows from tenants, thus affecting cash available for distributions and the amount available for distributions to you. In addition, should inflation rates exceed the fixed escalator percentages in markets where our contracts may include fixed escalators, our income could be adversely affected.
Delays in acquisitions of assets may have an adverse effect on the value of your investment.
There may be a substantial period of time before all of the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of assets could adversely affect your returns. When assets are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available antenna space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular assets.
Our business depends on the demand for our digital infrastructure real estate, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for tenant, customer or subscriber additions or network services).
Tenant demand for our digital infrastructure real estate and customer and subscriber demand for network services depends on the demand for data. The willingness of our tenants to utilize our digital infrastructure real estate and customers and subscribers to utilize our network services, or renew or extend existing contracts on our digital infrastructure real estate or network service subscription agreements, is affected by numerous factors, including:
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consumers’ and organizations’ demand for data;

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availability or capacity of our communications and network infrastructure or associated land interests;

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location of our networks and digital infrastructure real estate;

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financial condition of our tenants, customers and subscribers including their profitability and availability or cost of capital;

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willingness of our tenants to maintain or increase their network investment or changes in their capital allocation strategy;

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need for integrated networks and organizations;

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availability and cost of spectrum for commercial use;

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increased use of network sharing, roaming, joint development, or resale agreements by our tenants;

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mergers or consolidations by and among our tenants;

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changes in, or success of, our tenants’, customers’ and subscribers’ business models;

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governmental regulations and initiatives, including local or state restrictions on the proliferation of digital infrastructure real estate;

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cost of constructing digital infrastructure real estate;

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our market competition;

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technological changes, such as artificial intelligence, including those (1) affecting the number or type of digital infrastructure real estate needed to provide data to a given geographic area or which may otherwise serve as substitute or alternative to our digital infrastructure real estate or (2) resulting in the obsolescence or decommissioning of certain existing networks or data centers; and

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our ability to efficiently satisfy our tenants’, customers’ and subscribers’ service requirements.

A slowdown in demand for data or our digital infrastructure real estate may negatively impact our growth or otherwise have a material adverse effect on us. If our tenants, customers or subscribers are unable to raise adequate capital to fund their business plans, as a result of disruptions in the financial and credit markets, technological changes, such as artificial intelligence, or otherwise, they may reduce their spending, which could adversely affect our anticipated growth or the demand for our digital infrastructure real estate.
The amount, timing, and mix of our tower tenants’ network investment are variable and can be significantly impacted by the various matters described in these risk factors. Changes in tower tenant network investment typically impact the demand for our digital infrastructure real estate. As a result, changes in tenant plans such as delays in the implementation of new systems, new and emerging technologies (including small cells and fiber), or plans to expand coverage or capacity may reduce demand for our digital infrastructure real estate. Furthermore, the industries in which our tenants may operate (particularly those in the wireless industry) could experience a slowdown or slowing growth rates as a result of numerous factors, including a reduction in consumer demand (including demand for wireless connectivity) or general economic conditions. There can be no assurances that weakness or uncertainty in the economic environment will not adversely impact our tower tenants or their industries, which may materially and adversely affect our business, including by reducing demand for our digital infrastructure real estate or network services. In addition, a slowdown may increase competition for tower tenants or network services. Such an industry slowdown or a reduction in tower tenant network investment may materially and adversely affect our business.
Our investments in digital infrastructure real estate will be subject to the risks typically associated with real estate.
We invest directly in real estate. We will not know whether the values of properties that we own directly will remain at the levels existing on the dates of acquisition. If the values of properties we own decrease, our risk will increase because of the lower value of the real estate. In this manner, real estate values will impact the value of our real estate investments. Therefore, our investments will be subject to the risks typically associated with real estate.
The value of real estate may be adversely affected by a number of risks, including:
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changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the current Israel-Hamas conflict and conflict between Russia and Ukraine and the rapidly evolving measures in response and economic impacts resulting from actual or perceived instability in the U.S. banking system);

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epidemics, pandemics or other outbreaks of an illness, disease or virus (such as the COVID-19 pandemic);

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natural disasters such as hurricanes, snow, earthquakes, floods, wildfires or severe weather storms;

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acts of war or terrorism, including the consequences of terrorist attacks;

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adverse changes in national, regional and local economic and real estate conditions;

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an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

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changes in governmental laws and regulations, fiscal policies, including changes in tax laws and increases in property taxes, changes in zoning laws, climate-change initiatives, limitations on rental rates and increasing costs to comply with environmental laws;

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costs associated with the need to periodically repair or re-lease our properties;

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costs associated with real property taxes and changes in tax rates;

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costs of remediation and liabilities associated with environmental conditions affecting properties;

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over-concentrations in certain geographic areas;

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the worsening of economic or real estate conditions in the geographic area in which our investments may be concentrated;

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inflation;

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increases in interest rates and the lack of availability of financing; and

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the potential for uninsured or underinsured property losses.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.
New technologies or changes in a tenant’s business model could make our digital infrastructure real estate business less desirable and result in decreasing revenues and operating results.
The development and implementation of new technologies designed to enhance the efficiency of communications networks or changes in a tenant’s business model could decrease demand for tower space or reduce previously obtainable contract rates. In addition, tenants may allocate less of their budgets to leasing space on towers, as the industry is trending towards deploying increased capital to the development and implementation of new technologies. Examples of these technologies include spectrally efficient technologies, which could relieve a portion of our tenants’ network capacity needs and, as a result, could reduce the demand for tower-based antenna space. Moreover, the emergence of alternative technologies could reduce the need for tower-based broadcast services transmission and reception. Further, a tenant may decide to cease outsourcing tower infrastructure or otherwise change its business model, which would result in a decrease in our revenue and operating results. Our failure to innovate in response to the development and implementation of these or other new technologies or changes in a tenant’s business model could have a material adverse effect on our business, results of operations or financial condition. Conversely, we may invest significant capital in technologies and innovation projects that may not provide expected returns or profitability, which could divert management attention and have a material adverse effect on our operating results.
Our data center properties may not be suitable for lease to certain data center, technology or office tenants without significant expenditures or renovations.
Because many of our data center properties will contain extensive tenant improvements installed at our tenants’ expense, they may be better suited for a specific corporate enterprise data center user or technology industry tenant and could require modification in order for us to re-lease vacant space to another corporate enterprise data center user or technology industry tenant. For the same reason, our properties also may not be suitable for lease to traditional office tenants without significant expenditures or renovations.
Our tenants may choose to develop new data centers or expand their existing data centers, which could result in the loss of one or more key tenants or reduce demand for our newly developed data centers.
Our larger tenants may choose to develop new data centers or expand any existing data centers of their own. In the event that any of our key tenants were to do so, it could result in a loss of business to us or put pressure on our pricing. If we lose a tenant, there is no guarantee that we would be able to replace that tenant at a competitive rate or at all.
Our data center infrastructure may become obsolete or less marketable and we may not be able to upgrade our power and cooling, security or connectivity systems cost-effectively or at all.
The markets for data centers, as well as the industries in which data center tenants operate, are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing tenant demands. The data center infrastructure in some of the data centers that we acquired and expect to acquire in the future may become obsolete or less marketable due to demand for new processes or technologies, including, without limitation: (i) new processes to deliver power to, or eliminate heat from, computer systems; (ii) demand for additional redundancy capacity; (iii) new technology that permits lower levels of critical load and heat removal than the data centers in which we invest may be designed to provide; or (iv) new technology, including artificial intelligence, that reduces tenant need or demand for data center capacity, changes the requirements for such capacity or otherwise renders our data centers less attractive to tenants or obsolete. In addition, the systems that will connect the data centers in which we invest to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When tenants demand new processes or technologies, we may not be able to upgrade our data centers on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to the tenant or insufficient revenue to fund the necessary capital expenditures.
The obsolescence of current data centers, including of the power and cooling systems in such data centers or our inability to upgrade our data centers, including associated connectivity, could have a material negative impact on our business. Furthermore, potential future regulations that apply to industries we serve may require users in those industries to seek specific requirements from their data centers that we are unable to provide. These may include physical security regulations applicable to the defense industry and government contractors and privacy and security requirements applicable to the financial services and health care industries. Such regulations could have a material adverse effect on us. If our competitors offer data center space that our existing or potential tenants perceive to be superior to ours based on numerous factors, including power, security considerations, location or network connectivity, or if they offer rental rates below our or current market rates, we may lose existing or potential tenants, incur costs to improve our data centers or be forced to reduce our rental rates.
We will depend on third parties to provide Internet, telecommunication and fiber optic network connectivity to the tenants in our data centers, and any delays or disruptions in service could have a material adverse effect on us.
Our data centers’ products and infrastructures will rely on third-party service providers. In particular, we depend on third parties to provide Internet, telecommunication and fiber optic network connectivity to the tenants in our data centers, and we have no control over the reliability of the services provided by these suppliers. Our tenants may in the future experience difficulties due to service failures unrelated to our systems and services. Any Internet, telecommunication or fiber optic network failures may result in significant loss of connectivity to our data centers, which could reduce the confidence of our tenants and could consequently impair our ability to retain existing tenants or attract new tenants and could have a material adverse effect on us.
Similarly, we depend upon the presence of Internet, telecommunications and fiber optic networks serving the locations of our data centers in order to attract and retain tenants. The construction required to connect multiple carrier facilities to our data centers is complex, requiring a sophisticated redundant fiber network, and involves matters outside of our control, including regulatory requirements and the availability of construction resources. Each new data center that we develop requires significant amounts of capital for the construction and operation of a sophisticated redundant fiber network. We believe that the availability of carrier capacity affects our business and future growth. We cannot assure you that any carrier will elect to offer its services within our data centers or that once a carrier has decided to provide connectivity to our data centers that it will continue to do so for any period of time. Furthermore, some carriers are experiencing business difficulties or have announced consolidations or mergers. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could adversely affect our tenants and could have a material adverse effect on us.
Power outages, limited availability of electrical resources and increased energy costs could have a material adverse effect on us.
Our data centers will be subject to electrical power outages, regional competition for available power and increased energy costs. We attempt to limit exposure to system downtime by using backup generators and power supplies generally at a significantly higher operating cost than we would pay for an equivalent amount of power from a local utility. However, we may not be able to limit our exposure entirely even with these protections in place. Power outages, which may last beyond our backup and alternative power arrangements, would harm our tenants. During power outages, changes in humidity and temperature can cause permanent damage to servers and other electrical equipment. We could incur financial obligations or be subject to lawsuits by our tenants in connection with a loss of power. Any loss of services or equipment damage could reduce the confidence of our tenants in our services and could consequently impair our ability to attract and retain customers, which could have a material adverse effect on us.
In addition, power and cooling requirements at our data centers are increasing as a result of the increasing power and cooling demands of modern servers. Since third parties will provide our data centers with sufficient power to meet our tenants’ needs, our data centers could have a limited or inadequate amount of electrical resources.
We also may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, such as coal, oil or natural gas. The price of these fuels and the electricity generated from them could increase as a result of proposed legislative measures related to climate change or efforts to regulate carbon emissions. Although we may have a diverse tenant base, the concentration and mix of our tenants may change and increases in the cost of power at any of our data centers would put those locations at a competitive disadvantage relative to data centers served by utilities that can provide less expensive power. This could adversely affect our relationships with our tenants, which could have a material adverse effect on us.
Climate change may adversely affect our business, financial condition, cash flows and results of operations.
Climate change creates physical and financial risks. Physical risks from climate change include an increase in sea levels and changes in weather conditions, such as an increase in storm intensity and severity of weather (e.g., floods, tornadoes or hurricanes) and extreme temperatures. The occurrence of sea level rise or one or more natural disasters, such as floods, tornadoes, hurricanes, tropical storms, wildfires, and earthquakes (whether or not caused by climate change), could cause considerable damage to our properties, disrupt our operations and negatively affect our financial performance. To the extent any of these events results in significant damage to or closure of one or more of our properties, our operations and financial performance could be adversely affected through an inability to lease or re lease the property. In addition, these events could result in significant expenses to restore or remediate a property, increases in fuel or other energy costs or a fuel shortage, and increases in the costs of (or making unavailable) insurance on favorable terms if they result in significant loss of property or other insurable damage. In addition, transition risks associated with new or more stringent laws or regulations or stricter interpretations of existing laws or regulations may require material expenditures by us. For example, various federal, state, and regional laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. Such codes could require us to make improvements to our properties, increase the costs of maintaining or improving our properties or developing new properties, or increase taxes and fees assessed on us or our properties.
We rely on the proper and efficient functioning of computer and data-processing systems, and a large-scale malfunction could have a material adverse effect on us.
Since computer and data-processing systems are susceptible to malfunctions and interruptions, including those due to equipment damage, power outages, computer viruses and a range of other hardware, software and network problems, we cannot guarantee that our data centers will not experience such malfunctions or interruptions in the future. Additionally, expansions and developments in the products and services that our data centers offer could increasingly add a measure of complexity that may overburden our data center and network resources and human capital, making service interruptions and failures more likely. A significant or large-scale malfunction or interruption of one or more of any of our data centers’ computer or data-processing systems could adversely affect our ability to keep such data centers running efficiently. If a malfunction results in a wider or sustained disruption to business at a property, it could have a material adverse effect on us.

Our network services business may experience significant volatility in demand, which could reduce the predictability of our results.
The operating results of our network services business for any particular period may vary significantly and should not necessarily be considered indicative of longer-term results for such services. Our network services business generally will be driven by demand for our digital infrastructure real estate and may be adversely impacted by various factors, including:
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competition;

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the timing, mix and amount of customer network investments;

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the rate and volume of customer deployment plans;

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unforeseen delays or challenges relating to work performed;

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economic weakness or uncertainty;

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our market share; and

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changes in the size, scope, or volume of work performed.

New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.
There can be no assurances that new wireless services or technologies will be introduced or deployed as rapidly or in the manner projected by the wireless carriers. In addition, demand or tenant adoption rates for such new technologies may be lower or slower than anticipated for numerous reasons. As a result, growth opportunities or demand for our digital infrastructure real estate arising from such technologies may not be realized at the times or to the extent anticipated.
A substantial portion of our revenue may be derived from a small number of tenants, which could make us sensitive to changes in the creditworthiness and financial strength of our tenants.
A substantial portion of our total operating revenues may be derived from a small number of tenants. Consequently, a reduction in demand for site leasing, reduced future capital expenditures on the networks, or the loss, as a result of bankruptcy, consolidation and mergers with other tenants of ours or otherwise, of any of our largest tenants could materially decrease our revenue and have an adverse effect on our growth. Additionally, if tenants are unwilling or unable to perform their obligations under their contracts with us, our revenues, results of operations, financial condition and liquidity could be materially and adversely affected. In the ordinary course of our business, we may occasionally experience disputes with our tenants, generally regarding the interpretation of terms in our contracts, which we hope to resolve in a manner that would not have a material adverse effect on us or our tenant relationships. However, it is possible that such disputes could lead to a termination of our contracts with tenants, a material modification of the terms of those contracts, a deterioration in our relationships with those tenants that leads to a failure to obtain new business from them, any of which could have a material adverse effect on our business, results of operations or financial condition. If we are forced to resolve any of these disputes through litigation, our relationship with the applicable tenant could be terminated or damaged, which could lead to decreased revenue or increased costs, resulting in a corresponding adverse effect on our business, results of operations or financial condition.
Due to the long-term nature of our tenant contracts, we depend on the continued financial strength of our tenants. Many wireless service providers operate with substantial levels of debt. Sometimes our tenants, or their parent companies, face financial difficulty, file for bankruptcy or terminate operations.
In addition, many of our tenants will rely on capital raising activities to fund their operations and capital expenditures, which may be more difficult or expensive in the event of downturns in the economy or disruptions in the financial and credit markets. If our tenants are unable to raise adequate capital to fund their business plans or face capital constraints, they may reduce their spending, which could materially and adversely affect demand for our digital infrastructure real estate. If, as a result of a prolonged economic downturn or otherwise, one or more of our tenants experience financial difficulties or files for bankruptcy, it could result in uncollectible accounts receivable and an impairment of our deferred asset. The loss of significant tenants, or the loss of all or a portion of our anticipated site rental revenues from certain tenants, could have a material adverse effect on our business, results of operations or financial condition.
If our tenants consolidate their operations, exit the telecommunications business or share digital infrastructure real estate to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected.
Significant consolidation among our tenants could reduce demand for our digital infrastructure real estate and network services and may materially and adversely affect our growth and revenues. Certain combined companies have rationalized duplicative parts of their networks or modernized their networks, and these and other tenants could determine not to renew, or attempt to cancel, avoid or limit contracts with us or related payments. Our ongoing contractual revenues and our future results may be negatively impacted if a significant number of these contracts are terminated or not renewed. In addition, extensive sharing of digital infrastructure real estate, roaming or resale arrangements among wireless service providers as an alternative to leasing our digital infrastructure real estate, without compensation to us, may cause new lease activity to slow if carriers utilize shared equipment rather than deploy new equipment, or may result in the decommissioning of equipment on certain existing digital infrastructure real estate because portions of the tenants’ networks may become redundant, which could have a material adverse effect on our business, results of operations or financial condition.
Fiber contains certain differences from towers, resulting in different operational risks. If we do not successfully operate fiber networks or identify or manage the related operational risks, such operations may produce results that are less than anticipated.
We anticipate that our portfolio will include investments in fiber. Fiber contains certain differences from towers, including certain differences relating to tenant base, competition, contract terms (including requirements for service level agreements regarding network performance and maintenance), upfront capital requirements, landlord demographics, ownership of certain network assets, operational oversight requirements, government regulations (including by counties and municipalities, and are subject to local easement and rights-of-way licenses from municipalities), growth rates and applicable laws.
While fiber has certain risks that are similar to towers, they also have certain operational risks that are different from an investment in towers, including:
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the use of public rights-of-way and franchise agreements;

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use of poles and conduits owned solely by, or jointly with, third parties;

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risks relating to overbuilding;

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risk of decrease in demand for data;

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risks relating to the specific markets that we choose to operate in or plan to operate in;

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construction management risks;

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risks relating to wireless carriers building their own fiber, or subscribers utilizing their own or alternative fiber;

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risk of failing to optimize the use of our finite supply of fiber strands;

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damage to our assets and the need to maintain, repair, upgrade and periodically replace our assets;

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the risk of failing to properly maintain or operate highly specialized hardware and software;

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network data security risks;

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the risk of new technologies that could enable subscribers to realize the same benefits with less utilization of our fiber;

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potential damage to our overall reputation as a digital infrastructure real estate provider; and

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the use of competitive local exchange carrier status.

In addition, our fiber networks will in some instances support and provide the transport of data for small cells. The rate at which tenants adopt or prioritize small cells and fiber may be lower or slower than we anticipate or may cease to exist altogether. Fiber will also expose us to different safety or liability risks or hazards than towers as a result of numerous factors, including the location or nature of the assets involved. There may be risks and challenges associated with small cells being comparatively new and emerging technologies and continuing to evolve, and there may be other risks related to small cells of which we are not yet aware.
Our business is subject to government regulations and changes in current or future regulations could harm our business.
We are subject to federal, state and local regulation of our business. In the United States, both the Federal Aviation Administration (“FAA”) and the Federal Communications Commission (“FCC”) regulate the construction, modification, and maintenance of towers and structures that support antennas used for wireless communications and radio and television broadcasts. In addition, the FCC separately licenses and regulates wireless communications equipment and television and radio stations operating from such towers. FAA and FCC regulations govern construction, lighting, painting, and marking of towers and may, depending on the characteristics of the tower, require registration of the tower. Certain proposals to construct new towers or to modify existing towers are reviewed by the FAA to ensure that the tower will not present a hazard to air navigation.
Tower owners may have an obligation to mark or paint such towers or install lighting to conform to FAA and FCC regulations and to maintain such marking, painting and lighting. Tower owners may also bear the responsibility of notifying the FAA of any lighting outages. Certain proposals to operate wireless communications and radio or television stations from towers are also reviewed by the FCC to ensure compliance with environmental impact requirements established in federal statutes, including the National Environmental Policy Act of 1969, as amended. Failure to comply with existing or future applicable requirements may lead to civil penalties or other liabilities and may subject us to significant indemnification liability to our tenants against any such failure to comply. In addition, new regulations may impose additional costly burdens on us, which may affect our revenues and cause delays in our growth. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction or modification. Local regulations can delay, prevent, or increase the cost of new construction, co-locations, or site upgrades, thereby limiting our ability to respond to tenant demand. In addition, new regulations may be adopted that increase delays or result in additional costs to us.
We may be vulnerable to security breaches that could adversely affect our operations, business, and reputation.
Despite any security measures, certain of our digital infrastructure real estate assets may be vulnerable to damage, disruptions, or shutdowns due to unauthorized access, computer viruses, cyber-attacks, and other security breaches. An attack attempt or security breach, such as a distributed denial of service attack, could potentially result in (1) interruption or cessation of certain of our services to our customers, (2) our inability to meet expected levels of service to our customers, or (3) data transmitted over our customers’ networks being compromised. We cannot guarantee that our security measures will not be circumvented, resulting in customer network failures or interruptions that could impact our customers’ network availability and have a material adverse effect on our business, financial condition, or operational results. We may be required to expend significant resources to protect against or recover from such threats. We may elect to secure and maintain insurance policies, as available, that include coverage over cyber-attacks and other security breaches; however, there can be no assurances that such coverage will be available or, if available, even adequate to cover exposure for such incidents. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, and we could lose customers. Further, the perpetrators of cyber-attacks are not restricted to particular groups or persons. These attacks may be committed by our employees or external actors operating in any geography. Any such events could result in legal claims or penalties, disruption in operations, misappropriation of sensitive data, damage to our reputation, negative market perception, or costly response measures, which could adversely affect our business.

If radio frequency emissions from wireless handsets or equipment on our digital infrastructure real estate are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.
The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. We cannot guarantee that claims relating to radio frequency emissions will not arise in the future or that the results of such studies will not be adverse to us.
Public perception of possible health risks associated with cellular or other wireless connectivity services may slow or diminish the growth of wireless companies, which may in turn slow or diminish our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks may slow or diminish the market acceptance of wireless services. If a connection between radio frequency emissions and possible negative health effects were established, our operations, costs, or revenues may be materially and adversely affected. We currently do not maintain any significant insurance with respect to these matters.
If we are unable to protect our rights to the land under our towers or other digital infrastructure real estate, it could adversely affect our business and operating results.
Our real property interests relating to our towers consist primarily of leasehold and sub-leasehold interests, fee interests, easements, licenses and rights-of-way. A loss of these interests at a particular tower or other communications network infrastructure, like fiber, may interfere with our ability to operate that tower site or fiber network and generate revenues. For various reasons, we may not always have the ability to access, analyze and verify all information regarding titles and other issues prior to completing an acquisition of digital infrastructure real estate, which can affect our rights to access and operate such asset. From time to time, we also may experience disputes with landowners regarding the terms of easements or ground agreements for land under towers or fiber networks, which can affect our ability to access and operate such infrastructure. Further, for various reasons, landowners may not want to renew their ground agreements with us, they may lose their rights to the land, or they may transfer their land interests to third parties, including ground lease aggregators, which could affect our ability to renew ground agreements on commercially viable terms. A significant number of the digital infrastructure real estate in our portfolio may be located on land that we will lease pursuant to long-term operating leases. Our inability to protect our rights to the land under our towers and other telecommunications network infrastructure may have a material adverse effect on our business, results of operations or financial condition.
If we are unable or choose not to exercise our rights to purchase towers that may be subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from those towers will be eliminated.
Our portfolio may include towers that we operate pursuant to lease or sublease agreements that include a purchase option at the end of the lease period. We may not have the required available capital to exercise our right to purchase the towers at the end of the applicable period, or we may choose, for business or other reasons, not to do so. If we do not exercise these purchase rights, and are unable to extend the lease or sublease or otherwise acquire an interest that would allow us to continue to operate these towers after the applicable period, we will lose the cash flows derived from the towers. If we decide to exercise these purchase rights, the benefits of acquiring a significant number of towers may not exceed the associated acquisition, compliance and integration costs, which could have a material adverse effect on our business, results of operations or financial condition.
If we acquire digital infrastructure real estate outside of the United States, our international operations would be subject to economic, political and other risks that could materially and adversely affect our business, results of operations or financial condition.
If we acquire digital infrastructure real estate outside of the United States, our international operations could result in adverse financial consequences and operational problems not typically experienced in the United States, including but not limited to:
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changes to existing or new tax laws or methodologies impacting our international operations, or fees directed specifically at the ownership and operation of infrastructure sites or our international acquisitions, any of which may be applied or enforced retroactively;

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laws or regulations that tax or otherwise restrict repatriation of earnings or other funds or otherwise limit distributions of capital;

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changes in a specific country’s or region’s political or economic conditions, including inflation or currency devaluation;

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changes to zoning regulations or construction laws, which could be applied retroactively to any existing infrastructure sites;

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expropriation or governmental regulation restricting foreign ownership or requiring reversion or divestiture;

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actions restricting or revoking spectrum licenses or suspending or terminating business under prior licenses;

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failure to comply with anti-bribery laws such as the Foreign Corrupt Practices Act or similar local anti-bribery laws, or Office of Foreign Assets Control requirements;

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material site security issues;

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significant license surcharges;

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increases in the cost of labor (as a result of unionization or otherwise), power and other goods and services required for our operations;

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price setting or other similar laws for the sharing of passive infrastructure; and

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uncertain or inconsistent laws, regulations, rulings or results from legal or judicial systems, which may be enforced retroactively, and delays in the judicial process.

We would also face risks associated with changes in foreign currency exchange rates, including those arising from operations, investments and financing transactions. Volatility in foreign currency exchange rates could also affect our ability to plan, forecast and budget for our international operations and expansion efforts.
Risks Associated with Debt Financing and Investments
We expect to incur indebtedness and other borrowings, which could increase our business risks, hinder our ability to make distributions and adversely impact the value of your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
We expect that in most instances, we will acquire digital infrastructure real estate by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we qualify as a REIT.
There is no limitation on the amount we may borrow against any single improved property. Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities) as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments.
Notwithstanding this 75% leverage limitation, we intend to target the greater of 65% loan-to-value or loan-to-cost. However, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. However, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 75% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we will seek such independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have raised equity capital and repaid a portion of our initial leverage. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. If there is a shortfall between the cash flow from an asset and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.
Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
In certain cases, financings for our properties may be recourse to us.
Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “bad boy” guarantees from us and/or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the advisor expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of affiliates of our sponsor investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.
Changes in the debt markets could have a material adverse impact on our earnings and financial condition.
The domestic debt markets are subject to changing levels of volatility, resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies, which results in lenders increasing the cost of debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, digital infrastructure real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of assets we can purchase, and the return on the assets we purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. In addition, the state of the debt markets could have an impact on the overall amount of capital invested in real estate, which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisition, it could negatively impact the value of our assets after the time we acquire them.
High lending rates may make it difficult for us to finance or refinance assets, which could reduce the number of assets we can acquire and the amount of cash distributions we can make.
If we place debt on assets, we run the risk of being unable to refinance the assets when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the assets are refinanced, we may not be able to finance the assets and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce our cash flow and cash available for distribution to members, as well as hinder our ability to raise more capital by issuing more shares or by borrowing more money. Additionally, we would have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
In connection with providing us financing, certain of our lenders may impose restrictions on us that affect our distribution, investment and operating policies and our ability to incur additional debt. Loan documents we enter into may also contain covenants that limit our ability to further borrow against the asset, sell the asset or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to achieve our distribution, investment and operating objectives.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.
We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in assets at times that may not permit realization of the maximum return on such investments.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Any digital infrastructure real estate debt securities that we originate or purchase is subject to the risks of delinquency and foreclosure.
We may originate and purchase digital infrastructure real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will have limited recourse, if any, to the personal assets of our borrowers. The ability of a borrower to repay a debt security secured by an income-producing asset depends primarily upon the successful operation of the asset, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the asset is reduced, the borrower’s ability to repay the debt security may be impaired. An asset’s net operating income can be affected by, among other things:
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increased costs, including added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

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asset management decisions;

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asset location and condition;

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competition from comparable types of assets;

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changes in specific industry segments;

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declines in regional or local real estate values, or occupancy rates; and

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increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the digital infrastructure real estate debt security, which could have a material adverse effect on our cash flows from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a digital infrastructure real estate debt security borrower, the digital infrastructure real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the digital infrastructure real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a digital infrastructure real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed digital infrastructure real estate debt security. We also may be forced to foreclose on certain assets, be unable to sell these assets and be forced to incur substantial expenses to improve operations at the asset.
Risks Related to Investments in Debt
We do not have substantial experience investing in mortgage, mezzanine, bridge or construction loans, B-Notes, securitized debt or other debt related to properties in which we may invest, which could adversely affect our return on our loan investments.
We may make investments in mortgage, mezzanine, bridge or construction loans, B-Notes, securitized debt or other debt related to properties if our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. However, neither our advisor nor any of its affiliates has any substantial experience investing in these types of loans and we may not have the expertise necessary to maximize the return on our investment in these types of loans.
If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.
If we make or invest in loans, we will be at risk of default by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We may invest in unsecured loans. Even with respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of such underlying properties drop, our risk will increase with respect to secured loans because of the lower value of the security associated with such loans.
If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.
If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of fixed-rate loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.
Debt investments face prepayment risk that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer.
Delays in liquidating defaulted loans could reduce our investment returns.
If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.
We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.
We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property; provided, however, that we will comply with our charter, which prohibits us from investing in indebtedness secured by a mortgage on real property that is subordinate to any mortgage or equity interest of the advisor, our directors or any of our affiliates. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.
Bridge loans may involve a greater risk of loss than conventional mortgage loans.
We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital in connection with acquisitions, developments or refinancings of real estate. In connection with such investments, there is a risk that the borrower may not achieve its investment objectives and that we may therefore not recover some or all of our investment in such bridge loans. For example, if we provide a bridge loan to a borrower who has identified an undervalued asset, either due to mismanagement of the underlying assets or as a result of what the borrowers deem to be a recovering market, and the market in which such asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan.
In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. If the borrower is unable to obtain permanent financing to repay our bridge loan, we may lose some or all of our investment. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event we make a bridge loan to a borrower who defaults, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, it could adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and the value of your investment.
Non-conforming and non-investment grade loans are subject to an increased risk of loss.
Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as “non-investment grade.” Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. Therefore, non-conforming and investment loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and the value of your investment.
Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine loans we may purchase in the future will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
We have entered into multiple secured credit facilities.
On March 15, 2023, we entered into the Sunflower Secured Credit Facility pursuant to which we may request advances on a revolving facility up to an initial aggregate principal of $35,000,000. The maturity date of the Sunflower Secured Credit Facility is March 15, 2028. The Sunflower Secured Credit Facility’s base rate loans shall bear interest at the lesser of (i) 1.75% plus the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) SOFR for a one-month term in effect on such date plus 0.25% and (ii) the Maximum Rate. The Sunflower Secured Credit Facility’s SOFR rate loans shall bear interest at the lesser of (i) 2.75% plus Term SOFR for the Interest Period therefor and (ii) the Maximum Rate.
On March 15, 2023, we drew down $10,000,000 for the acquisition of a data center located in Maryland Heights, Missouri. On March 21, 2023, we drew down $6,650,000 to acquire a data center located in Santa Clara, California. As of February 10, 2025, we had drawn down $31.5 million from the Sunflower Secured Credit Facility, with $3.5 million remaining available.
On September 10, 2024, SWIF II Datacom Investment Co. Towers, LLC (the “Borrower”), a Delaware limited liability company and indirect subsidiary of StratCap Wireless Datacom Ventures, LLC, a Delaware limited liability company and the DataCom Joint Venture entity, entered into the TCB Credit Agreement, by and among the Borrower, the lenders party thereto and Third Coast Bank, as the administrative agent, swing line lender and L/C issuer. The TCB Credit Agreement, as amended, provides for a senior secured revolving credit facility in an aggregate principal amount of $45.0 million, the proceeds of which may be used acquire and develop towers and tower property, and up to $1.0 million of which could be used for letters of credit for the account of the Borrower. The Borrower can increase the aggregate commitments of the revolving credit facility by an amount not exceeding $55 million. Amounts borrowed under the TCB Credit Agreement accrue interest in an amount equal to a floating rate plus a specified margin spread based on the Borrower’s loan-to-value ratio. Depending upon the Borrower’s loan-to-value percentage, the interest rate margin spread for loans based on SOFR ranges from two and one quarter percent (2.25%) to two and three quarters percent (2.75%) per annum. The maturity date of the TCB Credit Agreement is September 10, 2029. As of February 10, 2025, the Borrower had drawn approximately $33.0 million under the TCB Credit Agreement, with approximately $12.0 million remaining available.
The replacement of LIBOR with the Secured Overnight Financing Rate (“SOFR”) may adversely affect our business and financial results.
On July 27, 2017, and in a subsequent speech by its chief executive on July 12, 2018, the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, confirmed that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021. One-week and two-month U.S. dollar LIBOR (“USD LIBOR”) tenors ceased publication on December 31, 2021. The remaining USD LIBOR tenors, including 3-month USD LIBOR, ceased publication after June 30, 2023. Under the Adjustable Interest Rate (LIBOR) Act (“AIRLA”) and Part 253 of Regulation ZZ (Rule 253), after June 30, 2023, certain “LIBOR contracts”, by operation of law, changed their base rate from USD LIBOR to CME Term SOFR of the same tenor, plus an applicable tenor spread adjustment. CME Term SOFR is an indicative, forward-looking measurement of the daily overnight SOFR. CME Term SOFR is published by CME Group Inc., as administrator of that rate.
The composition and characteristics of CME Term SOFR are not the same as those of USD LIBOR. CME Term SOFR is derived from daily SOFR, which is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions. USD LIBOR is an unsecured rate. As a result, there can be no assurance that CME Term SOFR, together with the applicable statutory tenor spread adjustment, will perform in the same way as USD LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
Market participants are still considering how various types of financial instruments and securitization vehicles that are not “LIBOR contracts” subject to AIRLA and Rule 253 should be modified following a discontinuation of USD LIBOR. It is possible that not all of our assets and liabilities will transition away from USD LIBOR at the same time, and it is possible that not all of our assets and liabilities will transition to the same alternative reference rate. No assurance can be provided that these uncertainties or their resolution will not adversely affect the use, level, and volatility of SOFR, USD LIBOR or other interest rates or the value of SOFR-based or USD LIBOR-based securities, including our mortgage loans. These uncertainties or their resolution also could negatively impact our loan and other asset values, interest income, funding costs, asset-liability management strategies, and other aspects of our business and financial results.
U.S. Federal Income Tax Risks
Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially state, local and Puerto Rico tax, and would adversely affect our operations and the price of our shares of common stock.
We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2021. We have operated and intend to continue to operate in a manner that would allow us to qualify as a REIT. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We have structured and intend to continue structuring our activities in a manner designed to satisfy all requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited, and it is possible our REIT status may terminate inadvertently.
Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis.
If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. Our taxation as a domestic corporation, under current laws, would mean that we would be unable to deduct dividends paid to stockholders for purposes of computing our taxable income. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
In certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. If we fail to make (or be deemed to make) sufficient, timely distributions of our income and gain, we could be subject to a 4% excise tax to the extent of such failure. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect and certain other requirements were satisfied) we would be subject to tax on the portion of our income that caused us to fail to meet the income test requirements. We also may decide to retain net capital gain we recognize from the sale or other disposition of our property and pay U.S. federal income tax directly on such gain. In that event, our stockholders would be treated as if they recognized that gain and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes. Additionally, companies through which we indirectly own our assets, such as taxable REIT subsidiaries, may be subject to U.S. federal, state, local, Puerto Rico and non-U.S. income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
If we fail to invest a sufficient amount of the net proceeds from selling shares of our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.
Temporary investment of the net proceeds from sales of shares of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from the sales of shares of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.
To qualify as a REIT, we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.
In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To the extent that we do not distribute our net capital gains or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular U.S. federal corporate tax rates. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay (or are deemed to have paid) with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. Payments we make to our stockholders under our share repurchase program will not be taken into account for purposes of these distribution requirements. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.
If we were considered to have actually or constructively paid a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.
As stated above, in order to qualify as a REIT, we must distribute as dividends to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Until we are required to file annual and periodic reports with the SEC under the Exchange Act, distributions must not be considered “preferential dividends” in order for them to be counted as satisfying the annual distribution requirements for REITs and to provide us with a REIT-level tax deduction. A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with any preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements involving REITs could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan, the terms of stock redemptions, or the allocation of certain fees among different classes of stock), except as otherwise set forth with respect to a particular REIT in a private letter ruling from the IRS to such REIT.
Furthermore, we have not sought a ruling from the IRS but believe that differences in dividends distributed to holders of Class D shares, Class I shares, Class S shares and Class T shares as a result of class-specific stockholder servicing fees that are deducted from the gross distributions for each share class will not result in preferential dividends. However, no assurance can be given that the IRS will agree with this determination or with the opinion of Troutman Pepper Locke LLP referenced in “Material U.S. Federal Income Tax Considerations.” If the IRS were to successfully assert that we paid a preferential dividend, we might be deemed to fail the 90% distribution test, and our status as a REIT could be terminated.
Historically, in order for dividends to be counted toward satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents. On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act. The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act. With the filing of this Form S-11, we will become a reporting company under the Exchange Act, and the preferential dividend rule therefore will become inapplicable to us. However, if the IRS determined that we made a preferential dividend payment before the filing of this prospectus, such preferential dividend could disqualify us from being taxed as a REIT.
The opinion of our tax counsel regarding our status as a REIT does not guarantee our ability to remain a REIT.
We are receiving an opinion of Troutman Pepper Locke LLP in connection with this filing to the effect that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that, as of the date of the opinion, our prior, current and proposed ownership, organization and method of operations, as represented by us to Troutman Pepper Locke LLP, have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2021. The opinion of Troutman Pepper Locke LLP was based on various assumptions and on our representations to Troutman Pepper Locke LLP as of the date of the opinion concerning our prior, current and continuing organization, ownership and operations, and other matters relating to our ability to maintain our qualification as a REIT. The opinion is expressly conditioned upon the accuracy of such assumptions and representations, which Troutman Pepper Locke LLP has not verified and will not verify, Our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Code, the results of which have not been and will not be reviewed or verified by Troutman Pepper Locke LLP. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Troutman Pepper Locke LLP is based upon the law as of the date of the opinion, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Troutman Pepper Locke LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.
If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, including “rents from real property.” See “Material U.S. Federal Income Tax Considerations — Gross Income Tests”. In order for rent paid to us to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT, which would materially adversely impact the value of an investment in our securities and in our ability to pay distributions to you.
The use of taxable REIT subsidiaries, which may be required for REIT qualification purposes, would increase our overall tax liability and thereby reduce our cash available for distribution to you.
Some of our assets may need to be owned by, or operations may need to be conducted through, one or more taxable REIT subsidiaries. Any of our taxable REIT subsidiaries would be subject to U.S. federal, state and local income tax on their taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we would incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis. While we intend that all transactions between us and our taxable REIT subsidiaries would be conducted on an arm’s-length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us would not be subject to the excise tax, no assurance can be given that no excise tax would arise from such transactions.
Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.
For so long as we qualify as a REIT, our ability to dispose of property may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity other than a taxable REIT subsidiary, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business, unless certain safe harbor provisions apply. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Any losses we incur on such prohibited transactions may not be used to offset gains from prohibited transactions. Any taxes we pay would reduce our cash available for distribution to you. To avoid incurring prohibited transactions tax, we may forgo disposition opportunities that would otherwise be available if we were not a REIT.
Recharacterization of sale-leaseback transactions may cause us to fail to qualify as a REIT, or when qualified, lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.
We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year in the event we cannot make a sufficient deficiency dividend.
Investments outside the United States, including in Puerto Rico, may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
In the event we make investments outside of the United States, including in the unincorporated U.S. territory of Puerto Rico, we may become subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
Failure of the Operating Partnership to be taxable as a partnership could cause us to fail to qualify as a REIT and we could suffer other adverse tax consequences.
Based on our expected operating procedures, we believe that the Operating Partnership will continue to be treated for U.S. federal income tax purposes as a partnership and not as an association taxable as a corporation. If the IRS were successfully to determine that the Operating Partnership was properly treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, if the Operating Partnership were treated as a corporation, we could fail to qualify as a REIT, with the resulting consequences described in this prospectus.
You may have a current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Ordinary dividends payable by REITs, however, generally are not eligible for the reduced rates for qualified dividends and are taxed at ordinary income rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including shares of our common stock. However, U.S. stockholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026. You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
Our taxable income may substantially exceed our net cash flow, which may make it difficult for us to meet the REIT distribution requirements.
If we have differences in timing between the recognition of taxable income and the actual receipt of cash, we may generate less cash flow than taxable income. As a result of the foregoing, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt or (4) make a taxable distribution of shares of our common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.
Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of these gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.
Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities

(other than government securities and interests in taxable REIT subsidiaries) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer (other than certain excluded securities, including securities that qualify for the “straight debt” safe harbor). Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than interests in taxable REIT subsidiaries and qualified real estate assets), and no more than 20% of the value of our assets can be represented by securities of one or more taxable REIT subsidiaries (other than qualified real estate assets). If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to qualify and maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
You may be restricted from acquiring or transferring certain amounts of shares of our common stock.
In order to qualify as a REIT, among other requirements, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which our REIT election is effective. To assist us in qualifying as a REIT, among other purposes, our charter contains share ownership limits. Generally, any shares of our stock owned by affiliated owners will be added together for purposes of the share ownership limits.
If anyone attempts to transfer or own shares of stock in a way that would violate the share ownership limits (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived prospectively or retroactively by our board of directors, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either repurchased by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common share ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or a disqualification as a REIT, then the initial transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common share ownership limit, unless such ownership limit or limits have been waived prospectively or retroactively by our board of directors, or the other restrictions on transfer or ownership in our charter, bears the risk of a financial loss when the shares are repurchased or sold.
The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.
Our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, and we would no longer be required to distribute most of our net income to our stockholders, which may have adverse consequences on our total return to stockholders.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of shares of our common stock.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation, the investment in the shares of common stock or the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent or proposed legislation on your investment in the shares of common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our stock.
Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” capital gain distributions attributable to sales or exchanges of U.S. real property interests, or “USRPIs,” generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (1) the distribution is received with respect to a class of shares that is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. Our stock is not and has never been “regularly traded” on an established securities market. Therefore, this exception does not currently apply.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of shares of our common stock generally will not be subject to U.S. federal income taxation unless such shares constitute a USRPI within the meaning of FIRPTA. Our shares of common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot be sure, that we will be a domestically-controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges shares of our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 10% or less of the shares of our common stock at any time during the five-year period ending on the date of the sale. However, as noted above, our stock is not and has never been “regularly traded” on an established securities market. We encourage our non-U.S. stockholders to consult an independent tax advisor to determine the tax consequences applicable to them.
Retirement Plans and Other ERISA Risks
If our underlying assets are treated as the assets of investing Benefit Plans (as defined below, the Advisor and we and our affiliates may be exposed to liabilities under Title I of ERISA and the Code.
In some circumstances where an ERISA plan holds an interest in an entity, a pro rata portion of the assets of the entire entity are deemed to be plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we or our affiliates are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Additionally, regardless of whether our shares qualify for the “publicly offered securities” exception of the Treasury Regulations, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary with respect to any Benefit Plan purchasing shares of our common stock. Prior to making an investment in us, you should consider whether the investment is appropriate for a Benefit Plan, taking into account your obligations under ERISA, the Code and applicable Similar Laws (as defined below), including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws and the facts and circumstances of the investing Benefit Plan.
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, contains a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

ESTIMATED USE OF PROCEEDS
The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the $500,000,000 in shares in the primary offering. The tables assume that 10% of our gross offering proceeds are from the sale of Class D shares, 30% of our gross offering proceeds are from the sale of Class I shares, 10% of our gross offering proceeds are from the sale of Class S shares, and 50% of our gross offering proceeds are from the sale of Class T shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.
The actual amount of upfront selling commissions, however, will vary from the estimated amounts shown because (1) our Class D shares, Class S shares and Class T shares will be sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of stock and actual upfront selling commissions and dealer manager fees per Class D share, Class S share and Class T share are a percentage of the transaction price and (2) the upfront selling commissions and dealer manager fees may be reduced in connection with certain categories of sales of Class D shares, Class S shares and Class T shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the applicable per share purchase price to such stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase program. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares, using a transaction price of $10.3185.
	Maximum Offering of $50,000,000 in Class D Shares
Gross Proceeds(1)	$50,000,000	100%
Upfront Selling Commissions and Dealer Manager Fee(2)	$738,916	1.48%
Dealer Manager Fee(2)	$—	—
Organization and Offering Expenses(3)	$500,000	1.00%
Net Proceeds Available for Investment	$48,761,084	97.52%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares, using a transaction price of $10.3185.
	Maximum Offering of $150,000,000 in Class I Shares
Gross Proceeds(1)	$150,000,000	100%
Upfront Selling Commissions and Dealer Manager Fee(2)	$—	—%
Dealer Manager Fee(2)	$—	—%
Organization and Offering Expenses(3)	$1,500,000	1.00%
Net Proceeds Available for Investment	$148,500,000	99.00%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares, using a transaction price of $10.3185.
	Maximum Offering of $50,000,000 in Class S shares
Gross Proceeds(1)	$50,000,000	100%
Upfront Selling Commissions and Dealer Manager Fee(2)	$1,690,821	3.38%
Dealer Manager Fee(2)	$—	—%
Organization and Offering Expenses(3)	$500,000	1.00%
Net Proceeds Available for Investment	$47,809,179	95.62%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares, using a transaction price of $10.3185.
	Maximum Offering of $250,000,000 in Class T shares
Gross Proceeds(1)	$250,000,000	100%
Upfront Selling Commissions and Dealer Manager Fee(2)	$7,246,377	2.90%
Dealer Manager Fee(2)	$1,207,729	0.48%
Organization and Offering Expenses(3)	$2,500,000	1.00%
Net Proceeds Available for Investment	$239,045,894	95.62%

(1)
Gross offering proceeds include upfront selling commissions and dealer manager fees that the dealer manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
For Class D shares, includes upfront selling commissions of 1.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. For Class T shares, includes upfront selling commissions of 3.0% of the transaction price, and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Amounts presented in the tables are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions) are less than 3.0%. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class T shares only, an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, in each case, payable monthly. The stockholder servicing fees are selling commissions paid overtime. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged. The total amount that will be paid overtime for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. See “Plan of Distribution — Underwriting Compensation — Upfront Selling Commissions and Dealer Manager Fees” and “Compensation — Stockholder Servicing Fees.”
(3)
The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation — Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from this offering.

Market Overview
Digital infrastructure is the platform and foundation that supports telecommunication networks, data storage, processing and transmission around the world. Just like roads and bridges carry physical traffic, digital infrastructure carries the digital traffic of our everyday communications. It helps to facilitate existing and emerging technologies like wireless connectivity, cloud computing, 5G networks, artificial intelligence (“AI”), social media, autonomous cars, cyber security, virtual reality, and so many of the other technology megatrends that have become more and more prevalent in our lives. Digital infrastructure is what allows us to quickly access data and information remotely from nearly any location. Once seen as an added customer benefit, reliable connectivity without restriction — all the time, at full speed, on any device, from anywhere — has become the expectation in our connected world. This expectation is why many now consider digital infrastructure (and the connectivity it provides) a “fourth utility” that is nearly just as crucial as water, gas and electricity. More and more connected devices, the continued expansion of our telecommunications networks (i.e., 5G, 6G, and beyond) and our increasing reliance on wireless communication is fueling the demand for digital infrastructure assets like cell towers, data centers, fiber networks and wireless easements. This integrated communications ecosystem provides carriers, operators and service providers with the network capabilities they need to deliver and meet the ever-growing demands of consumers and businesses.
Types of Digital Infrastructure Assets
Digital infrastructure assets make up the underlying foundation of our connected and digital lives. They represent a complex ecosystem of interconnected components that keeps the modern world running. Three key components of the ecosystem are cell towers, data centers, and fiber networks. Cell towers play a pivotal role in facilitating wireless connectivity by transmitting signals between mobile devices and the broader telecommunications network. Towers are strategically positioned to help ensure widespread coverage and seamless communication. Data centers typically serve as the centralized hubs where vast amounts of digital information are processed, stored, and managed. They play a critical role in supporting cloud services, hosting websites, and managing data-intensive applications like AI and the apps that we use on a daily basis. Fiber networks act as the connective tissue that binds everything together, helping to deliver data and information to our devices. They are comprised of high-speed optical fibers that form the physical pathways for transmitting data at exceptional speeds over long distances. Together, cell towers, data centers, and fiber networks form an intricate web that supports our increasingly interconnected world, enabling rapid and reliable digital communication, information storage, and access to online services.
How Digital Infrastructure Works
Cell towers, data centers, fiber networks, and other physical assets collaborate seamlessly to ensure the efficient delivery of data and information to consumers. Cell towers serve as the link between mobile devices and the broader telecommunications network. These towers receive signals from mobile devices, typically requesting the transfer of data (like sending a text or email to another person) or requesting to receive data (like using a map application to get directions). Your mobile device sends a radio signal to a nearby cell tower. The data collected by cell towers is then generally transferred through fiber networks, which consist of high-speed optical fibers capable of transmitting large volumes of data at rapid speeds. In the case of requesting information, your information request is often sent to a data center where the content resides. It is then sent back through fiber networks, out to the nearest cell tower and back to your mobile device. Data centers play a crucial role in processing, storing, and managing vast amounts of digital information. They house servers and other computing infrastructure that handle requests from users, execute applications, and store data securely. The interconnectedness of these data centers through fiber networks typically enables redundancy and load balancing, helping to ensure continuous service even in the event of network disruptions or high traffic. The collaborative efforts of cell towers, fiber networks, and data centers create a comprehensive and robust network of digital infrastructure assets. This network helps facilitate the flow of information from the user’s device through the cell towers, fiber networks, and data centers, often providing consumers with quick and reliable access to data, applications, and online services. Whether connecting with loved ones, browsing the internet, or accessing cloud-based applications, the synergy among these components is designed to ensure a seamless and efficient user experience.

How Digital Infrastructure Works

In today's hyperconnected world, staying in touch feels effortless. A tap on your phone, a click on your tablet, and suddenly you're video-chatting with loved ones across oceans, streaming the latest movie, or browsing a global marketplace.

Example: Using Maps On Your Phone

With a sophisticated network of digital infrastructure assets hard at work, people don't get lost anymore

1. Your phone's map application sends a request for data to the nearest cell tower via radio frequency signal
2. The signal travels down cabling on the tower and is connected to the internet via a fiber network
3. Your request travels via fiber to a data center where the GPS navigation system resides
4. Data is then sent back through fiber, up the tower, and back out to your phone telling you where to go

And it all happens almost instantly!

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Digital Infrastructure’s Resiliency
The essential nature of digital infrastructure helps it to exhibit a certain level of insulation from broader market conditions and macroeconomic events. This resilience rests on several pillars. Firstly, their function caters to fundamental human needs — staying connected, accessing information, and conducting business. Even during challenging market and economic conditions, these generally remain priorities, helping to drive a sustained level of demand for their services. Secondly, these assets are often characterized by long operating lives. Once built and operational, they often play a mission critical role for the tenants that rely on them. This generally creates relative stability in the tenant base as well as lease revenues, making the assets less susceptible to short-term fluctuations. Thirdly, ongoing advancements in technology and the constant need for faster and more reliable connectivity helps to further solidify the importance of digital infrastructure, generally creating sustained demand amid economic and market uncertainties. It typically doesn’t matter what’s going on in the markets, or in the world, we rely on digital infrastructure assets every day to keep us connected. This provides relative stability and predictability in the tenant base, as well as rental income. While not entirely immune to economic shocks and fluctuations in value, these factors combine to help create a haven for digital infrastructure, making it a relatively resilient sector, especially when compared to traditional commercial real estate sectors.
Throughout the coronavirus pandemic, rent collection was impeded in many real estate sectors as the U.S. economy was negatively impacted. However, this impact was far less significant for “essential” digital infrastructure assets like cell towers and data centers. Due to the importance of digital services and a greater adoption of online platforms in various areas of daily life, rent collection for digital infrastructure remained strong throughout the initial COVID impact (April 2020 – December 2020). Reported rent collection rates for public data center and cell tower REITs were the highest among various real estate sectors as reported by Hoya Capital.1

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Hoya Capital, “REITs — This Time It Was Different”, Feb 2021. Rent collection data for those reporting companies is provided for educational purposes only. There is no guarantee that these trends will continue for all companies. This limited data point may or may not be reflective for other companies and no inference should be made regarding its applicability to the offering. Information is for this time period only and may not be indicative of other time periods.

Source: Hoya Capital, “REITs — This Time It Was Different”, Feb 2021. Rent collection data for those reporting companies is provided for educational purposes only. There is no guarantee that these trends will continue for all companies. This limited data point may or may not be reflective for other companies and no inference should be made regarding its applicability to the offering. Information is for this time period only and may not be indicative of other time periods.
Factors Driving Growth in Digital Infrastructure
Growth in the digital infrastructure market is generally being driven by several interconnected factors. A significant catalyst is the exponential increase in the number of connected devices worldwide. The “Internet of Things” (“IoT”) is made up of billions of “smart” devices — from minuscule chips and sensors, to smartphones, to mammoth machines — that rely on digital infrastructure assets to talk to each other (and to us). In its simplest terms, the IoT is basically the concept of connecting any device or object to the Internet (and/or to each other). This includes everything from cellphones, tablets, connected/autonomous cars, wearable technology, thermostats, doorbells, appliances, headphones, alarm systems and more. This also applies to components and sensors of machines that may be involved in manufacturing productions lines, remote healthcare patient monitoring, smart farming, and more. On a broader scale, IoT can also be applied to things like transportation networks, creating “smart cities” that can help reduce waste, improving efficiencies and save energy. The proliferation of these devices and applications has created an unprecedented demand for seamless and high-speed connectivity, and consequently, greater amounts of digital infrastructure. From wearable technology monitoring our vital signs to smart farming sensors optimizing crop yields, the world is becoming a vast network of intelligent devices, all hungry for data and connectivity. As indicated in the graphs below, Ericsson is predicting nearly 30 billion connected devices by 2030 and is anticipating mobile data traffic to triple from 2023 to 2029.

Source: Ericsson Mobility Report, November 2023

Source: Ericsson Mobility Report November 2023
The surge in mobile data usage, fueled by video streaming, online gaming, and other data-intensive applications, has further propelled the need for advanced digital infrastructure to help avoid congestion on our wireless networks. Wireless congestion happens when too many people are using the same cell site at once. Increased data usage can quickly overload a cell site’s capacity. The primary way to relieve congestion is to add new wireless infrastructure.

More Devices & Data Requires Greater Infrastructure

From wearable technology monitoring our vital signs to smart farming sensors optimizing crop yields, the world is becoming a vast network of intelligent devices, all hungry for data and connectivity. Forecasts are predicting nearly 30 billion connected devices by 2030[1] with mobile data traffic projected to triple from 2023 to 2029.[2]

AI is another driving force, with its widespread integration into various industries. AI relies on massive amounts of data to feed algorithms that generate predictions, solutions, and other sophisticated results. It demands substantial computing power and data storage capabilities. The by-product of AI is expected to be exponential growth in data generation. While we are still in the early stages of widespread AI adoption, this groundbreaking technology is expected to contribute significantly to the ongoing demand for digital infrastructure assets that help store, process, manage, and transfer AI-driven data.

Source: Market.us, March 28, 2023 — “Artificial Intelligence Market to Reach US$ 2745 Bn by 2032, North America is Expected to Dominate the Worldwide Market”
5G networks are revolutionizing connectivity by offering unprecedented speed and low latency. Wireless carriers continue to invest substantial capital to expand 5G networks and construct a platform for economic growth and innovation. The ongoing deployment and expansion of 5G networks are generally necessitating the development of additional cell towers along with an extensive fiber network, contributing significantly to the growth in the overall digital infrastructure market. Digital infrastructure assets like cell towers, data centers, fiber networks and more will be essential in helping bring 5G to its full potential. Widely available industry information suggests that propagation characteristics of 5G spectrum are different than those of 4G networks in that 5G radio signals in certain frequency bands are not expected to travel as far as 4G signals. As such, we believe the delivery of 5G networks will likely require wireless carriers to invest in upgrading networking equipment, leasing additional sites, and generally densifying their footprints across cell towers, small cells, fiber networks, data centers, and other infrastructure solutions to bring 5G coverage and capacity to targeted areas.

Source: S&P Global Market Intelligence and Kagan Research, June 2022 — Wireless tower, small cell and DAS projections.
Cloud computing is a revolutionary paradigm that has transformed the way individuals and businesses manage and access data, applications, and computing resources. Essentially, it involves the delivery of computing services, such as storage, processing power, and software, over the internet, eliminating the need for local servers and infrastructure. Cloud computing relies heavily on data centers, which are centralized facilities equipped with the necessary infrastructure to store, process, and manage vast amounts of data. These data centers serve as the backbone of cloud services, providing the computing power and storage necessary for applications and services to function seamlessly over the internet. Over the years, cloud computing has experienced exponential growth, driven by its scalability, cost-effectiveness, and flexibility. Organizations have increasingly adopted cloud services to help streamline operations, enhance collaboration, and achieve greater agility. The ability to scale resources up or down based on demand, coupled with the ease of accessibility from anywhere with an internet connection, has made cloud computing a critically strategic tool in the digital era. As technology advances, the proliferation of data created is expected to result in continued growth of the cloud computing sector. The ongoing innovations in cloud services, including improved security measures and advanced functionalities, further contribute to its sustained expansion as a fundamental pillar of modern computing infrastructure. According to Precedence Research, and depicted in the graph below, the global cloud computing market size was valued at USD $480 billion in 2022 and is expected to hit USD $2297.37 billion by 2032 with a registered CAGR of 17% from 2023 to 2032.

Source: Acumen Research and Consulting, October 12, 2023.
With the maturation of the Internet, the advancement of smart technology, the ever-increasing world of connected devices, and the introduction of new and innovative technologies, data is being created, stored, processed, and migrated more than ever before. As indicated in the graph below, the growth of data and networked devices is expected to continue.

Source: DemandSage Jan. 6, 2024 — “Big Data Statistics For 2024 (Growth, Market Size & More)”
We believe new technologies and data intensive applications will drive consumer demand for additional bandwidth and capacity. We also expect that new developments within the IoT sector will result in increased demand for even more devices, information and applications. We anticipate these new areas of technological growth are projected to bring about even greater data demand and usage by the consumer, thus providing the catalyst for increasing demand for digital infrastructure assets like cell towers, data centers and fiber networks.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
Our primary investment objectives are to:
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assemble and operate a diversified portfolio of digital infrastructure assets;

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preserve and protect investor capital;

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provide attractive risk-adjusted returns to our investors;

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deliver tax-efficient income to our investors via regular distributions; and

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realize growth in the value of our investments over time.

We cannot assure you that we will be able to attain these objectives or that the value of our assets will not decrease. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors.
Investment Strategy
Our investment strategy is to capitalize on the overwhelming demand for digital infrastructure in order to provide investors with stable, tax-efficient cash distributions, as well as growth in the value of their shares. Our strategy entails acquiring and/or establishing, operating, managing and leasing digital infrastructure assets, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments and (4) fiber networks. Data centers may include wholesale, enterprise, colocation, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences, or other data centers. To a lesser extent, we may invest in other real estate-related assets and telecommunications infrastructure such as small cells and DAS wherein management believes there is an opportunity for considerable income and/or growth. There is no limitation on the number, size or type of assets we may acquire or the percentage of net proceeds of this offering that may be invested in a single investment. We will focus our investment activities on digital infrastructure, preferably with long-term leases or contracts, to creditworthy tenants or customers.
As part of our core business, we provide and expect to continue to provide access, including space or capacity, to towers, data centers, wireless rooftop or ground easements, and fiber networks via long-term contracts or leases to creditworthy tenants or customers that often contain annual rent/lease increases. In general, cell towers and easement assets can accommodate multiple customers for antennas and/or other equipment necessary to support the transmission of signals for wireless communication devices. We seek to create additional value by increasing our site rental revenues by co-locating or adding more tenants via long-term leases on our digital infrastructure real estate, through tenant lease amendments, or through build-to-suit and development opportunities. We expect these initiatives to result in significant incremental cash flows due to the relatively fixed operating costs associated with these assets. In the case of our fiber networks, we will seek to further expand coverage and service areas to allow access to new prospective customers. In addition, we may offer certain network services relating to the expansion of our digital infrastructure, predominately consisting of site development services, including, but not limited to: site acquisition, architectural and engineering, design, zoning and permitting, new cell site, small cell, DAS and fiber network build-outs.
With regard to data center real estate investments, we have focused and expect to continue focus our investment activities on acquiring mission critical properties, preferably with long-term leases, to creditworthy tenants, focusing primarily on telecommunications switch and edge data centers. We may also seek to invest in wholesale, enterprise, co-location or other types of data center properties should management believe there is an opportunity for considerable income and/or growth. We generally will seek investments that produce current income. However, we may acquire single and/or multi-tenant data center properties that may or may not be fully occupied, or those that we believe can benefit from certain value enhancement strategies. We expect to generate additional value by implementing enhancement strategies that may include: lease-up and stabilization, maximizing utilization, facility expansion, cost control efforts, conversion from a single tenant data center to a multitenant data center, adjusting under market rents to current market rates, working with developers on build-to-suit projects, providing facility management services to tenants, and other real estate strategies that we believe may lead to overall appreciation in the value of assets.
Our long-term strategy is based on our belief that additional demand for digital infrastructure will be created by the anticipated continued growth in the number of connected devices, the ongoing usage and reliance upon mobile devices, data, information and media applications, greater adoption of virtual platforms as a result of COVID-19, and the expectation of the major U.S. wireless carriers to continue the implementation of newer, more powerful 5G networks. We believe that ongoing demand for digital infrastructure will create significant future growth opportunities for us.
We have acquired and intend to continue to acquire assets located in the United States, but may consider acquisitions of assets located outside of the United States. We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria; provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us or any of our subsidiaries to be an investment company under the Investment Company Act or cause our advisor to have assets under management that would require our advisor to register as an investment advisor under the Investment Advisers Act. The number and mix of assets and other real estate-related investments comprising our portfolio will depend upon market conditions and other circumstances existing at the time we acquire assets and other real estate-related investments, and the amount of proceeds raised in this offering. As a result, we may acquire assets other than the types described in this prospectus. In addition, we may acquire assets that vary from the parameters described in this prospectus.
Our board of directors adopted a policy pursuant to which, subject to the terms and conditions of our advisory agreement, our advisor will be authorized to make any and all investments in assets with a contract purchase price less than $1,000,000 without obtaining the prior approval of our board of directors, so long as any such investment would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such assets does not exceed the fair market value of such assets.
We believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner. We expect the structure to be beneficial to your investment, as we are not limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.
Primary Investment Focus
While market conditions and select opportunities will influence decisions on our acquisitions, we have focused and expect to continue to focus our investment activities on digital infrastructure, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments and (4) fiber networks located mainly throughout the United States that we expect to provide the opportunity for considerable income and/or growth for our investors as described below.
Data Centers
A data center is a physical building that tenants of all shapes and sizes use to store, process, distribute and receive their essential data and information. Data centers require significant infrastructure to support the computer hardware, software and networking equipment housed in the facility. These include redundant electrical power systems, Uninterruptable Power Systems (UPSs), Power Distribution Units (PDUs), Computer Room Air Conditioning (CRAC) units, Computer Room Air Handlers (CRAHs), fire suppression and sprinkler systems, backup generators, multi-layered security systems, Building Management Systems (BMSs), and fiber and telecommunication connections to internal and external networks. While many data centers share the need for this critical infrastructure, there are various types of data centers that are often designed to meet specific customer needs.

We expect to acquire data center properties, preferably with long-term leases, to creditworthy tenants, focusing primarily on wholesale, enterprise and colocation data centers. We may also seek to invest in telecommunications switch and edge computing facilities or other types of data center properties should management believe there is an opportunity for considerable income and/or growth.
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Enterprise data centers are private facilities used and owned by one company, which typically is a larger enterprise or technology company, that designs, builds, and operates the facility. As opposed to internet data centers that host a few applications for many users, enterprise data centers typically host many applications that serve a limited number of users and have specific requirements around security, uptime and availability.

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Colocation data centers have equipment, space, and bandwidth available for rent to multiple retail customers. Colocation facilities provide space, power, cooling, and physical security for the server, storage, and networking equipment of other firms and connect them to a variety of telecommunications and network service providers at minimum cost and complexity.

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Wholesale data centers are designed, supplied, built, or installed fully complete and ready to operate. They typically have data center space available for rent in larger capacities than a colocation model and have fewer customers, or may house build-to-suit space for a single tenant.

We generally will seek investments located within the United States that produce current income. However, we may acquire assets located outside of the United States and we may acquire single and/or multi-tenant data center properties that may or may not be fully occupied, or those that we believe can benefit from value enhancement strategies.
Cell Towers
A cell tower is a cellular-enabled mobile device site where antennae and electronic communications equipment are placed — typically on a radio mast, tower or other raised structure — to create a cell (to adjacent cells) in a cellular network. The raised structure and underlying real estate typically support antennae, transmitters, receivers, control electronics and additional power sources used for backup. Cell towers are typically used by wireless carriers to support and service their network coverage or capacity to subscribers. The purpose of a cell tower is to provide the infrastructure to facilitate the signal reception of cellular phones and other wireless communication devices supported by a cellular network.
We have acquired and expect to continue to acquire cell towers and generate revenue from long-term leases to creditworthy tenants. Such tenants will typically be wireless carriers and lease space on cell towers and rooftops, where they install and maintain their equipment. They also often lease space underneath a tower to house the utilities and equipment necessary to operate and maintain their network equipment. Rental payments can vary depending upon numerous factors, including, but not limited to, tower location, space requirements, type and position of tenant equipment on the tower, ground space required by the tenant and remaining tower capacity. Our costs associated with cell towers may include ground rent, power and fuel costs (some or all of which may be passed through to our tenants) as well as property taxes, repairs and maintenance expenses.
Wireless Rooftop and Ground Easements and Lease Assignments
We have acquired and expect to continue to acquire both wireless ground easements and wireless rooftop easements. Wireless ground easements give us the right to use and/or lease a specific area surrounding a wireless (tower) site. Wireless rooftop easements give us the right to use and lease a specific area on a building rooftop to lease that space for wireless operations. We expect to acquire ground and/or rooftop easements to facilitate our ability to maintain and/or establish long-term leases with creditworthy tenants at the tower or rooftop location that are typically wireless carriers and/or broadcast companies that use the space for their wireless telecommunications equipment. We may also acquire economic rights under lease assignments that are substantially similar to the economic rights granted under an easement, including the right to re-lease the same space when a lease expires or terminates. In certain circumstances, we may lease the sites from property owners and then sublease those spaces to our tenants.
We have sought and expect to continue to seek easements with perpetual terms that include covenants that prevent a property owner from interfering with the operations of our tenants. While perpetual terms may not always be available, easements and lease assignment terms often have terms for up to 99 years. However, the terms of such easements usually vary by location. When we acquire an easement or lease assignment in connection with a property subject to a mortgage, we also expect to enter into a non-disturbance agreement with the mortgage lender in order to protect us against potential foreclosure on the property owner at the infrastructure location, which foreclosure could, absent a non-disturbance agreement, extinguish our easement or lease assignment rights.
In addition, we have acquired and expect to continue to acquire and structure our easements and lease assignments in a manner that mitigates additional risks as follows:
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We expect to record our easements and lease assignments, or a notice thereof, in local real property records, giving constructive notice of our real property interest to all successor property owners and other parties of interest (such as future lenders).

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We plan to perform a title search prior to the acquisition of the easement or lease assignment, obtain title insurance on the easement or lease assignment except where doing so would not be economically or otherwise feasible, and to address all material exceptions to title prior to purchase.

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We believe our possessory use rights to the underlying property help mitigate our liability exposure. We are typically indemnified by the property owners or our tenants for environmental liability, if any, relating to the property. In addition, we anticipate that general liability insurance will be typically provided by our tenants.

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The non-disturbance agreements that we expect to use will generally protect our real property interest in case of a foreclosure against the property owner.

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In general, under our easement and lease assignment terms, we expect the property owner to be contractually responsible for their property level operating expenses, including maintenance capital expenditures, taxes and insurance.

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We expect that in the event that one of our tenant leases expires without renewal or is terminated, our easements and lease assignments will allow us to enter into a new lease of the same space for the same use.

Fiber Optic Networks
We intend to pursue acquisition opportunities of existing fiber optic networks that we believe will continue to generate stable subscriber revenues as well as future growth by further network expansion and customer additions. In the instance of wireless backhaul, fiber optic cable transmits and delivers large volumes of data from its origin (i.e., wireless devices through, among other means, towers, rooftop cell sites, small cell and DAS, etc.) to its final termination point, thus serving as the “backbone” for numerous telecommunications networks. This backbone offers nearly limitless symmetrical bandwidth and capacity with faster, more reliable connections than legacy telecommunications connections. In general, the core digital infrastructure assets communicate together seamlessly to provide wireless consumers with device connectivity.
We believe the explosive growth of the Internet, coupled with an array of technological advances and the introduction of more and more applications, has turned broadband enabled services into a powerful medium for communication. Through fiber optic networks, people around the world can share large amounts of rich information in an interactive, timely, and cost-effective manner. Fiber optic connections greatly increase the speed at which this transfer of information can occur. With high-speed access, both businesses and consumers can more effectively capitalize on the growing number of value-added services and products available including acceptance of many next generation web-based applications such as e-commerce, streaming media, video conferencing, extended learning, and voice applications.
We believe the growth and expansion of fiber optic networks and the introduction of 5G are expected to further introduce new opportunities for on-line services and applications that leverage the power of broadband access and the presence of the IoT. It is our expectation that the constant creation and innovation of web applications will likely serve to increase the demand for high-speed access and the deliverability on which it relies. Furthermore, we expect that a wide variety of industry sectors such as healthcare, education, public safety, home broadband, etc. are expected continue to utilize and benefit from fiber optic network connections.
We expect that in many cases additional network expansion will be required to access potential unserved or underserved subscribers, such as fiber to the tower connections with wireless carriers. While the capital requirements of fiber optic networks are substantial and vary by geographic location, the resulting infrastructure is highly scalable and provides long-term economies relative to other options.
Evaluating Investments
When evaluating prospective investments, our advisor considers relevant digital infrastructure and financial factors, including the location of the asset, the leases and other agreements affecting the asset, the creditworthiness of major tenants, the asset’s income-producing capacity, its age and physical condition, its position relative to competing assets, its prospects for appreciation, its prospects for liquidity, tax considerations and other factors. Together with the necessary external advisors and consultants, our advisor performs a comprehensive due diligence investigation to determine whether the potential investment meets our basic investment criteria and other guidelines specified by our advisor, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. This due diligence investigation will typically include, among other things, the following:
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a full operational and financial analysis to identify the key risks and opportunities of the asset or assets, including among other things, a detailed review of historical and projected financial results, engineering analyses, viability analyses, environmental analyses, FAA and FCC regulatory analyses and legal analyses of agreements affecting said asset or assets and rights associated therewith;

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a detailed analysis of geographical industry dynamics, competitive position within the area, regulatory, tax and legal matters;

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on-site visits, where necessary;

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environmental reports and environmental matters relating to federal, state and local laws and regulations relating to environmental protection and human health and safety;

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physical condition and historical maintenance reports;

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existing leases and specific terms and conditions contained therein (term, rent escalators, etc.), as well as the potential to secure additional leases;

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analysis of potential expansion opportunities;

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new tenant and/or customer opportunities and historical customer churn;

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independent engineering studies and structural analysis;

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financial analysis to validate historical operating results;

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review of previous developers, construction companies and other key personnel involved in the initial development of the asset or assets, or any modification thereof (including any subcontractors and outsourcing arrangements);

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development of implementation and maintenance schedules with dates and key milestones;

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development of safety plans and compliance with regulatory standards;

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review of planning schedules and methodology, including review of purchase order schedule and cash flow requirements/deposits/escrows, supply sources and expectations, risk mitigation, reasons for selection of various supplies and cost mitigation;

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review of system test and commissioning plan;

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due diligence of the reputation and creditworthiness of component part suppliers; and

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financial counterparty due diligence including lender reference checks, if necessary, and the need for guarantees, bonding, and insurance to ensure timely completion of an acquisition.

Our advisor may also engage independent insurance brokers specializing in digital infrastructure to review assets and recommend appropriate insurance coverage.
Creditworthy Tenants
In evaluating potential acquisitions, we apply credit underwriting criteria to the existing tenants utilizing the assets. Similarly, we apply credit underwriting criteria applicable to assets in our portfolio to prospective new tenants when we are entering into new lease agreements. We expect many of the tenants utilizing and leasing our assets will be creditworthy national or regional companies and/or carriers with high net worth and high operating income. We will monitor the credit of our tenants to stay abreast of any material changes in credit quality. We will monitor tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies) that are rated by nationally recognized rating agencies, (2) reviewing financial statements that are publicly available or that are required to be delivered to us under the applicable lease, (3) monitoring news reports and other available information regarding our tenants and their underlying businesses, (4) monitoring the timeliness of rent collections and (5) conducting periodic inspections of our assets to ascertain proper maintenance, repair and upkeep.
A tenant is considered creditworthy if it has a financial profile that our advisor believes meets our criteria. In evaluating the creditworthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but considers many factors, including, but not limited to, the proposed terms of the acquisition, the financial condition of the tenant and/or guarantor, the operating history of the asset with the tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, and the remaining term of the lease, as well as other lease terms at the time of acquisition.
A tenant also will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s Investors Service of Baa3 or better or credit rating by Standard & Poor’s Financial Services, LLC of BBB- or better, or similar rating from another credit rating agency, or its payments are guaranteed by a company with such a rating. Changes in tenant credit ratings, coupled with acquisition and disposition activity, may change our concentration of creditworthy tenants from time to time. As of December 31, 2024, approximately 69% of our portfolio’s annualized base rent was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of BBB- or better.
Creditworthy Customers
In evaluating potential acquisitions, we review information such as payment history of customers, as well as analyze ratios of bad debt expense against overall revenues. We will review historical churn rates associated with bad debt expense as compared to overall churn. We evaluate the financial wherewithal of potential future customers subscribing to new services on our networks by reviewing available financial and other pertinent information.
Description of Leases
We have acquired and expect to continue to acquire towers subject to existing tenant leases, which in most cases we expect will be entered into by the major U.S. wireless carriers. These leases will generally include customary industry language with multiple auto-renewal terms, base monthly rent with annual escalators and other terms and conditions applicable to that particular asset. Some of the leases also will likely contain provisions that increase the amount of base rent payable at points during the lease term or upon significant change to tenant equipment. Subsequent to the acquisition of towers, we may enter into new lease agreements with tenants similar to those stated above. The terms and conditions of any lease we acquire through the purchase of an asset or enter into with new tenants may vary substantially from those we describe in this prospectus and will be on terms customary for the type of assets and geographical area.
We anticipate that any physical improvements required at the time we acquire an asset will be funded from our offering proceeds. Additionally, should we enter into new lease agreements with new tenants, we may be required to expend funds for improvements. We would expect to fund those improvements with offering proceeds, through third-party financings, from cash flows, from cash reserves or when available from a tenant in exchange for rent reductions.
While each agreement can vary, we expect that a vast majority of the leases we acquire or enter into will require us to include the payment of any taxes, utilities, maintenance and insurance assessed or levied on the asset. These costs will generally be factored into the rent assessment on new lease agreements with new tenants. The leases also generally require each tenant to procure, at its own expense, commercial general liability insurance and naming us, as the landlord, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available and deemed necessary, secondary liability insurance, as well as loss of rents insurance in the event of a rental loss. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis.
With respect to multi-tenant assets, we expect to have a variety of lease arrangements with the tenants of such assets. Since each lease is an individually negotiated contract between the parties, each lease will have different obligations of both the landlord and tenant. Most of the large U.S. carriers have standard lease forms they require to use that generally do not vary from property to property. We may have limited ability to revise the terms of leases to those particular carrier tenants.
In general, we will not permit leases to be assigned or subleased to unrelated third-parties without our prior written consent. If we do consent to an assignment or sublease, the original tenant will generally remain fully liable under the lease unless we release that tenant from its obligations under the lease.
Investing in Third Party Development Opportunities and Originating Interim Loans
We may originate interim digital infrastructure loans as part of an investment strategy in third party developers for the further acquisition of assets. Our criteria for originating loans will be substantially the same as those involved in our investment in properties. We may originate and provide such loans in a variety of structures including, but not limited to, construction loans on digital infrastructure, preferred equity loans, strategic bridge or mezzanine loans. Further, we may provide unsecured loans or loans secured by other infrastructure assets other than the assets in which the loans are being provided; however, we will not make unsecured loans or loans not secured by digital infrastructure unless such loans are approved by our board of directors and permitted under our charter. A strategic bridge loan is short-term financing for an individual or business, until permanent or the next stage of financing can be obtained. A mezzanine loan is a loan made in respect of certain assets that is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns or will own the asset.
Our underwriting process will typically involve comprehensive financial, structural, operational and legal due diligence. When evaluating prospective investments in and originations of third party developer infrastructure loans, our management and our advisor will consider factors such as the following:
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the ratio of the total amount of debt secured by an asset to the estimated value of the asset by which it is secured;

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the amount of existing debt on the asset and the priority of that debt relative to our proposed investment;

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the asset’s potential for capital appreciation;

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expected levels of rental and occupancy rates;

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current and projected cash flow of the asset;

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the degree of liquidity of the investment;

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the geographic location of the asset;

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the condition and use of the asset;

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the quality, experience and creditworthiness of the borrower;

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general economic conditions in the area where the asset is located;

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REIT qualification requirements; and

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any other factors that our advisor believes are relevant.

We may purchase existing loans that were originated by other lenders associated with digital infrastructure. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meet our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect and/or evaluate the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in asset loans with which the asset cannot be completed and transferred within three years from the date of our investment, and anticipate that most loans will have a term of less than two years. Most loans which we will consider extending to third party developers are expected to provide for payments of interest and principal in full at the end of the loan term which will typically coincide with the transfer of title of the underlying contracted asset. In some cases loans may provide for monthly payments of interest and principal amortization.
Investing in Securities
We may invest in non-majority owned securities of both publicly traded and private companies primarily engaged in the digital infrastructure real estate space and securities issued by pass-through entities of which substantially all of the assets consist of wireless and communications real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities.
Joint Ventures
We have entered into a joint venture (described below under “— The DataCom Joint Venture”) and may enter into additional joint ventures for the acquisition or improvement of digital infrastructure real estate, and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering and any future private or public offerings we may conduct. In addition, we intend to engage third parties to assist with our diligence process regarding potential properties we may acquire. We may enter into joint ventures and other co-ownership arrangements or participations with other affiliated programs; however, our charter permits such joint ventures only if a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers. We may enter into joint ventures and make similar arrangements for the purpose of acquiring, owning, and operating digital infrastructure real estate. In determining whether to invest in a particular joint venture, our advisor will evaluate the asset that such joint venture owns, or is being formed to own, under the same criteria described above for the selection of our real estate investments.
Our policy is to invest predominantly in joint ventures when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest.
However, in the event that the co-venturer elects to sell the asset held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such asset.
The DataCom Joint Venture
On December 8, 2022, SWIF II Ventures I, LLC, a newly formed Delaware limited liability company that is a subsidiary of our Operating Partnership, and DataCom, established the DataCom Joint Venture, a joint venture for the purpose of acquiring fiber and wireless real estate assets that meet our investment guidelines. Fiber and wireless real estate assets will be offered to the DataCom Joint Venture in accordance with our sponsor’s acquisition allocation policy. The terms of the DataCom Joint Venture are set forth the JV LLC Agreement, entered into among our Operating Partnership, DataCom and our advisor, as the promote member.
The JV LLC Agreement provides for the parties to make capital contributions that will be funded 49% by DataCom and 51% by the Operating Partnership on a parity basis. Our Operating Partnership will serve as the manager of the DataCom Joint Venture and will be responsible for day-to-day operations of the joint venture and management of its properties, subject to obtaining DataCom’s approval of major decisions (including investments, dispositions, financings, major capital expenditures and annual budgets). For its role as manager, our Operating Partnership will receive asset management, acquisition, loan coordination and property management and leasing fees, with a portion being paid to DataCom for its work performed on behalf of Israeli investors. Such fees will be paid by DataCom’s investors and will not be paid by the Company’s investors. In addition, our advisor will be entitled to receive a promote percentage once each member of the joint venture has recouped its invested capital and received a 15% per annum preferred return.
After August 1, 2028, DataCom will have a right to initiate the sale all or substantially all of the joint venture’s real estate assets or the sale of Datacom’s membership interests in the joint venture (a “JV Sale”). If DataCom elects to initiate such a JV Sale process, our Operating Partnership may offer to acquire DataCom’s membership interests for a purchase price equal to an agreed upon fair market value, with such closing to occur 75 days after the determination of the fair market value or such later date as agreed to by the parties. If, after negotiating in good faith, the closing does not occur by this deadline, or if the parties cannot agree to a fair market value, DataCom may give notice to trigger a right of first offer process whereby the Operating Partnership generally will have the right to make an offer to purchase DataCom’s membership interests based on a valuation proposed by Datacom, or the ROFO Valuation. In the event that our Operating Partnership rejects the right of first offer notice, DataCom will have the right to complete a sale with a bona fide third-party purchaser during a one-year period provided that the resulting purchase price equal 99% of the ROFO Valuation. In addition, if an event of default occurs with respect to our Operating Partnership, DataCom will have the right to commence a JV Sale without complying with the procedures summarized above.
The JV LLC Agreement provides that after the Operating Partnership's good faith application of the acquisition allocation policy, if any member of the joint venture or any controlled affiliate of a member is offered or discovers a business opportunity of the type and scope that is within the business of the joint venture, such member or affiliate shall, prior to pursuing such opportunity, offer to the joint venture the right to pursue such opportunity. If DataCom and the Operating Partnership determine not to pursue or approve any such opportunity, the Operating Partnership would be permitted to pursue the opportunity outside the joint venture. The JV LLC Agreement contains restrictions on a party’s right to transfer its interest in the joint venture without the approval of the other party.
Due Diligence
Comprehensive due diligence is conducted on each property that our advisor proposes to purchase on our behalf, including these four primary types:
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Financial Due Diligence. A preliminary review of each opportunity is conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data. If the advisor deems appropriate, further due diligence will be conducted, as described below, to confirm the initial financial review. The advisor will forecast expected cash flows and analyze various scenarios and exit strategies utilizing its proprietary models and the financial information received.

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Books and Records. Third-party accounting consultants will be used as deemed necessary to review relevant books and records (for example, comparing rent rolls to leases for office buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.

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Physical Due Diligence. This primarily will involve an analysis of environmental and engineering matters by third-party consultants. Conclusions will be incorporated from environmental/engineering reports into the financial projection analysis. Additionally, the advisor will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence.

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Legal and Tax Due Diligence. The advisor will work closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, the advisor will work with internal and external tax advisors to structure investments in an efficient manner.
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. In addition to the policies discussed above, pursuant to our charter, we will not, among other restrictions:
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make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

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make an investment in a mortgage loan (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine, and in all cases in which the transaction is with our advisor, our sponsor, any director or any affiliate thereof, such appraisal of the underlying property must be obtained from an independent appraiser;

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make an investment in a mortgage loan, including a construction loan but excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities on any one property, if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that the deferred interest on each loan exceeds 5% per annum of the principal balance of the loan;

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invest in indebtedness secured by a mortgage on real property (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) which is subordinate to the lien or other indebtedness or equity interest of our advisor, any director, our sponsor or any of our affiliates;

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invest in equity securities not listed on a national securities exchange or traded in an over-the-counter market, unless a majority of the board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive, and commercially reasonable;

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invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service;

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issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program;

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issue options or warrants to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public;

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invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

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engage in securities trading or the business of underwriting or the agency distribution of securities issued by others; or

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acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in publicly traded securities.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions. See “Conflicts of Interest” beginning on page 145.
Changes in Investment Objectives, Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. As discussed above, our investment policies and objectives and the methods of implementing our investment policies and objectives, except to the extent set forth in our charter, may be altered by a majority of our directors, including a majority of the independent directors, without approval of our stockholders. Should any such investment policies or objectives change, we will disclose such change to investors through our quarterly reports to stockholders, quarterly filings (if we become subject to the reporting requirements of the Exchange Act), and subsequent prospectus supplements. Our board of directors may not amend provisions of the charter relating to investment policies or investment restrictions without the approval of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter.
Description of Real Estate Investments
We engage in the acquisition and ownership of digital infrastructure assets throughout the United States. As of September 30, 2024, through wholly-owned subsidiaries of our Operating Partnership, we own 100% of the fee simple interest in 36 towers with associated ground leases or easements, two data centers, 58 tenant leases and other related assets, as well as a 51% interest, through the DataCom Joint Venture, which is an unconsolidated joint venture, in 121 towers with associated ground leases or easements, two rooftop easements, 176 tenant leases and other related assets. For a detailed description of our real estate investments, see the section of this prospectus entitled “Investments in Real Estate and Real Estate Debt.” Subsequent to September 30, 2024, through wholly-owned subsidiaries of our operating partnership, we acquired 100% of the fee simple interest in four towers with associated ground leases or easements, which included four tenant operating leases and other related assets, as well as a 51% interest, through acquisitions of the DataCom Joint Venture, in 18 towers with associated ground leases or easements, which included 27 tenant operating leases and other related assets.
Cash, Cash Equivalents and Other Short-Term Investments
We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

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U.S. government or government agency securities; and

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Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments
We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.
Financing Strategies and Policies
Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. However, we can exceed this threshold if doing so is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing.
Examples of justifications that could be found by a majority of our independent directors include: (i) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations, (ii) to pay sufficient dividends to maintain our REIT status, or (iii) to buy a property where an exceptional acquisition opportunity presented itself and the terms of the debt and nature of the property were such that the debt did not increase the risk that we would become unable to meet our financial obligations as they became due. There is no limitation on the amount we may borrow for the purchase of any single property, but our portfolio leverage cannot exceed 75% of the cost of our investments without justification; however, we intend to target a leverage ratio of the greater of 65% loan-to-value or loan-to-cost. During the initial stages of our offering, however, our leverage ratio could exceed our target leverage ratio. Should a majority of our independent directors find justification, there will be no limitation on our portfolio leverage.
We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in assets, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing we utilize at any given time will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our securities in this and future offerings, our ability to pay dividends, the availability of properties meeting our investment criteria, the availability of debt financing, and changes in the cost of debt financing. To help finance our initial acquisitions, we may utilize short-term borrowings. However, after our initial property acquisitions, as a general principle, we anticipate that the term of any debt financing we utilize will correspond to the anticipated holding period for the respective asset.
Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular asset. To the extent that we do not obtain mortgage loans on our assets, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.
Our advisor may refinance assets during the term of a loan in various circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend dividends from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.
We may repay borrowings under any future credit facility or under any future long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt, proceeds from this offering, proceeds from any future private or public offering, or proceeds from any other future securities offerings.
Secured Credit Facilities
On March 15, 2023, we entered into the $35 million Sunflower Secured Credit Facility, which matures on March 15, 2028, by and among Investment Co. II, SWIF II Data Center, SWIF II Investment Co. Fiber, LLC, the Company, the lenders from time to time party thereto, and Sunflower Bank, N.A., as the Administrative Agent. Proceeds from loans made under the Sunflower Secured Credit Facility will be used to finance the acquisition of digital infrastructure assets and for working capital and other corporate purposes.
The Sunflower Secured Credit Facility includes an accordion feature, which allows the total borrowing capacity under our Sunflower Secured Credit Facility to be increased to up to $85 million, subject to certain conditions, including obtaining additional commitments from lenders. Amounts outstanding under our secured credit facility bear interest at the Secured Overnight Financing Rate, or SOFR, plus a margin of

2.75% or a base rate plus a margin of 1.75%, in each case depending on our leverage. The Sunflower Secured Credit Facility is scheduled to mature in March 2028. The Sunflower Secured Credit Facility will be repayable in full at maturity, subject to optional and mandatory prepayment provisions. The Sunflower Secured Credit Facility contains standard and customary conditions precedent, covenants and events of default.
As of February 10, 2025, we had drawn down $31.5 million from the Sunflower Secured Credit Facility, with $3.5 million remaining available. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Secured Revolving Credit Facility.”
On September 10, 2024, SWIF II Datacom Investment Co. Towers, LLC (the “Borrower”), a Delaware limited liability company and indirect subsidiary of StratCap Wireless Datacom Ventures, LLC, a Delaware limited liability company and the DataCom Joint Venture entity, entered into the TCB Credit Agreement, by and among the Borrower, the lenders party thereto and Third Coast Bank, as the administrative agent, swing line lender and L/C issuer. The TCB Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $30.0 million, the proceeds of which may be used acquire and develop towers and tower property, and up to $1.0 million of which could be used for letters of credit for the account of the Borrower. The Borrower could increase the aggregate commitments of the revolving credit facility by an amount not exceeding $70 million.
On October 29, 2024, the Borrower entered into an amendment to the TCB Credit Agreement to add a new lender and increase the aggregate commitments under the senior secured revolving credit facility from $30.0 million to $45.0 million. The amendment also reduces the amount by which the Borrower may increase the aggregate commitments of the revolving credit facility to an amount not exceeding $55 million.
Amounts borrowed under the TCB Credit Agreement accrue interest in an amount equal to a floating rate plus a specified margin spread based on the Borrower’s loan-to-value ratio. Such floating rates are, at the Borrower’s option, either (a) the highest of the prime rate published by The Wall Street Journal, the sum of the Federal Funds Rate plus one-half of one percent (0.50%) and Secured Overnight Financing Rate (“SOFR”) for a one-month tenor in effect on such day plus one percent (1.00%) or a floor of one percent (1.00%) and (b) SOFR. Depending upon the Borrower’s loan-to-value percentage, the interest rate margin spread for loans based on SOFR ranges from two and one quarter percent (2.25%) to two and three quarters percent (2.75%) per annum. The Borrower is required to pay a quarterly fee of thirty-five hundredths of one percent (0.35%) on the daily average unused amount of the revolving commitments. Additional customary fees apply with respect to letters of credit.
The Borrower’s obligations under the TCB Credit Agreement are supported by a guarantee provided by the Borrower’s direct parent, SWIF II Datacom Intermediate Holdco Towers, LLC, a blanket lien on all of the Borrower’s assets and a pledge of the equity in the Borrower by its direct parent. The Borrower’s real property (including tower property) is excluded from the security grant. The TCB Credit Agreement restricts the Borrower from paying cash dividends but has an exception for the Borrower to make dividend payments in the amount necessary for any direct or indirect owner to maintain its status as a real estate investment trust. The TCB Credit Agreement also requires the Borrower to comply with other customary covenants, representations, and warranties, and financial covenants (a) requiring the Borrower to maintain a loan-to-value threshold of no greater than 60%, and (b) starting two years after the initial closing date, a pro forma debt service coverage ratio of at least 1.10 to 1.00, stepping up over time to 1.15 to 1.00 and 1.20 to 1.00, in each case, tested as of the last day of each fiscal quarter. If the Borrower is not in compliance with any of these covenants, the Borrower’s access to the revolver could be terminated by the lenders, and all amounts outstanding pursuant to the TCB Credit Agreement could become immediately due and payable.
The maturity date of the TCB Credit Agreement is September 10, 2029.
As of February 10, 2025, the Borrower had drawn approximately $33.0 million under the TCB Credit Agreement, with approximately $12.0 million remaining available.
Temporary Strategies
During periods in which the advisor determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy.

During these periods, subject to compliance with the Investment Company Act and compliance with the REIT requirements, we may deviate from our investment guidelines, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the advisor considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, the advisor will use these alternative strategies. There can be no assurance that such strategies will be successful.
Disposition Policies
We intend to hold each asset we acquire for an extended period of time, generally five to ten years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, current tenant creditworthiness, tax implications for our stockholders and other factors, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See “Material U.S. Federal Income Tax Considerations — Prohibited Transactions” section beginning on page 224 of this prospectus for more information.
Liquidity Event
We are a perpetual-life entity with a perpetual offering. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration until at least 2028, seven years after we launched our private offering, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Investment Company Act Considerations
We intend to conduct our operations so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, a company is an “investment company” if:
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pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

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pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. A smaller portion of our assets may consist of real estate debt.

We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine our compliance and that of each of our wholly and majority-owned subsidiaries with this test. We expect that most, if not all, of our wholly and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these wholly and majority-owned subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly and majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily, or hold themselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, we and our wholly and majority-owned subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none of us will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets (exclusive of government securities and cash items), we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.
We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Accordingly, no assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we will classify the assets in which we invest as follows:
•
Real Property. Based on no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•
Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets, however the SEC staff has not specifically addressed this issue.

•
Loans. Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets.

We will classify our investments in construction loans, if any, as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.
Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, to be a qualifying asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.
We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.
Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our ability and the ability of our subsidiaries to invest directly in mortgage related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitization and certain asset-backed securities and non-controlling equity interests in real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that quality for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Organization and Our Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”
Investment Advisers Act Considerations
Neither our advisor nor our sponsor is registered, nor does either intend to register, as an investment advisor under the Investment Advisers Act. The Investment Advisers Act applies to advisors providing investment advice with respect to securities. Our advisor and our sponsor will be advising on the acquisition, management, and disposition of the digital infrastructure properties that we will own and not on “securities portfolios,” which is the measure by which one determines whether registration is required under the regime established under the Investment Advisers Act. Accordingly, investors in our company will not have the benefits of provisions of the Investment Advisers Act available only to investors in investment vehicles advised by registered investment advisors.

INVESTMENTS IN REAL ESTATE AND REAL ESTATE DEBT
Investments in Real Properties
As of September 30, 2024, we had acquired 161 properties resulting in a diversified portfolio of income producing assets primarily consisting of (1) cell towers, (2) wireless easements and lease assignments, and (3) data centers, concentrated in growth markets across the U.S. The following table provides a summary of our portfolio as of September 30, 2024:
Investment Type	Number of Properties	Number of Tenants	Occupancy Rate	Average Annual Base Rent and Effective Base Rent Per Lease(1)	Gross Asset Value(2)(4)	Gross Revenue(3)(4)	Company Ownership Interest
Cell Towers	36	55	37.4%	$27,201	$41,697,570	$936,160	100.0%
Wireless Easements and Lease Assignments	—	—	—	—	—	—	0.0%
Data Centers	2	3	100.0%	655,124	36,950,000	1,935,076	100.0%
Other – Datacom Joint Venture(4)	123	176	32.9%	23,230	125,343,272	2,858,662	51.0%

(1)
Average Annual Base Rent and Effective Base Rent Per Lease represents the annualized September 30, 2024 base contractual rent per tenant lease and includes the impact of tenant concessions, such as free rent and tenant reimbursements, but excludes tenant recoveries for common area maintenance, straight-line rent adjustments for scheduled rent escalations and above-market and below-market lease amortization.

(2)
Based on fair value as of September 30, 2024.

(3)
Gross revenue is presented for the nine months ended September 30, 2024.

(4)
The Company has a 51% ownership interest in DataCom Joint Venture, which is an unconsolidated joint venture for the Company. Gross asset value and gross revenues presented herein represent 100% of the DataCom Joint Venture amounts. The Company records its 51% ownership investment interest in the DataCom Joint Venture using the equity method of accounting for US GAAP reporting purposes, whereby the Company does not present DataCom Joint Venture gross asset value and gross revenues directly on its consolidated balance sheets or statements of operations.

Real Estate
The following table provides information regarding our portfolio of real properties as of September 30, 2024:
Investment Type and Investment	Number of Properties	Location	Acquisition Price ($)(2)	Acquisition Related Costs ($)	Acquisition Date	Property Taxes(2)	Ownership Interest	Number of Tenants	Occupancy Rate(3)	Total Capacity
Cell Towers:
I-69 Towers II	2	Indiana	3,505,859	66,214	December 22, 2021	—	100%	4	50%	8
Nsoro Holdings LLC	1	Georgia	1,300,000	80,383	March 31, 2022	—	100%	1	20%	5
Site Concepts	1	Tennessee	1,775,000	140,973	May 31, 2022	1,316	100%	3	60%	5
United Towers	1	Kansas	1,100,000	22,599	April 6, 2022	—	100%	1	25%	4
Pinewood	1	Tennessee	900,000	6,640	February 23, 2023	—	100%	2	50%	4
Free Bird	1	Tennessee	625,000	21,524	May 26, 2023	—	100%	1	33%	3
Foresite	1	Arkansas	550,000	28,765	June 30, 2023	—	100%	1	25%	4
Ely	1	Minnesota	560,000	335,751	July 19, 2023	1,878	100%	2	50%	4
Radio Fiesta	1	Florida	1,100,000	56,710	September 7, 2023	1,000	100%	4	100%	4
RTC	8	Indiana	4,420,000	105,710	September 22, 2023	3,720	100%	11	32%	34
Whip Communications	2	Iowa	1,925,000	41,205	January 10, 2024	—	100%	3	38%	8

Investment Type and Investment	Number of Properties	Location	Acquisition Price ($)(2)	Acquisition Related Costs ($)	Acquisition Date	Property Taxes(2)	Ownership Interest	Number of Tenants	Occupancy Rate(3)	Total Capacity
Trinity Park	1	Tennessee	537,000	500	January 17, 2024	—	100%	1	25%	4
East River	1	Ohio	360,000	317,954	January 24, 2024	—	100%	1	25%	4
West Maryville	1	Tennessee	469,875	4,019	January 31, 2024	—	100%	1	25%	4
Oakbrook	1	South Carolina	537,000	1,962	January 31, 2024	—	100%	1	25%	4
Dream Central	1	Tennessee	537,000	3,398	February 16, 2024	—	100%	1	25%	4
BTO	1	Maryland	1,415,319	127,515	February 29, 2024	—	100%	2	50%	4
Norton	1	Tennessee	950,000	5,897	April 2, 2024	—	100%	2	50%	4
North Sequatchie	1	Tennessee	590,700	3,888	April 30, 2024	—	100%	1	25%	4
Bluhmtown	1	Tennessee	649,000	3,212	May 31, 2024	—	100%	1	25%	4
CellTex	3	Texas	7,000,000	195,440	July 12, 2024	—	100%	7	58%	12
Adirondack	1	New York	640,000	47,651	July 31, 2024	937	100%	1	25%	4
Lebanon	1	North Carolina	630,000	3,797	August 19, 2024	—	100%	1	25%	4
Dry Branch	1	Tennessee	510,150	3,391	August 23, 2024	600	100%	1	25%	4
Meadow Creek	1	Tennessee	510,150	3,560	August 23, 2024	600	100%	1	25%	4
Total Cell Towers	36		33,097,053	1,628,657		$10,051		55		147
Data Centers:
Millpark	1	Missouri	20,000,000	464,767	March 15, 2023	26,603	100%	2	100%	2
Bassett	1	California	13,300,000	120,200	March 21, 2023	—	100%	1	100%	1
Total Data Centers	2		33,300,000	584,967		$26,603		3		3
Investment Type and Investment	Number of Properties	Location	Acquisition Price ($)(2)	Acquisition Related Costs ($)	Acquisition Date	Property Taxes(2)	Ownership Interest	Number of Tenants	Occupancy Rate(3)	Total Capacity
Other – Datacom Joint Venture:(1)
Comm Facilities – Datacom	2	Maine	2,398,250	243,909	March 6, 2023	—	51%	11	100%	11
Wireless Asset Group – Datacom	3	Missouri	3,590,178	313,838	March 6, 2023	5,915	51%	4	31%	13
Prairie Mountain – Datacom	1	Oregon	2,910,000	173,583	March 6, 2023	—	51%	3	60%	5
Telesite – Datacom	2	Massachusetts	2,212,000	31,754	March 6, 2023	1,539	51%	3	38%	8
Coral Springs – Datacom	1	Florida	1,301,000	30,568	April 19, 2023	—	51%	2	50%	4
Badger – Datacom	1	Wisconsin	1,500,000	75,355	April 24, 2023	546	51%	5	56%	9
Gator – Datacom	3	Florida	6,180,000	111,954	May 31, 2023	391	51%	8	47%	15
Rockville – Datacom	3	New York	13,750,000	112,506	May 31, 2023	3,917	51%	10	63%	16
MW Towers – Datacom	2	Missouri	1,800,000	29,159	June 30, 2023	7,338	51%	2	25%	8
Hemphill – Datacom	71	Various	48,082,728	3,060,223	November 30, 2023	68,016	51%	91	30%	301
Towercom – Datacom	34	Various	20,640,300	272,407	September 13, 2024	48,086	51%	37	26%	145
Total Other – Datacom Joint Venture	123		104,474,456	4,455,258		$135,748		176		535

(1)
Assets under the “Other — DataCom Joint Venture” investment type are owned through our unconsolidated joint venture —  the DataCom Joint Venture, of which we own a 51% interest.

(2)
Represents total acquisition price paid by the DataCom Joint Venture and does not reflect our pro rata ownership interest.

(3)
The occupancy rate includes all leased square footage as of September 30, 2024.

(4)
Property taxes are annual estimates and does not include property taxes that are paid or passed through to the tenants.

We believe that all of our real estate investments are adequately covered by insurance and are suitable for their intended purposes. We are not aware of any plans for any material renovations, improvements or development with respect to any of our real estate investments. All of our properties face competition from similarly situated properties in and around their respective submarkets.

Lease Expirations
The following schedules detail the expiring leases for our cell towers, wireless easements and lease assignments, and data centers by annualized base rent as of September 30, 2024:
Lease Expirations — StratCap Digital Infrastructure REIT, Inc. (100% ownership)
	Current Noncancellable Leases			Lease Options Extended
Year	Number of Expiring Leases	Annual Base Rent(1)	% of Total Base Rent Expiring	Number of Expiring Leases	Annual Base Rent(1)	% of Total Base Rent Expiring
Remainder of 2024	2	31,917	0.79%	1	5,088	0.09%
2025	10	239,496	5.94%	1	3,000	0.05%
2026	8	282,832	7.01%	1	3,900	0.07%
2027	7	208,778	5.18%	0	—	0.00%
2028	9	1,034,817	25.66%	0	—	0.00%
2029	3	101,717	2.52%	0	—	0.00%
2030	0	—	0.00%	0	—	0.00%
2031	2	42,347	1.05%	1	99,426	1.75%
2032	4	129,509	3.21%	1	47,106	0.83%
2033	3	618,839	15.34%	2	818,592	14.37%
Thereafter	10	1,343,224	33.30%	51	4,720,477	82.85%
Total	58	$4,033,476	100.00%	58	$5,697,589	100.00%

(1)
Annualized base rent is determined from the annualized September 30, 2024 base rent per leased square foot or unit of the applicable year and includes the impact of tenant concessions, such as free rent and tenant reimbursements, tenant recoveries, straight-line rent and above-market and below-market lease amortization.

Lease Expirations — Unconsolidated Joint Venture
The following lease expirations are with respect to assets owned through our 51% interest in the DataCom Joint Venture, which is an unconsolidated joint venture.
	Current Noncancellable Leases			Lease Options Extended
Year	Number of Expiring Leases	Annual Base Rent(1)	% of Total Base Rent Expiring	Number of Expiring Leases	Annual Base Rent(1)	% of Total Base Rent Expiring
Remainder of 2024	11	105,756	2.43%	0	—	0.00%
2025	33	456,434	10.48%	3	107,584	1.53%
2026	15	459,148	10.54%	2	133,997	1.91%
2027	18	682,812	15.68%	2	111,771	1.59%
2028	16	582,394	13.37%	0	—	0.00%
2029	24	646,682	14.85%	1	30,627	0.44%
2030	28	624,973	14.35%	0	—	0.00%
2031	8	232,002	5.33%	3	49,734	0.71%
2032	11	268,684	6.17%	0	65,300	0.93%
2033	8	204,524	4.70%	1	48,787	0.69%
Thereafter	4	92,196	2.12%	164	6,482,127	92.21%
Total	176	$4,355,605	100.00%	176	$7,029,927	100.00%

(1)
Annualized base rent is determined from the annualized September 30, 2024 base rent per leased square foot or unit of the applicable year and includes the impact of tenant concessions, such as free rent and tenant reimbursements, tenant recoveries, straight-line rent and above-market and below-market lease amortization.

Tenant Lease Terms
The following table shows, as of the acquisition date of our material properties, the principal provisions of the lease terms for the major tenants at our material properties:
Location(s)	Tenant	Principal Business of Tenant	Total Square Feet Leased	Renewal Options	Annual Base Rent	Expiration Date
Millpark	Tierpoint	Data Center	46,551	2x 5-year renewal	$799,275	June 20, 2047
Millpark	Wesco	Industrial & Manufacturing	46,551	1x 5-year renewal	$447,207	January 1, 2038
Bassett	AT&T	Telecommunications	33,257	1x 5-year renewal	$737,612	January 1, 2038
The following is a schedule of historical occupancy rates and monthly average effective rent per square foot from the acquisition dates in March 2023 through September 30, 2024, for our material properties:
Location(s)	Year	Occupancy Rate	Average Effective Rent Per Square Foot
Millpark	2023	100.0%	$2.16
Bassett	2023	100.0%	$1.84
Depreciable Tax Basis
For federal income tax purposes, we depreciate personal property and buildings on a straight-line basis based upon an estimated useful life of 20 to 40 years. The preliminary depreciable basis in the portfolio noted above is as follows:
Location(s)	Federal Tax Basis	Rate	Method	Depreciable Life Remaining (Years)
I-69 Towers II	$587,307	2.5%	Straight-line	17.2
Wireless Asset Group – Datacom(1)	853,286	2.5%	Straight-line	18.4
Prairie Mountain – Datacom(1)	84,810	2.5%	Straight-line	18.4
Telesite – Datacom(1)	574,316	2.5%	Straight-line	18.4
Nsoro Holdings LLC	203,168	2.5%	Straight-line	17.5
Site Concepts	274,046	2.5%	Straight-line	17.7
Coral Springs – Datacom(1)	347,957	2.5%	Straight-line	18.5
Badger – Datacom(1)	237,898	2.5%	Straight-line	18.6
Pinewood	351,982	2.5%	Straight-line	18.4
Gator – Datacom(1)	772,727	2.5%	Straight-line	18.7
Rockville – Datacom(1)	602,398	2.5%	Straight-line	18.7
MW Towers – Datacom(1)	563,509	2.5%	Straight-line	18.7
Free Bird	319,905	2.5%	Straight-line	18.6
Foresite	281,419	2.5%	Straight-line	18.7
Ely	69,898	2.5%	Straight-line	18.8
Radio Fiesta	247,926	2.5%	Straight-line	18.9
RTC	2,125,978	2.5%	Straight-line	19.0
Hemphill – Datacom(1)	22,455,199	2.5%	Straight-line	19.2

Location(s)	Federal Tax Basis	Rate	Method	Depreciable Life Remaining (Years)
Millpark	13,179,812	2.0%	Straight-line	38.5
Bassett	10,364,208	2.0%	Straight-line	38.5
Whip Communications	388,967	2.5%	Straight-line	19.3
Trinity Park	158,257	2.5%	Straight-line	19.3
East River	172,201	2.5%	Straight-line	19.3
West Maryville	135,251	2.5%	Straight-line	19.3
Oakbrook	168,941	2.5%	Straight-line	19.3
Dream Central	190,107	2.5%	Straight-line	19.4
BTO	107,827	2.5%	Straight-line	19.4
Norton	224,237	2.5%	Straight-line	19.5
North Sequatchie	204,968	2.5%	Straight-line	19.6
Bluhmtown	174,390	2.5%	Straight-line	19.7
CellTex	376,691	2.5%	Straight-line	19.8
Adirondack	204,383	2.5%	Straight-line	19.8
Lebanon	197,536	2.5%	Straight-line	19.9
Dry Branch	222,875	2.5%	Straight-line	19.9
Meadow Creek	231,690	2.5%	Straight-line	19.9
Towercom – Datacom(1)	6,468,567	2.5%	Straight-line	20.0

(1)
Asset owned indirectly through our 51% ownership interest in the DataCom Joint Venture.

As of September 30, 2024, through the Company’s investment in the Datacom Joint Venture, the Company owns 51% interest in Hemphill — Datacom, which consists of a portfolio of 71 held properties. Verizon Communications, Inc., a telecommunications company, is a major tenant that comprises of 35 separate leases of the 91 leases held by Hemphill — Datacom, which represents 11.6% of total occupancy for the portfolio and an annual base rent of $799,713. Verizon Communication Inc.’s current noncancellable lease expirations range from August 1, 2026 to December 31, 2033, and including lease options this could extend the expirations to a range from August 1, 2041 to December 31, 2053. The average effective base rent for Hemphill — Datacom per lease is $1,612.

COMPETITION
The digital infrastructure asset real estate market is highly competitive. We compete in all of our markets with other owners and operators of such real estate. The continued development of new digital infrastructure properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.
In addition, we compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There also are other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we compete for institutional investors in a market where funds for real estate investment may decrease.
Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.
We believe that our senior management’s experience, professionalism and reputation in the industry, coupled with our anticipated financing and diversity of properties will enable us to compete with the other real estate investment companies.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained our advisor to manage certain aspects of our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under the sections entitled “— Advisory Agreement” and “— Management Decisions” below, our advisor may purchase assets on our account, without specific prior approval from the board, subject to certain limitations.
As required by the NASAA REIT Guidelines, our charter was reviewed and ratified by our board of directors, including all of the independent directors. Our charter provides that the number of our directors may be increased or decreased pursuant to our bylaws; provided, however, that the total number of directors shall not be fewer than three. Our bylaws further provide that a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number of our directors may not be fewer than three nor more than 15. We currently have a total of nine directors, including five independent directors. Each director will serve for a one-year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our charter provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in our charter in accordance with Section I.B.14 of the NASAA REIT Guidelines.
There are no family relationships among any of our directors or officers. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we plan on acquiring. Each of our current directors has substantially in excess of three years of relevant real estate experience. Further, at least one of our independent directors has at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we will acquire. In addition, at least one of our independent directors will be a financial expert, with at least three years of relevant financial experience.
During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the annual meeting of stockholders following the expiration of his or her term and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. See “Conflicts of Interest” beginning on page 145 of this prospectus. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of our advisor, any member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Any vacancy created by the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. Independent directors must nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.
Our board of directors will meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronically transmitted consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duty to us and our stockholders, including the supervision of the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.
Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. See “Investment Objectives and Strategies” beginning on page 88. The directors may establish further policies on investments and borrowings.
The directors will monitor our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each determination and basis therefor shall be set forth in the minutes of the meetings of the board of directors. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must determine that any transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:
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the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

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the success of our advisor in generating appropriate investment opportunities;

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rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our advisor;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our investment portfolio relating to the investments generated by our advisor for its own account.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement, or retain a new advisor.
Committees of the Board of Directors
Our entire board of directors is responsible for supervising our business and considers all major decisions concerning our business. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate and delegate some of its powers to such committees as deemed appropriate by the board of directors. The board will appoint the members of each committee it establishes in the discretion of our board of directors. Our charter and bylaws require that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee
Our board of directors has established an audit committee, which consists of our five independent directors. The audit committee, by approval of at least a majority of its members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Daniel Green serves as the chair of the audit committee and has been designated as the audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.
The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.
Corporate Governance
Code of Business Conduct and Ethics.
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.
Corporate Governance Guidelines
We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth the expectations of our board of directors as to how it and they should perform its and their respective functions.
Executive Officers and Directors
The name, age, title and certain biographical information about our executive officers and directors appear below:
Name	Age*	Position
James Condon	44	President and Chairman of the Board
Abarna Meecham	33	Interim Chief Financial Officer, Treasurer and Secretary
Daniel Green	51	Independent Director and Chairperson of the Audit Committee
Kate Mitchell	43	Independent Director
Jeff Hersh	43	Independent Director
Kimberly Arth	43	Independent Director
Isiah Thomas	63	Independent Director
Simon Mitchell	50	Director
Andrew Selim	44	Director
Adam Baxter	49	Director

* As of February 7, 2025.
James Condon has served as our President and President of our advisor and our sponsor since September 2020 and as a member of the investment committee of our sponsor and Chairman of our board of directors since April 2021. Mr. Condon has also served as the Chair of the investment committee of our sponsor since October 2024. Mr. Condon was a Managing Partner of StratCap, LLC from December 2020 through September 2024, and President of our sponsor since June 2018. In these roles, Mr. Condon oversees the operations, investment activities, capital markets, and asset management. He has also served as Chief Operating Officer of StratCap Securities, LLC since November 2017 and as Chief Executive Officer and President of StratCap Securities, LLC since October 2024. Mr. Condon also served from March 2021 to May 2023 on the board of directors of Pegasus Digital Mobility Acquisition Corp. (NYSE: PGSS), a special purpose acquisition company that effected an initial business combination with SCHMID, a global supplier of proprietary, industry-leading capital equipment, software and services to high end printed circuit board (PCB) and organic substrate manufacturers, as well as offerings in photovoltaics (PV) and energy storage.
Mr. Condon has over 20 years of experience in investment management within the financial services industry. Mr. Condon joined StratCap from the Capital Group, American Fund out of southern California. Prior to that Mr. Condon was at Schroder Investment Management based in New York City. Early in his career, Mr. Condon worked for Refco Alternative Investments, the hedge fund division of Refco. Throughout his career, Mr. Condon has worked with REITs, SPAC’s, infrastructure, managed futures, hedge funds, renewable energy, social impact investing, equity and fixed income vehicles and private placements.
Mr. Condon holds an MBA, cum laude, from the University of Notre Dame, a BS in finance from Park School of Business at Ithaca College, and a CIMA from the Wharton School at The University of Pennsylvania. Mr. Condon is a valuable member of our board of directors because of his extensive experience with REITs and investment programs with similar target asset classes.
Abarna Meecham has served as our Interim Chief Financial Officer, Secretary and Treasurer and Interim Chief Financial Officer, Secretary and Treasurer of our advisor and our sponsor since January 2025.
Abarna has served as the Head of Group Finance of HMC Capital (ASX: HMC) since July 2023, overseeing the finance function across the group which overs AUD $10bn of assets under management. From September 2021 to July 2023, Abarna was the Head of Finance of HomeCo Daily Needs REIT, an Australian REIT sponsored by HMC Capital. Prior to joining HMC Capital, Abarna was the Head of Fund Control at Global Student Accommodation where she was responsible for the fund finance function across UK, USA, Ireland, Spain, Germany and Australia.
Previously, Abarna was the Financial Controller and Finance Manager of Shopping Centres Australasia (ASX: SCP), an ASX listed company that owns a diversified shopping center portfolio located throughout Australia, where she was responsible for, among other things, the management of external financial reporting, strategic forecasting, developing, maintaining and controlling Group accounting policies and the management of the internal and external audit processes. From July 2012 to June 2015, Abarna was an Experienced Analyst at Deloitte Touche Tohmatsu where, among other things, she led risk-based audits for large proprietary, international subsidiary and mid-capitalization listed companies. From March 2011 to June 2015, Abarna was a Facility of Accounting tutor at the University of New South Wales, Australia.
Abarna holds a Bachelor of Commerce (with distinction) from the University of New South Wales, Australia and is a Chartered Accountant in Australia.
Daniel Green has served as an independent director of the Company and Chairperson of the Audit Committee since April 2021. He also has served as the President of Woolf Farming & Processing since February 2024 and previously served as the Chief Financial Officer since January 2019. Woolf Farming & Processing grow, process and deliver healthy natural products to the food chain. As stewards of the land, Woolf Farming & Processing takes very seriously the obligation to manage the regions natural resources sustainably. Mr. Green has more than 20 years of experience in leadership roles within the agribusiness and manufacturing industries. In addition to healthy food production, Mr. Green and his team have established an industrial scale solar development portfolio with over 300 megawatts that will provide the California Central Valley region with clean energy for years to come. Prior to his current role, Mr. Green served as Chief Financial Officer of a large food company that supplied major multi-national branded companies such as Kraft Heinz, ConAgra and Campbell’s Soup with natural food ingredients. Mr. Green served in this role from March 2012 until January 2019. In addition, Mr. Green serves on the Executive Committee at the California League of Food Producers.
Mr. Green holds a Master of Business Administration from the University of Notre Dame and a Bachelor of Science in business administration from the University of Redlands.
Mr. Green is a valuable member of our board of directors because of extensive financial and management experience, including the management of digital assets such as cell towers, wireless easements and lease assignments, fiber networks, and edge computing.
Kate Mitchell has served as an independent director of the Company since April 2021. She has also been an advisor to LoanBud and YoAudio since March 2023. Prior to her current roles, Ms. Mitchell served as Executive Vice President, Chief Marketing Officer of Majestic Steel USA from May 2020 until December 2022. Working across marketing, sales, insights, and technology Kate was charged with growing Majestic’s market share, awareness, and nurturing its perception. Prior to joining Majestic Steel, Ms. Mitchell worked as Chief Revenue Officer of Gallery Media Group from August 2018 until March 2020. Throughout her career, Ms. Mitchell worked with some of the largest brands in the media sector. With Discovery, Oprah Winfrey, and Gary Vaynerchuk, her success came from diversifying revenue streams, adapting through consolidation, and managing through the digitization of the industry. She began her career in advertising sales before broadening into senior sales and marketing roles.
Ms. Mitchell holds a bachelor’s degree from Villanova University and lives in New York with her husband and two children.
Ms. Mitchell is a valuable member of our board of directors because of her management experience in the technology sector, including the management of digital assets such as cell towers, wireless easements and lease assignments, fiber networks, and edge computing.
Jeff Hersh has served as an independent director of the Company since April 2021. He is also a general practitioner attorney licensed to practice in New York and Connecticut. Since 2009, Mr. Hersh has handled complex legal issues across multiple jurisdictions across New York and Connecticut. His primary focus areas include contracts and transactional work & litigation matters. He also has served as in-house counsel for VMP Holdings LLC, a family office located in Larchmont, NY since January 2016. Managing general legal affairs, consulting on a variety of real estate-based transactions, and analyzing investment opportunities, he provides candid and practical legal analysis on a broad spectrum of issues from the perspective of a seasoned attorney and counselor, including issues related to the acquisition and management of digital assets. That same legal experience bolsters his role in internal business and strategy decisions, helping to mitigate legal and financial risk. In certain company matters, Mr. Hersh will coordinate with outside counsel to assist the management team in the resolution of any issues.
Whether structuring and negotiating a contract, contemplating a business decision, or auditing a financial investment opportunity, he relies on deep knowledge base to take an aggressive and skillful approach to problem solving while strongly advocating for his clients. Mr. Hersh acquired a law degree from Ave Maria School of Law in Ann Arbor, Michigan, where he participated in the Trial Advocacy Program. He also holds a bachelor’s degree in political science from Rollins College in Winter Park, Florida, where he served on the Executive Committee of the Student Government Association.
Mr. Hersh is a valuable member of our board of directors because of his experience in advising on investments and real-estate-based transactions.
Kimberly Arth has served as an independent director of the Company since July 2022. Ms. Arth was most recently the Co-Founder of PIVOT Global Limited, a Hong Kong-based recruitment firm, from April 2016 to March 2022. Before moving to Hong Kong, Kimberly spent over 15 years working in real estate banking, underwriting all classes of real estate, including but not limited to data centers and cell towers, which involved analyzing leases, ground leases, tenant profiles and credit related to data centers and cell towers and building complex underwriting models related to data centers and cell towers. Ms. Arth was a Vice President at Lazard in the Private Fund Advisory Group in New York from 2013 to February 2015. While there, she led project management, raising institutional capital for real estate private equity firms. Prior to Lazard, Kimberly was a Vice President at Credit Suisse in the Real Estate Finance and Securitization

Group from 2011-2012 and Vice President at Oasis Real Estate Partners, a debt advisory platform from 2009-2010 (ultimately absorbed into Credit Suisse). She began her career at Goldman Sachs in the Real Estate Investment Banking Division and Real Estate Finance Group where she focused on large loan origination from 2003 to 2009. Kimberly has deep experience across all major real estate sectors including data centers, retail, office, multifamily, senior living, hospitality, and gaming. During her time in real estate finance, Kimberly was responsible for the underwriting and execution of over $15 billion of commercial real estate transactions, including the financing of data centers and cell towers for REITs, Financial Sponsors and Private Equity clients. She built complex underwriting models for all real estate sectors, including but not limited to data centers and cell towers, which involved analyzing leases, ground leases, tenant profiles, and credit. She has advised private banks and specialty finance companies on the loss content and disposition strategy of their loan CRE portfolios totaling over $10 billion in total commitments. She received a Bachelor of Arts in Economics from Brown University in 2003.
Ms. Arth is a valuable member of our board of directors because of her experience in advising on investments and real-estate-based transactions.
Isiah Thomas has served as an independent director of the Company and a member of the Audit Committee since July 2023. Mr. Thomas has served as the Chairman and CEO of ISIAH International LLC, a certified minority owned investment holdings company, since 1990. Mr. Thomas is also the owner and CEO of the following companies: Isiah Real Estate, a development firm specializing in multifamily and affordable housing formed in March 2015; and Isiah Imports, a champagne imports company, private equity and asset management firm formed in January 2016. Since June 2020, Mr. Thomas has served as CEO and Chairman of One World Products, Inc. (OTCQB:OWPC), which stands at the forefront of sustainable innovation, pioneering industrial hemp to revolutionize the automotive, packaging, and wellness industries. Since April 2012, Mr. Thomas has served on the Board of Directors for Madison Square Garden Sports Corp., a professional gaming and entertainment holding company that manages professional sports teams, including the New York Knicks. Mr. Thomas also currently serves on the Board of Directors United Wholesale Mortgage, one of the nation’s top mortgage lenders, a position he has held since December 2020. From 1999 to 2002, Mr. Thomas served on the Chicago Stock Exchange’s Board of Governors.
Mr. Thomas dedicates a large portion of his time to working with youth programs in urban communities, helping to instill confidence, teamwork and leadership skills in young people. Inspired by his mother’s work to improve the lives of disadvantaged women and families in Chicago, in 2016, Mr. Thomas founded the Mary’s Court Foundation in her honor to support the health, safety, academic and personal achievement of Chicago’s youth and youth around the country.
Mr. Thomas holds a bachelor’s degree from Indiana University and a Master’s in Education from the University of California at Berkeley Graduate School of Education. Prior to his business career, Mr. Thomas had a storied thirteen-year career with the Detroit Pistons. Mr. Thomas earned enshrinement into the Naismith Memorial Basketball Hall of Fame in 2000, as well as designations in 1996 as one of the 50 Greatest Players in NBA history. A 12 — time NBA All-Star, Mr. Thomas was the central figure in leading the Pistons to back-to-back NBA championships in 1989 and 1990, earning Finals MVP honors in 1990.
Mr. Thomas is a valuable member of our board of directors because of his experience in commercial transactions and asset management.
Simon Mitchell has served as a member of our board of directors since September 2024 and a member of our sponsor’s investment committee since October 2024. Mr. Mitchell has served as the Group Head of Business Development for HMC Capital, the parent company of our sponsor, since February 2023. In this role, Mr. Mitchell oversees growth initiatives and corporate development for HMC Capital. Mr. Mitchell has over 27 years’ experience in professional finance roles spanning investment banking research, private equity and accounting. Prior to his role at HMC Capital, Mr. Mitchell served as Managing Director and Head of Investment Research at UBS in Australia and New Zealand between October 2015 to February 2023. Before this, Mr. Mitchell spent 13 years as a senior investment analyst at UBS and J.P. Morgan, providing investment advice and research to clients regarding the digital infrastructure and logistics real estate sectors. Before joining investment research, Mr. Mitchell spent two years in private equity at Close Brothers in

London and three years in corporate restructuring at KPMG LLP (Australia). Mr. Mitchell holds a Bachelor of Commerce/Law from the University of Queensland and is a qualified Chartered Accountant.
Mr. Mitchell is a valuable member of our board of directors because of extensive financial and investment experience, including with digital infrastructure real estate assets.
Andrew Selim has served as a member of our board of directors September 2024. Mr. Selim has served as Group General Counsel and Company Secretary of HMC Capital, the parent company of our sponsor, since September 2017. In this role, he is responsible for all legal, compliance and governance activities of HMC Capital, its subsidiaries and their respective sponsored funds. Mr. Selim has over 20 years of local and international experience in real estate, funds management and corporate law. Before joining HMC Capital, Mr. Selim was Senior Legal Counsel and Company Secretary from November 2011 to September 2017 at The GPT Group, one of Australia’s leading diversified real estate investment trusts working on real estate transactions in the office, retail and industrial sectors. Before this, he worked in private practice as a lawyer at leading global law firms in Sydney and London advising on real estate, development projects and funds management. Mr. Selim holds a Master of Laws, Bachelor of Laws (Honours) and Bachelor of Science (Advanced), all from the University of Sydney. He is dual-qualified as a lawyer in both Australia and England and Wales. He is a Graduate of the Australian Institute of Company Directors, a Member of the Governance Institute of Australia, a Member of the Association of Corporate Counsel Australia and a Member of the Risk Management Institute of Australasia. He has served on the Law Society of New South Wales In-House Corporate Lawyers Committee and has served on the Property Council of Australia Future Directions Committee. During that time, he was Chair of the Property Council of Australia’s Future Leaders Mentoring Program Subcommittee. Mr. Selim has been recognized by The Legal 500 GC Powerlist, Australasian Lawyer and Doyles Guide as a leading in-house lawyer. He was also awarded General Counsel of the Year at the 2022 Australian Law Awards and has been named in the globally prestigious GC Powerlist Australia in 2022 and 2023.
Mr. Selim is a valuable member of our board of directors because of extensive legal experience relevant to the real estate, corporate and funds management sectors.
Adam Baxter has served as a member of our board of directors since September 2024. Mr. Baxter has been a Managing Director with HMC Capital, the parent company of our sponsor, since September 2024. In this role, Mr. Baxter oversees growth initiatives and corporate development for HMC Capital in North America. Mr. Baxter has over 22 years’ experience across roles within the law, investment banking and asset management. Prior to his role at HMC Capital, Mr. Baxter was a Managing Director of Argo Infrastructure Partners from March 2023 to September 2024, and a Managing Director at Macquarie Group in New York from May 2005 to February 2023. Within these roles, Mr. Baxter has extensive experience across infrastructure investment, capital raising and asset management, including within the infrastructure real estate sector. Before this, Mr. Baxter was a barrister and solicitor in Australia with Mallesons Stephen Jaques, where he practiced corporate and securities law. Mr. Baxter holds a Bachelor of Commerce and a Bachelor of Laws from Murdoch University in Australia, and also holds FINRA Series 7, 24 and 63 licenses. Mr. Baxter is a valuable member of our board of directors because of extensive financial, investment and asset management experience, including in infrastructure real estate.
Key Executives of the Advisor
The name, age, title and certain biographical information about the executive officers of our advisor appear below:
Name	Age*	Position
James Condon	44	President, Chairman of the Board and Member of Investment Committee of our Sponsor
Abarna Meecham	33	Chief Financial Officer, Treasurer and Secretary
Brandon Hunt	38	Chief Operating Officer and Member of Investment Committee of our Sponsor
Erik Rostvold	47	Chief Risk Officer and Member of Investment Committee of our Sponsor

Name	Age*	Position
Simon Mitchell	50	Member of Investment Committee of our Sponsor
Bryan B. Marsh III	65	Head of Data Center Investments and Member of Investment Committee of our Sponsor
Chris Flynn	56	Chief Investment Officer of Data Centers and Member of Investment Committee of our Sponsor
Scott Riggs	61	Head of Wireless Investments and Member of Investment Committee of our Sponsor
Eric Graham	48	General Counsel, SVP of Strategic Initiatives and Member of Investment Committee of our Sponsor

* As of February 7, 2025.
The backgrounds of James Condon, Abarna Meecham and Simon Mitchell are described in the “Management — Executive Officers and Directors” section of this prospectus.
Brandon Hunt has served as the Chief Operating Officer of our advisor and our sponsor since October 2024, and as a member of the investment committee of our sponsor since October 2024. Mr. Hunt has 17 years of experience in alternative investments, real estate, and digital infrastructure industries with extensive knowledge and experience across capital formation, debt sourcing, and asset management. Mr. Hunt has served as Executive Vice President, Portfolio Manager of our sponsor since April 2019, with various roles in asset management, debt sourcing and structuring, product development, and digital infrastructure market research. Prior to that, Mr. Hunt served as Senior Regional Vice President from December 2015 through March 2019. Prior to rejoining our sponsor, Mr. Hunt served as Regional Sales Director at NexBank Securities from September 2015 to December 2015. Mr. Hunt was originally employed by our sponsor in January 2011, serving in various capital markets and management roles until September 2015. Mr. Hunt started his career in 2007 as an analyst for a commercial real estate acquisitions team where he helped underwrite commercial real estate investments, provided industry research and conducted analysis of public and private real estate companies. Mr. Hunt holds a Bachelor of Arts, Business Administration degree from California State University, Fullerton, graduating Magna Cum Laude from the University Honors Program with a concentration in Finance. His studies included real estate and corporate finance, with a special interest in alternative investments and derivatives. Mr. Hunt was also recipient of the CSUF College of Business and Economics Alumni Scholarship, CSUF Dean’s Advisory Board Scholarship and the TABR Capital Management Scholarship.
Erik Rostvold has served as Chief Risk Officer of our advisor and our sponsor and member of the investment committee of our sponsor since October 2024. Mr. Rostvold has served as Chief Risk Officer of StratCap Securities, LLC since October 2024. He also served as a Senior Vice President of our sponsor from June 2018 through October 2024, and Senior Vice President, Product Management of StratCap Securities, LLC from October 2013 through October 2024. Mr. Rostvold has over 24 years of experience in financial services and investment management with 18 years of experience in alternative investments, focusing on commercial real estate, fixed income and digital infrastructure real estate. Mr. Rostvold has been involved in the formation and capital raise for over $20B in alternative investment offerings. Mr. Rostvold currently oversees retail fund development, ongoing fund management, investor services, due diligence and risk oversight for StratCap. Prior to StratCap, Mr. Rostvold was Director of Product Management at Cole Real Estate Investments and has held other product management and sales positions with KBS Capital Markets Group, MetLife, and Pacific Life. Mr. Rostvold holds a Bachelor of Science in Business Administration from the University of Arizona with a major in Business Management and certificate in International Business.
Bryan B. Marsh III has served as the Head of Data Center Investments of our advisor and our sponsor and as a member of the investment committee of our sponsor since October 2024. Mr. Marsh has served as the Chief Executive Officer of Strategic Data Center Fund Manager, LLC since January 2020, which manages Strategic Data Center Fund, LLC, a private REIT focused on acquiring, managing and operating a portfolio of income producing mission critical data centers. Mr. Marsh has also served as an officer of Strategic Data Center Property Management Company, LLC and StratCap Data Center, LLC since

January 2020. Mr. Marsh also serves on the board of directors of two joint ventures of affiliates of our advisor focused on acquiring and managing data centers. From May 2009 to November 2019, Mr. Marsh was a Vice President at Digital Realty Trust, Inc., or Digital Realty, where he served as the company’s Portfolio Manager for its U.S. Central region. In this capacity, he had overall responsibility for a portfolio of data centers, internet gateways and powered base buildings valued in excess of $5 billion. This portfolio ranged in size from 40 to 55 buildings and from 5.8 million to 8.1 million square feet with annual operating revenues ranging from approximately $400 million to $600 million. In this position, Mr. Marsh also oversaw the development of data centers and negotiated major data center leases. Prior to joining Digital Realty, from July 2007 to March 2009, Mr. Marsh was a Senior Vice President and Partner at Equastone, a private equity firm, where he was involved in the acquisition and asset management of a 4.3 million square foot office portfolio in Dallas valued at over $600 million. At that time, Equastone was the city’s 3rd largest office landlord with 21 buildings spread across most of the city’s major submarkets. From November 2001 to July 2007, Mr. Marsh also served as a Vice President of RREEF, a pension fund advisor and investment management firm, where he led an office that managed over 18 million square feet of office and industrial space in Texas and Oklahoma and oversaw an approximately 9 million square foot portfolio valued at approximately $500 million. Earlier in his career, Mr. Marsh served in a variety of roles at Catellus Development Corp. including the Director of a portfolio with over 800 tracts of land covering nearly 6,000 acres. He also was the Project Manager that helped assemble, master plan and sell the Railyard in Santa Fe, NM to the city. He also negotiated the sale of the AT&SF Railway’s 18-mile short line railroad between Santa Fe and Lamy, NM to the Santa Fe Southern Railroad. Mr. Marsh has been in the commercial real estate industry for 42 years, having started as a commercial real estate broker with CBRE in Dallas. He has closed real estate transactions in over 300 cities during his career.
Mr. Marsh is currently the Chairman of the City Plan Commission for Richardson, Texas. He is a past Chairman of the Board of Directors of the Richardson Chamber of Commerce, and he also served on the Board of Directors of Tech Titans, which is the largest technology trade association in North Texas. From 2016 to 2022, he was recognized as a member of the Dallas 500, which is a list of the most powerful and influential business leaders in the Dallas/Fort Worth metro area according to D CEO Magazine. He graduated from the University of North Texas with a Bachelor of Business Administration degree with a double major in Finance and Real Estate.
Chris Flynn has served as Chief Investment Officer — Data Centers of our advisor and our sponsor, and as a member of the investment committee of our sponsor since October 2024. In this role, Mr. Flynn is responsible for acquisitions, leasing and investment management strategy with respect to data centers on behalf of our advisor. Mr. Flynn brings more than 25 years of commercial real estate experience and well over $25 billion in overall real estate transaction experience. Mr. Flynn has served as the Chief Investment Officer of Strategic Data Center Fund Manager, LLC, an affiliate of our advisor, since March 2020. Prior to this, Mr. Flynn served as President at Lightstone Data Fund from July 2018 to September 2019, where he served as the company’s leader in the investment of digital infrastructure assets. In this capacity, he had overall responsibility for the strategic planning, capital raising, financing, acquisitions, development, operation and leasing. Prior to joining Lightstone, from August 2013 to July 2018, Mr. Flynn was a Vice President of Global Real Estate at EdgeConneX, a wholesale data center owner and developer, where he was responsible for all aspects of real estate, including the acquisition and development of 40 data centers in the U.S., Canada, Europe and South America. The EdgeConneX portfolio consisted of over approximately 3 million square feet, in excess of 350 megawatts of critical power and over approximately $6 billion worth of data center transactions, which helped EdgeConneX to grow from one data center in 2013 to having a global presence in the edge and hyperscale market. Mr. Flynn was also formerly the Director of Real Estate at XO Communications, a telecommunications company owned by Verizon Communications that provides managed and converged internet protocol network services for small and medium-sized enterprises. During his time at XO Communications, Chris led a real estate team responsible for over $10 billion in acquisitions, renewals and dispositions and managed over 50,000 telecom license agreements.
Scott Riggs is an experienced telecommunications executive with over twenty-five years of operating knowledge associated with wireless and fiber networks. Mr. Riggs has served as Chief Operating Officer of our advisor and sponsor from April 2021 to October 2024, and has served as the Head of Wireless Investments of our advisor and our sponsor since October 2024. Mr. Riggs has also served as a member of the investment committee of our sponsor since April 2021. Throughout his career, he has been directly involved in over

$4 billion of telecommunications acquisitions, dispositions and financings and has been primarily responsible for all aspects of infrastructure and operations applicable to the deployment and ongoing management of numerous cellular, PCS, wireless broadband and fiber networks.
Previously, Mr. Riggs co-founded and, from May 2001 to November 2018, served as Chief Executive Officer and Chairman of Clearwave Communications, a regional fiber optic company located in southern Illinois. At Clearwave, he was responsible for securing approximately $50 million in federal, state and local grants along with $20 million in private equity to grow the company to one of the most successful regionally operated fiber optic start-up companies in the U.S. with a current market value well in excess of $300 million. He has also served on the Board of Directors and/or Board of Managers of various companies.
Mr. Riggs previously served as Regional Vice President of Tritel, Inc. (d/b/a SunCom) where he was responsible for the network deployment and sales and marketing efforts for both Mississippi and Tennessee. He was instrumental in the successful over-sight and the development of the integrated network infrastructure and market launches which was deemed one of the most successful wireless affiliate transactions in telecommunications history.
Additionally, he served as General Manager of Mercury Communications, Inc. located in Jackson, MS a nationally recognized cellular management company that began operations in the early 1990’s. He directly secured and advised on numerous cellular operating transactions with values in excess of $65 million. He likewise served in various operating roles at other cellular operating and/or holding companies which Mercury was involved.
Prior to his tenure in the telecommunications industry, Mr. Riggs began his career in the oil and convenience store business with Ashland Oil d/b/a Superamerica (NYSE: ASH). Mr. Riggs served as Regional Manager over 50 properties that spanned over 15 states that operated convenience stores with the Superamerica label, which later sold to Speedway, LLC.
Mr. Riggs is involved in various advisory roles with many telecommunication industry associations, local and state organizations, private foundations as well as educational institutions and charities including Southeastern Illinois College and Show Hope. He is an active member of Rolling Hills Community Church in Nolensville, Tennessee. Mr. Riggs holds a Bachelor of Science Degree from Ohio University in Athens, Ohio.
Eric Graham has almost twenty years of experience in the telecommunications industry with extensive knowledge of landline, fiber, wireless, and satellite networks. Mr. Graham has served as General Counsel and Senior Vice President, Strategic Initiatives of our advisor and our sponsor since June 2022, and as member of the investment committee of our sponsor since October 2024. Mr. Graham is part of the team that invests in wireless infrastructure opportunities, and he has primary responsibility for completing the acquisition process and managing all legal aspects of these acquisitions. Mr. Graham’s responsibilities throughout his career have spanned legal, corporate development, government relations, and regulatory affairs. Prior to officially joining our sponsor, Mr. Graham provided legal consulting services to our sponsor managing the purchase of certain tower assets and he was also working for the satellite company, OneWeb, overseeing certain legal and regulatory responsibilities from August 2019 to March 2020 and then from April 2021 to June 2022. He provided legal services to LMI Advisors for the period from May 2020 to April 2021. Prior to that, he worked with C Spire in various executive roles from August 2007 to August 2019. C Spire is the fifth largest wireless operator in the U.S. and a regional broadband provider, covering primarily the states of Mississippi, Alabama, portions of Tennessee and the Florida panhandle. There, his work included acquisitions and sales of large portfolios of wireless assets including spectrum, infrastructure, and operating businesses. His work led to the expansion of C Spire’s fiber business from a primarily captive fiber backhaul provider to a leading regional enterprise and consumer fiber provider large enough to displace the legacy Bell company as the sole-source provider of Internet services for the State of Mississippi. He has appeared as a witness before several committees of the United States Senate and United States House of Representatives, participated in numerous Federal Communications Commission panels and working groups, and has been a delegate to various international standards group meetings around the world. Mr. Graham holds Bachelor of Arts and Master of Public Policy and Administration degrees from Mississippi State University in Starkville, Mississippi, a Juris Doctor degree from the Mississippi College

School of Law in Jackson, Mississippi, and a Master of Business Administration degree from the Else School of Management at Millsaps College in Jackson, Mississippi.
Compensation of Our Executive Officers
We are externally managed and have no employees. Our executive officers serve as officers of our advisor and are employees of our advisor or one or more of its affiliates. Our advisory agreement provides that our advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our advisor. In addition, we do not reimburse our advisor for compensation it pays to our executive officers. Our advisory agreement does not require our executive officers to dedicate a specific amount of time to fulfilling our advisor’s obligations to us under the advisory agreement. Accordingly, our advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as our advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation, and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Although we do not pay our executive officers any cash compensation, see “Compensation” for a discussion of the fees paid to and services provided by our advisor and its affiliates.
Compensation of Our Directors
We pay each of our independent directors an annual retainer of $30,000, with an additional $5,000 annual retainer to the chairperson of the audit committee. Each independent director also receives an annual equity award with an aggregate grant value on the date of grant of $10,000, and the chairperson of the audit committee receives an additional $5,000 in equity, in the form of a restricted stock award that will vest upon the earlier to occur of (i) one year after the date of grant and (ii) his or her re-election to our board of directors following the date of grant. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we do not pay additional compensation for services rendered as a director.
Equity Incentive Plan
We adopted an equity incentive plan to:
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furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

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encourage selected persons to accept or continue employment with our advisor; and

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increase the interest of our officers and independent directors in our welfare through their participation in the growth in the value of the shares of our common stock.

The equity incentive plan authorizes the granting of awards to our independent directors and to our employees (if any), as well as to any advisor or consultant who is a natural person performing bona fide services to us, provided that the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our stock. Participants may also be officers or employees of our advisor, so long as any such officer or employee is performing bona fide advisory or consulting services for us. Eligible individuals are selected by our board of directors, including our independent directors, for participation in the equity incentive plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards; provided, that, the equity incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our stock is listed on a national securities exchange. However, any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards to be issued to independent directors, officers, employees, advisors and consultants shall not exceed an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors. Please see “Investment, Strategy, Objectives and Policies — Charter-Imposed Investment Limitations” for a description of limitations imposed by our charter on our ability to issue options and warrants under the equity incentive plan.
We have authorized and reserved for issuance under the equity incentive plan a total of 2.0 million Class I shares and Class IX shares, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the equity incentive plan. Of the 2.0 million shares authorized and reserved for issuance under the equity incentive plan, 1.0 million shares are designated as Class I shares and 1.0 million shares are designated as Class IX shares. In addition, no more than 200,000 shares Class I and Class IX shares may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 Class I shares and Class IX shares may be made subject to share-based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, any dividend or other distribution (whether in the form of cash, shares or other property) recapitalization, stock-split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, our board of directors, or, if formed, a compensation committee thereof, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.
Our board of directors, including our independent directors, or, if formed, a compensation committee of our board of directors, will administer the equity incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Our board of directors, or, if formed, the compensation committee, may also take action with respect to any awards in the event of a change in control, including a determination to pay cash equal to an amount that could have been obtained upon vesting or exercise of an award, a determination that awards cannot vest, be exercised or payable, a determination to accelerate vesting or exercise, or a determination that awards shall be substituted for by similar awards covering the stock of a successor or survivor corporation.
No award granted under the equity incentive plan may be transferred except through the laws of descent and distribution. Shares underlying awards once vested are transferable.
Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the equity incentive plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code, or “incentive stock options,” or options that are not incentive stock options, or “nonqualified stock options.” Incentive stock options and nonqualified stock options will have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.
Restricted stock awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted stock may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash distributions prior to the time that the restrictions on the restricted stock have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted stock. The equity incentive plan permits us to issue director restricted stock to our independent directors on the same terms as restricted stock awards.

Stock appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the stock appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.
Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly distribution declared and paid with respect to a specified number of shares. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.
Restricted stock units entitle the recipient to cash or shares upon the end of the deferral period specified. Restricted stock units may be subject to the attainment of performance goals. Restricted stock units would typically be forfeited upon termination of the recipient’s employment or other relationship with us unless waived by our board of directors, or, if formed, the compensation committee thereof.
No restricted stock will be awarded under the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.
Limited Liability and Indemnification of Directors, Officers and Other Agents
We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expense to our directors, officers, and other agents, to the extent permitted by Maryland law, the NASAA REIT Guidelines and our charter.
Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from i) actual receipt of an improper benefit or profit in money, property, or services or ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in a proceeding to which they are made or threatened to be made a party unless the following can be established:
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an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (c) our advisor or any of its affiliates acting as our agent. With the approval of our board of directors, we may provide such indemnification and advance of expenses to a person who served our predecessor in any of the capacities described in (a) or (b) above and to any of our or our predecessor’s employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
However, our charter further limits, in line with the NASAA REIT Guidelines, our ability to indemnify our directors, our advisor, and our or our advisor’s affiliates for losses or liability suffered by them, and to hold them harmless for losses or liability suffered by us, by requiring that the following additional conditions are met:
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the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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the indemnified person was acting on our behalf or performing services for us;

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in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

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in the case of a non-independent director, our advisor, or one of our or our advisor’s affiliates, the liability or loss was not the result of negligence or misconduct; and

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the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, or any of our or our advisor’s affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
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there has been a successful adjudication on the merits of each count involving alleged securities law violations;

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the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors, our advisor and our and our advisor’s affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
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the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

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the proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement;

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the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

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the person seeking the advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law and our charter. We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Our Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.
Legal Proceedings
Neither we nor our advisor is currently involved in any material litigation.
Our Advisor
Our advisor is StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company, which we generally refer to as simply “our advisor.” Our advisor’s address is 660 Steamboat Road, 1st Floor, Greenwich, CT 06830. Our advisor is an affiliate of and under common control with our sponsor. Our advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
Advisory Agreement
StratCap Digital Infrastructure Advisors II, LLC serves as our advisor in accordance with the terms of the amended and restated advisory agreement, as amended, between us, our Operating Partnership and our advisor. Subject to the overall supervision of our board of directors, including responsibility for governance, financial controls, compliance and disclosure with respect to the Company and our Operating Partnership, the advisor manages the day-to-day operations of, and provide investment management services to, us. We believe that the advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement. The term of our advisory agreement is for a one-year term subject to renewals upon mutual consent of our advisor and independent directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement.
Under the terms of the advisory agreement, our advisor will:
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identify, evaluate, and negotiate the structure of the investments we make (including performing due diligence on our prospective investments);

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find, present, and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

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structure the terms and conditions of our real estate acquisitions, sales, or joint ventures;

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acquire properties on our behalf in compliance with our investment objectives and policies;

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arrange for financing and refinancing of properties;

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enter into leases and service contracts for our properties;

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oversee the performance of our asset manager;

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review and analyze the properties’ operating and capital budgets;

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generate an annual budget for us;

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review and analyze financial information for each property and the overall portfolio;

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formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of properties; and

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close, monitor, and administer the investments we make.

The above summary is provided to illustrate the material functions which our advisor will perform for us and it is not intended to include all of the services which may be provided to us by our advisor or third parties. Our advisor’s services under the advisory agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. We pay our advisor fees and dividends and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Compensation.”
On October 17, 2024, we renewed the advisory agreement with our advisor. The renewed advisory agreement is effective through August 18, 2025, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the Company and our advisor. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect.
Termination Rights
The advisory agreement may be terminated:
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immediately by the Company and/or our Operating Partnership for “cause”;

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upon 60 days’ written notice without cause and without penalty by a majority of the independent directors of the Company or by the advisor;

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upon 60 days’ written notice with “good reason” by the advisor; or

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immediately by the Company and/or our Operating Partnership in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the directors then in office are replaced or removed.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct or willful misconduct by the advisor, or a material breach of the advisory agreement by the advisor, which has not been cured within 30 days of such breach.
“Good reason” is defined in the advisory agreement to mean (i) any failure to obtain satisfactory agreement from any successor to the Company and/or our Operating Partnership to assume and agree to perform the Company’s and/or our Operating Partnership’s obligations under the advisory agreement; or (ii) any uncured material breach of the advisory agreement of any nature whatsoever by the Company and/or our Operating Partnership that remains uncured for 30 days after written notice of such material breach has been provided to the Company and the Operating Partnership by the advisor.
In the event the advisory agreement is terminated, the advisor will be entitled to receive (i) subject to certain limitations in the advisory agreement, all unpaid reimbursements of expenses, including without limitation organization and offering expenses and private organization and offering expenses, that have not been reimbursed as of the date on which the advisory agreement is terminated; and (ii) all earned but unpaid fees payable to the advisor prior to the termination of the advisory agreement. Additionally, the advisor will be entitled to reimbursement of Total Operating Expenses that exceed the greater of 2% of the Average Invested Assets and 25% of Net Income if the independent directors determine (before or after the termination) that the excess was justified based on unusual and non-recurring factors. See “Compensation” for further discussion on the limitations to the reimbursement of Total Operating Expenses. In addition, upon the termination or expiration of the advisory agreement, the advisor is required to cooperate with the Company and our Operating Partnership to provide an orderly management transition.

Management Fee, Performance Participation Allocation and Expense Reimbursements
Management Fee.   As compensation for its services provided pursuant to the advisory agreement, we pay the advisor a management fee equal to 1.25% of the NAV (excluding the NAV of the Class P OP Units and Class PX OP Units) per annum payable monthly. Our Operating Partnership pays the advisor a management fee equal to 0.75% of the NAV of the Class P OP Units and Class PX OP Units sold in the OP Unit Offering and that are not held by us, per annum, payable monthly. In calculating our management fee, we will use our NAV before giving effect to accruals for the any accruals for the management fee, distribution fees, performance allocation or any distributions payable on our stock.
Performance Participation Allocation.   So long as the advisory agreement has not been terminated, our advisor, as the special limited partner of our Operating Partnership, holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined under “Compensation”).
Expense Reimbursement.   Under the advisory agreement, and subject to the limitations described below under “— Reimbursement by the Advisor,” our advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates in connection with the services they provide to the Company and our Operating Partnership pursuant to the advisory agreement provided that our advisor is responsible for the expenses related to any and all personnel of our advisor who provide investment advisory services to us pursuant to the advisory agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include for out-of-pocket costs and expenses the advisor incurs in connection with the services it provides to us related to (1) legal, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our advisor (as described further below), (2) the actual cost of goods and services used by the Company and obtained from persons not affiliated with the advisor, other than acquisition expenses, including brokerage fees paid in connection with the purchase and sale of any securities, (3) expenses of managing and operating our properties, whether payable to an affiliate of the Company or a non-affiliated person and (4) expenses in connection with the selection, evaluation, structuring. acquisition, origination, financing and development of any assets, whether or not acquired.
We reimburse the advisor for any organization and offering expenses associated with this offering that it or any of its affiliates pays or incurs (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) as and when incurred. The advisor currently pays wholesaling compensation expenses and certain related expenses of persons associated with the dealer manager without reimbursement from us. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) that we incur exceed 15% of our gross proceeds from this Offering.
Reimbursement by the Advisor.   The Company shall not reimburse the advisor for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets or (2) 25% of our Net Income. To the extent that the Company has reimbursed the advisor for expenses exceeding such limit, the advisor is required to repay the Company for such expenses or, at the option of the Company, such expenses may be subtracted from Total Operating Expenses reimbursed during the subsequent fiscal quarter.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the advisor may be reimbursed for such expenses and is not required to reimburse the Company for such expenses. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
Independent Directors’ Review of Compensation.   Our independent directors evaluate at least annually whether the compensation that we contract to pay to the advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
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the amount of fees paid to the advisor in relation to the size, composition and performance of our assets;

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success of the advisor in generating opportunities that meet our investment objectives;

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rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;

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additional revenues realized by the advisor and its affiliates through their relationship with us (including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business);

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the quality and extent of services and advice furnished by the advisor;

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the performance of our assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our assets relative to the investments generated by the advisor for its own account.

In addition to the management fee, performance participation allocation and expense reimbursements, we have agreed to indemnify and hold harmless the advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “— Limited Liability and Indemnification of Directors, Officers and Other Agents” above.
We entered into the Expense Support Agreement with our Operating Partnership and our advisor on August 18, 2023 with an effective date of July 13, 2021. Pursuant to the Expense Support Agreement, our advisor has agreed to defer certain fees and reimburse or fund certain of our expenses, subject to the terms of the Expense Support Agreement. Our advisor may be required to pay or be entitled to reimbursement of fees that it had deferred and expenses that had been paid, subject to certain conditions being met. Pursuant to the Expense Support Agreement, our advisor could incur or reimburse maximum aggregate expense payments of $10,000,000, which we refer to as the expense payment limit.
Management Decisions
The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and asset management decisions, will reside in an investment committee of our sponsor. The investment committee is comprised of James Condon, Scott Riggs, Brandon Hunt, Erik Rostvold, Bryan Marsh, Chris Flynn, Simon Mitchell, and Eric Graham. Mr. Condon serves as the Chair of the investment committee. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. The Investment Committee process emphasizes a consensus-based approach to decision making among the members.
Our board of directors adopted a policy pursuant to which, subject to the terms and conditions of our advisory agreement, our advisor will be authorized to make any and all investments in assets with a contract purchase price less than $1,000,000 without obtaining the prior approval of our board of directors, so long as any such investment would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such assets does not exceed the fair market value of such assets.
Affiliated Property Manager
Our property manager is Strategic Wireless Infrastructure Property Management Company, LLC, or our property manager, a Delaware limited liability company formed on June 13, 2018. Our property manager, which is wholly owned by our sponsor and is an affiliate of our advisor, will provide services to us in connection with the leasing, operation and management of our assets. Our property manager is located at 660 Steamboat Road, 1st Floor, Greenwich, CT 06830. Our property manager and its affiliates may subcontract the performance of their duties to third parties.
Dealer Manager
StratCap Securities, LLC, our affiliated dealer manager, was organized in March 2009. StratCap Securities, LLC is a member firm of FINRA and is registered under the applicable federal and state securities laws and qualified to do business as a securities broker-dealer throughout the United States. Our dealer manager is an affiliate of our advisor.
Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The compensation we pay to StratCap Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Underwriting Compensation — Upfront Selling Commissions and Dealer Manager Fees.”
The current executive officers of StratCap Securities, LLC are:
Name	Age*	Position(s)
James Condon	44	Chief Executive Officer and Chief Operating Officer
Erik Rostvold	47	Chief Risk Officer

* As of February 7, 2025.
The backgrounds of James Condon and Erik Rostvold are described in the “Management — Executive Officers and Directors” section of this prospectus. Our dealer manager is located at 660 Steamboat Road, 1st Floor, Greenwich, CT 06830.
Related-Party Transactions
As of the date of this prospectus, there are no material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor and our dealer manager. Pursuant to our charter, which complies with the NASAA REIT Guidelines, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, must approve each related-party transaction as being fair and reasonable to us and on terms and conditions no less favorable than those available from unaffiliated third parties.

Employees of Affiliated Companies
As of the date of this prospectus, although we will have executive officers who manage our operations, we will not have any paid employees. Our day-to-day operations will be managed by our advisor, including the employees of our advisor or its affiliates. To the extent required, we may reimburse our advisor for certain personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we may pay our advisor a separate fee.
Transfer Agent
Our transfer agent is DST Systems, Inc. and will conduct transfer agency, registrar and supervisory services for us.

COMPENSATION
We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. We pay our advisor, our property manager, our dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us, and our advisor is entitled to distributions as a special limited partner of the Operating Partnership.
We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor, including but not limited to the expenses incurred by our advisor in connection with any provision by our advisor of legal, accounting, financial, due diligence, investor relations or other services performed by our advisor that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of our advisor required for our operations.
Type of Compensation/Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees(1)(2) – The dealer manager	The dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.	The actual amount will depend on the number of Class T shares, Class S shares and Class D shares sold and the transaction price of each Class T share, Class S share and Class D share. Aggregate upfront selling commissions will equal approximately $9.7 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $1.2 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 50%, 10% and 10% of our offering proceeds are from the sale of each of Class T shares, Class S shares and Class D shares, respectively, and that the transaction prices of our Class T shares, Class S shares and Class D shares remain constant at $10.00.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
Stockholder Servicing Fees(2)(3) – The dealer manager
Subject to FINRA limitations on underwriting compensation, we pay the dealer manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•
With respect to our outstanding Class T shares, an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class T shares, consisting of an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

•
With respect to our outstanding Class S shares, an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class S shares on a continuous basis from year to year; and

•
With respect to our outstanding Class D shares, an amount that accrues monthly equal to 1/12th of 0.25% of the aggregate NAV of our outstanding Class D shares on a continuous basis from year to year.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.
Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $2.1 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $0.4 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $0.1 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 50% of our offering proceeds are from the sale of Class T shares, 10% of our offering proceeds are from the sale of Class S shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

The stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Stockholder servicing fees will reduce the NAV or, alternatively, the distributions payable, with respect to Class D shares, Class S shares and Class T shares, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class D share, Class S share and Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (which for any shares issued as deemed distributions will be deemed to be the full, non-discounted offering price of such shares at the time of issuance), or collectively, the Fee Limit. At the end of such month, each such share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 7 years from the

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.56 and with respect to a Class D share would total approximately $0.74.
In addition, we will cease paying the stockholder servicing fee on the Class D shares, Class S shares and Class T shares on the earlier to occur of the following: (i) a listing of any class of our common stock (in which case the Class D shares, Class S shares and Class T shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by our board of directors), (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the dealer manager, determine that underwriting compensation from all sources in connection with this offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from this offering (excluding proceeds from

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

the issuances of shares under our distribution reinvestment plan) (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares).
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution — Underwriting Compensation — Stockholder Servicing Fees.”

Organization and Offering Expense Reimbursement(2)(4) – The Advisor
Pursuant to the Expense Support Agreement, our advisor has agreed to defer reimbursement of certain expenses related to our capital-raising efforts and operations, until we reach the expense payment limit.
We reimburse our advisor for any organization and offering expenses associated with this offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and the stockholder servicing fee) as and when incurred. Wholesaling compensation expenses of persons associated with the dealer manager will be paid by the advisor without reimbursement from us.
After the termination of this offering, our advisor has agreed
We estimate our organization and offering expenses to be approximately $5,000,000 if we sell $500,000,000 in shares.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from this offering.
Investment Activities
Acquisition & Disposition Expense Reimbursement(5) – The Advisor	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of our advisor), disposition or other similar fees in connection with making investments or in disposing of our assets. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition or disposition of properties and real estate debt, whether or not such investments are acquired or disposed, and make payments to third parties or certain of our advisor’s affiliates in connection with making investments as described in “— Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Operational Activities
Management Fee(6) – The Advisor
We pay our advisor a management fee equal to 1.25% of our NAV (excluding the NAV of the Class P OP Units and Class PX OP Units) per annum payable monthly. Our Operating Partnership pays our advisor a management fee equal to 0.75% of the NAV of the Class P OP Units and Class PX OP Units sold in the OP Unit Offering and that are not held by us, per annum, payable monthly.
The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I OP Units of our Operating Partnership. To the extent that our advisor elects to receive any portion of its management fee in Class I shares or Class I OP Units of our Operating Partnership, we may repurchase such Class I shares or Class I OP Units of our Operating Partnership from our

Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $6 million per annum if we sell $500,000,000 in shares, assuming that the NAV per share of our common stock remains constant at $10.00 plus applicable selling commissions and dealer manager fees.
Actual amounts of out-of-pocket expenses paid by the advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

advisor at a later date.
Shares of our common stock and units of the Operating Partnership obtained by our advisor will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve repurchase requests submitted by our advisor that when combined with any investor repurchase requests would cause us to exceed the monthly or quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.
The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our Operating Partnership’s partnership agreement, in which case such OP Units will be repurchased for shares of our common stock. Our advisor will have the option of exchanging Class I shares for an equivalent amount of Class D shares, Class T shares or Class S shares and will have registration rights with respect to shares of our common stock.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators,

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management — Advisory Agreement —
Management Fee, Performance Participation Allocation and Expense Reimbursements.”(7)
Performance Participation Allocation – Our Advisor
So long as the advisory agreement has not been terminated, our advisor, as the special limited partner of our Operating Partnership, holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein). Such allocation is made annually and accrues monthly.
For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement — Special Limited Partner Interest.” For a hypothetical calculation of the performance participation calculation, see “Compensation — Performance Participation Allocation Example.”
Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.
Property Management Fee – Strategic Wireless Infrastructure Property Management Company, LLC	In connection with the rental, leasing, operation and management of certain of our assets, we may pay our property manager and its affiliates aggregate fees of up to 3.0% of gross revenues from the assets managed. We also would reimburse the property manager and its affiliates for asset-level expenses that any of them pay or incur on our behalf, including	Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount

salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our manager’s executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee of up to 1.00% of the gross revenues of the asset managed. In no event will we pay our property manager, our manager or any affiliate both a property management fee and an oversight fee with respect to any particular asset.
We also will pay our property manager a separate fee in connection with leasing assets to new tenants or renewals or expansions of existing contracts with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar assets as determined by a survey of brokers and agents in such area and which is typically less than $1,000. Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Fees from Other Services – Affiliates of the Advisor	We retain certain of our advisor’s affiliates, from time to time, for services relating to our investments or our operations,	Actual amounts depend on to what extent affiliates of our advisor are actually engaged to perform such services.

Type of Compensation/Recipient	Determination of Amount	Estimated Amount
which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Our Operating Partnership or its subsidiary may also issue equity incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to our advisor’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors — Risks Related to Conflicts of Interest.”

(1)
Upfront selling commissions and dealer manager fees for sales of Class D shares, Class S shares and Class T shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution — Underwriting Compensation — Upfront Selling Commissions and Dealer Manager Fees.”

(2)
We will cease paying stockholder servicing fees at the date following the completion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from this offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of this offering.

(3)
In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our stock.

(4)
These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent and certain wholesaling reimbursements. These amounts do not include wholesaling compensation and certain related expenses of persons associated with the dealer manager, which our advisor will pay without reimbursement from us. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.
(5)
We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.

(6)
In calculating our management fee, we use our NAV and the NAV of our Operating Partnership before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our stock.

(7)
In addition to the reimbursable expenses listed above, we will also reimburse our advisor for (i) the actual cost of goods and services used by us and obtained from persons not affiliated with our advisor, other than acquisition expenses, including brokerage fees paid in connection with the purchase and sale of any securities; (ii) interest and other costs for borrowed money, including discounts, points and other similar fees; (iii) taxes and assessments on our income or assets and any other taxes otherwise imposed on us; (iv) costs associated with insurance required in connection with our business or by our officers and directors; (v) expenses of managing and operating assets owned by us, whether payable to an affiliate of ours or a non-affiliated person; (vi) all expenses in connection with payments to the directors and meetings of the directors and stockholders; (vii) expenses associated with a listing of our shares on a national securities exchange, if applicable; (viii) expenses connected with payments of distributions in cash or otherwise made or caused to be made to our stockholders; (ix) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or our charter; (x) expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities; (xi) personnel (and related employment) costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of our advisor, equipment, utilities, insurance, travel and entertainment, and other costs) costs incurred by our advisor or its affiliates in performing the services under our advisory agreement, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee; (xii) audit, accounting and legal fees and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, the independent directors or any committee of our board of directors; (xiii) out-of-pocket costs to comply with all applicable laws, regulations and ordinances; and (xiv) all other costs incurred by our advisor in performing its duties under the advisory agreement.

Our Total Operating Expenses, including any performance participation allocation made to the advisor with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:
•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, as applicable, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management — Advisory Agreement — Management Fee, Performance Participation Allocation and Expense Reimbursements.”
Performance Participation Allocation Example
The following example illustrates how we would calculate our advisor’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.
A. Beginning NAV	$500,000,000
B. Loss Carryforward Amount	—
C. Net proceeds from new issuances	—
D. Distributions paid (in twelve equal monthly installments)	$20,000,000
E. Change in NAV required to meet 5% annualized internal rate of return(1)	$4,500,000
F. Hurdle Amount(1) (D plus E)	$24,500,000
G. Actual change in NAV	$30,000,000
H. Annual Total Return prior to performance participation allocation (D plus G)	$50,000,000
I. Excess Proceeds (H minus the sum of B and F)	$25,500,000
J. Performance participation allocation is equal to 12.5% of annual Total Return because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up	$6,250,000

(1)
Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances or repurchases of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before our advisor is entitled to any performance allocation, aligns the interests of our stockholders with the advisor in a manner that is typically offered to institutional investors.

Expense Support Agreement
We entered into the Expense Support Agreement with the Operating Partnership and our advisor on August 18, 2023 with an effective date of July 13, 2021. Pursuant to the Expense Support Agreement, our advisor may, in its sole discretion, defer certain fees and fund certain of our expenses, if there is a “Shortfall” under the Expense Support Agreement, which is when the sum of (i) funds from operations, or “FFO”, before taking into consideration any of the amounts paid to or by our advisor pursuant to the Expense Support Agreement (ii) our accrued acquisition expenses (net of any acquisition expenses paid by us or on our behalf), (iii) the performance component of the advisory fee, (iv) any adjustment that has been made in calculating our FFO based on straight-line rent and amortization of above/below market leases, (v) organization and offering expenses reimbursed by us to our advisor, and (vi) the fair market value gain amount, collectively, the “Expense Support Threshold,” is less than the aggregate gross cash distributions declared for such quarter, assuming all such cash distributions had been declared at the aggregate distribution rate for Class I shares authorized by our board of directors for such quarter, or “Baseline Distributions.”
For purposes of calculating the Expense Support Threshold, the “fair market value gain amount” is an amount equal to up to the total net realized and unrealized fair market value gain on our real property investments, derivative instruments, and debt for a quarter. Our advisor, in its reasonable discretion, shall determine the amount of such gain to be included in the calculation of the Expense Support Threshold each quarter; provided, that, in no event shall our advisor determine to include an amount of such gain that causes our NAV per share, as calculated in accordance with our valuation procedures, to decrease below the lesser of (i) $10.00 per share and (ii) our most recently disclosed NAV per share.
Further, for purposes of calculating the Expense Support Threshold, the amounts in each of subsections (ii), (iii), (iv), and (v) of the definition of “Excess” and “Shortfall” will be a positive number if it was a deduction in calculating our FFO for such quarter, and conversely will be a negative number if it was an addition in calculating our FFO for such quarter. For example, if straight-line rent and amortization of above/below-market leases was an addition in calculating our FFO, then it would be a negative number in calculating the Expense Support Threshold.
The amount of our advisor’s management fee that may be deferred for a given quarter, if any, will be the amount determined by our advisor, in its sole discretion.
In addition, if in a given calendar quarter, the Expense Support Threshold is less than Baseline Distributions for such quarter, and any deferred management fees, as applicable, are not sufficient to satisfy the shortfall for such quarter, or a “Deficiency” our advisor may, in its sole discretion, may fund, directly or indirectly, certain expenses of the Company or the Operating Partnership, including but not limited to general and administrative expenses and interest expense, but excluding organizational and offering expenses that are reimbursable pursuant to our advisory agreement, in an amount up to or equal to the Deficiency. In no event will the aggregate amount of the management fee that is deferred by our advisor and the Deficiency support payments made by our advisor exceed $10,000,000, or the “Maximum Amount.”
Subject to certain conditions, our advisor is entitled to reimbursement from us for the management fee that is deferred and any Deficiency support payments that our advisor makes pursuant to the Expense Support Agreement; provided, that, other than under certain circumstances in connection with a Liquidity Event (described below), we will not be obligated to reimburse our advisor for any amount not reimbursed by us to our advisor within four years after the quarter in which such reimbursable amount originated. For any quarter in which the Expense Support Threshold exceeds Baseline Distributions for that quarter, the Expense Support Agreement requires that we reimburse our advisor in an amount equal to the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions and (ii) the sum of all outstanding reimbursable amounts.
In connection with our completion of a Liquidity Event, we will reimburse our advisor for any outstanding reimbursable amounts that have not been repaid, including amounts that have not been reimbursed by us within four years after the quarter in which such reimbursable amount originated, or the “Outstanding Reimbursable Amounts”; provided that we will reimburse our advisor in these circumstances only if the “Annual Total Return Amount” exceeds the “Total Return Hurdle” (each as described below);

and provided further that the amount of the reimbursement shall equal the lesser of (i) the sum of all Outstanding Reimbursable Amounts, or (ii) the maximum amount permitted to be reimbursed without causing the Annual Total Return Amount to be less than the Total Return Hurdle. For purposes of the Expense Support Agreement, “Annual Total Return Amount” means (i) a cumulative, non-compounded pre-tax rate of return equal to (a) the sum of (x) the cumulative gross distributions per share declared by us since our organization, or the “Inception Date”, and (y) the “Ending NAV,” less $10.00 (the deemed NAV on the Inception Date), (b) divided by $10.00, (ii) divided by the number of years, including fractional years, between the Inception Date and the Liquidity Event. “Ending NAV” means the NAV per share determined in connection with a Liquidity Event. In connection with a listing, the Ending NAV will be an amount equal to the per share market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 90 days after such listing. Upon a Liquidity Event other than a listing, the Ending NAV shall be an amount equal to the per share consideration received by stockholders in connection with such Liquidity Event. For purposes of the Expense Support Agreement, “Total Return Hurdle” means a non-compounded, pre-tax annual rate of return equal to 5%. If Outstanding Reimbursable Amounts are payable to our advisor, we will pay them prior to any payment of any other distribution to any other party in connection with a Liquidity Event. Further, in the event that we terminate the advisory agreement without cause and not in connection with a Liquidity Event, any reimbursable amounts that have not expired or been repaid pursuant to the terms of the Expense Support Agreement will become immediately due and payable to our advisor. Our obligation to reimburse our advisor will be non-interest bearing.
During the term of the Expense Support Agreement, we may be able to use cash flow from operations to pay distributions to our stockholders that would otherwise be used to pay the management fee. The Expense Support Agreement may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days’ prior written notice to our advisor. In addition, the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the advisory agreement, (ii) our delivery of notice to our advisor of our intention to terminate or not renew the advisory agreement, (iii) our completion of a Liquidity Event or (iv) the time our advisor has deferred, waived or paid the Maximum Amount. Notwithstanding the foregoing, amounts deferred or reimbursed pursuant to the Expense Support Agreement shall survive any termination or expiration and remain subject to the reimbursement terms described above without modification.

CONFLICTS OF INTEREST
We and our Operating Partnership pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
In addition, our advisor, as the special limited partner of our Operating Partnership, has the ability to earn distributions on its performance participation interest each year based on the total return of our Operating Partnership, which may create an incentive for our advisor to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase short-term net income and thereby increase the distributions on performance participation interest to which our advisor is entitled. If our interests and those of our advisor are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.
In addition, we are subject to various conflicts of interest arising out of our relationships with our sponsor, including the advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. Four members of our board of directors (one of whom serves as chairman of our board of directors), and our chief financial officer and president are also executives of the sponsor and/or one or more of its affiliates, including HMC Capital. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the advisory agreement or the policies and procedures adopted by our advisor, our sponsor and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Compensation” in this prospectus. Transactions between us and our advisor or its affiliates will be subject to approval by our board of directors. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Notwithstanding the foregoing, we believe our directors, officers, and our advisor’s personnel will devote a sufficient amount of time to our business to fulfill their responsibilities to us.
Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.
We may buy assets at the same time as one or more of the other programs by affiliates of our advisor and/or managed by officers and key personnel of our advisor. As a result, they owe duties to each of these entities, their members and limited partners and investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, officers of our advisor or their affiliates and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions, we have imposed relating to limits placed upon officers of our advisor and certain of our stockholders, see the section entitled “— Certain Conflict Resolution Procedures” below. In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”
Interests in Other Real Estate Programs
Affiliates of our advisor act as advisor to and/or executive officers of other real estate programs. Affiliates of our advisor and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our advisor and entities owned or managed by such affiliates may form additional real estate investment entities in the future, whether public or private, which may have the same investment objectives and policies as we do, and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as shares of our common stock are being offered. Our advisor and its affiliates are not obligated to present to us any particular investment opportunity that comes to their attention, unless such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.
Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.
Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our advisor may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
Other Activities of Our Advisor and Its Affiliates
We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other programs sponsored by affiliates of our advisor and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its affiliates have conflicts of interest in allocating their time between us and other programs sponsored by affiliates of our advisor and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by affiliates of our advisor and other ventures in which they are involved. The allocation of these corporate resources, and the related expense that may be reimbursed by us, will not be determined on an arm’s-length basis.
In addition, the officers of our advisor also serve as officers of other affiliated entities, including our property manager. As a result, these individuals may owe fiduciary duties to these other entities, which may conflict with their obligations to us and our stockholders.
We may enter into joint ventures with other affiliated programs (as well as other parties or vehicles) for the acquisition of digital infrastructure real estate. Our advisor and its affiliates may have conflicts of interest in determining that an affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Our charter permits such joint ventures only if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers.
Competition in Acquiring, Leasing and Operating of Properties
A conflict of interest could arise in the acquisition or leasing of properties if we and another program sponsored by affiliates of our advisor targeting the same type of assets as we do were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another program sponsored by affiliates of our advisor were to attempt to sell similar properties at the same time. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
Because StratCap Securities, LLC, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent dealer manager or underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.
Affiliated Property Manager
Our properties are managed and leased by our property manager, Strategic Wireless Infrastructure Property Management Company, LLC, which is an affiliate of our advisor, pursuant to a management agreement. Our agreement with our property manager has a one-year term, which will be automatically renewed for an unlimited number of successive one-year. Each renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of gross negligence or willful misconduct on the part of our property manager. We expect our property manager to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the section entitled “Compensation” in this prospectus.
Joint Venture Conflicts of Interest
We may make investments in properties and assets jointly with other investment vehicles sponsored by our sponsor or its affiliates, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with our sponsor or its affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest.
Examples of these conflicts include:
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such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the joint venture;

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such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

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under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the joint venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•
under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as a result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

Lack of Separate Representation
Troutman Pepper Locke LLP acts, and may in the future act, as counsel to us, our dealer manager, our advisor and some of their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Troutman Pepper Locke LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between our dealer manager, our advisor or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.
Certain Conflict Resolution Procedures and Policies
Our sponsor, our advisor and their affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between our advisor’s fiduciary obligations to us and its and its affiliates’ similar fiduciary obligations to other clients. These procedures and policies also have the effect of reducing firm-wide synergies and collaboration that our advisor could otherwise expect to utilize for purposes of identifying and managing attractive investments. An investment opportunity that is suitable for multiple vehicles of our advisor and its affiliates may not be capable of being shared among some or all of such vehicles due to the limited scale of the opportunity or other factors. There can be no assurance that our advisor’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all vehicles for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
Our advisory agreement with our advisor requires that our advisor periodically inform our board of directors of the investment opportunities that have been offered to other affiliated programs so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Our advisor is required to inform our board of directors of such investment opportunities quarterly. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among affiliated programs are important criteria in our independent directors’ determination to continue or renew our arrangements with our advisor and its affiliates. Our board of directors has a duty to ensure that our advisor and its affiliates fairly apply this method for allocating investment opportunities among the other affiliated programs. See the “Allocation Policy” section below.
Allocation Policy
Conflicts of interest caused by more than one investment vehicle sponsored by the sponsor, our advisor, or their affiliates having funds available simultaneously for acquiring investments of the type we are targeting will be resolved in good faith by the sponsor, our advisor, or such affiliates. Our advisor will undertake to report to our board of directors, on a quarterly basis, all such investment opportunities and how the allocation of such investment opportunities were resolved. In resolving any such conflicts, the sponsor, through its subsidiary advisors and managers, is subject to an acquisition allocation policy and will allocate potential investment opportunities to its advised entities based on the following objective factors: (1) investment size; (2) investment objectives; (3) investment funding capacity; (4) leverage requirements; (5) projected return profile; (6) expected distributions; (7) stability of cash flows; (8) expected additional capital requirements; (9) geography and location; (10) legal, tax, accounting and regulatory issues; (11) exit strategy; (12) follow-on acquisition potential; (13) strategic relationships with tenants/operators; and (14) expected hold period of the investment. In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for one or more alternative investment solutions, our sponsor will offer the investment opportunity to the alternative investment solution that has had the longest period of time elapse since it was offered an investment opportunity. The Company and any joint ventures that the Company is a party to will be viewed as separate alternative investment solutions for purposes of our sponsor’s acquisition allocation policy.
Our advisor may (a) cause us to co-invest with other sponsor-affiliated vehicles only upon approval of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, and (b) cause us to sell investments to (or purchase investments from) other vehicles sponsored by the sponsor, our advisor, or their affiliates only if such sale or purchase is on market terms and is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction.
Review by Independent Directors
Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. The independent directors, which may retain their own legal and financial advisors, are empowered to act on any matter permitted under Maryland law. If the independent directors determine that a matter at issue is such that the exercise of independent judgment by the other directors could be compromised, the independent directors must approve the matter.
Among the matters we expect the independent directors to act upon are:
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the continuation, renewal, or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and any property management agreements;

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public offerings of securities;

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property sales;

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property acquisitions, subject to certain limitations;

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transactions with affiliates;

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compensation of our officers and directors who are affiliated with our advisor;

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awards under the equity incentive plan;

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whether and when we seek to list our securities on a national securities exchange;

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whether and when we seek to become internally managed, which decision could lead to our acquisition of our advisor at a substantial price; and

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whether and when we seek to sell our company or our assets.

Other Charter Provisions Relating to Conflicts of Interest
Our charter contains many restrictions relating to conflicts of interest, including the following:
Advisor Compensation
The independent directors must evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The independent directors must supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The independent directors must base this evaluation on the factors set forth below as well as any other factors deemed relevant by the independent directors committee, and such findings will be recorded in the minutes of the board of directors:
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the amount of fees paid to the advisor in relation to the size, composition and performance of our assets;

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the success of the advisor in generating opportunities that meet our investment objectives;

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rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;

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additional revenues realized by the advisor and its affiliates through our relationship with them, including loan administration, underwriting or broker commissions, servicing, inspection and other fees, whether paid by us or others witch whom we do business;

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the quality and extent of service and advice provided by the advisor;

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the performance of our assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our assets relative to the investments generated by the advisor for its own account.

The advisory agreement may be terminated without cause or penalty by us (upon approval of a majority of independent directors) or our advisor upon 60 days’ written notice. Furthermore, we may immediately terminate the advisory agreement “for cause” or upon our advisor’s bankruptcy. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.
In the event the advisory agreement is terminated, the advisor will be entitled to receive its prorated management fee through the date of termination and will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Our Acquisitions
We will not purchase or lease real estate assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount and such excess is reasonable. Generally, the purchase price that we will pay for any real estate asset will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, and in all cases in which the transaction is with our sponsor, our advisor, any of our directors, or any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In no event will we acquire any such real estate asset at an amount in excess of its currently appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) in which the transaction is with our sponsor, our advisor, any of our directors, or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) that are subordinate to any mortgage or equity interest of our sponsor, our advisor, any of our directors, or any of our affiliates.
Issuance of Options and Warrants to Certain Affiliates.   Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our sponsor, any of our directors or any of their affiliates (i) on terms more favorable than we would offer such options or warrants, if any, to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.
Repurchase of Shares of Common Stock.   Our charter prohibits us from paying a fee to our advisor, our sponsor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.
Expense Reimbursements Involving Affiliates.   Our directors and officers and our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of our operating expenses and our share of operating expenses of any joint venture to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management — Advisory Agreement.”

Voting of Shares of Common Stock Owned by the Advisor, its Affiliate or Our Directors.   Our advisor or a director or any of their affiliates may not vote their shares of common stock regarding (i) their removal or (ii) any transaction between any of them and us. In addition, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.
Other Loans Involving Affiliates.   Our charter prohibits us from making loans to our sponsor, our advisor, any of our directors or any of their affiliates except for certain mortgage loans as described above and loans to wholly owned subsidiaries. Our charter prohibits us from borrowing money from our sponsor, our advisor, any of our directors or any of their affiliates unless approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.
Joint Ventures with Affiliates.   Our charter prohibits us from investing in joint ventures with our sponsor, our advisor, any of our directors or any of their affiliates without approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.
Sales or Leases to Affiliates.   Our charter prohibits us from selling or leasing properties to our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus and in the documents incorporated herein by reference. Our results of operations and financial condition, as reflected in the financial statements and related notes included in this prospectus, are subject to management’s evaluation and interpretation of business conditions, changing capital market conditions, and other factors that could affect the ongoing viability of our tenants. You should read the following discussion with “Cautionary Note Regarding Forward Looking Statements,” “Investments in Real Estate and Real Estate Debt” and the financial statements and the notes included in this prospectus.
General
We are a Maryland corporation formed on April 7, 2021. We are a recently formed company and have a limited operating history. We are an externally managed, perpetual-life REIT formed to pursue the investment objectives and strategies described elsewhere in this prospectus. We are externally managed by our advisor, StratCap Digital Infrastructure Advisors II, LLC, an affiliate of our sponsor, StratCap Investment Management, LLC. We own all or substantially all of our assets through our Operating Partnership, of which we are the sole general partner.
We intend to use the net proceeds from our private offerings and public offering to acquire and/or establish, operate, manage and lease digital infrastructure assets, with a primary focus on: (1) data centers (2) cell towers, (3) wireless easements and lease assignments, and (4) fiber networks. Data centers may include wholesale, enterprise, colocation, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences, or other data centers. To a lesser extent, we may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and distributed antenna systems, or DAS, and other digital infrastructure real estate assets that our management believes provides an opportunity for income and/or growth. As of September 30, 2024, through wholly-owned subsidiaries of our operating partnership, we own 100% of the fee simple interest in 36 towers with associated ground leases or easements, 55 tenant operating leases and other related assets, and two data centers, as well as a 51% interest, through the DataCom Joint Venture, in 123 towers with associated ground leases or easements, two rooftop easements, 176 tenant operating leases and other related assets. The number of properties and other assets we will acquire will depend upon the number of shares sold and the resulting amount of net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.
The nature of leases on our cell tower assets are typically ground leases. Ground leases for land are specific to each site, generally contain an initial term of 5 to 10 years, and are renewable (and cancellable after a notice period) at the Company’s option. Further, the Company’s costs associated with cell towers may include ground rent, power and fuel costs (some or all of which may be passed through to the tenants) as well as property taxes, repairs and maintenance expenses.
We have elected to be taxed as a real estate investment trust, or REIT, under the Code commencing with the taxable year ended December 31, 2021, and we intend to continue to operate in accordance with the requirements for qualification as a REIT.
Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to our advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
Affiliates of our advisor also have extensive experience in providing responsive and professional property management and leasing services as well as development and construction services. We expect to retain an affiliate of our advisor to provide property management and leasing services for most, if not all, of the properties we acquire and to provide development and construction services as needed.
Results of Operations
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate related securities, other than those referred to in this prospectus. Specifically, the U.S. real estate markets continue to be impacted by the challenging macroeconomic environment, including the uncertainties and disruptions resulting from higher inflation, geopolitical uncertainty and particularly the effect of the current interest environment.
Comparison of Nine Months Ended September 30, 2024 and 2023 Rental Revenue
Our primary sources of revenue include real estate rental revenue generated by our cell tower and data center properties. For the nine months ended September 30, 2024 and 2023, cell tower and data center revenues primarily consisted of tenant operating leases comprising primarily modified gross leases at the cell towers with monthly base rents and incremental expense reimbursements above base year amounts, and net leases at the data centers comprised of monthly base rents and expense recoveries for the tenant’s pro-rata share of property taxes, insurance and common area maintenance, respectively. The amount of revenues generated by our cell tower and data center properties are dependent on our ability to maintain tenant occupancy rates, lease available space and execute favorable lease modifications and renewals.
	Nine Months Ended September 30,
	2024	2023
Cell Tower Rental Revenue	$936,160	$426,762
Data Center Rental Revenue	1,935,076	1,277,453
Total real estate rental revenue	$2,871,236	$1,704,215
For the nine months ended September 30, 2024, we experienced an increase in cell tower rental revenues of $509,398 due to our acquisition of an additional 18 cell towers, totaling 36 cell towers held as of September 30, 2024, compared to 18 cell towers held for the period ended September 30, 2023. Additionally, cell tower rental revenues for the period ended September 30, 2023 were also lower because 10 of the 18 cell towers held as of September 30, 2023 were not acquired until the third quarter of 2023.
For the nine months ended September 30, 2024, we experienced an increase in data center rental revenues of $657,623 due to the timing of our two data center acquisitions for the nine months ended September 30, 2023. The two data center acquisitions were acquired on March 15, 2023 and March 21, 2023 reducing to just over six months the amount of revenue recognized for the nine months ended September 30, 2023.
Property Operating Expenses
Property operating expenses primarily consist of ground leases for our cell tower properties and utilities. The nature of leases on our cell tower assets are typically ground leases. Ground leases for land are specific to each site, generally contain an initial term of 5 to 10 years and are renewable (and cancellable after a notice period) at the Company’s option. Further, the Company’s costs associated with cell towers may include ground rent, power, fuel costs and property taxes (some or all of which may be passed through to the tenants) as well as repairs and maintenance expenses.

	Nine Months Ended September 30,
	2024	2023
Cell Tower Operating Expenses
Ground leases	$195,699	$88,401
Utilities	9,614	5,995
Other property operating expenses	40,432	6,747
Total cell tower expenses	245,745	101,143
Data Center Operating Expenses
Utilities	25,841	28,818
Other property operating expenses	154,816	96,916
Total data center expenses	180,657	125,734
Total property operating expenses	$426,402	$226,877
For the nine months ended September 30, 2024, there was an increase in ground lease and utilities expense due to our additional acquisitions during the period. The cell tower ground lease expense increase of $107,298 was due to two primary factors:
(1)
The addition of 11 new ground leases acquired in 2024 that increased our total ground leases to 25 as of September 30, 2024, compared to the 15 ground leases held as of September 30, 2023.

(2)
Ground lease expense also increased during the nine months ended September 30, 2024, because 8 of the 15 ground leases held as of September 30, 2023 were acquired in the third quarter of 2023. Our data center properties primarily contribute to the other property operating expenses for the nine months ended September 30, 2024, comprised of expense items such as landscaping, insurance, property management fees and property taxes.

General and Administrative
For the nine months ended September 30, 2024, general and administrative expenses were $3,293,450 compared to $2,675,954 for the nine months ended September 30, 2023. The increase in general and administrative expenses of $617,496 was primarily the result of an increase of $721,788 in operating expense reimbursements to affiliates related to reimbursable employee compensation and administrative costs for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023.
Asset management fees
For the nine months ended September 30, 2024, asset management fees were $1,115,499 compared to $442,236 for the nine months ended September 30, 2023. The increase of $673,263 was primarily attributable to the increase in net asset value (NAV) under management which was driven by our additional asset acquisitions and increase in investor capital subscriptions during the nine months ended September 30, 2024.
Depreciation and Amortization
For the nine months ended September 30, 2024 and 2023, depreciation and amortization was $2,589,925 and $1,475,794, respectively, which primarily consisted of depreciation on our properties of $893,572 and $482,313, respectively, and amortization of our intangible assets of $1,695,353 and $993,481, respectively. For the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, the increase in depreciation and amortization of $1,114,131 was primarily due to the additional cell tower acquisitions that occurred subsequent to September 30, 2023 (as discussed in more detail in the Revenue section above) and the impact of the timing of the data centers acquisitions in March of the first quarter of 2023.
Interest Expense
For the nine months ended September 30, 2024 and 2023, interest expense was $1,238,493 and $766,537, respectively. For the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, the increase in interest expense of $471,956 was primarily the result of: (1) an outstanding loan balance of $16,650,000 for nine months in the 2024 period compared to only six months in the 2023 period; (2) additional borrowings of $8,650,000 in the nine months ended September 30, 2024; and (3) higher effective interest rates on our variable rate debt.
Performance Participation Allocation
For the nine months ended September 30, 2024, performance participation allocation was $948,118. There was no performance participation allocation for the nine months ended September 30, 2023. The recognition of the $948,118 in the current period is in accordance with the Company’s annual performance participation allocation and primarily attributable to an increase in the net asset value under management during the period.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents for the nine months ended September 30, 2024 and 2023:
	Nine Months Ended September 30,
	2024	2023
Cash and cash equivalents – beginning of period	$14,697,790	$22,933,736
Net cash used in operating activities	(4,105,567)	(3,785,703)
Net cash used in investing activities	(20,169,714)	(54,947,475)
Net cash provided by financing activities	12,519,745	76,052,825
Cash and cash equivalents – end of period	$2,942,254	$40,253,383
Operating Activities
For the nine months ended September 30, 2024 and 2023, cash flows used in operating activities were primarily related to the cashflows provided by our property operations, offset by payments of general and administrative expenses and interest payments on our outstanding indebtedness. The increase in cash used for operating expenses for the nine months ended September 30, 2024 as compared to the nine months ended September 30, 2023 was primarily driven by a $1,167,021 increase in rental revenues and a offset by a $1,290,760 increase of payments for general and administrative and asset management fees. In general, cash flows from operating activities are affected by the timing of cash receipts and payments.
Investing Activities
For the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, the decrease in net cash used in investing activities was primarily due to a $26,124,865 decrease in cash paid to acquire real estate investments and a reduction in our capital contributions of $8,623,810 in our investment in the DataCom Joint Venture.
Financing Activities
For the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, the decrease in net cash provided by financing activities was primarily due to a decrease in our borrowings under our line of credit of $8,000,000 for the nine months ending September 30, 2024 as compared to proceeds from loans payable of $16,650,000 in the prior period, an increase in redemptions of common shares and OP Units of $10,560,590, a decrease of $42,694,701 in proceeds from issuance of common stock and OP units and an increase in dividends and distributions paid of $1,262,955.
Comparison of Years Ended December 31, 2023 and 2022
Rental Revenue
Our primary sources of revenue include real estate rental revenue generated by our cell tower and data center properties. For the years ended December 31, 2023 and 2022, cell tower and data center revenues primarily consisted of tenant operating leases comprising primarily modified gross leases at the cell towers with monthly base rents and limited incremental expense reimbursements above base year amounts, and net leases at the data centers comprised of monthly base rents and expense recoveries for the tenant’s pro-rata share of property taxes, insurance and common area maintenance, respectively. The amount of revenues generated by our cell tower and data center properties are dependent on our ability to maintain tenant occupancy rates, lease available space and execute favorable lease modifications and renewals.
	Years Ended December 31,
	2023	2022
Cell tower rental revenue	$619,234	$259,562
Data center rental revenue	2,009,753	—
Total real estate rental revenue	$2,628,987	$259,562
For the year ended December 31, 2023, we experienced an increase in cell tower rental revenue of $359,672 due to our acquisition of an additional 13 cell towers, net of eight cell towers transferred to the Datacom Joint Venture, totaling 18 cell towers held as of December 31, 2023, compared to 13 cell towers held for the year ended December 31, 2022.
We acquired two data centers for the year ended December 31, 2023. Our data center acquisition in California includes a single tenant with a net lease. Our data center acquisition in Missouri is a multi-tenant property which includes rental revenue of data center and office space and includes expense recoveries.
Property Operating Expenses
Property operating expenses primarily consist of ground leases for our cell tower properties and utilities. The nature of leases on our cell tower assets are typically ground leases. Ground leases for land are specific to each site, generally contain an initial term of 5 to 10 years and are renewable (and cancellable after a notice period) at the Company’s option. Further, the Company’s costs associated with cell towers may include ground rent, power, fuel costs and property taxes (some or all of which may be passed through to the tenants) as well as repairs and maintenance expenses.
	Years Ended December 31,
	2023	2022
Cell Tower Operating Expenses
Ground leases	$129,403	$40,352
Utilities	8,348	2,154
Other property operating expenses	21,439	—
Total cell tower expenses	159,190	42,506
Data Center Operating Expenses
Utilities	42,093	—
Other property operating expenses	141,552	—
Total data center expenses	183,645	—
Total property operating expenses	$342,835	$42,506
For the year ended December 31, 2023, there was an increase in ground lease and utilities expense due to our additional acquisitions during the period. The cell tower ground lease expense increase of $89,051 was due to two primary factors:
(1)
The addition of 11 new ground leases acquired in 2023, net of 8 ground leases transferred to the Datacom joint venture, which increased our total ground leases to 15 as of December 31, 2023 compared to the 12 ground leases held as of December 31, 2022.

(2)
Ground lease expense also increased during the year ended December 31, 2023 because eight of the 12 ground leases held as of December 31, 2022 were acquired in the fourth quarter of 2022.

Our data center properties primarily contribute to the other property operating expenses for the year ended December 31, 2023, comprised of expense items such as landscaping, insurance, property management fees and property taxes.
General and Administrative
For the year ended December 31, 2023, general and administrative expenses were $4,229,421 compared to $1,652,078 for the year ended December 31, 2022. The increase in general and administrative expenses of $2,577,343 was primarily the result of an increase of: (1) $1,868,485 in operating expense reimbursements to affiliates; and (2) $372,522 in professional fees and legal expenses for the year ended December 31, 2023 as compared to the year ended December 31, 2022.
Asset management fees
For the year ended December 31, 2023, asset management fees were $768,847 compared to $76,537 for the year ended December 31, 2022. The increase of $692,310 was primarily attributable to the increase in net asset value (NAV) under management which was driven by our additional asset acquisitions and increase in investor capital subscriptions during the year ended December 31, 2023.
Depreciation and Amortization
For the years ended December 31, 2023 and 2022, depreciation and amortization was $2,175,364 and $612,256, respectively, which primarily consisted of depreciation on our properties of $730,973 and $62,893, respectively, and amortization of our intangible assets of $1,444,391 and $549,363, respectively.
For the year ended December 31, 2023, as compared to the year ended December 31, 2022, the increase in depreciation and amortization of $1,563,108 was primarily due to the additional cell tower and data center acquisitions that occurred subsequent to December 31, 2022.
Interest Expense
For the years ended December 31, 2023 and 2022, interest expense was $1,121,311 and $293,334, respectively. For the year ended December 31, 2023, as compared to the year ended December 31, 2022, the increase in interest expense of $827,977 was primarily the result of: (1) an increased outstanding loan balance of $16,650,000, as of December 31, 2023, compared to our outstanding loan balance of $3,184,000 held and paid down during the year ended December 31, 2022; and (2) higher effective interest rates on our variable rate debt.
Performance Participation Allocation
For the year ended December 31, 2023, performance participation allocation was $1,192,205 compared to $0 for the year ended December 31, 2022 resulting from an increase in performance based fees payable to our Advisor in accordance with our advisory agreement.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents for the year ended December 31, 2023 and 2022:
	Years Ended December 31,
	2023	2022
Cash and cash equivalents – beginning of period	$22,933,736	$335,422
Net cash used in operating activities	(4,611,381)	(704,556)
Net cash used in investing activities	(77,899,857)	(15,710,061)
Net cash provided by financing activities	74,275,292	39,012,931
Cash and cash equivalents – end of period	$14,697,790	$22,933,736

Operating Activities
For the years ended December 31, 2023 and 2022, cash flows used in operating activities were primarily related to the cashflows provided by our property operations, offset by payments of general and administrative expenses and interest payments on our outstanding indebtedness. The increase in cash used for operating expenses for the year ended December 31, 2023 as compared to the year ended December 31, 2022 was primarily driven by increases in payments for general and administrative and asset management fees. In general, cash flows from operating activities are affected by the timing of cash receipts and payments.
Investing Activities
For the year ended December 31, 2023, as compared to the year ended December 31, 2022, the increase in net cash used in investing activities was primarily due to a $26,813,301 increase in cash paid to acquire real estate investments and an increase of $34,657,766 in our investment in the DataCom Joint Venture.
Financing Activities
For the year ended December 31, 2023, as compared to the year ended December 31, 2022, the increase in net cash provided by financing activities was primarily due to our borrowings under our line of credit of $16,650,000 and an increase of $23,323,200 in proceeds from issuance of common stock and OP Units, offset by a decrease in cash from an increase in dividends and distributions of $2,602,087.
Liquidity and Capital Resources
Upon commencement of this offering, our charter will authorize us to issue 600,000,000 shares of common stock, of which 6,000,000 shares will be classified as Class A shares, 3,000,000 shares will be classified as Class AX shares, 100,000,000 shares will be classified as Class D shares, 100,000,000 shares will be classified as Class DX shares, 100,000,000 shares will be classified as Class I shares, 100,000,000 shares will be classified as Class IX shares, 94,000,000 shares will be classified as Class S shares and 97,000,000 shares will be classified as Class T shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share. Our board of directors may amend the charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares, Class S shares, Class T shares or shares of any other class or series of stock without stockholder approval. We will not sell Class AX shares, Class DX shares or Class IX shares in this offering.
On January 18, 2022, we began offering Class P interests in our operating partnership, or Class P OP Units, and Class PX interests in our operating partnership, or Class PX OP Units, in a private offering to accredited investors only pursuant to a confidential private placement memorandum, or the OP Unit Offering. We will suspend or terminate the OP Unit Offering upon or prior to commencement of this offering. The Class P OP Units and Class PX OP Units will be exchangeable at the applicable exchange ratio, in certain circumstances, into Class I shares and Class IX shares.
Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, the payment of our offering and operating fees expenses, continuing debt service obligations, distributions to our stockholders and repurchase of shares under our share repurchase program. Generally, we will fund our acquisitions from the net proceeds of the private offering, which terminated prior to this offering, the private offering of our operating partnership, which, as noted above, will be suspended or terminated prior to the commencement of this offering, and this offering.
We anticipate our offering and operating fees and expenses will include, among other things, the management fee we will pay to our advisor, the performance participation allocation that the operating partnership may pay to our advisor, dealer manager fees, selling commissions and distribution fees we will pay to the dealer manager, legal, audit and valuation expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties.
We will reimburse our advisor for any organization and offering expenses associated with this offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and the stockholder servicing fee) as and when incurred. We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor, including but not limited to the expenses incurred by our advisor in connection with any provision by our advisor of legal, accounting, financial, due diligence, investor relations or other services performed by our advisor that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of our advisor required for our operations. As of September 30, 2024, we have incurred cumulative offering costs since inception of $7,851,515, including $1,839,294 of offering costs which have been deferred and will be applied against the offering proceeds upon effectiveness.
We entered into the Expense Support Agreement with our operating partnership and our advisor on August 18, 2023 with an effective date of July 13, 2021. Pursuant to the Expense Support Agreement, our advisor has agreed to defer certain fees and reimburse of fund certain of our expenses, subject to the terms of the Expense Support Agreement. Our advisor may be required to pay or be entitled to reimbursement of fees that it had deferred and expenses that had been paid, subject to certain conditions being met. Pursuant to the Expense Support Agreement, our advisor could incur or reimburse maximum aggregate expense payments of $10,000,000, which we refer to as the expense payment limit.
We intend to acquire our assets with cash and mortgage or other debt. We expect to use debt financing as a source of capital. Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. There is no limitation on the amount we may borrow for the purchase of any single property, but our portfolio leverage cannot exceed 75% of the cost of our investments without justification; however, we intend to target a leverage ratio of the greater of 65% loan-to-value or loan-to-cost. During the initial stages of our offering, however, our leverage ratio could exceed our target leverage ratio. Should a majority of our independent directors find justification, there will be no limitation on our portfolio leverage. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy and Policies” in this prospectus for a more detailed discussion of our borrowing policies.
On March 15, 2023, we entered into the Sunflower Secured Credit Facility pursuant to which we may request advances on a revolving facility up to an initial aggregate principal of $35,000,000. The maturity date of the Sunflower Secured Credit Facility is March 15, 2028. The Sunflower Secured Credit Facility’s base rate loans shall bear interest at the lesser of (i) 1.75% plus the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) SOFR for a one-month term in effect on such date plus 0.25% and (ii) the Maximum Rate. The Sunflower Secured Credit Facility’s SOFR rate loans hall bear interest at the lesser of (i) 2.75% plus Term SOFR for the Interest Period therefor and (ii) the Maximum Rate.
On March 15, 2023, we drew down $10,000,000 for the acquisition of a data center located in Maryland Heights, Missouri. On March 21, 2023, we drew down $6,650,000 to acquire a data center located in Santa Clara, California. On July 11, 2024, the Company drew down $8,000,000 for the acquisition of a cell tower portfolio located in Texas and potential future acquisitions. On August 16, 2024, the Company drew down

$650,000 for the acquisition of a cell tower portfolio located in North Carolina. As of September 30, 2024, the outstanding loan payable balance was $25,300,000.
The Sunflower Secured Credit Facility requires us to maintain certain financial covenants such as (1) the weighted average remaining lease term of data center properties shall not be permitted to be less than 60 months; (2) the fixed charge coverage ratio (pre-distribution) to be less than 1.25 to 1.00; (3) the fixed charge coverage ratio (post-distribution) to be less than 1.10 to 1.00; and (4) loan to value ratio to be greater than 70%. As of September 30, 2024, we satisfy all financial covenants in relation to the Sunflower Secured Credit Facility. Management expects the covenants over the next twelve months from the date of this filing will continue to be met.
We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.
For the nine months ended September 30, 2024 and 2023, cash flows from operating activities were negative and did not provide adequate funding for payments of distributions. Capital from our offering have been used to fund the payment of distributions declared and distributed of $4,960,367 and $3,200,846 for the nine months ended September 30, 2024 and 2023, respectively, as follows:
	Nine Months Ended September 30,
	2024	2023
Distributions declared:
Paid or payable in cash	$3,557,519	$2,498,147
Reinvested in shares or units (DRIP)	$1,402,848	$702,699
Total declared and distributed	$4,960,367	$3,200,846
Source of funds for distributions:
Offering Proceeds	$3,557,519	$2,498,147
Issuance of new shares of units (DRIP)	$1,402,848	$702,699
Total sources for distributions	$4,960,367	$3,200,846
In addition to the Sunflower Secured Credit Facility, we may decide to obtain other lines of credit to fund acquisitions, to repurchase shares pursuant to our share repurchase program and for any other corporate purpose. Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.
As of September 30, 2024, our current total liquidity is $12,642,254 which comprises of $2,942,254 of cash and cash equivalents and $9,700,000 undrawn balance from our Secured Credit Facility. We do not have any material off-balance sheet arrangements that we expect would materially affect our liquidity and capital resources.
The following table summarizes current and long-term material cash requirements as of September 30, 2024:

	Material Cash Requirements
	Total	Less than 1 Year	1 – 2 Years	3 – 5 Years	More than 5 Years
Operating lease obligations(1)	$3,108,591	$70,032	$284,466	$899,720	$1,854,373
Debt obligations	—
Principal payments	25,300,000	—	—	25,300,000	—
Interest payments(2)	6,990,000	1,997,143	1,997,143	2,995,714	—
Total	$35,398,591	$2,067,175	$2,281,609	$29,195,434	$1,854,373

(1)
Amounts include direct lease obligations, excluding any variable lease payments (such as payments based on revenues derived from the communications infrastructure located on the leased asset).

(2)
Interest payments are estimated for variable rate debt obligation based on the most current variable interest rate in effect at September 30, 2024.

Distributions
We have elected to be taxed as a real estate investment trust, or REIT, under the Code, commencing with the taxable year ended December 31, 2021, and we intend to continue to operate in accordance with the requirements for qualification as a REIT intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. In order to maintain our qualification as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets.
Our board of directors may authorize distributions in excess of those required for us to maintain REIT status as it deems appropriate. We currently pay regular monthly distributions to our stockholders. We expect to continue to pay distributions monthly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Code. We can provide no assurance that we will be able to pay distributions on our shares of common stock.
Our charter does not restrict us from paying distributions from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of distributions. We have and may continue fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the advisor elects to receive its management fee in Class I shares or Class I OP Units and elects to receive distributions on its performance participation interest in Class I OP Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments.
However, in accordance with Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences. Our board of directors will determine the amount of distributions we will pay to our stockholders. We have not established a minimum distribution level.
Distributions in kind will not be permitted, except for:
•
distributions of readily marketable securities;

•
distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•
distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Critical Accounting Estimates
Below is a discussion of the accounting policies that management believes are critical. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with GAAP. The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.
Real Estate Joint Ventures
To determine the method of accounting for partially owned real estate joint ventures and partnerships, management evaluates the characteristics of associated entities and determines whether an entity is a variable interest entity (“VIE”) and, if so, determines if we are the primary beneficiary by analyzing whether we have both the power to direct the entity’s significant economic activities and the obligation to absorb potentially significant losses or receive potentially significant benefits. Significant judgments and assumptions inherent in this analysis include: determining what constitutes the significant economic activities of the entity, the design of the entity structure, the nature of the entity’s operations, future cash flow projections, the entity’s financing and capital structure, and contractual relationships and terms. We consolidate a VIE when we have determined that we are the primary beneficiary.
Partially owned, voting interest entities formed as real estate joint ventures and partnerships over which we have a controlling financial interest are consolidated in our consolidated financial statements. In determining if we have a controlling financial interest, we consider factors such as ownership interest, authority to make decisions, kick-out rights and substantive participating rights. Partially owned real estate joint ventures and partnerships where we do not have a controlling financial interest, but have the ability to exercise significant influence, are accounted for using the equity method.
Management will analyze and assess reconsideration events, including changes in the factors mentioned above, to determine if a consolidation treatment remains appropriate. Decisions regarding consolidation of partially owned entities frequently require significant judgment by our management. Errors in the assessment of consolidation could result in material changes to our consolidated financial statements.
We review our real estate joint ventures and partnerships to ascertain if there is an impairment in the value of our investment. For our partially owned real estate joint ventures and partnerships, we consider various qualitative factors to determine if a decrease in the value of our investment is other-than-temporary during our intended holding period. Assessing impairment can be complex and involves a high degree of subjectivity in determining if an impairment is present and in estimating the future undiscounted cash flows or the fair value of our investment.
Investments in Real Estate
In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, we account for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business.
Whether the acquisition of a property acquired is considered a business combination or asset acquisition, we recognize the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We expense acquisition-related costs associated with business combinations as they are incurred. We capitalize acquisition-related costs associated with asset acquisitions.
Asset Acquisitions — Purchase Price Allocations
Upon acquisition of a property, we assess the fair value of acquired tangible and intangible assets (including land, cell towers, buildings, site improvements, contract rights and tenant relationships, network location and capacity, asset retirement obligations, and other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities. The fair values of these assets acquired are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. The fair value of tangible and intangible assets acquired is derived from estimated replacement costs or discounted cash flow valuation methods. In determining fair value using the discounted cash flow valuation method, management estimates the applicable discount rate and the timing and amount of future cash flows, including market rates and lease-up period. We assess and consider fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends, and market and economic conditions.
Asset Retirement Obligations
The Company records the fair value of obligations to perform certain asset retirement activities, including requirements, pursuant to ground leases, easements, and leased facility agreements to remove communications infrastructure or remediate the space upon which certain of the communications infrastructure resides. In determining the fair value of these asset retirement obligations, the Company must make several subjective and highly judgmental estimates, such as those related to (1) timing of cash flows, (2) future costs, (3) discount rates, and (4) the probability of enforcement to remove the towers or small cells or remediate the land.
Impairments of Real Estate Assets
We review our real estate portfolio to ascertain if there are any indicators of impairment in the value of any of our real estate assets, including deferred costs and intangibles, in order to determine if there is any need for an impairment charge. In reviewing the portfolio, we examine the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which the tenant is involved and the timeliness of the payments made by the tenant under its lease, as well as any current correspondence that may have been had with the tenant, including property inspection reports. For each real estate asset owned for which indicators of impairment exist, if the undiscounted cash flow analysis yields an amount which is less than the assets’ carrying amount, an impairment loss will be recorded to the extent that the estimated fair value is lower than the asset’s carrying amount. Real estate assets that are expected to be disposed of are valued at the lower of carrying amount or fair value less costs to sell on an individual asset basis. Any impairment charge taken with respect to any part of our real estate portfolio will reduce our earnings and assets to the extent of the amount of any impairment charge.
Revenue Recognition
Our revenues, which are substantially derived from rental income, will include rental income that our customers pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial lease term of each lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record as an asset and include in revenues unbilled rent receivables, which we only receive if the tenant makes all rent payments required through expiration of the term of the lease. Accordingly, management must determine, in its judgment, that the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables and take into consideration the tenant’s payment history and the financial condition of the tenant. In the event that the collectability of an unbilled rent receivable is in doubt, we are required to take a reserve against the receivable or a direct write-off of the receivable, which will have an adverse effect on earnings for the year in which the reserve or direct write-off is taken.
Performance Participation Allocation
So long as the advisory agreement has not been terminated, the Advisor is entitled to receive a performance participation allocation on its special limited partnership interest in the Operating Partnership based on the Operating Partnership’s total return after all of the other unitholders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Advisor and all other Operating Partnership unitholders is equal to 12.5% and 87.5%, respectively. Thereafter, the Advisor will receive an allocation of 12.5% of the annual total return. Total return is defined as all distributions accrued or paid (without duplication) on the OP units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate Net Asset Value (NAV as defined in the partnership agreement) of such units since the beginning of the year, before giving effect to (a) changes resulting solely from the proceeds of issuances of SWIF II OP units, (b) any allocation/accrual to the performance participation interest, and (c) applicable stockholder servicing fee expenses (including any payments made to the Company for payment of such expenses). Management’s determination of total return requires the estimation of the NAV of the Operating Partnership which incorporates judgement with respect to developing estimates of fair values for its assets and liabilities held as of the measurement date.
Income Taxes
As a REIT, we are not subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which qualification was lost unless we were entitled to relief under specific statutory provisions.
Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We have sought and will continue to seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. If so, we will be exposed to both credit risk and market risk.
Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, we assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of real estate programs sponsored in the last ten years by StratCap and its affiliates. References herein to StratCap include its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which can be found in Appendix A of this prospectus.
During the ten years ended December 31, 2023, StratCap sponsored two private real estate programs that invest primarily in real property. The prior programs discussed in this section were neither subject to the fees and expenses associated with this offering, nor all of the laws and regulations that will apply to us as a publicly registered entity. Investors should not assume that they will experience returns, if any that are comparable to those experienced by investors in the prior programs.
Prior Investment Programs
The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, StratCap, including certain officers and directors of StratCap. StratCap has sponsored two prior programs, which were both private programs (as opposed to public programs) and which we will refer to herein as the “Prior Programs.” The prior performance of the Prior Programs previously sponsored by StratCap is not necessarily indicative of the results that we will achieve in this program. For example, the Prior Programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly registered entity. Both Prior Programs have investment objectives that are similar to this program, but you should not assume that we will experience returns comparable to those experienced by us in the Prior Programs sponsored by StratCap.
We may conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by StratCap. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Certain Relationships and Related Transactions” section of this prospectus for additional information.
The Prior Performance Tables set forth information as of the dates indicated regarding certain of the Prior Programs, including (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II), (3) annual operating results of the Prior Programs (Table III) and (4) the sales or disposals of property by one Prior Program during the three-year period ended December 31, 2023 (Table V).
None of the Prior Programs sponsored by StratCap are required to be disclosed in Table IV for the following reasons. Table IV is only applicable if the sponsor has had programs that have completed operations in the most recent five years. None of the Prior Programs sponsored by StratCap have completed their operations in the most recent five years. The purpose of this prior performance information is to enable you to evaluate accurately the experience of the management of our sponsor, Manager and their affiliates in sponsoring like programs.
Summary Information
Capital Raising
During the ten-year period ended December 31, 2023, our sponsor and its affiliates have sponsored two private real estate programs that collectively raised approximately $174 million. StratCap Securities, LLC, our affiliated dealer manager, was the dealer manager of the Prior Programs. These private real estate programs include: (1) one private real estate investment trust, which raised approximately $69 million from a total of approximately 890 accredited investors and (2) one private real estate investment fund with a REIT subsidiary structure, which raised approximately $106 million from a total of approximately 1,330 accredited investors.
The Prior Programs are no longer raising capital but are in their investment and/or operational phase and could be impacted by the same market conditions to which the Company is subject, such as macroeconomic, geopolitical and other challenges, uncertainties and volatility, such as pandemics. Any of these factors could cause the Prior Programs to alter their investment strategy or generate returns lower than expected or ultimately incur losses. Although real estate programs in general are subject to being affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, that, at this time, the Company is not aware of any major adverse business developments or conditions relative to the Prior Programs that would be material to investors in this offering.
Until such time as each of the Prior Programs completes their disposition phase, the ultimate performance of such programs is undeterminable given the significant uncertainty surrounding the global economic and real estate markets.
The following table sets forth certain summary information on the Prior Programs sponsored by our sponsor and its affiliates.
Name of Program	Type of Program	Launch Year	Program Status
Strategic Data Center Fund, LLC(1)	Private REIT	2018	Operating
Strategic Wireless Infrastructure Fund, LLC	Private Fund with REIT Subsidiary	2019	Operating

(1)
In 2019, our sponsor acquired Strategic Data Center Fund, LLC (f/k/a CV Data Growth & Income REIT, LLC) from an unaffiliated party. Our dealer manager, however, served as the dealer manager of the fund since its launch date.

Investments
Both Prior Programs have investment objectives similar to our own.
The Prior Programs had acquired 114 properties as of December 31, 2023, located in the United States and Canada. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $185.9 million, excluding acquisition costs and liabilities assumed. These properties were financed with a combination of debt and offering proceeds. 100% of such properties acquired were existing properties.
The table below provides details about the location and aggregate dollar amount of these properties:
	Property Investments
Location	Number	Cost
	(In millions)
South	56	$84,682
Midwest	37	47,143
Northeast	12	24,479
West	8	23,359
Canada	1	6,239
	114	$185,903

The following table gives a breakdown of the aggregate investments (based on dollar amount of investments) made by the Prior Programs, categorized by asset type, as of December 31, 2023.
Type of Property	Total
Cell Towers	65.0%
Data Center	32.2%
Wireless Easements & Lease Assignments	2.8%
Fiber Networks	0%
Real Estate-Related Assets	0%
Telecommunications Infrastructure	0%
Other	0%
Dispositions
Strategic Wireless Infrastructure Fund, LLC sold one cell tower on August 7, 2023 and substantially all of its remaining assets on December 20, 2023. Such sales consisted of a total of 100 cell towers for aggregate net sales proceeds of approximately $177.0 million and the aggregate original cost of such assets was $121.2 million.
Please see “Appendix A: Prior Performance Tables — Table III” for information about the operating results of the Prior Programs, the offerings of which closed in the five years ended December 31, 2023.

NET ASSET VALUE CALCULATIONS AND VALUATION GUIDELINES
The following information describes our policies regarding NAV determinations. NAV for each class of stock is based on the net asset values of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of any performance participation to our advisor, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of stock, in all cases as described below.
General
Our board of directors, including a majority of our independent directors, adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our advisor and board of directors will review our valuation guidelines and methodologies related to investments in real property and certain real estate debt and other securities (as described below) at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in the Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. The advisor will calculate the fair value of our real estate properties, which will be reviewed for reasonableness by our independent valuation advisor. Our advisor may retain additional third-parties to assist with our valuations of certain investments. Our advisor does not rely on third-parties, including our independent valuation advisor, in calculating the NAV. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
With the approval of our board of directors, including a majority of our independent directors, we engaged an independent valuation advisor with respect to our real properties and certain real estate debt, which will review the internal valuations prepared by our advisor on a monthly basis and perform an independent annual year end valuation concurrent with the advisor’s valuation at year end. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by our advisor for our property and certain real estate debt, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our advisor is ultimately and solely responsible for the determination of our NAV.
Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of our independent valuation advisor in reports we publicly file with the SEC.
Our independent valuation advisor will discharge its responsibilities in accordance with the procedures set forth in the valuation services agreement. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of stock will be calculated by our advisor and such calculation will be reviewed and confirmed by our audit committee. Pursuant to our valuation services agreement with our independent valuation advisor, the advisor will receive positive assurance review reports on the reasonableness of the advisor’s valuations for our property investments from our independent valuation advisor The advisor will render a final valuation in order to calculate NAV. The review by our independent valuation advisor will be one of several components considered by our advisor in determining the value of our properties that will be used when our advisor calculates our NAV per share for each class of stock.
We have agreed to pay fees to our independent valuation advisor upon the completion of its review process. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of its engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.
Our independent valuation advisor and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our sponsor and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of our independent valuation advisor.
Valuation of Investments
Consolidated Properties
For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.
The advisor’s monthly valuations for each property will then be reviewed for reasonableness by an independent valuation advisor within the first two full months after acquisition and no less than annually thereafter.
The advisor will update the valuations of our properties monthly, based on current material market data and other information deemed relevant, with review for reasonableness by our independent valuation advisor. Although monthly reviews of each of our real property valuations will be performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by the advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor.
The advisor will monitor our properties for events that the advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify our independent valuation advisor of such events. If, in the opinion of the advisor, an event becomes known to the advisor (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the advisor will adjust the valuation of such properties, subject to the review for reasonableness of our independent valuation advisor. If deemed appropriate by the advisor, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year, if any, may also trigger an adjustment in the value of a property.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the advisor or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred, and the financial effects of such change are quantifiable by the advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Real estate valuations will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, value is determined by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the advisor’s determination of the appropriate valuations for our properties involves subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.
In conducting their review, our independent valuation advisor will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. Our independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise). With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the advisor, and will rely upon the advisor to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, the advisor and our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications that qualify the review and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
Pursuant to our valuation services agreement with our independent valuation advisor, each individual review report will be addressed solely to us. The review reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock.
The advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. Our advisor will then incorporate such adjusted valuations into our NAV.
Unconsolidated Properties Held Through Joint Ventures
Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the advisor using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.
Valuation of Real Estate Debt and Other Securities
In general, real estate debt and other securities will be valued by the advisor based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our real estate debt and other securities. When reliable market quotations for real estate debt and other securities are available from multiple sources, the advisor will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the advisor to not be reliable, the advisor may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the advisor. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the advisor. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as mortgages and mezzanine loans, are unlikely to have market quotations. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the advisor within the first three full months after we make such investment and no less than monthly thereafter in accordance with the procedures set forth in the immediately following paragraph.
To conduct its initial monthly valuation and subsequent monthly revaluations of such investments, the advisor will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, the advisor will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield. Market yield is estimated as of each monthly valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by the advisor. These factors may include, but are not limited to: purchase price/par value of such real estate debt or other difficult to value securities; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such securities, the advisor will consider the residual value to its securities, following repayment of any senior debt or other obligations of the collateral asset(s). For each month that the advisor does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment.
Our board of directors has delegated to the advisor the responsibility for monitoring significant events that may materially affect the values of our real estate debt and other securities investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. The valuation of our real estate debt and other securities will not be reviewed by our independent valuation advisor or appraised.
Liabilities
We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the advisor and dealer manager, any accrued performance participation allocation to the advisor, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to stockholder servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class as described below. Our debt will be valued at fair value in accordance with GAAP. Our advisor has, and may in the future, advance organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees). We reimburse our advisor for such advanced expenses. For purposes of calculating our NAV, the organization and offering expenses paid by our advisor are not recognized as expenses or as a component of equity and reflected in our NAV until the expiration of the five-year period following the date on which we have raised an aggregate of $100 million in all of our securities offerings, during which we will reimburse our advisor for such organization and offering expenses. Any amounts that are not reimbursed to the advisor within such five-year period shall be deemed expired, and the Company’s obligation to reimburse such amounts cancelled. Further, any reimbursement payments owed to the advisor may be offset by the advisor against amounts due to the Company from the advisor. For purposes of calculating a monthly NAV, the stockholder servicing fee for each applicable class of shares will be calculated by multiplying the accrued monthly stockholder servicing fee rate (1/12th of the total annual stockholder servicing fee rate for each applicable class of shares) by the aggregate NAV of such class of stock for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, management fee expense and performance participation allocation accrual. Our advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each class of our stock by our advisor. The advisor is responsible for reviewing and confirming our NAV and the calculation of our NAV.
Each class will have an undivided interest in our assets and liabilities, and each class’s NAV will be adjusted for additional issuances of common stock, repurchases and class specific expense accruals, such as the stockholder servicing fees. In accordance with the valuation guidelines, our advisor calculates our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties, as finally determined and updated monthly by the advisor, with review for reasonableness by our independent valuation advisor, (2) our real estate debt and other securities for which third-party market quotes are available, (3) our other real estate debt and other securities, if any, and (4) our other assets and liabilities. OP Units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of stock. Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our stock, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.
Our NAV for each class of stock will be based on the net asset values of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the advisor and the deduction of any stockholder servicing fees specifically applicable to such class of stock), which may cause the NAV per share of our classes of common stock to differ. At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of stock based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, our advisor incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees. For each applicable class of stock, the stockholder servicing fee is calculated as a percentage of the aggregate NAV for such class of stock. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class A NAV, Class AX NAV, Class D NAV, Class DX NAV, Class I NAV, Class IX NAV, Class S NAV and Class T NAV equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to stockholder servicing fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate debt and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The advisor calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the impact of one or more factors, including as a result of significant market events or disruptions or force majeure events.
In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The advisor may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.
Our transaction price will be made publicly available by posting it on our website at www.digitalinfrastructurereit.com and filing a prospectus supplement with the SEC and in certain cases delivered directly to subscribers. Please see the “How to Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.
As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors — Any estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved,” “Risk Factors — Our NAV per share amounts may change materially if the appraised values of our real estate assets materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “Risk Factors — It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that our advisor must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase program if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase program and our ability to suspend or terminate our share repurchase program at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•
a stockholder would be able to realize the NAV per share for the class of stock a stockholder owns if the stockholder attempts to sell its shares;

•
a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•
shares of our common stock would trade at their NAV per share on a national securities exchange;

•
a third party would offer the NAV per share for each class of stock in an arm’s-length transaction to purchase all or substantially all of our stock; or

•
the NAV per share would equate to a market price of an open-ended real estate fund.

December 31, 2024 NAV Per Share
Our total NAV presented in the following tables includes the NAV of the holders of our Class A shares, Class AX shares, Class I shares and Class IX shares, as well as partnership interests of the Operating Partnership held by parties other than us. As of December 31, 2024, no Class D shares, Class DX shares, Class

S shares or Class T shares were outstanding. Further, Class A shares, Class AX shares, Class DX shares and Class IX shares will not be offered in this offering. The following table provides a breakdown of the major components of our total NAV as of December 31, 2024 ($ and shares in thousands):
Components of NAV	December 31, 2024
Investment in real estate	$84,856,583
Investment in Datacom Joint Venture	52,738,826
Cash and cash equivalents	2,512,642
Due from affiliate	257,096
Tenant and other receivables	(121,215)
Prepaid and other assets – net	5,161,855
Redemptions Payable	(764,712)
Accounts payable and accrued liabilities	(1,556,202)
Due to affiliates	(784,836)
Distributions payable	(584,514)
Deferred rental revenue	(15,095)
Intangible liabilities – net	(881,124)
Loan payable	(29,335,000)
Interest expense payable	(91,287)
Unamortized expense support repayment/O&O(1)	13,459,476
Performance participation allocation payable to affiliate	(1,113,218)
Net asset value	123,775,274

(1)
Unamortized expense support repayment represents certain operating expenses and organizational and offering costs funded by the Company that are transaction costs and other professional fees that the Company has incurred since its inception. Such operating expenses and organizational and offering costs were recognized under the expense support agreement and advisory agreement (together, the “Agreements”), respectively, and are added back to the Company’s net asset value until they are amortized and recognized by the Company in accordance with the Agreements. Such amounts have an economic contractual benefit of four to five years, and therefore, for purposes of the net asset value calculation, are capitalized as an adjustment to the Company’s net asset value and amortized over the four-to-five-year period as a reduction of the outstanding unamortized balance. As of December 31, 2024, the unamortized expense support repayment balance was $13,459,476, with operating expenses being amortized over a four-year period from date of occurrence and organizational and offering costs beginning to be amortized over a five-year period, decreasing the outstanding unamortized balance, and the amount payable by the Advisor to the Company, over the respective periods based on an amortization schedule maintained by the Company. On February 10, 2025, the Advisor executed a non-interest bearing promissory note, or the Promissory Note, in favor of the Company for reimbursement to the Company of any portion of the $13,459,476 that is not recognized within the four and five-year periods in which such amounts were originally incurred, with such amount, if any, payable by the Advisor to the Company at the expiration of the Agreements respective four and five-year period. In the event of the liquidation of the Company, the remaining unamortized amounts, if any, would be repaid by the Advisor to the Company. The $13,459,476 has not been recognized as a receivable on the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, as the settlement of any unamortized balance of such amount payable by the Advisor to the Company is contingent upon the occurrence of certain future events pursuant to the terms of the Agreements. On February 10, 2025, HMC Capital executed a Limited Guarantee to guarantee the Advisor’s obligations under the Promissory Note. See “Net Asset Value Calculations and Valuation Guidelines — Liabilities” for a description of reimbursements of organizational and offering expenses pursuant to our advisory agreement and “Compensation — Expense Support Agreement” for information on our expense support agreement.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of December 31, 2024 ($ and shares/units in thousands, except per share/unit data):
	Class A	Class AX	Class I	Class IX	Class P Units(1)	Class PX Units	Total(2)
Net Asset Value	$51,538,919	$14,669,673	$18,862,503	$19,987,445	$16,580,263	$2,136,472	$123,775,274
Number of outstanding shares	4,990,586	1,423,801	1,828,031	1,934,499	1,595,686	206,374	11,978,976
NAV/Share . . . . . . . . .	$10.3272	$10.3032	$10.3185	$10.3321	$10.3907	$10.3524	$10.3327

(1)
Includes the partnership interests of the Operating Partnership held by our advisor parties other than us.

(2)
As noted above, Class A shares, Class AX shares and Class IX shares are not offered in this offering. Such shares were offered in our private offering, which terminated prior to the commencement of this offering.

For historical NAVs per shares through November 30, 2024, cell tower assets were valued based on several factors, including the number of tenants per tower, quality of tenant revenue, and tower site land rights. The cell tower valuation categories include Single-Tenant Big-3, Single-Tenant Non-Big-3, Two-Tenant Big-3, Two-Tenant Non-Big-3, Three-Tenant Big-3, Multi-Tenant Big-3, and Multi-Tenant Non-Big-3. All single-tenant towers have been held at cost, with a high and low sensitivity range of 5%. Cell towers with two or more tenants were valued at a direct multiplier to the contracted next twelve-month tower cash flow, with high and low sensitivity ranges of 2x.
This methodology applies a higher multiple to towers that have significant lease up potential and higher quality revenues from the top three U.S. carriers, while lower multipliers are used to value cell towers with lower lease up potential and/or revenues generated from non-Big-3 carriers or non-investment grade tenants. In addition to applying a tower cash flow multiplier, a land rights premium was applied to cell tower sites with two or more tenants in which the land is either owned or has a long-term easement in place. No land rights premium is applied to cell tower sites that are subject to a ground lease.
For historical NAV per shares through November 30, 2024, data center valuations were based on a ten-year discounted cash flow analysis, with assumptions for future market rents, vacancy, property expenses, discount rates, and terminal capitalization rates from recent market comparables, among other variables. These valuations included applying a weighted average discount rate of 7.25% and weighted average terminal cap rate of 6.25%. High and low ranges are established by applying a 0.25% sensitivity for both the discount rate and terminal capitalization rate.
The information below applies to our estimated NAV per share determinations commencing with December 31, 2024.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the valuations, based on property types.
Property Type	Discount Rate	Exit Capitalization Rate
Cell Towers	5.74%	4.22%
Data Centers	7.25%	6.25%
These assumptions are determined by our advisor after receiving input from our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Cell Towers Investment Values	Data Centers Investment Values
Discount Rate	0.25% decrease	2.08%	1.89%
(weighted average)	0.25% increase	-2.03%	-1.85%
Exit Capitalization Rate	0.25% decrease	4.44%	2.53%
(weighted average)	0.25% increase	-3.94%	-2.33%
Historical NAV Per Share
During our private offering, we published a quarterly NAV per share calculated as of each fiscal quarter ended during the period from June 30, 2023 through September 30, 2024. Our historical quarterly NAV per share for each class of shares were determined by our advisor based on the net asset values of our investments and the addition of any other assets (such as cash on hand), and the deduction of any other liabilities.
The following table presents our historical quarterly NAVs per share for Class A shares (not offered in this offering), Class AX shares (not offered in this offering), Class I shares, Class IX shares (not offered in this offering) and our operating partnership units, or Class P OP Units and Class PX OP Units, that are held by our advisor and third-parties other than us. Class D shares, Class DX shares (not offered in this offering). Class S shares and Class T shares are omitted from below since none were outstanding as of any of the periods listed below:
Date	Class A	Class AX	Class I	Class IX	Class P OP Units	Class PX OP Units
June 30, 2023	$10.0436	$10.0436	$10.0436	$10.0436	$10.0543	$10.0543
September 30, 2023	$10.0583	$10.0464	$10.0544	$10.0554	$10.0543	$10.0395
December 31, 2023	$10.2426	$10.2233	$10.2352	$10.2343	$10.0744	$10.2223
March 31, 2024	$10.2654	$10.2403	$10.2590	$10.2732	$10.2511	$10.2408
June 30, 2024	$10.2520	$10.2271	$10.2494	$10.2625	$10.2732	$10.2328
September 30, 2024	$10.3626	$10.3389	$10.3532	$10.3685	$10.4156	$10.3764
We began determining our NAV on a monthly basis, instead of quarterly, for our shares and Class P OP Units and Class PX OP Units commencing with the monthly NAV per share calculated as of November 30, 2024. With the approval of our board of directors, including a majority of our independent directors, we engaged Kroll, LLC, an independent valuation firm, as an independent valuation advisor commencing with our monthly NAV per share calculated as of November 30, 2024, to review internal valuations prepared by our advisor for reasonableness. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by our advisor for our property and certain real estate debt, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our advisor is ultimately and solely responsible for the determination of our NAV.
The following table presents our historical monthly NAVs per share for Class A shares (not offered in this offering), Class AX shares (not offered in this offering), Class I shares, Class IX shares (not offered in this offering) and our operating partnership units, or Class P OP Units and Class PX OP Units, that are held by our advisor and third-parties other than us. Class D shares, Class DX shares (not offered in this offering). Class S shares and Class T shares are omitted from below since none were outstanding as of any of the periods listed below:
Date	Class A	Class AX	Class I	Class IX	Class P OP Units	Class PX OP Units
November 30, 2024	$10.3065	$10.2817	$10.2984	$10.3100	$10.3659	$10.3277
December 31, 2024 . . . . . . . . . . . .	$10.3272	$10.3032	$10.3185	$10.3321	$10.3907	$10.3524

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 7, 2025, information regarding the number and percentage of shares of our common stock owned by each director, our executive officers, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 660 Steamboat Road, 1st Floor, Greenwich, CT 06830.
Name of Beneficial Owner	Number of Class IX Shares Beneficially Owned	Percent of Shares Beneficially Owned
StratCap Investment Management, LLC(1)	23,613	*
Directors
James Condon	(2)	*
Daniel Green	—	*
Jeff Hersh	—	*
Kate Mitchell	—	*
Kimberly Arth	—
Isiah Thomas	—	*
Simon Mitchell	(3)	*
Andrew Selim	(4)	*
Adam Baxter	(5)	*
Executive Officers
Abarna Meecham	—	—
All officers and directors as a group (10 persons)		*

*
Represents less than 1%.

(1)
StratCap Investment Management, LLC is wholly-owned by StratCap, LLC, which is wholly-owned by HMC USA Holdings LLC, which is wholly-owned by HMC Capital. As a result, the shares disclosed as beneficially owned by StratCap Investment Management, LLC are also included in the aggregate number of shares beneficially owned by Messrs. Mitchell, Selim and Baxter. The address of each of StratCap Investment Management, LLC and StratCap, LLC is 660 Steamboat Road, 1st Floor, Greenwich, CT 06830 and the address of HMC Capital is Level 7, Gateway, 1 Macquarie Place, Sydney NSW 2000, Australia.

(2)
Mr. Condon is an officer of HMC USA Holdings LLC, which is wholly-owned by HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Condon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)
Mr. Mitchell is a Managing Director of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Mitchell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)
Mr. Selim is an officer of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Selim disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)
Mr. Baxter is a Managing Director of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class IX shares. Mr. Baxter disclaims beneficial ownership of the shares held by StratCap Investment Management, LLC, except to the extent of his pecuniary interest.

INVESTMENT BY CERTAIN TAX-EXEMPT ENTITIES, INCLUDING RETIREMENT PLANS, AND ERISA CONSIDERATIONS
The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by tax-qualified employee pension benefit plan described in Section 3(3) and subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code (including for e.g., an IRA and a “Keogh” plan), a plan, account or other arrangement that is subject to any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or by an entity whose underlying assets are considered to include the assets of any of the foregoing, which we refer to collectively as “Benefit Plans.” This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of a Benefit Plan seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:
•
whether the investment is consistent with the applicable provisions of ERISA and the Code and the underlying plan documents;

•
whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Holders of Our Common Stock”); and

•
the need to value the assets of the Benefit Plan annually or more frequently.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:
•
to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•
to invest plan assets prudently;

•
to diversify the investments of the plan unless it is clearly prudent not to do so;

•
to ensure sufficient liquidity for the plan; and

•
to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These definitions generally include “persons providing services” to the Benefit Plan, as well as employer sponsors of Benefit Plans, Benefit Plan fiduciaries and certain other individuals or entities affiliated with the foregoing. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.
All investors, including Benefit Plan fiduciaries, should be aware that neither the Company, the advisor, the sponsor, the dealer manager nor any of their respective officers, directors, employees and affiliates is undertaking to provide any investment advice or to give any advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that the advisor and the dealer manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments and distributions they anticipate receiving from the Company in connection with the purchase of our common stock.
Plan Asset Considerations
In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.”
Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general “look-through” rule.
In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, the advisor or affiliates of the advisor would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the advisor or affiliates of the advisor of the fiduciary duties mandated under ERISA.
If the advisor or affiliates of the advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved per year prior to correction, and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code and could also result in excise taxes with respect to an early “deemed distribution” of the IRA.
The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet these registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We believe that this requirement will be met with respect to Class T, Class S,

Class D and Class I shares. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of our common stock are subject to certain restrictions on transferability, including restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT and restrictions to comply with federal and state securities laws. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in (1) a termination or reclassification of the entity for state or federal tax purposes or (2) a violation of any state or federal statute or regulation, will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Class T, Class S, Class D and Class I shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT and to comply with federal and state securities laws and regulations (including state laws and regulations with respect to investor suitability) should not cause the shares of common stock to be deemed not freely transferable. Although there can be no assurance that the freely transferable requirement will be met with respect to these classes of shares, we believe that these classes of shares should be treated as “freely transferable.”
Taking into account all of the relevant facts and circumstances, including those referred to in the preceding paragraph, and assuming that the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. No assurance can be given, however, that the publicly offered securities exception will apply.
Other Prohibited Transactions
Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.”
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.
In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the repurchase of our common stock may be limited as to timing and as to the amount of shares of common stock that can be repurchased, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Code.
Liquidity
Benefit Plans who intend to purchase shares of our common stock should consider the limited liquidity of such an investment as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan. If the shares are held in a Benefit Plan and mandatory or other distributions are required to be made to the participant or beneficiary of such Benefit Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to another Benefit Plan, which may not be permissible under the terms and provisions of the Benefit Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of a Benefit Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share if no public market for the shares then exists. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which the shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax-withholding provisions of the Code, the trustee of a Benefit Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.
The foregoing requirements of ERISA and the Code are complex and subject to change. Benefit Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own financial representatives regarding an investment in our shares.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information” section below.
Under our charter, we have authority to issue a total of 700,000,000 shares of capital stock. Of the total shares of stock authorized, 600,000,000 shares of common stock, of which 6,000,000 shares will be classified as Class A shares, 3,000,000 shares will be classified as Class AX shares, 100,000,000 shares will be classified as Class D shares, 100,000,000 shares will be classified as Class DX shares, 100,000,000 shares will be classified as Class I shares, 100,000,000 shares will be classified as Class IX shares, 94,000,000 shares will be classified as Class S shares and 97,000,000 shares will be classified as Class T shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share, 125 of which are classified as shares of 12.0% Series A Redeemable Cumulative Preferred Stock, or the Series A Preferred Stock. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The primary differences between classes of our common stock relate to the distribution arrangements and related underwriting compensation with respect to each class. As discussed in more detail below and in our charter and bylaws, all classes of our common stock have the same rights with respect to voting rights, rights to distributions, rights under the repurchase program, and conversion rights.
On July 13, 2021, we commenced a private offering of our common stock, consisting of Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares and Class IX shares to accredited investors only pursuant to a confidential private placement memorandum. We will terminate the private offering upon or prior to commencement of this offering. Class A shares, Class AX shares, Class DX shares and Class IX shares will not be offered in this offering.
In general, in lieu of receiving cash distributions that are expected to be authorized by our board of directors, distributions to holders of Class AX shares, Class DX shares and Class IX shares shall be deemed distributed and then invested in additional shares of the same class at the applicable transaction price per share, net of any selling commissions associated with the applicable share class.
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. With respect to (i) any amendment of our charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, (ii) any matter submitted to stockholders that relates solely to a particular class of common stock or (iii) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, will be required. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our stock. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Class T shares and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class D shares, Class S shares or Class T shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an amount of Class I shares based on the equivalent NAV per share. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Class D shares
Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the dealer manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares; the stockholder servicing fee amount with respect to our outstanding Class D shares will equal 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.
We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class D share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class D share over approximately 30 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.74.
In addition, we will cease paying the stockholder servicing fee on the Class D shares on the earlier to occur of the following: (i) a listing of any class of our common stock (in which case the Class D shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by our board of directors), (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (in which case the Class D shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the dealer manager, determine that underwriting compensation from all sources in connection with this offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from this Offering (in which case the Class D shares would convert into Class I shares).
Class I shares
No upfront selling commissions or stockholder servicing fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class D shares, Class S shares or Class T shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an amount of Class I shares based on the equivalent NAV per share.
Class S shares
Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the dealer manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares; the stockholder servicing fee amount with respect to our outstanding Class S shares will equal 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.
We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class S share over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.56.
Class T shares
Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the dealer manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares; the stockholder servicing fee amount with respect to our outstanding Class T shares will equal 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder servicing fee consists of an investment professional stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the investment professional stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class T shares.
We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class T share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.56.
In addition, we will cease paying the stockholder servicing fee on the Class T shares on the earlier to occur of the following: (i) a listing of any class of our common stock (in which case the Class T shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by our board of directors), (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (in which case the Class T shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the dealer manager, determine that underwriting compensation from all sources in connection with this offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from this Offering (in which case the Class T shares would convert into Class I shares).
Class A Shares and Class AX Shares (not offered in this Offering)
Class A shares and Class AX shares were issued in a private placement offering and are not offered in this offering. Class A and AX shares were available to accredited investors through brokerage and transaction-based accounts. The rights, fees, and expenses associated with Class AX shares are materially identical to those associated with Class A shares; however, in lieu of receiving cash distributions that are expected to be authorized by our board of directors, distributions to holders of Class AX Shares shall be deemed distributed and then invested in additional Class AX shares at the applicable transaction price per share, net of any selling commissions associated with Class AX shares.
No upfront dealer manager fees or stockholder servicing fees were paid in connection with Class A Shares and Class AX Shares. However, in lieu of reallowed dealer manager fees, our advisor could pay a marketing reallowance fee to certain participating broker-dealers, which will not be reimbursable by us or otherwise paid with proceeds from the private offering.
Class A shares and Class AX shares rank pari passu to our other classes of common stock with respect to voting rights, distributions, liquidation rights, conversion rights and treatment under our share repurchase program.
Class DX Shares (not offered in this Offering)
Class DX shares are not offered in this offering, and we did not sell any Class DX shares in our private offering. Class DX shares were offered to accredited investors only (i) through fee-based programs, also known as wrap accounts, that provide access to Class DX Shares, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class DX Shares, or (iii) through transaction/brokerage platforms at participating broker-dealers. The rights, fees, and expenses associated with Class DX shares are materially identical to those associated with Class D shares; however, in lieu of receiving cash distributions that are expected to be authorized by our board of directors, distributions to holders of Class DX Shares, to the extent that any Class DX shares are issued in the future, shall be deemed distributed and then invested in additional Class DX shares at the applicable transaction price per share, net of any selling commissions associated with the Class DX shares. Class D shares and Class DX shares rank pari passu to our other classes of common stock with respect to voting rights, distributions, liquidation rights, conversion rights and treatment under our share repurchase program.

Class IX Shares (not offered in this Offering)
Class IX shares were issued in a private placement offering and are not offered in this offering. Class IX shares were available to accredited investors only (i) through fee-based programs, also known as wrap accounts, that provide access Class IX Shares, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class IX Shares, (iv) through certain registered investment advisers, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (vi) by other categories of investors that we name in an amendment or supplement to the applicable private placement memorandum. The rights, fees, and expenses associated with Class IX shares are materially identical to those associated with Class I shares; however, in lieu of receiving cash distributions that are expected to be authorized by our board of directors, distributions to holders of Class IX Shares shall be deemed distributed and then invested in additional Class IX shares at the applicable transaction price per share. Class IX shares rank pari passu to our other classes of common stock with respect to voting rights, distributions, liquidation rights, conversion rights and treatment under our share repurchase program.
No upfront selling commissions or dealer manager fees or stockholder servicing fees were paid for sales of any Class IX shares.
Other Terms of Common Stock
If not already converted into Class I shares, upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “— Class D shares,” “— Class S shares” and “— Class T shares” sections above, each Class A share, Class AX share, Class D share, Class DX share, Class IX share, Class S share and Class T share (including any fractional shares) held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares with an equivalent NAV as such share on the earliest of (i) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (ii) after termination of the primary portion of the offering (or private offering) in which such Class D shares, Class S shares and Class T shares were sold, the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, upon the listing of a class of common stock or such later date or dates not to exceed twelve months from the date of listing as shall be approved by our board of directors, each share of the class or classes of common stock that are not so listed will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.
However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.
Series A Preferred Stock
In order for us to qualify as a REIT and satisfy the principles of Section 856(a)(5) of the Code, our stock must be beneficially owned by 100 or more persons. Therefore, on December 17, 2021, we issued 125 shares of Series A Preferred Stock to 125 investors. The Series A Preferred Stock entitles the holders thereof to receive cumulative cash dividends at a rate per annum of 12.0% of the liquidation preference of $1,000 per share plus all accumulated and unpaid dividends thereon. We generally may not declare or pay, or set apart for payment, any dividend or other distribution on any shares of our stock ranking junior to the Series A Preferred Stock as to dividends, including our common stock, or redeem, repurchase or otherwise make payments on any such shares, unless full, cumulative dividends on all outstanding shares of Series A Preferred Stock have been declared and paid or set apart for payment for all past dividend periods. The holders of the Series A Preferred Stock generally have no voting rights except in limited circumstances, including certain amendments to our charter and the authorization or issuance of equity securities senior to or on parity with the Series A Preferred Stock.
The Series A Preferred Stock is not convertible into shares of any other class or series of our stock.
The Series A Preferred Stock is senior to all other classes and series of shares of our stock as to dividend and redemption rights and rights upon our liquidation, dissolution and winding up. Holders of outstanding shares of Series A Preferred Stock are entitled to a liquidation preference of $1,000 per share plus all accrued and unpaid dividends thereon and any redemption premium then in effect.
On February 28, 2023, in accordance with the provisions of our charter, we redeemed all outstanding shares of our Series A Preferred Stock for cash at a redemption price per share of Series A Preferred Stock equal to $1,000.00 plus all accrued and unpaid dividends thereon to and including the February 28, 2023, plus a redemption premium of $50 per share. Shares of the Series A Preferred Stock that are redeemed shall no longer be deemed outstanding shares of the Company and all rights of the holders of such shares have terminated.
Class P Limited Partnership Interests (“Class P OP Units”) and Class PX Limited Partnership Interests (“Class PX OP Units” and together with the Class P OP Units, the “OP Units”)
OP Units Generally.   In general, each OP Unit will share in distributions from the Operating Partnership, when such distributions are declared by us acting as the sole general partner of the Operating Partnership, which decision will be made in our sole discretion. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to the limited partners in the Operating Partnership (the “Limited Partners”), based on the NAV of the Operating Partnership corresponding to the class of OP Units held by each Limited Partner. Limited Partners do not have the right to participate in the management of the Operating Partnership and, by virtue of their status as Limited Partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of Limited Partners are generally limited to approval of specific types of amendments to the partnership agreement. In the future, the Operating Partnership may issue additional classes of limited partnership interests in the Operating Partnership with rights different from, and superior to, those of the OP Units offered hereby, without the consent of the Limited Partners of the Operating Partnership or the stockholders of the Company. Holders of OP Units will not have any preemptive rights with respect to the issuance of additional limited partnership interests in the Operating Partnership.
OP Unit Capital Contributions.   Any investor that satisfies the minimum investment requirement for OP Units set forth in the Confidential Private Placement Memorandum of the Operating Partnership, dated January 18, 2022 (as amended and/or supplemented from time to time, the “OP Unit Memorandum”) shall be admitted as a Class P or Class PX Limited Partner upon the execution by or on its behalf of a subscription agreement, pursuant to which it agrees to be bound by the terms of the partnership agreement. Upon making a contribution of cash or cash equivalents to (a “Capital Contribution”) to the Operating Partnership in accordance with the instructions, a Class P or PX Limited Partner shall be issued a number of Class P OP Units or Class PX OP Units, as applicable, equal to the amount of Capital Contribution divided by the most recent NAV per Class P OP Unit or Class PX OP Unit, respectively, at the time of such Capital Contribution. The amount of each Class P or Class PX Limited Partner’s contribution and the number of OP Units issued to such Limited Partner shall be set forth in the books and records of the Operating Partnership.
If the Operating Partnership requires additional funds at any time in excess of Capital Contributions, the Operating Partnership may borrow funds from a financial institution or other lenders or the Company and any of our affiliates may provide such additional funds through loans, the purchase of additional partnership interests or otherwise. In addition, the Operating Partnership may admit additional Limited Partners whose investments may be subject to a different management fee and repurchase limitations if we conclude in good faith that such admittance is in the best interest of the Operating Partnership.
Operations of the Operating Partnership.   The partnership agreement requires that the Operating Partnership be operated in a manner that will enable it to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless it would otherwise cease to qualify as a REIT and (2) avoid any federal income or excise tax liability.
The partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from the disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, but the Operating Partnership may cause the distributions to vary by class of OP Units in a manner that matches the way distributions vary by class of our common stock to our stockholders, in order to account for different NAVs per share and class-specific fees and allocations.
Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Partnership, after payment of debts and obligations, any remaining assets of the Partnership will be distributed to the Limited Partners based on the NAV per share of the shares that correspond to the class of OP Units held by each Limited Partner.
Exchange Rights for REIT Shares.   The holders of the OP Units may request, at any time, that the Operating Partnership exchange all or a portion of its Class P OP Units or Class PX OP Units for Class I Shares or Class IX Shares, with each Class P OP Unit or Class PX OP Unit exchangeable into a number of Class I Shares or Class IX Shares, respectively, equal to 1.0 multiplied by the Class P Unit Exchange Rate or Class PX Unit Exchange Rate, respectively (each as defined below and collectively, the “Exchange Rate”), respectively; provided, however, we shall make the determination of whether to exchange such Class P Units or Class PX Units for REIT Shares in its sole discretion. The “Class P Unit Exchange Rate” means the fraction, the numerator of which is the NAV per Unit of each Class P OP Unit and the denominator of which is the NAV for each Class I Unit. The “Class PX Unit Exchange Rate” means the fraction, the numerator of which is the NAV per Unit of each Class PX Unit and the denominator of which is the NAV per unit for each Class IX Unit.
Redemption Right.   Except as otherwise agreed between a Class P Limited Partner or Class PX Limited Partner and us, and subject to any revisions set forth in a subsequent memorandum or supplement to a memorandum, Class P Limited Partners and Class PX Limited Partners who are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act may request redemption for cash of all or a portion of their respective OP Units, after holding such units for at least one year (or such shorter period as consented to by us in our sole discretion) for any month by sending a Notice of Redemption to us within the same period of notice that holders of our common shares may request the monthly repurchase of common shares pursuant to our share repurchase program, as in effect from time to time. Any OP Units redeemed by us will be redeemed at the most recent NAV per respective OP Unit, as applicable (or 95% of the most recent NAV per respective OP Units for OP Units redeemed within one year of issuance) as of the date of redemption, effective on the same day that shares of Common Stock are repurchased for that month under our share repurchase program. The total amount of OP Unit redemptions with corresponding Class I Shares or Class IX Shares will be subject to the same repurchase limitations as set forth in our share repurchase program, except that such limitations will apply to such OP Units instead of the Class I Shares or Class IX Shares. We will be entitled to redeem up to the full amount of OP Units necessary to correspond to repurchases of Class I Shares or Class IX Shares under our share repurchase program (subject to the repurchase limits of our share repurchase program). If we repurchase less than the full amount of shares requested to be repurchased under our share repurchase program in any month, then the percentage of outstanding units of partnership interests of the Operating Partnership redeemed in such month shall not exceed the percentage of the aggregate NAV per share of Common Stock repurchased pursuant to our share repurchase program for such month. In the event some but not all of the OP Units submitted for redemption during any month are to be redeemed, the redemptions will be effected on a pro rata basis. We may, in our sole discretion, suspend or terminate repurchases or determine to reject any repurchase request pursuant to a Notice of Redemption.
Management Fee and Commissions.   The holders of the OP Units are subject to lessened management fees and commissions than the other classes of partnership interests of the Operating Partnership, as described below.
We and the Operating Partnership each pay our advisor a Management Fee (as defined below) as follows:
We pay our advisor a management fee equal to 1.25% of the NAV per annum payable monthly, less the Class P/PX Management Fee paid by the Operating Partnership. Additionally, the Operating Partnership will pay the Advisor a management fee equal to 0.75% of the Net Purchase Price or NAV, as applicable, of the Operating Partnership attributable to the Class P OP Units and Class PX OP Units not held by us per annum payable monthly (the “Class P/PX Management Fee”, collectively with the amounts paid by us, the “Management Fee”).
The Management Fee may be paid, at the advisor’s election, in cash, Class I Shares or Class I OP Units. To the extent that the advisor elects to receive any portion of its Management Fee in Class I Shares or Class I OP Units, we may repurchase such Class I Shares or Class I OP Units from the advisor at a later date. Shares of our common stock and units of the Operating Partnership obtained by our advisor will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve repurchase requests submitted by our advisor that when combined with any investor repurchase requests would cause us to exceed the monthly or quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.
The Operating Partnership will repurchase any such partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Partnership units will be repurchased for common shares.
Our dealer manager Operating Partnership is not entitled to any upfront selling commission for the OP Units sold pursuant to the OP Unit Memorandum. Additionally, no stockholder servicing fee will be payable to the dealer manager in connection with the OP Units sold pursuant to the OP Unit Memorandum.
Transferability of OP Units.   Without the consent of a majority interest of the Limited Partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner, engage in any merger, consolidation or other business combination or transfer its general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the Limited Partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction, or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the Operating Partnership.
With certain exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent.

Exculpation.   We will not be liable to the Operating Partnership or Limited Partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provisions have been made in the partnership agreement for the exculpation of the Company. Therefore, purchasers of the OP Units have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification.   The partnership agreement provides for indemnification of us by the Operating Partnership for liabilities incurred in dealings with third parties on behalf of the Company. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters.   We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.
Tax Classification as a Partnership
The following discussion summarizes certain federal income tax considerations relating to the Operating Partnership. Pursuant to Treasury regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a “publicly traded partnership” and less than 90% of the partnership’s gross income consists of “qualifying income” (as described below).
Limited partners of the Operating Partnership, including the Company, will include in their income a distributive share of the Operating Partnership’s income and to deduct their distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation, including an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation.
A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, it meets a “qualifying income” test that is described below. The Operating Partnership is not able to rely on certain safe-harbors to avoid “publicly traded partnership status” and therefore no assurance can be provided that it will be a publicly traded partnership. However, under the qualifying income test, if for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 95% gross income test applicable to REITs, with certain modifications that make it easier for the rents to qualify, gains from the sale or other disposition of real property, interest, and dividends, then it will not be taxed as a corporation. We believe the Operating Partnership has satisfied the qualifying income test in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the Operating Partnership has not and will not be taxed as a corporation.
However, if the Operating Partnership is classified as a publicly traded partnership, even though it is not taxed as a corporation, holders of OP Units will be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units is required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership are only allowed upon the complete disposition of the OP Unit holder’s “entire interest” in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.
If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations” for a discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only by a majority of our directors, a majority of our independent directors or our chief executive officer, our president or the chairman of our board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary will provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares of voting stock represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, (4) election or removal of our directors, and (5) such other matters that our board of directors has declared advisable and directed be submitted to our stockholders for approval or ratification. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders entitled to vote on the matter. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution declaring that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. Section 2-311(a)(1) of the MGCL prohibits distributions if, after giving effect to the distribution, (i) the corporation would not be able to pay its indebtedness as such indebtedness becomes due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, the amount that would be needed to satisfy the preferential rights of the stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list may be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the advisor and/or our board of directors, as the case may be, will be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: StratCap Digital Infrastructure REIT, Inc., 660 Steamboat Road, 1st Floor, Greenwich, CT 06830. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter and as our board of directors may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.
Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares of our stock being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee will acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee (net of any commission and other expenses of sale) will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries. If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee will acquire no rights in such shares.
All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.
Distribution Policy
On October 15, 2021, we began declaring daily distributions as authorized by our board of directors and intend to pay, such distributions on a monthly basis. We currently pay and intend to continue to pay daily distributions payable monthly in arrears to our stockholders calculated based on 365 days in the calendar year and equal to an annualized rate of 5.4%, assuming a purchase price of $10.00 per share. The table below details the daily accrual rate of distributions declared for each of our share classes during the year ended December 31, 2023 and through September 30, 2024:
	Class A Shares	Class AX Shares	Class D Shares	Class DX Shares	Class I Shares	Class IX Shares
March 30, 2023	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
June 30, 2023	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
September 30, 2023	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
December 31, 2023	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
March 30, 2024	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
June 30, 2024	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452
September 30, 2024	$0.001479452	$0.001479452	$0.001410959	$0.001410959	$0.001479452	$0.001479452

The following tables summarize our distributions declared for the years ended December 31, 2022 and December 31, 2023 and nine months ended September 30, 2024 ($ in thousands):
	Nine Months Ended September 30, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Distributions	$4,202,076	$ 3,896,400	$846,951
Sources of Distributions	Offering Proceeds	Offering Proceeds	Offering Proceeds
Total sources of distributions	100%	100%	100%
Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class D shares, Class I shares, Class S shares and Class T shares will likely differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. We expect to continue to use the “record share” method of determining the per share amount of distributions on Class D shares, Class I shares, Class S shares and Class T shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific stockholder servicing fees for such period. Such amount will be divided by the number of shares of our common stock outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific stockholder servicing fees allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the distributions-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations — Annual Distribution Requirements” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. The discretion of our board of directors is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. Maryland law provides that no distribution may be made if, after giving effect to the distribution, we would be unable to pay our indebtedness as the indebtedness becomes due in the usual course of business or our total assets would be less than our total liabilities. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will continue to pay distributions in any particular amount, if at all. We have and may continue fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the advisor elects to receive its management fee in Class I shares or Class I OP Units and elects to receive distributions on its performance participation interest in Class I OP Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind are not permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of stock owned by participants in the distribution reinvestment plan will be immediately reinvested in our stock on behalf of the participants on the business day such distribution would have been paid to such stockholder. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to Class D shares, Class S shares and Class T shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in shares of our stock would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Restrictions on Roll-Up Transactions
In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and must indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:
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a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

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a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to the advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “against” the Roll-up Transaction the choice of:
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accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

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one of the following:

(i)   remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or
(ii)   receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:
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that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election of directors, the removal of the advisor, the directors or any of their affiliates, any transaction between the Company and the advisor, the directors or any of their affiliates, annual reports, annual and special meetings, amendment of our charter, and our dissolution;
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that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

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in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the “— Meetings and Special Voting Requirements” section above; or

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in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected, at such time as we become eligible to make such election, that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Vacancies on Board of Directors; Removal of Directors
Pursuant to our election to be subject to the provision of Subtitle 8 regarding the filling of board vacancies described in the “Subtitle 8” section above, any vacancy on our board of directors created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or by an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to publish a position statement as described in our charter and grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Determinations by Our Board of Directors
Our charter contains a provision that clarifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our directors owe to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the directors’ duties under Maryland law or which did not comply with any requirements of the provision.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT
We have summarized the material terms and provisions of the Third Amended and Restated Limited Partnership Agreement of SWIF II Operating Partnership, LP, which we refer to as the “partnership agreement.”
Management of Our Operating Partnership
SWIF II Operating Partnership, LP was formed on May 28, 2021 to acquire and hold assets on our behalf.
We intend to continue to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership is deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, there are 195 limited partners of the Operating Partnership, including our advisor, the special limited partner of the Operating Partnership.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the advisory agreement, we have delegated to the advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
The advisor, as the special limited partner of the Operating Partnership, has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”
Capital Contributions
We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest, including as described below under “— Class P OP Units and Class PX OP Units.”
The partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from the disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, but the Operating Partnership may cause the distributions to vary by class of OP Units in a manner that matches the way distributions vary by class of common stock to our stockholders, in order to account for different NAVs per share and class-specific fees and allocations.
Upon the liquidation of the Operating Partnership, the holders of OP Units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution in proportion to the NAV per unit of each class of OP Units, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.
Limited Partnership Units Generally
Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into ten classes: (1) Class A OP Units, (2) Class AX OP Units, (3) Class D OP Units, (4) Class DX OP Units, (5) Class I OP Units, (6) Class IX OP Units, (7) Class P OP Units, (8) Class PX OP Units, (9) Class S OP Units and (10) Class T OP Units.
Class A OP Units, Class AX OP Units, Class D OP Units, Class DX OP Units, Class I OP Units, Class IX OP Units, Class S OP Units and Class T OP Units
In general, the Class A OP Units, Class AX OP Units, Class D OP Units, Class DX OP Units, Class I OP Units, Class IX OP Units, Class S OP Units and Class T OP Units are intended to correspond on a one-for-one basis with our Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares, Class S shares and Class T shares. When we receive proceeds from the sale of shares of our common stock, we contribute such proceeds to the Operating Partnership and receive OP Units that correspond to the classes of our shares sold.

In general, each Class A OP Unit, Class AX OP Unit, Class D OP Unit, Class DX OP Unit, Class I OP Unit, Class IX OP Unit, Class S OP Unit and Class T OP Unit share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision is made in our sole discretion. Upon the Operating Partnership’s liquidation, Class A OP Units, Class D OP Units, Class S OP Units, Class T OP Units will automatically convert to Class I OP Units, and Class AX OP Units and Class DX OP Units will automatically convert into Class IX OP Units, in each case in proportion to the NAV per unit of each class.
For each Class A OP Unit, Class AX OP Unit, Class D OP Unit, Class DX OP Unit, Class I OP Unit, Class IX OP Unit, Class S OP Unit and Class T OP Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP Units without our consent as general partner.
The advisor may elect to receive its management fee in cash, Class I shares or Class I OP Units, and distributions on the performance participation allocation may be payable in cash or Class I OP Units at the election of the advisor. See “Compensation — Management Fee” and “— Special Limited Partner Interest” below.
For holders other than us or the advisor, after owning an Operating Partnership unit for one year, Operating Partnership unit holders generally may, subject to certain restrictions, exchange OP Units for a corresponding number of shares of our common stock. The advisor may exchange Class I OP Units for a corresponding number of Class I shares at any time. The advisor will have the option of exchanging Class I shares for an amount of Class D shares, Class S shares or Class T shares with an equivalent NAV.
Class P OP Units and Class PX OP Units
On January 18, 2022, we began offering Class P OP Units and Class PX OP Units in the OP Unit Offering. As of February 7, 2025, we had received aggregate gross proceeds of approximately $22,623,000 from the sale of approximately 2,034,900 Class P OP Units and 216,600 Class PX OP Units in the OP Unit Offering. An investor in the OP Unit Offering will contribute cash or cash equivalents directly to the Operating Partnership in exchange for a number of Class P OP Units or Class PX OP Units, as applicable, equal to the amount of such cash or cash equivalents divided by the most recent NAV per Class P OP Unit or Class PX OP Unit, respectively, at the time of such contribution.
Class P OP Units and Class PX OP Units are not intended to correspond with any class of our common stock. In general, each such unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. The holders of Class P OP Units or Class PX OP Units may request, at any time, that the Operating Partnership exchange all or a portion of its Class P OP Units or Class PX OP Units for Class I shares or Class IX shares, with each Class OP Unit or Class PX OP Unit exchangeable into a number of Class I shares or Class IX shares, respectively, equal to 1.0 multiplied by the Class P Unit Exchange Rate or Class PX Unit Exchange Rate, respectively (each as defined below); provided, however, we may make the determination of whether to exchange such Class P OP Units or Class PX OP Units for the Class I shares or Class IX shares in our sole discretion. The “Class P Unit Exchange Rate” means the fraction, the numerator of which is the NAV per Unit of each Class P OP Unit and the denominator of which is the NAV for each Class I Unit. The “Class PX Unit Exchange Rate” means the fraction, the numerator of which is the NAV per Unit of each Class PX OP Unit and the denominator of which is the NAV per Unit for each Class IX Unit.
Except as otherwise agreed between a Class P limited partner or Class PX limited partner and us, Class P limited partners and Class PX limited partners who are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act may request redemption for cash of all or a portion of their respective OP Units, after holding such OP Units for at least one year (or such shorter period as consented to by us in our sole discretion) for any month by sending a Notice of Redemption to us within the period of notice provided below. While Class P limited partners and Class PX limited partners generally may request on a monthly basis that we repurchase all or any portion of their OP Units, we are not obligated to repurchase any of such OP Units and may choose to repurchase only some, or even none, of the OP Units that have been requested to be repurchased in any particular month in our sole discretion. In addition, the Operating Partnership’s ability to fulfill repurchase requests is subject to a number of limitations.
The Operating Partnership’s repurchase program with respect to Class P OP Units and Class PX OP Units (the “OP Unit repurchase program”) is a separate repurchase program from our share repurchase program; however, the terms of the OP Unit repurchase program generally mirror the terms of our share repurchase program. Pursuant to the OP Unit repurchase program, to the extent we, on behalf of the Operating Partnership, choose to repurchase OP Units in any particular month, we will only repurchase OP Units as of the opening of the last calendar day of that month (each such date, an “OP Unit Repurchase Date”). Repurchases will be made at the transaction price in effect on the OP Unit Repurchase Date, except that OP Units that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “OP Unit Early Repurchase Deduction”) of such OP Units. The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. The OP Unit Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death, qualified disability or divorce of the holder.
In order for a Class P limited partner or Class PX limited partner to have its OP Units repurchased, its repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) by the fifth business day prior to the last business day of the applicable month. Settlements of OP Unit repurchases will be made within three business days of the OP Unit Repurchase Date. The OP Unit Early Repurchase Deduction will not apply to Class PX OP Units acquired as a deemed distribution. A Class P limited Partner or Class PX limited partner may withdraw its repurchase request by notifying us or the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.
In the event that we determine to repurchase some but not all of the OP Units submitted for repurchase during any month, such OP Units repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the OP Unit Repurchase Program, as applicable.
Special Limited Partner Interest
So long as the advisory agreement has not been terminated (including by means of non-renewal), the advisor will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly.
Specifically, the advisor will be allocated a performance participation in an amount equal to:
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First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)
all distributions accrued or paid (without duplication) on the OP Units outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii)
the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of OP Units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the OP Units outstanding at the beginning of the then-current calendar year and all OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the advisor’s performance participation. This is referred to as a “High Water Mark.”
The advisor is also allocated a performance participation with respect to all OP Units that are repurchased during any quarter (in connection with repurchases of our shares in our share repurchase program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase is reduced by the amount of any such performance participation.
Distributions on the performance participation interest may be payable in cash or Class I OP Units at the election of the advisor. If the advisor elects to receive such distributions in Class I OP Units, the advisor may request the Operating Partnership to repurchase such Class I OP Units from the Special Limited Partner at a later date.
Shares of our common stock and units of the Operating Partnership obtained by our advisor will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve repurchase requests submitted by our advisor that when combined with any investor repurchase requests would cause us to exceed the monthly or quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.
The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our Operating Partnership’s partnership agreement, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).
The advisor is not obligated to return any portion of performance participation paid based on our subsequent performance.
Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the advisor may be entitled to receive compensation under the performance participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year are ultimately payable to the advisor at the end of such calendar year.
In the event the advisory agreement is terminated, the advisor will be allocated any accrued performance participation with respect to all OP Units as of the date of such termination.
Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we have the ability to cause the Operating Partnership to issue additional limited partnership interests (including OP Units), preferred partnership interests or convertible securities. We have issued OP Units, and may issue more in the future.
Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including OP Units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our shares. For purposes of this section, references to “we,” “us” or the “Company” means only StratCap Digital Infrastructure REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this prospectus. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
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U.S. expatriates;

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persons who mark-to-market our shares;

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subchapter S corporations;

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U.S. stockholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies;

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trusts and estates;

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holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

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persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding our shares through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in our company;

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tax exempt organizations, except to the extent discussed below in, “— Taxation of Tax Exempt U.S. Stockholders,” and

•
non-U.S. persons (as defined below), except to the extent discussed below in “— Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders will hold our shares as capital assets, which generally means as property held for investment. THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SHARES TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL,

INCOME, PUERTO RICO INCOME, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.
Taxation of our Company
We are receiving an opinion of Troutman Pepper Locke LLP in connection with this filing to the effect that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that, as of the date of the opinion, our prior, current and proposed ownership, organization and method of operations, as represented by us to Troutman Pepper Locke LLP, have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2021. The opinion of Troutman Pepper Locke LLP is based on various assumptions and on our representations to Troutman Pepper Locke LLP as of the date of the opinion concerning our prior, current and continuing organization, ownership and operations, and other matters relating to our ability to continue to qualify as a REIT. The opinion is expressly conditioned upon the accuracy of such assumptions and representations, which Troutman Pepper Locke LLP has not verified and will not verify. Moreover, our continued qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution requirements, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Code, the results of which have not been and will not be reviewed or verified by Troutman Pepper Locke LLP. See “— Requirements for Qualification as a REIT” below. Accordingly, no assurance can be given that we have or will in fact satisfy such requirements. The opinion of Troutman Pepper Locke LLP is based upon the law as of the date of the opinion, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Troutman Pepper Locke LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.
We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2021. We intend to continue to operate in such a manner so as to qualify and remain qualified as a REIT.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level, upon a distribution of dividends by the REIT.
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate rates on any undistributed income, including net capital gain and undistributed cashless income such as accrued but unpaid interest.

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If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.
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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute (or be deemed to have distributed) during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the stockholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our shares.

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We may own subsidiaries that will elect to be treated as taxable REIT subsidiaries, and we may hold equity interests in other investments through such taxable REIT subsidiaries, the earnings of which will be subject to U.S. federal corporate income tax.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, or “taxable mortgage pools” to the extent our shares are held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income, or UBTI, or non-U.S. sovereign investors.

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In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including Puerto Rico, state, local, and non-U.S. income, franchise, property, and other taxes.

Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this prospectus;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)
that uses the calendar year for U.S. federal income tax purposes; and

(10)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the shares sold in this offering will allow us to timely comply with condition (6). To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.
Ownership of Subsidiary Entities
Partnership Interests
We may invest in assets through joint ventures, partnerships (including the Operating Partnership) and other co-ownership arrangements. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would be treated as partnerships for U.S. federal income tax purposes. In general, for partnerships in which we invest, we are required to take into account our allocable share of income, gain, loss, deduction and credit for purposes of the various REIT gross income tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. We will be treated as owning our proportionate share of the assets in the partnership for purposes of certain REIT asset tests. There is no guarantee that such allocable share of income and assets will be qualified for purposes of the REIT income and asset tests. Further, there can be no assurance that distributions from a partnership will be sufficient to pay the tax liabilities resulting from an investment in such partnership.
Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation.
A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, it meets a “qualifying income” test that is described below. The Operating Partnership is not able to rely on certain safe-harbors to avoid “publicly traded partnership status” and therefore no assurance can be provided that it will be a publicly traded partnership. However, under the qualifying income test, if for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 95% gross income test applicable to REITs, with certain modifications that make it easier for the rents to qualify), gains from the sale or other disposition of real property, interest, and dividends, then it will not be taxed as a corporation. We believe the Operating Partnership has satisfied the qualifying income test in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the Operating Partnership has not and will not be taxed as a corporation.
We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.
If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described herein. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, including us, and the Operating Partnership would be required to pay income tax at corporate tax rates on its net income.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes (but may be subject to state or local tax), and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two.
Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect taxable REIT subsidiary status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes.

Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “Asset Tests” and “Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable REIT subsidiary (or other taxable subsidiary corporation) or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings and profits from the subsidiary corporation. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its taxable REIT subsidiaries in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic taxable REIT subsidiaries we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
To the extent we hold an interest in a taxable REIT subsidiary, we intend to manage the size of our taxable REIT subsidiaries and dividends from our taxable REIT subsidiaries in a manner that permits us to qualify as a REIT, although it is possible that the equity investments appreciate to the point where our taxable REIT subsidiaries exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests.
Gross Income Tests
In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from the following sources:
•
rents from real property;

•
interest on debt secured by mortgages on real property (including certain ancillary personal property), or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real estate assets (including certain ancillary personal property that is leased along with real property);

•
income and gain derived from foreclosure property; and

•
income derived from the temporary investment in stock and debt instruments purchased with proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property
Rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.
In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only or that are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts earned or deemed earned for such non-customary services are treated as non-qualifying income.
Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of these related party rent rules, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements.
Dividend Income
We may receive distributions from corporations in which we own an interest, including any taxable REIT subsidiaries we own. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (1) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance that we will be successful in this regard.
Qualified Temporary Investment Income
Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds we receive in exchange for our stock (other than amounts received pursuant to a distribution reinvestment plan) or that we received in a public offering of our debt with a maturity date of at least five years constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders, or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of our Company,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First, at least 75% of the value of our total assets must consist of:
•
cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•
government securities;

•
interests in real property, including leaseholds and options to acquire real property and leaseholds as well as certain ancillary personal property leased in connection with real property;

•
interests in mortgage loans secured by real property and by certain ancillary personal property;

•
stock in other REITs;

•
debt instruments issued by publicly offered REITs; and

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class or in securities of one or more TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
Third, of our investments not included in the 75% asset test or in securities of one or more TRSs, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.
Fourth, other than investments included in the 75% asset test, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, not more than 25% of the value of our total assets may consist of non-qualified publicly offered REIT debt instruments.
We believe that our asset holdings will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future. In some cases, we may rely on our own valuation that differs from the value determined by an appraiser. There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.
Failure to Satisfy Asset Tests
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In the event that we violate the 5% asset test, the 10% vote test or the 10% value test and do not cure the failure within 30 days, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.
Annual Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and excluding any net capital gain); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)
the sum of specified items of non-cash income that exceeds 5% of our REIT taxable income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The IRS has issued several rulings in which it has held that differences in distributions that result from certain class specific, stockholder level expenses do not cause distributions made by a REIT to be preferential. We have not sought a ruling from the IRS but believe that differences in dividends distributed to holders of Class D shares, Class I shares, Class S shares and Class T shares as a result of class-specific stockholder servicing fees that are deducted from the gross distributions for each share class should not result in preferential dividends. However, no assurance can be given that the IRS will agree with this determination or with the opinion of Troutman Pepper Locke LLP referenced above. If the IRS were to successfully assert that we paid a preferential dividend, we might be deemed to fail the 90% distribution test, and our status as a REIT could be terminated.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
A REIT is also entitled to deduct consent dividends in determining its taxable income, and consent dividends also count toward meeting the 90% distribution requirement described above. Consent dividends are not actual cash dividends, but rather are amounts which the holders of the shares consent, for U.S. federal income tax purposes, to be treated as having received in a fictional distribution on the last day of the REIT’s taxable year and then recontributed the amount of the fictional distribution to the capital of the REIT. The consent dividend procedure is available only if (i) the holders of the shares sign consent dividend elections (IRS Form 972), which may be executed under a power of attorney, and provide such election to the REIT before the due date of its tax return for the year in question, and (ii) the REIT files the consents with its tax return. Consent dividends can result in phantom income for the holder of such shares.
If we fail to distribute (or be deemed to distribute) during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Characterization of Property Leases
We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are “true leases,” under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing or loan transaction. The IRS may take the position, particularly with respect to a sale-leaseback transaction, that a lease is not a true lease for U.S. federal income tax purposes. The recharacterization of one or more of our leases as a conditional sale, financing, or loan transaction may have adverse consequences to us, such as the denial of depreciation deductions or a revaluing of the aggregate value of our assets invested in real estate. Such recharacterizations might cause us to fail to satisfy the asset tests or the gross income tests and, consequently, we might fail to qualify as a REIT effective with the year of recharacterization. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for U.S. federal income tax purposes.
Prohibited Transactions
Net income we derive from a prohibited transaction outside of a taxable REIT subsidiary is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporations (which are taxed at regular corporate rates). We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in any taxable REIT subsidiaries we may own or that we will not engage in prohibited transactions outside of any taxable REIT subsidiaries.
A safe harbor to the characterization of the sale of property by a REIT (or a pass-through entity in which a REIT holds an interest) as a prohibited transaction and the 100% prohibited transaction tax is available, without regard to whether the REIT holds the property primarily for sale to customers in the ordinary course of a trade or business, if the following requirements are met:
(1)
the REIT has held the property for not less than two years;

(2)
the aggregate expenditures made during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

(3)
one of the following is true:

(a)
during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies;

(b)
the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year;

(c)
the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

(d)
both (A) the requirements of clause (b) are satisfied when they are applied by substituting “20%” for “10%” and (B)(1) the aggregate adjusted bases of all such property sold during the 3 taxable year period ending with such taxable year divided by (2) the sum of the aggregate adjusted bases of all of the assets of the REIT as of the beginning of each of the 3 taxable years, does not exceed 10%; or

(e)
both (A) the requirements of clause (c) are satisfied when they are applied by substituting 20% for 10% and (B)(1) the fair market value of all such property sold during the 3 taxable year period ending with such taxable year divided by (2) the sum of the fair market value of all of the assets of the trust as of the beginning of each of the 3 taxable years, does not exceed 10%;

(4)
in the case of property consisting of land or improvements not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

(5)
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income, or through a taxable REIT subsidiary.

We will attempt to ensure that our properties will not be treated as held for sale, or, alternatively, to comply with the terms of the safe-harbor provisions of the Code prescribing when an asset sale will not be characterized as a prohibited transaction. No assurance can be given, however, that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with these safe-harbor provisions that would prevent the treatment of a sale of such property as a prohibited transaction.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, other than the gross income tests and the asset tests, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent our current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. In addition, non-corporate stockholders, including individuals, would not be entitled to the 20% deduction generally available prior to January 1, 2026, with respect to ordinary dividends paid by a REIT. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which our REIT qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.
Distributions
For any taxable year for which we qualify for taxation as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction applicable to corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. However, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026.
Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of our Company” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us.
A U.S. stockholder may be subject to back up withholding if certain tax requirements are not complied with. See “Backup Withholding and Information Reporting.”
Dispositions of Our Shares
A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.
Tax on Unearned Income
U.S. stockholders that are individuals, estates or trusts may be required to pay an additional 3.8% U.S. federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock. Dividends we pay and gain from the sale or repurchase of our securities generally will be subject to this tax. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt U.S. stockholder. Excess inclusion income as allocated to a tax-exempt U.S. stockholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “Excess Inclusion Income.”

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local, Puerto Rico, and non-U.S. tax consequences of owning our shares.
Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a holder of our shares that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.
General
In general, non-U.S. stockholders should not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where a non-U.S. stockholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, dividend income received in respect of our shares and gain from the sale of our shares generally will be “effectively connected income,” or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. Additionally, non-U.S. stockholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 20% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our shares is not effectively connected to a U.S. trade or business of the non-U.S. stockholder and that the non-U.S. stockholder is not present in the U.S. for more than 183 days during any taxable year.
FIRPTA
Under the Foreign Investment in Real Property Tax Act, or FIRPTA, gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. stockholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.
In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our shares will not be treated as a USRPI (i) if we are “domestically-controlled”, (ii) if our shares are of a class that is regularly traded on an established securities market and the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S. stockholder that is a “qualified stockholder” (as described below) or (iv) with respect to a selling non-U.S. stockholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of stock is held directly or indirectly by non-U.S. persons.
Our shares are not currently traded on an established securities market, nor have they have ever been traded on an established securities market. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our shares are not or will not become a USRPI in the future.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.
Non-Dividend Distributions
A non-U.S. stockholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of our earnings and profits that exceed the non-U.S. stockholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. stockholders in excess of our current year and accumulated earnings and profits (i.e., including distributions that represent a return of the non-U.S. stockholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. stockholder, and may be refundable to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability.
Capital Gain Dividends
Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. stockholder is a “qualified stockholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. stockholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) in the case of a non-U.S. stockholder that is a corporation. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

Dispositions of Our Shares
A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be taxed as ECI to the non-U.S. stockholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.
To the extent our shares are held directly (or indirectly through one or more partnerships) by a “qualified stockholder,” our shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such stockholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified stockholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified stockholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified stockholder’s shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified stockholder to the value of all interests in the qualified stockholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified stockholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified stockholder and holds more than 10% of our shares applying certain constructive ownership rules.
FIRPTA will not apply to gain from the sale of any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. A U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Accounts and FATCA
The Foreign Account Tax Compliance Act, commonly referred to as FATCA, provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include a bank, certain insurance companies, a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S.-source periodic payments and to payments of gross proceeds from a sale or redemption. Under recently proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.
The United States Treasury has signed Intergovernmental Agreements with certain other countries to implement the exchange of information required under FATCA. Investors that invest in our shares through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.
Puerto Rico, State, Local and Non-U.S. Taxes
We and our stockholders may be subject to Puerto Rico, state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The Puerto Rico, state, local or non-U.S. tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of Puerto Rico, state, local and non-U.S. income and other tax laws on an investment in our shares.
Legislative or Other Actions Affecting REITs
The foregoing discussion is only a summary and is based upon existing U.S. federal income tax law. You should recognize that the U.S. federal income tax treatment of an investment in us may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US. YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, PUERTO RICO, AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US.

PLAN OF DISTRIBUTION
We are offering up to $575,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through StratCap Securities, LLC, the dealer manager, a registered broker-dealer affiliated with our advisor. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $500,000,000 in shares in our primary offering and up to $75,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.
We are offering to the public four classes of shares of our common stock: Class D shares, Class I shares, Class S shares and Class T shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees.
Class T shares and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class D shares, Class S shares or Class T shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an amount of Class I shares based on the equivalent NAV per share. If you are eligible to purchase all four classes of common stock, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class D shares, Class S shares or Class T shares. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
Shares will generally be sold at the prior month’s NAV per share of the class of stock being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of stock may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculations and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of stock that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which, will generally be equal to our prior month’s NAV per share for that share class.
Procedures
We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:
•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the next month. If a purchase order is received less than five business days prior to the first calendar day of the next month, unless waived by us, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order. Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any transaction price subsequently revised in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your investment professional or directly on our toll-free, our automated telephone line, (888) 292-3178.

•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.digitalinfrastructurereit.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.digitalinfrastructurereit.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the impact of one or more factors, including as a result of significant market events or disruptions or force majeure events. If a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.
Underwriting Compensation
We entered into a dealer manager agreement with our dealer manager pursuant to which the dealer manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares.
The following table itemizes the underwriting compensation incurred in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates.
Selling commissions	$9,676,114
Distribution fees	$19,741,156
Wholesaling commissions.	$4,185,000
Non-transaction based compensations	$3,567,681
Dealer manager fee	$1,207,729
Non-cash compensation	$3,424,757
Due diligence	$300,000
Broker dealer reimbursements	$150,000
Legal expenses	$105,000
Total	$42,357,438
Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for Class D shares, Class I shares, Class S shares or Class T shares.
	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class D shares	up to 1.5%	None
Class I shares	None	None
Class S shares	up to 3.5%	None
Class T shares(1)	up to 3.0%	0.5%

(1)
Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

The following table shows the stockholder servicing fees we pay the dealer manager with respect to the Class D shares, Class I shares, Class S shares and Class T shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.
Stockholder Servicing Fee as a % of NAV
Class D shares(1)	0.25%
Class I shares	None
Class S shares(2)	0.85%
Class T shares(3)	0.85%(4)

(1)
With respect to our outstanding Class D shares, the stockholder servicing fee will be an amount that accrues monthly equal to 1/12th of 0.25% of the aggregate NAV of our outstanding Class D shares at the time of accrual on a continuous basis from year to year.

(2)
With respect to our outstanding Class S shares, the stockholder servicing fee will be an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class S shares at the time of accrual on a continuous basis from year to year.

(3)
With respect to our outstanding Class T shares, the stockholder servicing fee will be an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class T shares at the time of accrual on a continuous basis from year to year.

(4)
Consists of an investment professional stockholder servicing fee and a dealer stockholder servicing fee.

Upfront Selling Commissions and Dealer Manager Fees
Class D shares, Class S shares and Class T shares. Subject to any discounts described below, the dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
Investors who purchase $150,000 or more in Class S shares or Class T shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The dealer manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class S shares and Class T shares purchased in the primary offering:
Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If you qualify for a volume discount as the result of multiple purchases of our Class S shares or Class T shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class S shares or Class T shares issued and sold in this offering you will receive the benefit of such Class S share or Class T share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of Class S shares or Class T shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class S shares or Class T shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class S shares or Class T shares.
Class I shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.
Stockholder Servicing Fees — Class D shares, Class S shares and Class T shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class D shares an amount that accrues monthly equal to 1/12th of 0.25% of the aggregate NAV of our outstanding Class D shares; (ii) with respect to our outstanding Class S shares an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class T shares an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares payable monthly. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.

The stockholder servicing fees will be paid monthly in arrears. The dealer manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class D shares, Class S shares and Class T shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class D share, Class S share or Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class D share, Class S share and Class T share (including any fractional shares) will convert into a number of Class I shares, each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our stock, this fee would be paid with respect to a Class S share or Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately seven years from the date of purchase and with respect to a Class D share over approximately 30 years, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class S share or Class T share would total approximately $0.56 and with respect to a Class D share would total approximately $0.74.
In addition, we will cease paying the stockholder servicing fee on the Class D shares, Class S shares and Class T shares on the earlier to occur of the following: (i) a listing of any class of our common stock (in which case the Class D shares, Class S shares and Class T shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by our board of directors), (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the dealer manager, determine that underwriting compensation from all sources in connection with this offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from this Offering (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares).
Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class D shares, Class S shares and Class T shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. Holders of Class D shares, Class S shares and Class T shares will receive the same services as described above regardless of the level of the stockholder servicing fee paid. For Class T shares, advisor stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the dealer manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.
The stockholder services described above do not include account monitoring. Broker-dealers separately may offer account monitoring services to their clients but are not required to do so. Your broker-dealer’s

Client Relationship Summary discloses whether it offers account monitoring services, and if so, you may contact your broker-dealer for more information.
Due Diligence Expenses
We will reimburse our dealer manager and certain participating broker-dealers for reasonable bona fide due diligence expenses incurred by our dealer manager or such participating broker-dealers to the extent reimbursement requests are supported by a detailed itemized invoice. These due diligence reimbursements are considered an organization and offering expense and are subject to the limit on organization and offering expenses of 15.0% of the aggregate gross proceeds. This 15.0% limit is inclusive of issuer costs, upfront selling commissions, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices and other underwriting compensation. These due diligence reimbursements are considered an organization and offering expense.
Custodial Fee Reimbursement
If you purchase shares in this offering net of commissions through a registered investment advisor with whom you have agreed to pay compensation for investment advisory services or other financial or investment advice and, if in connection with such purchase, you will also have to pay a broker-dealer for custodial or other services relating to holding the shares in your account, we will rebate the amount of the annual custodial or other fees you pay the broker-dealer in an amount of up to $250.00, which rebate will offset the amount you pay for your shares. You may be eligible for this rebate only once, even if the custodial or other fees are paid annually, and you are only eligible for this rebate for your initial investment in our stock. To claim this rebate, you should request the “Request for Broker Dealer Custodial Fee Reimbursement Form” from your financial representative and must include this form with your subscription agreement to have the amount of this rebate netted against the purchase price of your initial investment in our stock.
Other Compensation
In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. We may also reimburse for accountable and non-accountable expenses such as for marketing support. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.
We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation items that are gifts may not exceed an aggregate of $100.00 per salesperson per year and will not be pre-conditioned on achievement of a sales target. In the event other incentives are provided to registered representatives of our dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to our dealer manager, not to participating broker-dealers or to their registered representatives.
We or our advisor may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees).
Limitations on Underwriting Compensation
The dealer manager will monitor the aggregate amount of underwriting compensation that we and our advisor pay in connection with this Offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) our NAV per share remains $10.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any holder of Class S shares after the time the total upfront selling commissions and stockholder servicing fees paid with respect to the shares in such stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his/her Class S shares at the same time).
Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $500,000,000
Upfront selling commissions	$9,676,114	1.94%
Stockholder servicing fees(1)	$19,741,156	3.95%
Total	$29,417,271	5.88%

(1)
We will pay the dealer manager a stockholder servicing fee with respect to our outstanding Class S shares, an amount that accrues monthly equal to 1/12th of 0.85% of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The dealer manager will reallow (pay) all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Term of the Dealer Manager Agreement
Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the stockholder servicing fees with respect to the Class D shares, Class S shares and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “— Stockholder Servicing Fees — Class D shares, Class S shares and Class T shares”).
Indemnification
To the extent permitted under applicable law and our charter, we have agreed to indemnify our dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and Exchange Act, liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Role of the Dealer Manager
The dealer manager is a broker-dealer whose purpose is to distribute products managed by or affiliated with our sponsor. The dealer manager provides services to its our sponsor’s affiliates, not to investors in its funds, strategies or other products. The dealer manager has not and will not make any recommendation regarding, and will not monitor, any investment. As such, when the dealer manager presents an investment strategy or product to an investor or a prospective investor, the dealer manager does not collect the information necessary to determine — and the dealer manager does not engage in a determination regarding — whether an investment in the strategy or product is in the best interests of, or is suitable for, the investor. You should exercise your own judgment and/or consult with your own professional advisor to determine whether it is advisable for you to invest in any strategy or product of our sponsor. Please note that the dealer manager will not provide the kinds of financial services that you might expect from another financial intermediary, such as overseeing any brokerage or similar account. For financial advice relating to an investment in any strategy or product of our sponsor, contact your own professional advisor.
Investments through IRA Accounts
If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for purchasers of shares of our common stock as described below; however, we do not require that you use our IRA custodian.
If you would like to establish a new IRA account with First Trust Retirement, we will pay the fees related to the establishment of such account with First Trust Retirement and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by First Trust Retirement, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or investment advisor.
Offering Restrictions
NOTICE TO NON-U.S. INVESTORS
The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your financial professionals before purchasing or disposing of shares.

SHARE REPURCHASES
General
While you should view your investment as long term with limited liquidity, we have adopted a share repurchase program, whereby, on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “— Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:
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Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase program, which may impact the timing of a stockholder receiving repurchase proceeds, and require different paperwork or process than described in our share repurchase program. Please contact your broker-dealer first if you want to request the repurchase of your shares.

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Under our share repurchase program, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month, or a Repurchase Date. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) by the fifth business day prior to the last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

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A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, (888) 292-3178. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

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If a repurchase request is received after 4:00 p.m. (Eastern time) on the fifth business day prior to the last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

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Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase program filed as an exhibit to this registration statement of which this prospectus forms a part and which is available on our website, www.digitalinfrastructurereit.com. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.
PO Box 219731
Kansas City, MO 64121-9349

Overnight Address:
DST Systems, Inc.
430 W 7th St. Suite 219349
Kansas City, MO 64105
Toll Free Number: (888) 292-3178
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
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For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

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Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock or OP Units to our advisor), and we have no limits on the amounts we may pay from such sources. We do not intend to use proceeds from this offering to fund repurchase requests from our prior offering.

In an effort to have adequate cash available to support our share repurchase program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase program, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares, Class S shares and Class T shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) will be limited to no more than 1.67% of our aggregate NAV per month (with the first month of each calendar quarter limitation being 1.66% instead of 1.67%), which will be measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month, and no more than 5% of our aggregate NAV per calendar quarter, which will be measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months. For the avoidance of doubt, the aggregate NAV per quarter that is used to calculate the aforementioned limitations of our share repurchase program will be the aggregate NAV per quarter excluding our operating partnership’s aggregate NAV per quarter.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at www.digitalinfrastructurereit.com and in prospectus supplements filed with the SEC.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing shares of our stock is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the monthly or quarterly limitations on repurchases, to and suspensions of the share repurchase program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase program is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.
Shares held by the advisor acquired as payment of the advisor’s management fee will not be subject to our share repurchase program, including with respect to any repurchase limits, the Early Repurchase Deduction or the calculation of NAV. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve repurchase requests submitted by our advisor that when combined with any investor repurchase requests would cause us to exceed the monthly or quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors. Stockholders who are exchanging shares of a class of our stock for shares of another class of our stock with an equivalent aggregate NAV will not be subject to, and will not be treated as having shares repurchased for the calculation of, the monthly or quarterly limitations on repurchases and will not be subject to the Early Repurchase Deduction.
Early Repurchase Deduction
There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The one-year holding period is measured as of first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their OP Units may include the period of time such stockholder held such OP Units for purposes of calculating the holding period for such shares of our common stock. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
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repurchases resulting from death, qualifying disability or divorce; or

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in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a stockholder who is a natural person, including shares held by such stockholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or (iii) in the case of divorce, receiving written notice from the stockholder of the divorce and the stockholder’s instructions to effect a transfer of the shares (through the repurchase of the shares by us and the subsequent purchase by the stockholder) to a different account held by the stockholder (including trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the stockholder, the initial determination of the stockholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.
Items of Note
When you make a request to have shares repurchased, you should note the following:
•
if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•
you will not receive interest on amounts represented by uncashed repurchase checks;

•
under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•
all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form or calling our customer service number at (888) 292-3178, we will utilize the first-in-first-out method.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form or calling our customer service number at (888) 292-3178, we will utilize the first-in-first-out method.
Repurchases of Sponsor’s Investment
Repurchase requests made for shares purchased by our sponsor or its affiliates will only be accepted (i) on the last business day of a month, (ii) after all repurchase requests from all other stockholders for such month have been accepted and (iii) to the extent that such repurchases, when combined with any investor repurchase requests, would not cause us to exceed the monthly or quarterly limitations on repurchases. Repurchase requests made for these shares will otherwise be subject to the same limitations as other stockholder repurchases as described herein.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of shares of our common stock can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:
•
any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•
transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•
transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:
•
purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•
purchases or repurchases initiated by us; and

•
transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:
•
financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•
the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of the management fee and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•
our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•
a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.digitalinfrastructurereit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally, we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Troutman Pepper Locke LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and will pass upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.
EXPERTS
The financial statements of StratCap Digital Infrastructure REIT, Inc. (formerly known as Strategic Wireless Instructure Fund II, Inc.) for the years ended December 31, 2023 and 2022, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 13, 2023, the audit committee of our board of directors decided not to retain BDO USA, LLP (n/k/a/ BDO USA, P.C.) (“BDO”) as our independent auditor. BDO’s audit report, dated July 26, 2022, on the consolidated financial statements of StratCap Digital Infrastructure REIT, Inc. (f/k/a Strategic Wireless Infrastructure Fund II, Inc.) as of December 31, 2021 and for the period from April 7, 2021 (inception) through December 31, 2021, which was issued under auditing standards generally accepted in the United States, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from July 26, 2022 to February 13, 2023, BDO was not engaged as, and did not perform any services as, our independent auditor. In addition, during the period ended December 31, 2021, as well as during the subsequent interim period preceding February 13, 2023, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and BDO with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on our financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On February 13, 2023, with the approval of the audit committee of our board of directors, we engaged Deloitte & Touche LLP as our new independent registered public accounting firm. During the period ended December 31, 2022 and the subsequent interim period through February 13, 2023, the effective date of our engagement of Deloitte & Touche LLP, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.
We have provided BDO with a copy of the foregoing disclosure and have requested that BDO furnish us with a letter addressed to the SEC stating whether or not BDO agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter from BDO is filed as an exhibit to the registration statement of which this prospectus is a part.

PRIVACY POLICY NOTICE
To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix E to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.
Website Disclosure
Our website at www.digitalinfrastructurereit.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.digitalinfrastructurereit.com.

INDEX TO FINANCIAL STATEMENTS
STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of StratCap Digital Infrastructure REIT, Inc.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of StratCap Digital Infrastructure REIT, Inc. (formerly known as Strategic Wireless Infrastructure Fund II, Inc.) and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in equity (deficit), and cash flows, for the years then ended, and the related notes and the schedule listed in the Index at page F-1 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Costa Mesa, California
May 10, 2024
We have served as the Company’s auditor since 2023.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2022
	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$14,697,790	$22,933,736
Due from affiliate	4,914,232	738,115
Tenant and other receivables	221,959	64,317
Prepaid and other assets – net	5,707,955	254,019
Property and equipment – net	33,521,003	3,433,629
Intangible assets – net	16,786,450	16,164,514
Ground lease right of use assets – net	1,047,915	1,268,540
Investment in Datacom Joint Venture	39,581,659	—
Total assets	$116,478,963	$44,856,870
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable and accrued liabilities	$987,137	$927,486
Due to affiliates	116,600	3,777,060
Distributions payable	515,478	150,464
Deferred rental revenue	120,233	67,684
Asset retirement obligations – net	1,133,154	644,489
Lease liabilities – net	1,061,839	1,273,286
Intangible liabilities – net	1,132,874	—
Loan payable	16,650,000	—
Interest expense payable	62,426	—
Performance participation allocation payable to affiliate	1,192,205	—
Total liabilities	22,971,946	6,840,469
COMMITMENTS AND CONTINGENCIES (Note 14)
EQUITY
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Shares	—	125,000
Common stock – Class A shares, $0.01 par value per share, 100,000,000 shares authorized, 4,710,257 and 2,104,226 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	47,103	21,042
Common stock – Class AX shares, $0.01 par value per share, 100,000,000 shares authorized, 1,316,975 and 474,421 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	13,170	4,744
Common stock – Class D shares, $0.01 par value per share, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock – Class DX shares, $0.01 par value per share, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock – Class I shares, $0.01 par value per share, 100,000,000 shares authorized, 1,726,264 and 704,680 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	17,262	7,047
Common stock – Class IX shares, $0.01 par value per share, 100,000,000 shares authorized, 1,659,843 and 501,884 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	16,599	5,019
Additional paid-in-capital	90,638,994	34,169,617
Accumulated deficit and cumulative distributions	(13,291,662)	(3,251,654)
Total shareholders’ equity	77,441,466	31,080,815
Non-controlling interests – SWIF II OP	16,065,551	6,935,586
Total equity	93,507,017	38,016,401
TOTAL LIABILITIES AND EQUITY	$116,478,963	$44,856,870
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
REVENUES – Rental revenues	$2,628,987	$259,562
Total revenues	2,628,987	259,562
EXPENSES:
Property operating expenses	342,835	42,506
General and administrative	4,229,421	1,652,078
Asset management fees	768,847	76,537
Depreciation and amortization	2,175,364	612,256
Accretion expense	21,851	8,484
Performance participation allocation	1,192,205	—
Total expenses	8,730,523	2,391,861
OTHER INCOME (LOSS):
Interest expense	(1,121,311)	(293,334)
Interest income	510,324	79,482
Gain on transfer of assets	181,715	—
Total other loss	$(429,272)	$(213,852)
LOSS ON INVESTMENT IN DATACOM JOINT VENTURE	(945,283)	(24,655)
NET LOSS	$(7,476,091)	$(2,370,806)
Net Loss Attributable to Non-controlling Interest – SWIF II OP units	$(1,341,149)	$(361,630)
Net Loss Attributable to Controlling Interest shareholders	$(6,134,942)	$(2,009,176)
Basic and Diluted loss per class A, AX, I, and IX shares	$(0.85)	$(1.27)
Basic and Diluted weighted average class A, AX, I and IX shares outstanding	7,259,994	1,583,989
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
		Shareholders’ Equity										Non-controlling Interests
	Preferred Shares	Class A Common Shares	Class AX Common Shares	Class I Common Shares	Class IX Common Shares	Class D Common Shares	Class DX Common Shares	Par Value Amount ($)	Additional Paid-In Capital ($)	Accumulated Deficit and Distributions ($)	Total Shareholders’ Equity ($)	Class P Common Units	Class PX Common Units	Total Common Units	Total Equity ($)
BALANCE – December 31, 2021	$125,000	2,427	1,458	29,500	40,480	—	—	$738	$81,356	$(380,527)	$(173,433)	—	—	$—	$(173,433)
Common shares issued (Proceeds net of $509,028 in receivables and $3,189,141 of offering costs)	—	2,101,799	462,950	675,180	449,645	—	—	36,896	33,870,762	—	33,907,658	—	—	—	33,907,658

Common units issued (Proceeds net of 96,191 of offering costs)	—	—	—	—	—	—	—	—	—	—	—	660,425	92,500	7,431,309	7,431,309

Dividends and distributions declared ($0.54 per share)	(15,000)	—	—	—	—	—	—	—	—	(846,951)	(861,951)	—	—	(146,788)	(1,008,739)
Distribution reinvestment	—	—	10,013	—	11,759	—	—	218	217,499		217,717	—	1,269	12,695	230,412
Net (Loss)	15,000	—	—	—	—	—	—	—	—	(2,024,176)	(2,009,176)	—	—	(361,630)	(2,370,806)
BALANCE – December 31, 2022	$125,000	2,104,226	474,421	704,680	501,884	—	—	$37,852	$34,169,617	$(3,251,654)	$31,080,815	660,425	93,769	$6,935,586	$38,016,401
Common shares issued (Proceeds net of $236,268 in receivables and $949,122 of offering costs)	$—	2,657,774	794,947	1,033,584	1,111,369	—	—	$55,977	$56,166,742	$—	$56,222,719	—	—	$—	$56,222,719

Common units issued (Proceeds net of $203,891 of offering costs)	—	—	—	—	—	—	—	—	—	—	—	1,011,273	149,147	11,413,579	11,413,579

Preferred shares redeemed	(131,250)	—	—	—	—	—	—	—	—	—	(131,250)	—	—	—	(131,250)
Dividends and distributions declared ($0.54 per share)	(2,416)	—	—	—	—	—	—	—	—	(3,896,400)	(3,898,816)	—	—	(805,333)	(4,704,149)
Distribution reinvestment	—	—	47,607	—	56,582	—	—	1,042	1,043,190	—	1,044,232	—	6,421	64,356	1,108,588
Redemptions of common shares and common units	—	(51,743)	—	(12,000)	(9,992)	—	—	(737)	(740,555)	—	(741,292)	(20,000)	—	(201,488)	(942,780)
Net (Loss)	8,666	—	—	—	—	—	—	—	—	(6,143,608)	(6,134,942)	—	—	(1,341,149)	(7,476,091)
BALANCE – December 31, 2023	$—	4,710,257	1,316,975	1,726,264	1,659,843	—	—	$94,134	$90,638,994	$(13,291,662)	$77,441,466	1,651,698	249,337	$16,065,551	$93,507,017
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(7,476,091)	$(2,370,806)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on investments	945,283	24,655
Depreciation and amortization	2,175,364	612,256
Gain on transfer of assets	(181,715)	—
Asset retirement obligation – accretion expense	21,851	8,484
Amortization of deferred financing costs	53,190	116,426
Straight-line rental income	(169,564)	(11,133)
Non-cash lease expense	61,283	28,035
Above Market Lease Amortization	52,370	—
Below Market Lease Amortization	(188,812)	—
Changes in operating assets and liabilities:
Tenant and other receivables	11,922	(53,184)
Due from affiliates	(315,800)	—
Prepaid and other assets – net	31,491	(243,316)
Accounts payable and accrued liabilities	(276,424)	478,126
Deferred rental revenue	52,549	56,319
Due to affiliates	(610,804)	684,386
Lease liabilities – net	(52,105)	(23,289)
Interest expense payable	62,426	(11,515)
Performance participation allocation payable	1,192,205	—
Net cash used in operating activities	(4,611,381)	(704,556)
CASH FLOWS USED IN INVESTING ACTIVITIES:
Asset acquisitions	(42,523,362)	(15,710,061)
Proceeds from transfer of assets to Datacom Joint Venture	5,662,702	—
Capital contributions to Datacom Joint Venture	(34,657,766)	—
Prepaid acquisition costs and deposits	(4,094,069)	—
Due from affiliates – Prepaid acquisition costs	(2,287,362)	—
Net cash used in investing activities	(77,899,857)	(15,710,061)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	16,650,000	—
Repayment of loan payable	—	(3,184,000)
Deferred financing costs	(316,684)	(64,956)
Proceeds from issuance of common shares	55,598,884	36,358,684
Redemptions paid to common shareholders	(741,292)	—
Redemptions of preferred shares	(131,250)	—
Offering costs for issuance of common shares	(3,998,778)	(899,645)
Deferred offering costs	(760,161)	—
Dividends and distributions paid to common and preferred shares	(2,546,741)	(519,947)
Proceeds from issuance of non-controlling interest – SWIF II OP common units	11,610,500	7,527,500
Redemptions paid to non-controlling interest – SWIF II OP common units	(201,488)	—
Offering costs for issuance of non-controlling interest – SWIF II OP common units	(203,891)	(96,191)
Dividends and distributions paid to non-controlling interest – SWIF II OP common units	(683,807)	(108,514)
Net cash provided by financing activities	74,275,292	39,012,931
NET DECREASE IN CASH	(8,235,946)	22,598,314
CASH AND CASH EQUIVALENTS – Beginning of period	22,933,736	335,422
CASH AND CASH EQUIVALENTS – End of period	$14,697,790	$22,933,736
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,016,764	$188,423
Cash paid for operating leases	$120,226	$37,127
NONCASH INVESTING AND FINANCING ACTIVITIES:
Ground lease right of use assets obtained in exchange for operating lease liabilities	$691,270	$1,129,806
Dividends and distributions reinvested	$1,108,588	$230,412
Distributions payable to common shareholders	$428,417	$124,885
Offering costs included in due to affiliates	$—	$2,289,496
Receivable from affiliate	$1,572,955	$738,115
Deferred financing costs included in accounts payable and accrued liabilities	$—	$1,180
Asset acquisition costs included in accounts payable and accrued liabilities	$367,703	$292,262
Addition of asset retirement obligations in relation to acquisitions	$840,713	$500,360
Distributions payable to non-controlling interest – SWIF II OP common units	$87,061	$25,579
Transfer of assets as in-kind investment in Datacom Joint Venture	$5,899,203	$—
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
1.   ORGANIZATION AND BUSINESS OPERATIONS
StratCap Digital Infrastructure REIT, Inc. (formerly known as Strategic Wireless Infrastructure Fund II, Inc.) (“SDIR REIT” or the “Company”) is a Maryland corporation formed on April 7, 2021 (inception), and qualifies as a real estate investment trust (REIT) for US federal income tax purposes. The Company is the sole general partner and majority limited partner of SWIF II Operating Partnership, LP (“SWIF II OP”), a Delaware limited partnership formed on May 28, 2021. Substantially, all of the Company’s business is conducted through SWIF II OP. On October 10, 2024, Strategic Wireless Infrastructure Fund II, Inc. changed its name to StratCap Digital Infrastructure REIT, Inc.
Pursuant to the Company’s amended and restated charter agreement (the “Charter”), dated July 12, 2021, SWIF II OP’s third amended and restated limited partnership agreement(LPA), dated August 22, 2023, the Company was formed to acquire and/or establish, operate, manage, and lease digital infrastructure assets, with a primary focus on (1) cell towers; (2) wireless easements and lease assignments; (3) fiber networks; and (4) edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication point of presences, or collectively, data centers. To a lesser extent, the Company may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and distributed antenna systems, and other digital infrastructure real estate assets that the Company’s management believes provides an opportunity for income and/or growth.
The Company and SWIF II OP are externally managed by StratCap Digital Infrastructure Advisors II, LLC (f/k/a Strategic Wireless Infrastructure Fund Advisors, LLC or SWIFA), a Delaware limited liability company (the “Advisor”). The Advisor is an affiliate of StratCap Investment Management, LLC (f/k/a Strategic Capital Fund Management, LLC, or “SCIM”), a Delaware limited liability company (the “Sponsor”). The Sponsor holds a $200,000 investment in the Company through the purchase of approximately 20,000 Class IX shares at $10 per share.
StratCap Securities, LLC (f/k/a SC Distributors, LLC or SCD), a Delaware limited liability company affiliated with the Sponsor. The Company has no employees, and is externally managed by the Company’s Advisor; therefore, the Advisor is responsible for the Company’s day-to-day management, subject to the oversight of the Company’s Board of Directors (the “Board”). The Company has elected to be taxed as a REIT for US federal income tax purposes beginning with the taxable year ending December 31, 2021.
Effective December 3, 2021, StratCap Digital Infrastructure REIT, Inc., designated 125 shares of the Company as a separate class of preferred shares to be known as the 12.0% Series A Redeemable Cumulative Preferred shares (“Series A Preferred shares”) (see Note 9). On February 28, 2023, the Company redeemed all Series A Preferred shares at a cumulative total premium of $6,250 along with the payment of accumulated dividends of $2,416.
Liquidity — The Company’s primary sources of capital will include net proceeds from the sale of shares, and loans from third-party financial institutions. The primary uses of capital will be acquisitions of a variety of telecommunications and data infrastructure assets; the payment of operating expenses, including interest expense on any outstanding indebtedness; and the payment of distributions.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The summary of significant accounting policies presented below is designed to assist in understanding the consolidated financial statements and the accompanying notes. These accounting policies conform to accounting principles generally accepted in the United States of America (GAAP).
Principles of Consolidation and Basis of Presentation — The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with GAAP and include the accounts of the Company and its consolidated wholly owned subsidiaries.

All intercompany accounts and transactions have been eliminated in consolidation. The Company consolidates all entities in which it has a controlling financial interest through majority ownership or voting rights and variable interest entities whereby the Company is the primary beneficiary. In determining whether the Company has a controlling financial interest in a partially owned entity and the requirement to consolidate the accounts of that entity, the Company considers whether the entity is a variable interest entity (“VIE”) and whether it is the primary beneficiary. The Company is the primary beneficiary of a VIE when it has (i) the power to direct the most significant activities impacting the economic performance of the VIE and (ii) the obligation to absorb losses or receive benefits significant to the VIE. Entities that do not qualify as VIEs are generally considered voting interest entities (“VOEs”) and are evaluated for consolidation under the voting interest model. VOEs are consolidated when the Company controls the entity through a majority voting interest or other means.
SWIF II OP is a VIE and a consolidated subsidiary of the Company. As of December 31, 2023, the total assets and liabilities of the Company’s consolidated VIEs were $110.0 million and $22.0 million, respectively and as of December 31, 2022, the total assets and liabilities of the Company’s consolidated VIEs were $27.6 million and $3.5 million, respectively. Such amounts are included on the Company’s Consolidated Balance Sheets.
Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and cash equivalents — Included in cash and cash equivalents are cash balances available for immediate withdrawal and short-term investments that have original maturity dates of three months or less. The carrying amount approximates fair value due to the short-term nature of these investments. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk.
Tenant and Other Receivables — Tenant and Other Receivables includes rent and common area maintenance receivables, as well as the accumulated straight-line rent receivable balances.
Due from Affiliates — The balance primarily includes commission reimbursement receivable of $1,761,812, marketing fee reimbursement receivable of $549,258, and reimbursable acquisition related costs of $2,366,127 paid by the Company on behalf of the DataCom Joint Venture as of December 31, 2023. Due from affiliates included commissions reimbursement receivable of $738,115 as of December 31, 2022.
Prepaid and Other Assets - net — Prepaid and Other Assets — net primarily includes deferred transaction and acquisition costs associated with due diligence and other pre-acquisition related activities that have been incurred relating to pending acquisitions that had not yet settled as of the reporting date. Deferred offering costs were $760,161 and $0 as of December 31, 2023 and 2022, respectively. Deferred acquisition costs and deposits were $4,461,772 and $138,358 as of December 31, 2023 and 2022, respectively. Other assets also includes deferred loan costs associated with the Company’s revolving line of credit of $265,951, net amortization of $53,190 as of December 31, 2023. The Company had no deferred loan costs as of December 31, 2022. Other prepaid expenses include insurance and ground rents.
Acquisitions — The Company’s acquisitions will generally qualify for asset acquisition treatment under Accounting Standards Codification (ASC) 805, Business Combinations. For acquisitions, the aggregate purchase price is allocated on a relative fair value basis to tangible assets and related intangible assets acquired. The fair values of these assets acquired are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. The fair value of tangible and intangible assets acquired is derived from estimated replacement costs or discounted cash flow valuation methods. In determining fair value using the discounted cash flow valuation method, management estimates the applicable discount rate and the timing and amount of future cash flows, including market rates and lease-up period. If the actual results differ from the estimates and judgments used in these fair values, the amounts recorded in the consolidated financial statements could be subject to a possible impairment of the tangible and intangible assets, or require acceleration of the depreciation or amortization expense of tangible and intangible assets in subsequent periods. Direct transaction costs are capitalized as a component of the cost of the asset acquired.
The Company records the fair value of obligations to perform certain asset retirement activities, including requirements, pursuant to ground leases, easements, and leased facility agreements to remove communications infrastructure or remediate the space upon which certain of the communications infrastructure resides. In determining the fair value of these asset retirement obligations, the Company must make several subjective and highly judgmental estimates, such as those related to (1) timing of cash flows, (2) future costs, (3) discount rates, and (4) the probability of enforcement to remove the towers or small cells or remediate the land.
Property and Equipment - net — Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment include land and perpetual easements for land, which have no definite life. When the Company purchases perpetual easements as part of overall acquisitions, the Company allocates a portion of the purchase price to the land easement. Depreciation of communications infrastructure is computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Additions, renewals, and improvements are capitalized, while routine maintenance and repairs are expensed.
Impairment of Long-Lived Assets — The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When an asset to be held and used by the Company is determined to be impaired, the related carrying amount of the asset is adjusted to its estimated fair value. The Company’s determination of fair value is based on a number of assumptions that are subject to economic and market uncertainties, including, among others, geographic location, lease-up potential and expected timing of lease-up, demand for wireless communication infrastructure, estimates regarding tenant cancellations and renewals of tenant contracts, and estimated additions of new equipment. As these factors are difficult to predict and are subject to future events that may alter the Company’s assumptions, the fair values estimated by the Company may not be achieved and the Company may be required to recognize future impairment losses on its long- lived assets. During the years ended December 31, 2023 and 2022, the Company determined that no impairment charges were necessary.
Intangible Assets - net — Intangible assets primarily consist of the estimated fair value, on the date of acquisition of site rental contracts and tenant relationships (“contract rights”), of future tenant leases anticipated to be added to the acquired towers (“location capacity”), and the fair value of acquired in-place easements and ground leases with a finite life (“easements and right-of-use ground leases”). The site rental contracts and tenant relationships intangible assets are comprised of (1) the current term of the existing in- place leases, (2) the expected exercise of the renewal provisions contained within the existing leases, and (3) any associated relationships that are expected to generate value following the expiration of all renewal periods under existing leases. The location capacity intangible assets represent the fair value of the incremental revenue growth that could potentially be obtained by the Company from leasing the excess capacity on acquired cell towers. The easements and ground leases intangible assets are comprised of (1) the current term of the existing easements and ground leases and (2) assumptions on similar costs avoided upon the renewal or extension of existing easements and ground leases.
The useful life of the intangible assets is limited by the maximum depreciable life of the communications infrastructure (15 – 20 years), as a result of the interdependency of the communications infrastructure and site rental leases. For all intangible assets, amortization is provided using the straight-line method over the estimated useful lives as the benefit associated with these intangible assets is anticipated to be derived evenly over the life of the asset.
Asset Retirement Obligations - net — Pursuant to its ground lease, easement, and leased facility agreements, the Company records obligations to perform asset retirement activities, including requirements to remove communications infrastructure or remediate the space upon which certain of its communications infrastructure resides. Asset retirement obligations are included in “Asset retirement obligations - net” in the Company’s consolidated balance sheets. The liability accretes as a result of the passage of time and the related accretion expense is included in “accretion expense” in the Company’s consolidated statements of operations. The associated asset retirement costs are initially included in “Property and equipment - net” in the consolidated balance sheets, capitalized as an additional carrying amount of the related long-lived asset, and depreciated over the useful life of such asset.
Lease Accounting —
General — The Company evaluates whether a contract meets the definition of a lease whenever a contract grants a party the right to control the use of an identified asset for a period of time in exchange for consideration. To the extent the identified asset is able to be shared among multiple parties, the Company has determined that one party does not have control of the identified asset and the contract is not considered a lease. The Company accounts for contracts that do not meet the definition of a lease under other relevant accounting guidance.
Lessor — The Company’s lessor arrangements primarily include tenant contracts for dedicated space on its shared communications infrastructure. The Company classifies its leases at lease commencement as operating, direct financing, or sales-type leases. A lease is classified as a sales-type lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying assets, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Furthermore, when none of the above criteria is met, a lease is classified as a direct financing lease if both of the following criteria are met: (1) the present value of the sum of the lease payments and any residual value guaranteed by the lessee, that is not already reflected in the lease payments, equals or exceeds the fair value of the underlying asset and (2) it is probable that the lessor will collect the lease payments, plus any amount necessary to satisfy a residual value guarantee. A lease is classified as an operating lease if it does not qualify as a sales type or direct financing lease. Currently, the Company classifies all of its lessor arrangements as operating leases.
Lessee — The Company’s lessee arrangements primarily consist of ground leases for land under towers. Ground leases for land are specific to each site, generally contain an initial term of 5 to 10 years, and are renewable (and cancellable after a notice period) at the Company’s option.
The majority of the Company’s lease agreements have certain termination rights that provide for cancellation after a notice period and multiple renewal options exercisable at the Company’s option. The Company includes renewal option periods in its calculation of the estimated lease term when it determines the options are reasonably certain to be exercised. When such renewal options are deemed to be reasonably certain, the estimated lease term determined under ASC 842, Leases, will be greater than the noncancelable term of the contractual arrangement. Although certain renewal periods are included in the estimated lease term, the Company would have the ability to terminate or elect to not renew a particular lease if business conditions warrant such a decision. In making the determination of the period for which the Company is reasonably certain to remain on the site, the Company will assume optional renewals that are reasonably certain of being exercised for a period sufficient to cover all tenants under their current committed term where the Company has provided rights to the tower to its tenants not to exceed the contractual ground lease terms, including renewals.
The Company classifies its lessee arrangements at lease commencement as either operating leases or finance leases. A lease is classified as a finance lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying asset, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if none of the five criteria described above for finance lease classification is met. Currently, the Company classifies all of its lessee arrangements as operating leases.
Right-of-use (ROU) assets associated with operating leases are included in “Ground lease right of use assets” in the Company’s consolidated balance sheets. Lease liabilities related to operating leases are included in “Lease liabilities” in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the estimated lease term, and lease liabilities represent the Company’s present value of its future lease payments. In assessing its leases and determining its lease liability at lease commencement or upon modification, the Company is not able to readily determine the rate implicit for its lessee arrangements, and thus uses its incremental borrowing rate on a collateralized basis to determine the present value of the lease payments. The Company’s ROU assets are measured as the balance of the lease liability, plus any prepaid or accrued lease payments and any unamortized initial direct costs. Certain of the Company’s ground lease agreements contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the change in consumer price index (CPI). If the payment terms include fixed escalators, upfront payments, or rent-free periods, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line expense over the contract’s estimated lease term.
Lease agreements may also contain provisions for a contingent payment based on (1) the revenues derived from the communications infrastructure located on the leased asset, (2) the change in CPI, or (3) the usage of the leased asset. The Company’s contingent payments are considered variable lease payments and are (1) not included in the initial measurement of the ROU asset or lease liability due to the uncertainty of the payment amount and (2) recorded as expense in the period such contingencies are resolved.
The Company reviews the carrying value of its ROU assets for impairment, similar to its other long- lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If the carrying amount of the ROU asset is no longer recoverable and exceeds the fair value such investment, an impairment loss is recognized. If the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value.
Revenue Recognition — Lease rental revenues, which are recognized on a ratable basis over the fixed, noncancelable term of the relevant tenant contract, generally ranging from 5 to 15 years for site rental revenues derived from tenants. Certain tenant contracts contain (1) fixed escalation clauses (such as fixed- dollar or fixed-percentage increases) or inflation-based escalation clauses (such as those tied to the change in CPI), (2) multiple renewal periods exercisable at the tenant’s option, and (3) only limited termination rights at the applicable tenant’s option through the current term. If the payment terms call for fixed escalators, upfront payments, or rent-free periods, the revenue is recognized on a straight-line basis over the fixed, noncancelable term of the tenant contract’s current term. To the extent the Company acquires above or below- market tenant leases for contractual interests with tenants on the acquired communications infrastructure (for example, with respect to small cells and fiber), the Company records the fair value as deferred credits or debits and amortizes such deferred credits or debits to site rental revenues over their estimated lease term.
Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenues in a given period represents cash collected or contractually collectible in other periods. Assets related to straight- line site rental revenues are recorded within “Tenant and other receivables” in the consolidated balance sheets. Straight-line rental revenue was $169,564 and $11,133 for the years ended December 31, 2023 and 2022, respectively. Amounts billed or received prior to being earned are deferred and reflected in “Deferred rental revenue” in the consolidated balance sheets. Amounts to which the Company has an unconditional right to payment, which are related to both satisfied or partially satisfied performance obligations, are recorded within “Tenant and other receivables” in the consolidated balance sheets.
The Company’s cell tower lease terms generally allow for only limited expense reimbursements on a pro-rata basis for property related expenses above base year expense amounts. Under the terms of data center leases, the majority of the Company’s rental expenses, including common area maintenance, real estate taxes and insurance, are recovered from our tenants. The Company records amounts reimbursable by tenants as revenue in the period the applicable expenses are incurred, which is generally on a ratable basis throughout the term of the lease. The Company accounts for and presents rental revenue and tenant recoveries as a single component under rental revenues as the timing of recognition is the same, the pattern with which the transfer the right of use of the property and related services to the lessee are both on a straight-line basis and our leases qualify as operating leases.

The Company may have multiple performance obligations for site development services, which primarily include: structural analysis, zoning, permitting, and construction drawings. For each of the above- performance obligations, services revenues are recognized at completion of the applicable performance obligation, which represents the point at which the Company believes it has transferred goods or services to the tenant. The revenue recognized is based on an allocation of the transaction price among the performance obligations in a respective contract based on estimated stand-alone selling price. The Company performed no site development services in either the years ended December 31, 2023 or 2022.
Stock-Based Compensation — The Company did not issue any stock-based compensation awards during the years ended December 31, 2023 or 2022.
Earnings per Share — Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of our common stock outstanding during the periods presented. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. We also consider the effect of other potentially dilutive securities, including the SWIF II OP Units, which may be redeemed for shares of our common stock under certain circumstances, and include them in our computation of diluted EPS under the if-converted method when their inclusion is dilutive. The Company did not have any stock-based compensation awards or other potentially dilutive securities during the years ended December 31, 2023 or 2022.
Tenant and other receivables and Allowance for Uncollectible Accounts — Management reviews rents receivable on a monthly basis and takes into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates, and economic conditions in the area in which the property is located. In the event that the collectability of rents receivable with respect to any given tenant is in doubt, the Company will record an increase in its allowance for uncollectible accounts or records a direct write-off of the specific rents receivable. The allowance for uncollectible accounts was $0 as of December 31, 2023 and 2022.
Deferred Financing Costs — Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financing costs are amortized using the straight-line basis, which approximates the effective interest rate method, over the contractual terms of the respective financings. As of December 31, 2023 and 2022, the Company had $265,951 and $2,457 of prepaid financing costs included in “Prepaid and other assets — net” in the accompanying consolidated balance sheet, respectively. In June 2022, the Company paid off its secured fixed 12% interest rate loan in the amount of $3,184,000 upon its maturity. For the years ended December 31, 2023 and 2022, $53,190 and $116,426 of deferred financing costs were amortized and included in interest expense in the accompanying consolidated statement of operations, respectively.
Fair Value Instruments — Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1 — Observable inputs, such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has no assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2023 or 2022.
The carrying amounts of financial instruments such as loan payable and accounts payable and accrued expenses approximate their fair values due to the short-term maturities and market rates of interest of these instruments.
Concentration Risks — As of December 31, 2023 and 2022, the Company had cash on deposit in certain financial institutions that exceed the current federally insured levels. The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.
Cell Towers
For the year ended December 31, 2023, the Company owned cell towers located in Indiana, Georgia, and Tennessee that account for approximately 31.11%, 13.37%, and 21.63%, respectively, of total rental revenue. For the year ended December 31, 2022, the Company owned cell towers located in Indiana, Georgia, and Tennessee that account for approximately 42.83%, 22.31%, and 17.89%, respectively, of total rental revenue.
For the year ended December 31, 2023, cell tower leases with tenants under common control of Verizon Communications Inc. and its subsidiaries and AT&T Inc. and its subsidiaries accounted for approximately 44.45%, and 38.31%, respectively, of total cell tower rental revenue. For the year ended December 31, 2022, cell tower leases with tenants under common control of Verizon Communications Inc. and its subsidiaries and AT&T Inc. and its subsidiaries accounted for approximately 48.41%, and 45.13%, respectively, of total cell tower rental revenue.
Data Centers
The Company owned data centers located in Missouri and California that account for approximately 62.55% and 37.45%, respectively, of total data center rental revenue for the year ended December 31, 2023. The Company did not own any data centers during the year ended December 31, 2022.
Data center leases with tenants under common control of TierPoint and AT&T Inc. and its subsidiaries accounted for approximately 40.11% and 37.45%, respectively, of total data center rental revenue for the year ended December 31, 2023. The Company did not have any data center leases for the year ended December 31, 2022.
Noncontrolling Interest — We define a noncontrolling interest as the portion of equity in a subsidiary not attributable, directly or indirectly, to the Company. Such noncontrolling interests are reported on the consolidated balance sheets within equity, but separately from the shareholders’ equity. Revenues, expenses and net income or loss attributable to both the Company and noncontrolling interests are reported on the consolidated statements of operations. Noncontrolling interest in SWIF II OP represents the limited partner’s proportionate share of the equity of SWIF II OP.
Income (loss) is allocated to noncontrolling interest in accordance with the weighted average percentage ownership of the SDIR REIT during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. The Company’s ownership interest in SWIF II OP was 83.6% and 83% as of December 31, 2023 and 2022, respectively.
Income Taxes — As discussed in Note 1, the Company has elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning with taxable year ending December 31, 2021. The Company generally must distribute annually at least 90% of its net taxable income, subject to certain adjustments and excluding any net capital gain. Assuming the Company distributions equal or exceed the Company’s taxable net income, the Company generally will not be required to pay federal corporate income taxes on such income. The Company must also meet certain other organizational and operational requirements. If such requirements are not met, its income could be taxable at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed income. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. Accordingly, no provision for federal income taxes has been included in the accompanying consolidated financial statements.
Certain income, gain, loss, and deductions of SWIF II OP for US federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by SWIF II OP.
ASC 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken, or expected to be taken, in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current period. No income tax benefit or liability for uncertain tax positions has been recorded in the accompanying consolidated financial statements.
Recent Accounting Pronouncements — During the first quarter of 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848). ASU No. 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives, and other contracts. The guidance in ASU No. 2020-04 is effective upon issuance, is optional, and may be elected over time as reference rate reform activities occur. During the fourth quarter of 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. ASU No. 2022-06 permits entities to continue using the relief under Topic 848 through December 31, 2024. The Company is currently evaluating the impact of the guidance, but does not believe that it will have a material impact on its financial position, results of operations, or cash flows.
In November 2023, the FASB issued a new standard which is intended to improve disclosures about an entity’s reportable segments, primarily through enhanced disclosures about significant segment expenses. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.
3.   ASSET ACQUISITIONS
The following table summarizes the acquisitions for the years ended December 31, 2023 and 2022:
Property	Property Type	Market	Closing Date	Number of Properties Acquired	Total Purchase Price(a)	Right-of-Use Asset(b)	Asset Retirement Obligation(c)
Nsoro Holdings LLC	Cell Tower	Georgia	March 31, 2022	1	$1,380,383	$156,159	$67,822
United Towers	Cell Tower	Kansas	April 6, 2022	1	1,122,599	—	—
Site Concepts	Cell Tower	Tennessee	May 31, 2022	1	1,915,973	84,921	58,638
Comm Facilities	Cell Tower	Maine	December 22, 2022	2	2,622,947	403,315	—
Wireless Asset Group	Cell Tower	Missouri	December 23, 2022	3	3,653,119	62,370	173,088
Prairie Mountain	Cell Tower	Oregon	December 28, 2022	1	3,071,233	194,741	83,535
Telesite	Cell Tower	Massachusetts	December 30, 2022	2	2,236,068	190,185	117,276
Total asset acquisitions for the year ended December 31, 2022:				11	$16,002,322	$1,091,691	$500,359
Pinewood	Cell Tower	Tennessee	February 23, 2023	1	906,640	131,652	58,638
Millpark	Data Center	Missouri	March 15, 2023	1	20,464,767	—	—
Bassett	Data Center	California	March 21, 2023	1	13,420,200	—	—
Free Bird	Cell Tower	Tennessee	May 26, 2023	1	646,524	105,362	64,290
Foresite	Cell Tower	Arkansas	June 30, 2023	1	578,765	76,492	67,822
Ely	Cell Tower	Minnesota	July 19, 2023	1	895,751	—	67,822

Property	Property Type	Market	Closing Date	Number of Properties Acquired	Total Purchase Price(a)	Right-of-Use Asset(b)	Asset Retirement Obligation(c)
Radio Fiesta	Cell Tower	Florida	September 7, 2023	1	1,156,710	131,540	67,822
RTC	Cell Tower	Indiana	September 22, 2023	8	4,480,839	246,224	514,319
Total asset acquisitions for the year ended December 31, 2023:				15	$42,550,196	$691,270	$840,713

(a)
Includes capitalized acquisition-related costs of $1,140,196 and $936,894 for the years ended December 31, 2023 and 2022, respectively.

(b)
Right-of-use assets were obtained in exchange for the assumption of operating lease liabilities of the same values as part of the asset acquisitions.

(c)
Asset retirement obligations were assessed as part of the asset acquisitions.

The related assets, liabilities, and results of operations of the acquired properties are included in the consolidated financial statements as of the date of acquisition and were accounted for as asset acquisitions in accordance with ASC 805, Business Combinations. The following table summarizes the estimated relative fair value purchase price allocations of the assets acquired and liabilities assumed at the acquisition dates for the years ended December 31, 2023 and 2022:
	December 31, 2023	December 31, 2022
Assets:
Cell towers	$4,443,722	$2,678,940
Land	3,881,414	—
Building	22,871,656	—
Site Improvements	1,615,557	—
Contract rights and tenant relationships	8,648,360	8,030,509
Network location & capacity	2,367,111	5,696,736
Rooftop easements and ground leases	78,282	96,496
Above market leases	806,493	—
Right-of-use assets obtained in exchange for operating lease liabilities	691,270	1,091,691
Total assets acquired	45,403,865	17,594,372
Liabilities:
Acquisition-related intangible liabilities	840,713	500,359
Ground lease liability	691,270	1,091,691
Below market leases	1,321,686	—
Total liabilities assumed	2,853,669	1,592,050
Total Purchase Price	$42,550,196	$16,002,322
4.   PROPERTY AND EQUIPMENT - NET
Property and equipment - net consist of the following as of December 31, 2023 and 2022:
	Estimated Useful Life (in years)	December 31, 2023	December 31, 2022
Land	—	$3,881,414	$—
Cell towers	10 – 20	5,930,315	3,496,522

	Estimated Useful Life (in years)	December 31, 2023	December 31, 2022
Building	35 – 44	22,871,656	—
Site Improvements	7 – 10	1,615,557	—
Total property equipment		34,298,942	3,496,522
Less: accumulated depreciation		(777,939)	(62,893)
Property and equipment – net		$33,521,003	$3,433,629

Depreciation expense was $730,973 and $62,893 for the years ended December 31, 2023 and 2022, respectively.
5.   INTANGIBLE ASSETS - NET
Intangible assets - net consist of the following as of December 31, 2023 and 2022:
	Estimated Useful Life (in years)	December 31, 2023	December 31, 2022
Contract rights and tenant relationships	8 – 12	$11,286,945	$8,832,596
Network location & capacity	8 – 10	6,398,569	7,784,785
Rooftop easements and ground leases	18 – 20	174,778	96,496
Above market leases	12	806,494	—
Total intangible assets		18,666,786	16,713,877
Less accumulated amortization		(1,880,336)	(549,363)
Total intangible assets – net		$16,786,450	$16,164,514
Amortization expense was $1,444,391 and $549,363 for years ended December 31, 2023 and 2022, respectively. Above market lease amortization of $52,370 and $0 was included as an adjustment to rental revenues in the consolidated statement of operations for the years ended December 31, 2023 and 2022, respectively.
The following table represents the weighted average remaining useful lives of the intangible assets as of December 31, 2023 and 2022:
Weighted-Average Remaining Life (Years)	December 31, 2023	December 31, 2022
Contract rights and tenant relationships	10	10
Network location & capacity	9	10
Rooftop easements and ground leases	19	20
Above market leases	12	—
The following sets forth scheduled projected future annual amortization for acquisition-related intangibles as of December 31, 2023:
2024	$1,745,898
2025	1,745,898
2026	1,745,898
2027	1,745,898
2028	1,745,898
Thereafter	8,056,960
Total	$16,786,450

6.   INTANGIBLE LIABILITIES - NET
Lease intangible liabilities - net consisted of the following as of December 31, 2023 and 2022:
	Estimated Useful Life (in years)	December 31, 2023	December 31, 2022
Below market leases	5	$1,321,686	$—
Total intangible liabilities		1,321,686	—
Less: accumulated accretion		(188,812)	—
Total intangible liabilities – net		$1,132,874	$—
Amortization recorded on the lease intangible liabilities for the years ended December 31, 2023 and 2022 was $188,812 and $0, respectively. These amounts were recorded as rental revenue in the Company’s consolidated statements of operations.
The following table represents the weighted average remaining useful lives of the intangible liabilities as of December 31, 2023 and 2022:
Weighted-Average Remaining Life (Years)	December 31, 2023	December 31, 2022
Below market lease	5	—
The following sets forth scheduled projected future annual amortization for intangible liabilities as of December 31, 2023:
2024	$251,750
2025	251,750
2026	251,750
2027	251,750
2028	125,874
Total	$1,132,874
7.   LOAN PAYABLE
On March 15, 2023, the Company entered into a credit agreement (the “Revolving Facility”) pursuant to which the Company may request advances on a revolving facility up to an initial aggregate principal of $35,000,000. The maturity date of the Revolving Facility is March 15, 2028. The Revolving Facility’s base rate loans shall bear interest at the lesser of (i) 1.75% plus the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) SOFR for a one month term in effect on such date plus 0.25% and (ii) the Maximum Rate. The Revolving Facility’s SOFR rate loans shall bear interest at the lesser of (i) 2.75% plus Term SOFR for the Interest Period therefor and (ii) the Maximum Rate.
On March 15, 2023, the Company drew down $10,000,000 for the acquisition of a data center located in Maryland Heights, Missouri. On March 21, 2023, the Company drew down $6,650,000 to acquire a data center located in Santa Clara, California. As of December 31, 2023, the outstanding loan payable balance was $16,650,000.
The Revolving Facility requires the Company to maintain certain financial covenants such as (1) the weighted average remaining lease term of data center properties shall not be permitted to be less than 60 months; (2) the fixed charge coverage ratio (pre-distribution) to be less than 1.25 to 1.00; (3) the fixed charge coverage ratio (post-distribution) to be less than 1.10 to 1.00; and (4) the loan to value ratio to be greater than 70%. As of December 31, 2023, the Company is in compliance with the financial covenants in relation to the Revolving Facility.
As of December 31, 2023, the carrying value of the Company’s Loan Payable approximates its fair value. The fair value of the Company’s indebtedness is estimated by modeling the cash flows required by the

Company’s debt agreement and discounting them back to present value using the appropriate discount rate. Additionally, the Company considers current market rates and conditions by evaluating similar current borrowing agreements with comparable terms. The inputs used in estimating the fair value of the Company’s indebtedness are considered Level 3.
8.   ASSET RETIREMENT OBLIGATIONS - NET
Pursuant to its ground lease, easement, and certain pole attachment agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon contract termination, to remove communications infrastructure or remediate the space on which its communications infrastructure is located. The changes in the carrying amount of the Company’s asset retirement obligations were as follows:
	December 31, 2023	December 31, 2022
Begnning balance	$644,489	$135,645
Additions	840,713	500,360
Dispositions	(373,899)	—
Accretion expense	21,851	8,484
Ending balance	$1,133,154	$644,489
As of December 31, 2023, the estimated undiscounted future cash outlay for asset retirement obligations was $2,348,986.
9.   EQUITY (DEFICIT)
Authorized Shares and Units — The Company has authority to issue Series A preferred shares and common shares consisting of Class A, Class AX, Class D, Class DX, Class I, and Class IX. The Company also has authority to issue SWIF II OP Class P and Class PX limited partnership units directly to accredited investors (See further discussion under “SWIF II OP Limited Partnership Units”).
Series A Preferred Shares — The Series A preferred shares rank senior to all classes or series of common shares and to any other shares issued by the Company with respect to dividend and redemption rights and rights upon liquidation, dissolution, or winding-up of the Company. The Company may redeem shares of the Series A preferred shares at its own option at any time for cash at a redemption price per share equal to $1,000, plus all accrued and unpaid dividends thereon, plus a redemption premium of $50 per share if the date of the redemption is on or before December 31, 2023. The holders of the Series A preferred shares are not entitled to vote on any matter, except as it relates to authorization or issuance of any equity security senior to, or on parity with, the Series A preferred shares and any amendment to the Charter. On February 28, 2023, the Company redeemed all Series A Preferred shares.
As of December 31, 2023, the Company had authority to issue 600,000,000 shares of and common shares, consisting of the following:
Classification	Number of Shares Available	Number of Shares Outstanding	Par Value
Class A Common Stock	100,000,000	4,710,257	$0.01
Class AX Common Stock	100,000,000	1,316,975	0.01
Class D Common Stock	100,000,000	—	0.01
Class DX Common Stock	100,000,000	—	0.01
Class I Common Stock	100,000,000	1,726,264	0.01
Class IX Common Stock	100,000,000	1,659,843	0.01
Total	600,000,000	9,413,339
Proceeds from common shares issuances within Additional Paid in Capital on the Statement of Equity is presented net of $236,268 and $509,028 in proceeds receivable for common shares that are deemed to be issued and outstanding as of December 31, 2023 and 2022, respectively.

Operating Partnership (SWIF II OP) — The Company intends to hold substantially all of its assets in the SWIF II OP or in subsidiary entities thereof. For purposes of satisfying the asset and gross income tests for qualification as a REIT for US federal income tax purposes, the Company’s proportionate share of the assets and income of SWIF II OP will be deemed to be the Company’s assets and income.
The Company is the sole general partner of SWIF II OP. The Company’s Advisor also holds the special limited partner interest in SWIF II OP. As the sole general partner of SWIF II OP, the Company has the exclusive power to manage and conduct the business of SWIF II OP. The Company may not be removed as general partner by the limited partners. The Company’s Board will, at all times, have oversight and policy- making authority, including responsibility for governance, financial controls, compliance, and disclosure, with respect to SWIF II OP. However, pursuant to the advisory agreement, the Company has delegated to the Advisor authority to make decisions related to the management of the Company’s and SWIF II OP’s assets, including sourcing, evaluating, and monitoring investment opportunities, and making decisions related to the acquisition, management, financing, and disposition of assets in accordance with investment objectives, guidelines, policies, and limitations, subject to oversight by the Company’s Board.
SWIF II OP Limited Partnership Units — Limited partnership units represent an interest as a limited partner in SWIF II OP. Limited partners of any class do not have the right to participate in the management of SWIF II OP. Limited partners of any class who do not participate in the management of SWIF II OP, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of SWIF II OP beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to SWIF II OP agreement.
Limited partnership interests in SWIF II OP, other than the special limited partner interest and general partner interest, are currently divided into eight classes: (1) Class A OP units, (2) Class AX OP units, (3) Class D OP units, (4) Class DX OP units, (5) Class I OP units, (6) Class IX OP units, (7) Class P OP units, and (8) Class PX OP units.
In general, the Class A OP units, Class AX OP units, Class D OP units, Class DX OP units, Class I OP units, Class IX OP units are intended to correspond on a one-for-one basis with Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares. When the Company receives proceeds from the sale of shares of common stock, the Company contributes such proceeds to SWIF II OP and receives SWIF II OP units that correspond to the classes of shares sold.
On January 18, 2022, the Company began offering Class P OP units and Class PX OP units in SWIF II OP directly to accredited investors. The Class P OP units and Class PX OP units are exchangeable on a one for one basis, in certain circumstances, into Class I shares and Class IX shares at the election of the unit holders.
In general, each Class A OP unit, Class AX OP unit, Class D OP unit, Class DX OP unit, Class I OP unit, Class IX OP unit, Class P OP unit, and Class PX OP unit will share in distributions from SWIF II OP when such distributions are declared by the Company, the general partner, in its sole discretion.
Upon SWIF II OP’s liquidation, Class A OP units and Class D OP units will automatically convert to Class I units and Class AX OP units and Class DX OP units will automatically convert into Class IX units, in each case, in proportion to the NAV per unit of each class, and the resulting Class I OP units and Class IX OP units will share on a unit-by-unit basis in the assets of SWIF II OP that are available for distribution, after payment of all liabilities, after establishment of reserves, and after payment of any preferred return to the holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss, and deduction of SWIF II OP for US federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by SWIF II OP.
For each Class A OP unit, Class AX OP unit, Class D OP unit, Class DX OP unit, Class I OP unit, Class IX OP unit, Class P OP unit, and Class PX OP unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of SWIF II OP units will not be obligated to make additional capital contributions to SWIF II OP. Further, these holders will not have the right to make additional capital contributions to SWIF II OP or to purchase additional SWIF II OP units without the Company’s consent.

The Advisor may elect to receive its management fee in cash, Class I shares, or Class I OP units, and distributions on the performance participation allocation may be payable in cash or Class I OP units at the election of the Advisor. (See “Asset Management Fees” in Note 11 below).
As of December 31, 2023, the Company had authority to issue 601,901,035 SWIF II OP units, consisting of the following:
Classification	Number of SWIF II OP Units Available	Number of SWIF II OP Units Outstanding	Par Value
Class A OP Units	100,000,000	4,710,257	$0.01
Class AX OP Units	100,000,000	1,316,975	0.01
Class D OP Units	100,000,000	—	0.01
Class DX OP Units	100,000,000	—	0.01
Class I OP Units	100,000,000	1,726,264	0.01
Class IX OP Units	100,000,000	1,659,843	0.01
Class P OP Units	1,651,698	1,651,698	0.01
Class PX OP Units	249,337	249,337	0.01
Total	601,901,035	11,314,374
Dividends and Distributions — The Company’s Board may, from time to time, authorize the Company to declare and pay to shareholders such dividends or other distributions in cash or other assets of the Company or in securities of the Company, including in shares of one class payable to holders of shares of another class, or from any other source as the Board in its sole and absolute discretion shall determine. The Company’s Board shall endeavor to authorize the Company to declare and pay such dividends and other distributions as shall be necessary for the Company to qualify as a REIT under the Code, provided, however, shareholders shall have no right to any dividend or other distribution, unless and until authorized by the Company’s Board and declared by the Company. For the year ended December 31, 2023, dividends of $2,023,545, $128, $688,396, $1,812, $729,854 and $173 were declared and distributed for Class A shares, Class AX shares, Class I shares, Class IX shares, Class P units, and Class PX units, respectively, for a total of $3,443,908. For the year ended December 31, 2022, dividends of $457,403, $9,911, $156,455, $3,155 and $134,094 were declared and distributed for Class A shares, Class AX shares, Class I shares, Class IX shares and Class P units, respectively, for a total of $761,018.
Each holder of the outstanding Series A preferred shares shall be entitled to receive, when and as authorized by the Board and declared by the Company, cumulative preferential cash dividends per share of Series A preferred shares at the rate of 12.0% per annum of the total of $1,000, plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any share of Series A preferred shares is issued. Unless all accumulated dividends on the Series A preferred shares have been paid, no dividends shall be paid or declared for any other share. Dividends declared on the Series A preferred shares were $8,666 (including early redemption premium of $6,250) and $7,500 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, there were no accrued and unpaid dividends related to the Series A preferred shares.
Dividend and Distribution Reinvestment Plan — Distributions to holders of Class AX shares, Class DX shares, Class IX shares, and Class PX units shall be deemed distributed and then invested in additional shares of the same class at the applicable purchase price per share, net of any selling commissions and/or dealer manager fees associated with the applicable class (the “reinvestment plan”).
For the year ended December 31, 2023, $477,092 in Class AX shares, $567,140 in Class IX shares, and $64,356 in Class PX units, for a total of $1,108,588, in distributions have been reinvested as additional shares of the same class at the applicable purchase price per share. As of December 31, 2022, $100,132 in Class AX shares, $117,585 in Class IX shares, and $12,695 in Class PX units, for a total of $230,412, in distributions have been reinvested as additional shares of the same class at the applicable purchase price per share.
Share Repurchase Program — In our perpetual life structure, an investor may request that the Company repurchase his or her shares on a monthly basis under the Company’s repurchase program, but the Company is not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in the Company’s discretion. The board authorized the commencement of the Share Repurchase Program on September 1, 2023 and authorized the Company to repurchase Class A, AX, I, and IX Shares at the applicable price per share in accordance with the terms of the Share Repurchase Program. The Board authorized the commencement of the OP Unit Repurchase Program on September 1, 2023 and authorized the Company to repurchase Class P OP and PX OP units at the applicable price per share in accordance with the terms of the Share Repurchase Program. During the year ended, December 31, 2023, the Company redeemed $520,338 in Class A Shares, $120,523 in Class I Shares, $100,431 in Class IX Shares, and $201,488 in Class P Units. The Company did not redeem any shares or units during the year ended December 31, 2022. As of December 31, 2023, $10,736 in Class AX shares, $115,877 in Class I shares, $52,829 in Class IX share, and $533,943 in Class P units are pending repurchase under the program, for a total of $713,385.
Suspension of Offering of Class D Shares and Class DX Shares — The Board approved to suspend offering Class D and Class DX shares in the Private Common Stock Offering, effective on the close of business of August 22, 2023.
Determination of Private Offering Price — The Board approves a net asset value “NAV” per share for each Class A, Class AX, Class D, Class Dx, Class I, and Class IX, and Class P OP units and Class PX OP units with outstanding shares or units each 90 day period consistent with the Committee’s determination. The Board currently has authorized offering prices for each class of shares in the Common Stock Offering of $10.3600/Class A Shares, $10.3478/Class AX Shares, $10.0544/Class I Shares, and $10.0554/Class IX Shares as of December 31, 2023. The Board currently has authorized offering prices for each class of OP Units in the OP Offering of $10.0744/Class P OP Units and $10.0395/Class PX OP Unit as of December 31, 2023.
10.   INVESTMENT IN DATACOM JOINT VENTURE
StratCap Wireless Datacom Ventures, LLC (the “Joint Venture” or “Datacom Joint Venture”) is a Delaware limited liability company formed on October 20, 2022. The Joint Venture was entered into by SWIF II Ventures I, LLC, a wholly owned subsidiary of the Company, and DataCom, LP. The Company accounts for its 51% ownership interest in the Joint Venture as an equity method investment as the Joint Venture is under the shared control of the two Joint Venture partners. The Company does not consolidate the Datacom Joint Venture as it does not have the power to direct the activities that most significantly impact the Joint Venture’s economic performance. The Company considered acquisition, disposition, major operating and capital raising and allocation decisions as activities that primarily impact the economic results of the Joint Venture.
The purpose of the Joint Venture is to conduct and engage in the following activities: (i) directly or indirectly acquire, purchase, own, hold, manage, develop, operate, improve, renovate, rent, lease, fund, finance, encumber, sell, transfer, exchange, dispose of, invest in, or otherwise deal with certain fiber and wireless real estate assets and any direct or indirect interest therein or any securities of any kind issued by any entity primarily engaged in such activities; (ii) to own, directly or indirectly, a limited liability company or other interest in, and act as a general or limited partner, member, manager, or shareholder of, each of the subsidiaries of the Joint Venture and to exercise all of the powers, duties, rights, and responsibilities associated therewith; and (iii) to do such other things and engage in such other activities, as may be necessary, convenient or advisable with respect to the conduct of the business of the Joint Venture.
The following table summarizes the statements of operations of the Datacom Joint Venture for the years ended December 31, 2023 and 2022:
	December 31, 2023	December 31, 2022
Rental revenues	$1,350,382	$—
Rental operating and other expenses	(655,788)	(99,083)
Management fees payable to affiliate	(775,282)	—
Depreciation and amortization	(2,628,718)	—
Net loss of Datacom Joint Venture	$(2,709,406)	$(99,083)

	December 31, 2023	December 31, 2022
The Company’s allocated loss from Datacom Joint Venture	$(945,283)	$(24,655)

The following table summarizes the balance sheets of the Datacom Joint Venture as of December 31, 2023 and 2022:
	December 31, 2023	December 31, 2022
Assets
Property and equipment, net	$33,702,478	$—
Intangible assets, net	45,930,644	—
Other assets, net	10,130,619	—
Total assets	$89,763,741	$—
Liabilities and members’ capital
Accounts payable and accrued liabilities	$537,706	$81,882
Due to affiliates	2,410,876	17,201
Management fees payable to affiliate	513,318	—
Other liabilities, net	8,921,932	—
Members’ capital	77,379,909	(99,083)
Total liabilities and members’ capital (deficit)	$89,763,741	$—
The Company’s investment in Datacom Joint Venture	$39,581,659	$—
For the year ended December 31, 2023, the joint venture had member capital contributions of $80,087,391 of which the Company contributed $40,551,606. For the year ended December 31, 2022, there were no capital contributions made into the joint venture as this period predated the initial capital calls for the Datacom Joint Venture.
During the year ended December 31, 2023 the DataCom Joint Venture acquired the following portfolios of cell tower assets:
Property	Acquisition Date	Property Type	Acquisition Cost
Comm Facilities – Datacom*	3/6/2023	Cell Towers	2,642,160
Wireless Asset Group – Datacom*	3/6/2023	Cell Towers	3,684,017
Prairie Mountain – Datacom*	3/6/2023	Cell Towers	3,083,583
Telesite – Datacom*	3/6/2023	Cell Towers	2,243,754
Coral Springs – Datacom	4/19/2023	Cell Towers	1,331,568
Badger – Datacom	4/24/2023	Cell Towers	1,575,355
Wireless Asset Group – Datacom	5/31/2023	Cell Towers	220,000
Gator – Datacom	5/31/2023	Cell Towers	6,291,954
Rockville – Datacom	5/31/2023	Cell Towers	13,862,506
MW Towers – Datacom	6/30/2023	Cell Towers	1,829,159
Hemphill – Datacom	11/30/2023	Cell Towers	45,207,841

*
These four property acquisitions were transferred in a sale from the Company to the DataCom Joint Venture at a price of $11,561,905. As a result of the transfer, the Company recognized a $181,715 gain.

11.   RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
Related-Party Ownership — The Sponsor holds a $200,000 investment in the REIT through the purchase of approximately 20,000 Class IX shares at $10 per share as of December 31, 2023 and 2022.

Related-Party Transactions — The following details the amounts incurred related to the Company’s Advisor and affiliates, SCD, SWIFA, and SCIM for the years ended December 31, 2023 and 2022; as well as amounts payable as of December 31, 2023 and 2022:
		December 31, 2023		December 31, 2022
Fees	Entity	Incurred	Payable	Incurred	Payable
Offering Costs	SCD	$1,260,605	$—	$2,289,496	$2,932,974
Organizational costs	SWIFA	—	—	—	159,262
Selling commissions, dealer manager, and distribution fees	SCD	896,434	—	735,845	—
Asset management fees	SWIFA	768,847	1,232	76,537	76,977
Operating expense reimbursement	SWIFA	2,550,523	71,015	558,461	558,461
Operating expenses	SCIM	—	—	49,386	49,386
Total		$5,476,409	$72,247	$3,709,725	$3,777,060
Organization and Offering Fees — The Company reimburses the Advisor and its affiliates for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution and servicing fees, and other organization and offering expenses to exceed 15% of the gross proceeds of the Company’s offering. For the years ended December 31, 2023 and 2022, the Company incurred approximately $1,260,605 and $2,289,496, respectively, in organizational and offering costs to related parties. With respect to the 15% cap on these expenses the Company has accumulated $5,856,228 and $4,102,316 of organization and offering expenses inception to date which represents approximately 5.1% and 8.9% of gross offering proceeds raised as of December 31, 2023 and 2022, respectively, of which the offering costs were charged to equity as incurred.
Selling Commissions, Dealer Manager Fees, and Distribution Fees — The Company pays SCD, the dealer manager, selling commissions, dealer manager fees, and distribution and servicing fees in connection with the sale of certain classes of shares. The dealer manager may reallocate a portion of the dealer manager fee it receives to participating broker-dealers. Selling commissions, dealer manager fees, and distribution and servicing fees are charged to unitholders’ equity as incurred.
Asset Management Fees — The Company pays the Advisor a management fee in connection with the management of its assets in an amount equal to 1.25% of the aggregate purchase price of acquired assets, excluding any debt, or the net purchase price, per annum payable monthly, provided, however, after the Company determines its initial NAV, such management fee will equal 1.25% of the NAV per annum payable monthly. Additionally, to the extent that SWIF II OP issues SWIF II OP shares to parties other than the Company, SWIF II OP will pay the Advisor a management fee equal to 0.75% of the net purchase price or NAV, as applicable, of SWIF II OP attributable to such SWIF II OP shares not held by the Company, per annum payable monthly.
The management fee may be paid, at the Advisor’s election, in cash, Class I shares, or Class I OP shares of SWIF II OP. To the extent that the Advisor elects to receive any portion of its management fee in Class I shares or Class I OP shares of SWIF II OP, the Company may repurchase such Class I shares or Class I OP shares of SWIF II OP from the Advisor at a later date. In the event the Advisor agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated management fee through the date of termination. Asset management fees expenses were $768,847 and $76,537 for the years ended December 31, 2023 and 2022, respectively. Asset management fees payable, as included within due to affiliates on the balance sheet, were $1,232 and $76,977 as of December 31, 2023 and 2022, respectively.
Expense Support Agreement — The Advisor has agreed to provide the Company limited expense support in quarterly periods where the Company’s operations cannot support distributions to shareholders and unit holders. The Advisor may provide the support in the form of deferral of the collection of its management fees or through actual expense support payments to the Company. The Company would be obligated to reimburse the Advisor for any expense support payments it receives over a period up to four years, if the cumulative Company operations exceed the cumulative distributions to shareholders and unit holders. During the years ended December 31, 2023 and 2022, the Company has not received any expense support payments from the Company.
Performance Participation Allocation — So long as the advisory agreement has not been terminated, the Advisor is entitled to receive a performance participation allocation on its special limited partnership interest in SWIF II OP based on SWIF II OP’s total return after all of the other unitholders have received a total return of 5%. Total return is defined as all distributions accrued or paid (without duplication) on the SWIF II OP units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate Net Asset Value (NAV as defined in the SWIF II OP LPA) of such units since the beginning of the year, before giving effect to (a) changes resulting solely from the proceeds of issuances of SWIF II OP units, (b) any allocation/accrual to the performance participation interest, and (c) applicable shareholder servicing fee expenses (including any payments made to the Company for payment of such expenses).
Under the SWIF II OP LPA, the annual total return will be allocated solely to the Advisor only after the other unitholders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Advisor and all other SWIF II OP unitholders is equal to 12.5% and 87.5%, respectively. Thereafter, the Advisor will receive an allocation of 12.5% of the annual total return. The Advisor will also be allocated a performance participation with respect to all SWIF II OP shares that are repurchased at the end of any month (in connection with repurchases of the shares in the Company’s share repurchase program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
Distributions of performance participation paid on the special limited partnership interest may be payable to the Advisor in cash or Class I SWIF II OP shares at the election of the Advisor. The Advisor will not be obligated to return any portion of performance participation paid for an annual period based on SWIF II OP’s subsequent performance. In the event the advisory agreement is terminated, the Advisor will be allocated any accrued performance participation with respect to all SWIF II OP units as of the date of such termination.
For the year ended December 31, 2023, $1,192,205 in performance participation allocation expenses were recognized by the Company. For the year ended December 31, 2022, there were no performance participation allocation expenses recognized by the Company.
Operating Expenses and Reimbursements — The Company may reimburse the Advisor’s costs of providing administrative services, including personnel and related employment costs, and expenses related to financing services (except with respect to acquisition and disposition services or asset management services for which the Advisor receives separate fees). The Company reimbursed the Advisor for $3,087,355 and $0 of operating expenses during the years ended December 31, 2023 and 2022, respectively, and the Company had $71,015 and $607,847 in operating expenses and reimbursement obligations due to the Advisor and its affiliate as of December 31, 2023 and 2022, respectively.
12.   REVENUES
As of December 31, 2023, the weighted-average remaining current term of the tenant operating leases was approximately ten years. The following table is a summary of the contracted amounts owed to the Company by tenants pursuant to tenant current noncancelable lease terms in effect as of December 31, 2023. As of December 31, 2023, the minimum future rental payments due from tenants under operating leases, having initial or remaining noncancelable lease terms as of December 31, 2023:
2024	$2,703,336
2025	2,671,022
2026	2,468,889
2027	2,325,936
2028	1,847,556

Thereafter	10,958,037
Total	$22,974,776

See Note 2 for further discussion regarding the Company’s lessor arrangements.
13.   LESSEE OPERATING LEASES
The components of the Company’s operating lease costs are as follows for each of the years ended:
Year Ending	December 31, 2023	December 31, 2022
Lease cost:
Operating lease expense(a)	$112,630	$39,400
Variable lease expense(b)	16,773	2,473
Total Lease Cost	$129,403	$41,873

(a)
Represents the Company’s operating lease expense related to its ROU assets for the years ended December 31, 2023 and 2022.

(b)
Represents the Company’s expense related to contingent payments for operating leases (such as payments based on revenues derived from the communications infrastructure located on the leased asset) for the years ended December 31, 2023 and 2022. Such contingencies are recognized as expense in the period they are resolved.

The Company’s weighted-average remaining lease term was 6.4 and 4.4 years as of December 31, 2023 and 2022, respectively. The Company’s weighted-average discount rate for operating leases was 5.5% and 3.1% as of December 31, 2023 and 2022, respectively.
The following table is a summary of the Company’s maturities of operating lease liabilities as of December 31, 2023:
Operating Leases(a)
2024	$147,725
2025	150,687
2026	157,708
2027	162,213
2028	165,543
Thereafter	664,835
Total undiscounted lease payments	1,448,711
Less Imputed interest	(386,872)
Total lease liabilities – net	$1,061,839

(a)
Excludes the Company’s variable lease payments for operating leases (such as payments based on revenues derived from the communications infrastructure located on the leased asset) as such arrangements are excluded from the Company’s operating lease liability.

14.   COMMITMENTS AND CONTINGENCIES
Commitments and contingencies include the usual obligations of wireless communication owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on the financial condition, results of operations, and cash flows of the Company.
Litigation — The Company may be involved in various claims and legal actions arising in the ordinary course of business. As of December 31, 2023, the Company was not involved in any material legal proceedings.

Indemnification — The Company has indemnified the Advisor, Sponsor, and affiliates for all expenses, losses, liabilities, and damages the Advisor actually and reasonably incurs in connection with the defense or settlement of any action arising out of, or relating to, the conduct of the Company’s activities, except an action with respect to which the Advisor is adjudged to be liable for breach of a fiduciary duty owed to the Company or the unitholders under the Charter. The Company has not recognized any obligation on its consolidated balance sheet with respect to this indemnification arrangement as of December 31, 2023.
15.   SEGMENT REPORTING
The Company operates in three reportable segments: cell towers, data centers, and joint ventures. The cell towers and data centers reportable segments are made up of various consolidated subsidiaries of the Company, and the joint ventures segment is made up of a 100% owned subsidiary dedicated to identifying and making investments in joint venture entities that own data/communications infrastructure. Currently, the joint venture segment has a single investment in the 51% owned DataCom Joint Venture. These are operating segments that are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-makers in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the senior executive committee that includes the chief executive officer, chief financial officer and head of portfolio management. The Company’s chief operating decision-makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. The Company believes that segment operating income (loss) is the performance metric that captures the unique operating characteristics of each segment.
The following are the segment results for the year ended December 31, 2023:
	Cell Tower	Data Center	Joint Venture	Total
Revenues:
Rental revenues	$619,234	$2,009,753	$—	$2,628,987
Total revenues	619,234	2,009,753	—	2,628,987
Expenses:
Property operating expenses	159,190	183,645	—	342,835
General and administrative	40,354	41,623	65,161	147,138
Total expenses	199,544	225,268	65,161	489,973
Other income (expense):
Interest expense	11,070	(1,132,381)	—	(1,121,311)
Equity method loss on investment	—	—	(945,283)	(945,283)
Gain on transfer of assets	181,715	—	—	181,715
Segment operating income/(loss)	$612,475	$652,104	$(1,010,444)	$254,135
Depreciation and amortization				(2,175,364)
Accretion expense				(21,851)
General and administrative				(4,082,283)
Asset management fees				(768,847)
Interest income				510,324
Performance participation allocation				(1,192,205)
Net loss				$(7,476,091)
Net loss allocated to Non-controlling Interest – SWIF II OP units				(1,341,149)
Net loss attributable to Common Shareholders				$(6,134,942)
For the year ended December 31, 2022, Cell Tower was the only reportable segment of the Company. For the year ended December 31, 2022, the Cell Tower segment had $259,562 and $408,806 of rental revenues and expenses (including interest expense), respectively, and segment operating loss for the Cell Tower segment was $149,246 prior to corporate allocations.

The operating segments assets held as of December 31, 2023 and 2022:
	December 31, 2023	December 31, 2022
Cell Tower	$17,769,932	$21,068,523
Data Center	36,244,532	—
Joint Venture	39,581,659	—
Other (Corporate)	22,882,840	23,788,347
Total assets	$116,478,963	$44,856,870

16.
SUBSEQUENT EVENTS

The Company has evaluated subsequent events after December 31, 2023 through May 10, 2024, the date the consolidated financial statements were available to be issued, for their impact on the consolidated financial statements, noting the following:
Asset Acquisitions:
On January 10, 2024, the Company acquired two cell towers located in Minnesota and Iowa, for approximately $1,925,000.
On January 17, 2024, the Company acquired one cell tower in Tennessee, for approximately $537,000.
On January 24, 2024, the Company acquired one cell tower in Ohio, for approximately $360,000.
On January 31, 2024, the Company acquired one cell tower in Tennessee, for approximately $469,875.
On January 31, 2024, the Company acquired one cell tower in South Carolina, for approximately $537,000.
On February 16, 2024, the Company acquired one cell tower in Tennessee, for approximately $537,000.
On February 29, 2024, the Company acquired one cell tower in Maryland, for approximately $1,415,319.
On April 2, 2024, the Company acquired one cell tower in Tennessee, for approximately $950,000.
On April 30, 2024, the Company acquired one cell tower in Tennessee, for approximately $590,700.
Datacom Joint Venture — On January 31, 2024, the Datacom Joint Venture called capital in the amount of $3,239,624 from its members, of which the Company funded $1,640,220, primarily to acquire a portfolio of seven cell towers located in Florida, Louisiana, Texas, and Missouri for approximately $3,198,000.
On March 22, 2024, the Datacom Joint Venture called capital in the amount of $2,361,037 from its members of which the Company funded $1,079,258, related to fund expenses and pre-acquisition due diligence costs.
On March 27, 2024, the Datacom Joint Venture called capital in the amount of $445,889 from its members of which the Company funded $225,750, primarily to acquire a cell tower located in Plainview, Texas for approximately $441,000.
Status of the Offerings — Subsequent to December 31, 2023, the Company has accepted investors’ subscriptions for, and issued shares under the reinvestment plan, an aggregate of approximately 638,435 Class A shares, 171,695 Class AX shares, 313,864 Class I shares, 253,654 Class IX shares, 109,770 Class P OP units, and 4,222 Class PX OP units, resulting in the receipt of gross proceeds of approximately $14,768,551 and distributions reinvested of $599,948. Subsequent to December 31, 2023, the Company has accepted investors’ repurchase requests under the Company’s share repurchase program, an aggregate of approximately 257,258 Class A shares, 64,090 Class AX shares, 1,836 Class I shares, 2,893 Class IX shares, 64,633 Class P OP units, and 26,141 Class PX OP Units, resulting in the receipt of gross distributions of approximately $4,272,420.

Subsequent to December 31, 2023, dividends of $909,787, $254,163, $340,562, $315,493, $291,971 and $43,232 were declared and distributed for Class A shares, Class AX shares, Class I shares, Class IX shares, Class P units, and Class PX units, respectively, for a total of $2,155,208.
******

StratCap Digital Infrastructure REIT, Inc.
Schedule III — Schedule of Real Estate and Accumulated Depreciation
As of December 31, 2023
Description	Property Type	State	Initial cost to company	Cost capitalized subsequent to acquisition	Gross amount carried at close of current period(1)	Accumulated depreciation and amortization at close of current period	Date of construction	Date acquired	Life on which depreciation and amortization in latest statement of operations is computed
I-69 Towers II	Cell Tower	Indiana	$3,707,717	$—	$3,707,717	$(659,784)	Various	December 22, 2021	10 – 20 years
Nsoro Holdings LLC	Cell Tower	Georgia	1,448,205	—	1,448,205	(227,180)	Various	March 31, 2022	10 – 20 years
United Towers	Cell Tower	Kansas	1,122,599	—	1,122,599	(188,011)	Various	April 6, 2022	10 – 20 years
Site Concepts	Cell Tower	Tennessee	1,974,611	—	1,974,611	(283,439)	Various	May 31, 2022	10 – 20 years
Pinewood	Cell Tower	Tennessee	965,278	—	965,278	(62,053)	Various	February 23, 2023	10 – 20 years
Millpark	Data Center	Missouri	20,464,767	—	20,464,767	(628,975)	Various	March 15, 2023	13 – 44 years
Bassett	Data Center	California	13,420,200	—	13,420,200	(211,004)	Various	March 21, 2023	10 – 35 years
Free Bird	Cell Tower	Tennessee	710,814	—	710,814	(29,583)	Various	May 26, 2023	10 – 20 years
Foresite	Cell Tower	Arkansas	646,587	—	646,587	(23,127)	Various	June 30, 2023	10 – 20 years
Ely	Cell Tower	Minnesota	963,573	—	963,573	(31,521)	Various	July 19, 2023	10 – 20 years
Radio Fiesta	Cell Tower	Florida	1,224,532	—	1,224,532	(35,323)	Various	September 7, 2023	10 – 20 years
RTC	Cell Tower	Indiana	4,995,158	—	4,995,158	(89,462)	Various	September 22, 2023	10 – 20 years
Total real estate assets held at December 31, 2023			$51,644,041	$—	$51,644,041	$(2,469,462)

(1)
The aggregate cost for Federal Income tax purposes is $50,541,224

	December 31, 2023	December 31, 2022
Gross real estate at beginning of period	$20,210,399	$3,707,717
Additions during period:
Acquisitions	43,390,909	16,502,682
Total additions	43,390,909	16,502,682
Deductions during period:
Cost of real estate sold or transferred	(11,957,267)	—
Total deductions	(11,957,267)	—
Gross real estate at end of period	51,644,041	20,210,399
	December 31, 2023	December 31, 2022
Gross amount of accumulated depreciation and amortization at beginning of period	$(612,256)	$—
Additions during period:
Depreciation and Amortization	(2,038,921)	(612,256)
Total additions	(2,038,921)	(612,256)
Deductions during period:
Amount of accumulated depreciation for assets sold or transferred	181,715
Total deductions	181,715	—
Gross amount of accumulated depreciation and amortization at end of period	$(2,469,462)	$(612,256)

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023
	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$2,942,254	$14,697,790
Due from affiliates	2,732,543	4,914,232
Tenant and other receivables	346,026	221,959
Prepaid and other assets – net	7,215,484	5,707,955
Property and equipment – net	39,667,359	33,521,003
Intangible assets – net	26,659,218	16,786,450
Ground lease right of use assets – net	2,064,979	1,047,915
Investment in Datacom Joint Venture	41,338,304	39,581,659
Total assets	$122,966,167	$116,478,963
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable and accrued liabilities	$833,846	$987,137
Redemptions payable	2,119,091	—
Due to affiliates	291,583	116,600
Distributions payable	547,286	515,478
Deferred rental revenue	141,957	120,233
Asset retirement obligations – net	1,760,556	1,133,154
Lease liabilities – net	2,092,716	1,061,839
Intangible liabilities – net	944,062	1,132,874
Loan payable	25,300,000	16,650,000
Interest expense payable	90,283	62,426
Performance participation allocation payable to affiliate	948,118	1,192,205
Total liabilities	35,069,498	22,971,946
COMMITMENTS AND CONTINGENCIES (Note 13)
EQUITY
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Shares	—	—
Common stock – Class A shares, $0.01 par value per share, 100,000,000 shares authorized, 5,033,822 and 4,710,257 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	50,338	47,103
Common stock – Class AX shares, $0.01 par value per share, 100,000,000 shares authorized, 1,380,878 and 1,316,975 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	13,809	13,170
Common stock – Class D shares, $0.01 par value per share, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock – Class DX shares, $0.01 par value per share, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock – Class I shares, $0.01 par value per share, 100,000,000 shares authorized, 2,004,217 and 1,726,264 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	20,042	17,262
Common stock – Class IX shares, $0.01 par value per share, 100,000,000 shares authorized, 1,932,004 and 1,659,843 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	19,320	16,599
Additional paid-in-capital	99,545,302	90,638,994
Accumulated deficit and cumulative distributions	(24,950,748)	(13,291,662)
Total shareholders’ equity	74,698,063	77,441,466
Non-controlling interests – SWIF II OP	13,198,606	16,065,551
Total equity	87,896,669	93,507,017
TOTAL LIABILITIES AND EQUITY	$122,966,167	$116,478,963
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
REVENUES – Rental revenues	$2,871,236	$1,704,215
Total revenues	2,871,236	1,704,215
EXPENSES:
Property operating expenses	426,402	226,877
General and administrative	3,293,450	2,675,954
Asset management fees	1,115,499	442,236
Depreciation and amortization	2,589,925	1,475,794
Accretion expense	50,648	11,192
Performance participation allocation	948,118	—
Total expenses	8,424,042	4,832,053
OTHER INCOME (LOSS):
Interest expense	(1,238,493)	(766,537)
Interest income	222,394	225,516
Gain on transfer of assets	—	181,715
Total other loss	$(1,016,099)	$(359,306)
LOSS ON INVESTMENT IN DATACOM JOINT VENTURE	(2,162,548)	(493,123)
NET LOSS	$(8,731,453)	$(3,980,267)
Net Loss Allocated to Non-controlling Interest – SWIF II OP units	$(1,274,443)	$(697,779)
Net Loss Attributable to Controlling Interest shareholders	$(7,457,010)	$(3,282,488)
Basic and Diluted loss per class A, AX, I, and IX shares	$(0.72)	$(0.50)
Basic and Diluted weighted average class A, AX, I and IX shares outstanding	10,371,033	6,590,028
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024
	Shareholders’ Equity								Non-controlling Interests
	Class A Common Shares	Class AX Common Shares	Class I Common Shares	Class IX Common Shares	Amount ($)	Additional Paid-In Capital ($)	Accumulated Deficit ($)	Total Shareholders’ Equity ($)	Class P Common Units	Class PX Common Units	Total Common Units ($)	Total Equity ($)
BALANCE – December 31, 2023	4,710,257	1,316,975	1,726,264	1,659,843	$94,134	$90,638,994	$(13,291,662)	$77,441,466	1,651,698	249,337	$16,065,551	$93,507,017
Common shares issued (Proceeds net of $38,083 in receivables and $807,997 of offering costs)	798,413	169,420	469,638	341,363	17,788	17,748,908	—	17,766,696	—	—	—	17,766,696
Common units issued (Proceeds net of $225,000 in receivables and $106,797 of offering costs)	—	—	—	—	—	—	—	—	182,161	5,800	1,590,704	1,590,704
Dividends and distributions declared ($0.40 per share/unit)	—	—	—	—	—	—	(4,202,076)	(4,202,076)	—	—	(758,291)	(4,960,367)
Distribution reinvestment	—	55,317	—	72,820	1,281	1,308,942	—	1,310,223	—	9,073	92,625	1,402,848
Redemptions	(474,848)	(160,834)	(191,685)	(142,022)	(9,694)	(9,926,542)	—	(9,936,236)	(214,307)	(54,093)	(2,742,540)	(12,678,776)
Net Income (Loss)	—	—	—	—	—	—	(7,457,010)	(7,457,010)	—	—	(1,274,443)	(8,731,453)
BALANCE – September 30, 2024	5,033,822	1,380,878	2,004,217	1,932,004	$103,509	$99,770,302	$(24,950,748)	$74,923,063	1,619,552	210,117	$12,973,606	$87,896,669
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
		Shareholders’ Equity										Non-controlling Interests
	Preferred Shares	Class A Common Shares	Class AX Common Shares	Class I Common Shares	Class IX Common Shares	Class D Common Shares	Class DX Common Shares	Amount ($)	Additional Paid-In Capital ($)	Accumulated Deficit ($)	Total Shareholders’ Equity ($)	Class P Common Units	Class PX Common Units	Total Common Units ($)	Total Equity ($)
BALANCE – December 31, 2022	125,000	2,104,226	474,421	704,680	501,884	—	—	$37,852	$34,169,617	$(3,251,654)	$31,080,815	660,425	93,769	$6,935,586	$38,016,401
Common shares issued (Proceeds net of $213,480 in receivables and $1,546,689 of offering costs)	—	2,480,337	760,782	875,123	971,208	—	—	50,875	50,410,512	—	50,461,387	—	—	—	50,461,387
Common units issued (Proceeds net of $208,868 of offering costs)	—	—	—	—	—	—	—	—	—	—	—	1,013,812	119,080	11,132,602	11,132,602
Preferred shares redeemed	(131,250)	—	—	—	—	—	—	—	—	—	(131,250)	—	—	—	(131,250)
Dividends and distributions declared ($0.40 per share/unit)	(2,416)	—	—	—	—	—	—	—	—	(2,651,939)	(2,654,355)	—	—	(546,491)	(3,200,846)
Dividend reinvestment	—	—	36,012	—	42,714	—	—	787	666,681	—	667,468	—	4,461	35,231	702,699
Net Loss	8,666	—	—	—	—	—	—	—	—	(3,291,154)	(3,282,488)	—	—	(697,779)	(3,980,267)
BALANCE – Septembe 30, 2023	—	4,584,563	1,271,215	1,579,803	1,515,806	—	—	$89,514	$85,246,810	$(9,194,747)	$76,141,577	1,674,237	217,310	$16,859,149	$93,000,726
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
	For the Period Ended September 30, 2024	For the Period Ended September 30, 2023
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(8,731,453)	$(3,980,267)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on investments	2,162,548	493,123
Depreciation and amortization	2,588,925	1,475,794
Gain on transfer of assets	—	(181,715)
Asset retirement obligation – accretion expense	50,648	11,192
Amortization of deferred financing costs	47,871	37,233
Straight-line rental income	(157,098)	(116,484)
Non-cash lease expense	86,939	36,318
Above market lease amortization	47,133	—
Below market lease amortization	(188,812)	—
Changes in operating assets and liabilities:
Tenant and other receivables	33,031	(108,012)
Due from affiliates	300,973	(1,503,387)
Prepaid and other assets – net	(16,813)	61,358
Accounts payable and accrued liabilities	(159,355)	(698,803)
Deferred rental revenue	21,724	183,161
Due to affiliates	97,528	472,078
Lease liabilities – net	(73,126)	(30,945)
Interest expense payable	27,857	63,653
Performance participation allocation payable	(244,087)	—
Net cash used in operating activities	(4,105,567)	(3,785,703)
CASH FLOWS USED IN INVESTING ACTIVITIES:
Asset acquisitions	(16,382,016)	(42,506,881)
Proceeds from transfer of assets to Datacom Joint Venture	—	5,662,702
Capital contributions to Datacom Joint Venture	(3,919,192)	(12,543,002)
Prepaid acquisition costs	(2,155,868)	(4,186,296)
Due from affiliates – Prepaid acquisition costs	2,287,362	(1,373,998)
Net cash used in investing activities	(20,169,714)	(54,947,475)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	8,650,000	16,650,000
Deferred financing costs	—	(316,684)
Proceeds from issuance of common shares	18,175,019	51,197,489
Redemptions paid to common shareholders	(8,136,470)	—
Redemptions of preferred shares	—	(131,250)
Offering costs for issuance of common shares	(737,514)	(453,704)
Deferred offering costs	(1,079,133)	—
Dividends and distributions paid to common and preferred shares	(2,854,696)	(1,794,200)
Proceeds from issuance of non-controlling interest – SWIF II OP common units	1,697,500	11,369,731
Redemptions paid to non-controlling interest – SWIF II OP common units	(2,424,120)	—
Offering costs for issuance of non-controlling interest – SWIF II OP common units	(99,825)	—
Dividends and distributions paid to non-controlling interest – SWIF II OP common units	(671,016)	(468,557)
Net cash provided by financing activities	12,519,745	76,052,825
NET INCREASE (DECREASE) IN CASH	(11,755,536)	17,319,647
CASH AND CASH EQUIVALENTS – Beginning of period	14,697,790	22,933,736
CASH AND CASH EQUIVALENTS – End of period	$2,942,254	$40,253,383
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,162,765	$665,650
Cash paid for operating leases	$181,756	$71,628
NONCASH INVESTING AND FINANCING ACTIVITIES:
Ground lease right of use assets obtained in exchange for operating lease liabilities	$1,104,003	$691,270
Dividends and distributions reinvested	$1,402,848	$702,699
Distributions payable to common shareholders	$465,574	$392,370
Offering costs included in due to affiliates	$81,198	$1,142,591
Due from affiliates	$406,646	$1,490,732
Asset acquisition costs included in accounts payable and accrued liabilities	$—	$766,993
Addition of asset retirement obligations in relation to acquisitions	$576,754	$840,713
Distributions payable to non-controlling interest – SWIF II OP common units	$81,712	$82,043
Transfer of assets as in-kind investment in Datacom Joint Venture	$—	$5,869,177
Capital receivables included in tenant and other receivables	$263,083	$—
Redemptions payable	$2,118,187	$—
Prepaid acquisition costs applied to current period acquisitions	$1,696,413	$—
The accompanying notes are an integral part of the consolidated financial statements.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(formerly known as Strategic Wireless Infrastructure Fund II, Inc.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
1.
ORGANIZATION AND BUSINESS OPERATIONS

StratCap Digital Infrastructure REIT, Inc. (formerly known as Strategic Wireless Infrastructure Fund II, Inc.) (“SDIR REIT” or the “Company”) is a Maryland corporation formed on April 7, 2021 (inception), and qualifies as a real estate investment trust (REIT) for US federal income tax purposes. The Company is the sole general partner and majority limited partner of SWIF II Operating Partnership, LP (“SWIF II OP”), a Delaware limited partnership formed on May 28, 2021. Substantially, all of the Company’s business is conducted through SWIF II OP. On October 10, 2024, Strategic Wireless Infrastructure Fund II, Inc. changed it’s name to StratCap Digital Infrastructure REIT, Inc.
Pursuant to the Company’s amended and restated charter agreement (the “Charter”), dated July 12, 2021, SWIF II OP’s third amended and restated limited partnership agreement (LPA), dated August 22, 2023, the Company was formed to acquire and/or establish, operate, manage, and lease digital infrastructure assets, with a primary focus on (1) data centers, (2) cell towers, (3) wireless easements and lease assignments, and (4) fiber networks. Data centers may include wholesale, enterprise, co-location, edge computing facilities, mobile and telecom switching exchanges, central offices, telecommunication hubs, telecommunication points of presences or other data centers. To a lesser extent, the Company may invest in other real estate-related assets, including telecommunications infrastructure assets, such as small cells and distributed antenna systems, and other digital infrastructure real estate assets that the Company’s management believes provides an opportunity for income and/or growth. The Company and SWIF II OP are externally managed by StratCap Digital Infrastructure Advisors II, LLC (f/k/a Strategic Wireless Infrastructure Fund Advisors, LLC or SWIFA), a Delaware limited liability company (the “Advisor”). The Advisor is an affiliate of StratCap Investment Management, LLC (f/k/a Strategic Capital Fund Management, LLC, or “SCIM”), a Delaware limited liability company (the “Sponsor”). The Sponsor holds a $200,000 investment in the Company through the purchase of approximately 20,000 Class IX shares at $10 per share.
StratCap Securities, LLC (f/k/a SC Distributors, LLC or SCD), a Delaware limited liability company affiliated with the Sponsor. The Company has no employees, and is externally managed by the Company’s Advisor; therefore, the Advisor is responsible for the Company’s day-to-day management, subject to the oversight of the Company’s Board of Directors (the “Board”). The Company has elected to be taxed as a REIT for US federal income tax purposes beginning with the taxable year ended December 31, 2021.
Effective December 3, 2021, StratCap Digital Infrastructure REIT, Inc., designated 125 shares of the Company as a separate class of preferred shares to be known as the 12.0% Series A Redeemable Cumulative Preferred shares (“Series A Preferred shares”) (see Note 9). On February 28, 2023, the Company redeemed all Series A Preferred shares at a premium of $6,250 along with the payment of accumulated dividends of $2,416.
Liquidity — The Company’s primary sources of capital will include net proceeds from the sale of shares, and loans from third-party financial institutions. The primary uses of capital will be acquisitions of a variety of data centers, telecommunications and data infrastructure assets; the payment of operating expenses, including interest expense on any outstanding indebtedness; and the payment of distributions.
2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the consolidated financial statements and the accompanying notes. These accounting policies conform to accounting principles generally accepted in the United States of America (GAAP).
Principles of Consolidation and Basis of Presentation — The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with GAAP and include the accounts of the Company and its consolidated wholly owned subsidiaries.

All intercompany accounts and transactions have been eliminated in consolidation. The Company consolidates all entities in which it has a controlling financial interest through majority ownership or voting rights and variable interest entities whereby the Company is the primary beneficiary. In determining whether the Company has a controlling financial interest in a partially owned entity and the requirement to consolidate the accounts of that entity, the Company considers whether the entity is a variable interest entity (“VIE”) and whether it is the primary beneficiary. The Company is the primary beneficiary of a VIE when it has (i) the power to direct the most significant activities impacting the economic performance of the VIE and (ii) the obligation to absorb losses or receive benefits significant to the VIE. Entities that do not qualify as VIEs are generally considered voting interest entities (“VOEs”) and are evaluated for consolidation under the voting interest model. VOEs are consolidated when the Company controls the entity through a majority voting interest or other means.
SWIF II OP is a VIE and a consolidated subsidiary of the Company. As of September 30, 2024, the total assets and liabilities of the Company’s consolidated VIEs were $119.5 million and $31.8 million, respectively and as of December 31, 2023, the total assets and liabilities of the Company’s consolidated VIEs were $110.0 million and $22.0 million, respectively. Such amounts are included on the Company’s Consolidated Balance Sheets.
Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and cash equivalents — Included in cash and cash equivalents are cash balances available for immediate withdrawal and short-term investments that have original maturity dates of three months or less. The carrying amount approximates fair value due to the short-term nature of these investments. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk.
Tenant and Other Receivables — Tenant and Other Receivables includes rent and common area maintenance receivables, as well as the accumulated straight-line rent receivable balances.
Due from Affiliates — The balance primarily includes commission reimbursement receivable of $2,076,545 and marketing fee reimbursement receivable of $641,172 as of September 30, 2024. Due from affiliates balance included commissions reimbursement receivable of $1,761,812, marketing fee reimbursement receivable of $549,258, and reimbursable acquisition related costs of $2,366,127 paid by the Company on behalf of Datacom Joint Venture as of December 31, 2023.
Prepaid and Other Assets — net — Prepaid and Other Assets — net primarily includes deferred transaction and acquisition costs associated with due diligence and other pre-acquisition related activities that have been incurred relating to pending acquisitions that had not yet settled as of the reporting date. Deferred offering costs were $1,839,294 and $760,161 as of September 30, 2024 and December 31, 2023, respectively, and will be charged against the offering proceeds within shareholder’s equity upon IPO effectiveness. Deferred acquisition costs and deposits were $5,059,585 and $4,461,772 as of September 30, 2024 and December 31, 2023, respectively. Other assets also includes deferred loan costs associated with the Company’s revolving line of credit of $218,080 and $265,951, net amortization of $101,061 and $53,190, as of September 30, 2024 and December 31, 2023, respectively. Other prepaid expenses include insurance and ground rents.
Acquisitions — The Company’s acquisitions will generally qualify for asset acquisition treatment under Accounting Standards Codification (ASC) 805, Business Combinations. For acquisitions, the aggregate purchase price is allocated on a relative fair value basis to tangible assets and related intangible assets acquired. The fair values of these assets acquired are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. The fair value of tangible and intangible assets acquired is derived from estimated replacement costs or discounted cash flow valuation methods. In determining fair value using the discounted cash flow valuation method, management estimates the applicable discount rate and the timing and amount of future cash flows, including market rates and lease-up period. If the actual results differ from the estimates and judgments used in these fair values, the amounts recorded in the consolidated financial statements could be subject to a possible impairment of the tangible and intangible assets, or require acceleration of the depreciation or amortization expense of tangible and intangible assets in subsequent periods. Direct transaction costs are capitalized as a component of the cost of the asset acquired.
The Company records the fair value of obligations to perform certain asset retirement activities, including requirements, pursuant to ground leases, easements, and leased facility agreements to remove communications infrastructure or remediate the space upon which certain of the communications infrastructure resides. In determining the fair value of these asset retirement obligations, the Company must make several subjective and highly judgmental estimates, such as those related to (1) timing of cash flows, (2) future costs, (3) discount rates, and (4) the probability of enforcement to remove the towers or small cells or remediate the land.
Property and Equipment — net — Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment include land and perpetual easements for land, which have no definite life. When the Company purchases perpetual easements as part of overall acquisitions, the Company allocates a portion of the purchase price to the land easement. Depreciation of cell tower communications infrastructure is computed with a useful life equal to the shorter of 20 years or the term of the underlying ground lease (including optional renewal periods). Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. Additions, renewals, and improvements are capitalized, while routine maintenance and repairs are expensed. Depreciation of building and site improvements for data centers is over the estimated useful lives ranging from 35 – 44 years for building and 12 – 14 years for site improvements.
Impairment of Long-Lived Assets — The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When an asset to be held and used by the Company is determined to be impaired, the related carrying amount of the asset is adjusted to its estimated fair value. The Company’s determination of fair value is based on a number of assumptions that are subject to economic and market uncertainties, including, among others, geographic location, lease-up potential and expected timing of lease-up, demand for wireless communication infrastructure, estimates regarding tenant cancellations and renewals of tenant contracts, and estimated additions of new equipment. As these factors are difficult to predict and are subject to future events that may alter the Company’s assumptions, the fair values estimated by the Company may not be achieved and the Company may be required to recognize future impairment losses on its long- lived assets. During the nine months ended September 30, 2024 and 2023, the Company determined that no impairment charges were necessary.
Intangible Assets — net — Intangible assets primarily consist of the estimated fair value, on the date of acquisition; of site rental contracts and tenant relationships (“contract rights”), of future tenant leases anticipated to be added to the acquired towers (“location capacity”), and the fair value of acquired in-place easements and ground leases with a finite life (“easements and right-of-use ground leases”). The site rental contracts and tenant relationships intangible assets are comprised of (1) the current term of the existing in- place leases, (2) the expected exercise of the renewal provisions contained within the existing leases, and any associated relationships that are expected to generate value following the expiration of all renewal periods under existing leases. The location capacity intangible assets represent the fair value of the incremental revenue growth that could potentially be obtained by the Company from leasing the excess capacity on acquired cell towers. The easements and ground leases intangible assets are comprised of (1) the current term of the existing easements and ground leases and (2) assumptions on similar costs avoided upon the renewal or extension of existing easements and ground leases.
The useful life of the intangible assets is limited by the maximum depreciable life of the communications infrastructure (15 – 20 years), as a result of the interdependency of the communications infrastructure and site rental leases. For all intangible assets, amortization is provided using the straight-line method over the estimated useful lives as the benefit associated with these intangible assets is anticipated to be derived evenly over the life of the asset.

Asset Retirement Obligations — net — Pursuant to its ground lease, easement, and leased facility agreements, the Company records obligations to perform asset retirement activities, including requirements to remove communications infrastructure or remediate the space upon which certain of its communications infrastructure resides. Asset retirement obligations are included in “Asset retirement obligations — net” in the Company’s consolidated balance sheets. The liability accretes as a result of the passage of time and the related accretion expense is included in “accretion expense” in the Company’s consolidated statements of operations. The associated asset retirement costs are initially included in “Property and equipment — net” in the consolidated balance sheets, capitalized as an additional carrying amount of the related long-lived asset, and depreciated over the useful life of such asset.
Lease Accounting —
General — The Company evaluates whether a contract meets the definition of a lease whenever a contract grants a party the right to control the use of an identified asset for a period of time in exchange for consideration. To the extent the identified asset is able to be shared among multiple parties, the Company has determined that one party does not have control of the identified asset and the contract is not considered a lease. The Company accounts for contracts that do not meet the definition of a lease under other relevant accounting guidance.
Lessor — The Company’s lessor arrangements primarily include tenant contracts for dedicated space on its shared communications infrastructure. The Company classifies its leases at lease commencement as operating, direct financing, or sales-type leases. A lease is classified as a sales-type lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying assets, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Furthermore, when none of the above criteria is met, a lease is classified as a direct financing lease if both of the following criteria are met: (1) the present value of the sum of the lease payments and any residual value guaranteed by the lessee, that is not already reflected in the lease payments, equals or exceeds the fair value of the underlying asset and (2) it is probable that the lessor will collect the lease payments, plus any amount necessary to satisfy a residual value guarantee. A lease is classified as an operating lease if it does not qualify as a sales type or direct financing lease. Currently, the Company classifies all of its lessor arrangements as operating leases.
Lessee — The Company’s lessee arrangements primarily consist of ground leases for land under towers. Ground leases for land are specific to each site, generally contain an initial term of 5 to 10 years, and are renewable (and cancellable after a notice period) at the Company’s option.
The majority of the Company’s lease agreements have certain termination rights that provide for cancellation after a notice period and multiple renewal options exercisable at the Company’s option. The Company includes renewal option periods in its calculation of the estimated lease term when it determines the options are reasonably certain to be exercised. When such renewal options are deemed to be reasonably certain, the estimated lease term determined under ASC 842, Leases, will be greater than the noncancelable term of the contractual arrangement. Although certain renewal periods are included in the estimated lease term, the Company would have the ability to terminate or elect to not renew a particular lease if business conditions warrant such a decision. In making the determination of the period for which the Company is reasonably certain to remain on the site, the Company will assume optional renewals that are reasonably certain of being exercised for a period sufficient to cover all tenants under their current committed term where the Company has provided rights to the tower to its tenants not to exceed the contractual ground lease terms, including renewals.
The Company classifies its lessee arrangements at lease commencement as either operating leases or finance leases. A lease is classified as a finance lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying asset, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if none of the five criteria described above for finance lease classification is met. Currently, the Company classifies all of its lessee arrangements as operating leases.
Right-of-use (ROU) assets associated with operating leases are included in “Ground lease right of use assets” in the Company’s consolidated balance sheets. Lease liabilities related to operating leases are included in “Lease liabilities” in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the estimated lease term, and lease liabilities represent the Company’s present value of its future lease payments. In assessing its leases and determining its lease liability at lease commencement or upon modification, the Company is not able to readily determine the rate implicit for its lessee arrangements, and thus uses its incremental borrowing rate on a collateralized basis to determine the present value of the lease payments. The Company’s ROU assets are measured as the balance of the lease liability, plus any prepaid or accrued lease payments and any unamortized initial direct costs. Certain of the Company’s ground lease agreements contain fixed escalation clauses (such as fixed dollar or fixed percentage increases) or inflation-based escalation clauses (such as those tied to the change in consumer price index (CPI). If the payment terms include fixed escalators, upfront payments, or rent-free periods, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line expense over the contract’s estimated lease term.
Lease agreements may also contain provisions for a contingent payment based on (1) the revenues derived from the communications infrastructure located on the leased asset, (2) the change in CPI, or (3) the usage of the leased asset. The Company’s contingent payments are considered variable lease payments and are (1) not included in the initial measurement of the ROU asset or lease liability due to the uncertainty of the payment amount and (2) recorded as expense in the period such contingencies are resolved.
The Company reviews the carrying value of its ROU assets for impairment, similar to its other long- lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If the carrying amount of the ROU asset is no longer recoverable and exceeds the fair value such investment, an impairment loss is recognized. If the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value.
Revenue Recognition — Lease rental revenues, which are recognized on a ratable basis over the fixed, noncancelable term of the relevant tenant contract, generally ranging from 5 to 15 years for site rental revenues derived from tenants. Certain tenant contracts contain (1) fixed escalation clauses (such as fixed- dollar or fixed-percentage increases) or inflation-based escalation clauses (such as those tied to the change in CPI), (2) multiple renewal periods exercisable at the tenant’s option, and (3) only limited termination rights at the applicable tenant’s option through the current term. If the payment terms call for fixed escalators, upfront payments, or rent-free periods, the revenue is recognized on a straight-line basis over the fixed, noncancelable term of the tenant contract’s current term. To the extent the Company acquires above or below-market tenant leases for contractual interests with tenants on the acquired communications infrastructure (for example, with respect to small cells and fiber), the Company records the fair value as deferred credits or debits and amortizes such deferred credits or debits to site rental revenues over their estimated lease term.
Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenues in a given period represents cash collected or contractually collectible in other periods. Assets related to straight- line site rental revenues are recorded within “Tenant and other receivables” in the consolidated balance sheets. Straight-line rental revenue was $157,097 and $116,484 for the nine months ended September 30, 2024 and 2023, respectively. Amounts billed or received prior to being earned are deferred and reflected in “Deferred rental revenue” in the consolidated balance sheets. Amounts to which the Company has an unconditional right to payment, which are related to both satisfied or partially satisfied performance obligations, are recorded within “Tenant and other receivables” in the consolidated balance sheets.
The Company’s cell tower lease terms generally allow for only limited expense reimbursements on a pro- rata basis for property related expenses above base year expense amounts. Under the terms of data center leases, the majority of the Company’s rental expenses, including common area maintenance, real estate taxes and insurance, are recovered from tenants. The Company records amounts reimbursable by tenants as revenue in the period the applicable expenses are incurred, which is generally on a ratable basis throughout the term of the lease. The Company accounts for and presents rental revenue and tenant recoveries as a single component under rental revenues as the timing of recognition is the same, the pattern with which the transfer the right of use of the property and related services to the lessee are both on a straight-line basis and our leases qualify as operating leases.
The Company may have multiple performance obligations for site development services, which primarily include: structural analysis, zoning, permitting, and construction drawings. For each of the above- performance obligations, services revenues are recognized at completion of the applicable performance obligation, which represents the point at which the Company believes it has transferred goods or services to the tenant. The revenue recognized is based on an allocation of the transaction price among the performance obligations in a respective contract based on estimated stand-alone selling price.
Stock-Based Compensation — The Company did not issue any stock-based compensation awards during the nine months ended September 30, 2024 or 2023.
Earnings per Share — Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of our common stock outstanding during the periods presented. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. We consider the effect of other potentially dilutive securities, including the SWIF II OP Units, which may be redeemed for shares of our common stock under certain circumstances, and include them in our computation of diluted EPS under the if-converted method when their inclusion is dilutive. The Company did not have any stock-based compensation awards or other potentially dilutive securities during the nine months ended September 30, 2024 or 2023.
Tenant and other receivables and Allowance for Uncollectible Accounts — Management reviews rents receivable on a monthly basis and takes into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates, and economic conditions in the area in which the property is located. In the event that the collectability of rents receivable with respect to any given tenant is in doubt, the Company will record an increase in its allowance for uncollectible accounts or records a direct write-off of the specific rents receivable. The allowance for uncollectible accounts was $0 as of September 30, 2024 and December 31, 2023.
Deferred Financing Costs — Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financing costs are amortized using the straight-line basis, which approximates the effective interest rate method, over the contractual terms of the respective financings. As of September 30, 2024 and December 31, 2023, the Company had $218,080 and $265,951 of deferred financing costs included in “Prepaid and other assets — net” in the accompanying consolidated balance sheet, respectively. For the nine months ended September 30, 2024 and 2023, $47,871 and $37,233 of deferred financing costs were amortized and included in interest expense in the accompanying consolidated statement of operations, respectively.
Fair Value Instruments — Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1 — Observable inputs, such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The Company has no assets or liabilities that are measured at fair value on a recurring basis as of September 30, 2024 or December 31, 2023.
The carrying amounts of financial instruments such as loan payable and accounts payable and accrued expenses approximate their fair values due to the short-term maturities and market rates of interest of these instruments.
Concentration Risks — As of September 30, 2024 and December 31, 2023, the Company had cash on deposit in certain financial institutions that exceed the current federally insured levels. The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.
For the nine months ended September 30, 2024, the Company owned cell towers located in Indiana, Georgia, and Tennessee that account for approximately 29.75%, 7.09%, and 24.42%, respectively, of total rental revenue. For the nine months ended September 30, 2023, the Company owned cell towers located in Indiana, Georgia, and Tennessee that account for approximately 24.63%, 14.48%, and 22.56%, respectively, of total rental revenue.
For the nine months ended September 30, 2024, cell tower leases with tenants under common control of Verizon Communications Inc. and its subsidiaries and AT&T Inc. and its subsidiaries accounted for approximately 60.78%, and 30.48%, respectively, of total cell tower rental revenue. For the nine months ended September 30, 2023, cell tower leases with tenants under common control of Verizon Communications Inc. and its subsidiaries and AT&T Inc. and its subsidiaries accounted for approximately 37.86%, and 41.87%, respectively, of total cell tower rental revenue.
The Company owned data centers located in Missouri and California that account for approximately 62.31% and 37.69%, respectively, of total data center rental revenue for the nine months ended September 30, 2024. For the nine months ended September 30, 2023, the Company owned data centers located in Missouri and California that accounted for approximately 62.83% and 37.17%, respectively of total data center rental revenue.
Data center leases with tenants under common control of TierPoint and AT&T Inc. and its subsidiaries accounted for approximately 39.87% and 37.69%, respectively, of total data center rental revenue for the nine months ended September 30, 2024. Data center leases with tenants under common control of TierPoint and AT&T Inc. and its subsidiaries accounted for approximately 40.21% and 37.17%, respectively, of total data center rental revenue for the nine months ended September 30, 2023.
Noncontrolling Interest — We define a noncontrolling interest as the portion of equity in a subsidiary not attributable, directly or indirectly, to the Company. Such noncontrolling interests are reported on the consolidated balance sheets within equity, but separately from the shareholders’ equity. Revenues, expenses and net income or loss attributable to both the Company and noncontrolling interests are reported on the consolidated statements of operations. Noncontrolling interest in SWIF II OP represents the limited partner’s proportionate share of the equity of SWIF II OP.
Income (loss) is allocated to noncontrolling interest in accordance with the weighted average percentage ownership of the SDIR REIT during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. The Company’s ownership interest in SWIF II OP was 85.0% and 83.6% as of September 30, 2024 and December 31, 2023, respectively.
Income Taxes — As discussed in Note 1, the Company has elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning with taxable year ended December 31, 2021. The Company generally must distribute annually at least 90% of its net taxable income, subject to certain adjustments and excluding any net capital gain. Assuming the Company distributions equal or exceed the Company’s taxable net income, the Company generally will not be required to pay federal corporate income taxes on such income. The Company must also meet certain other organizational and operational requirements. If such requirements are not met, its income could be taxable at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed income. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. Accordingly, no provision for federal income taxes has been included in the accompanying consolidated financial statements.
Certain income, gain, loss, and deductions of SWIF II OP for US federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by SWIF II OP.
ASC 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken, or expected to be taken, in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current period. No income tax benefit or liability for uncertain tax positions has been recorded in the accompanying consolidated financial statements.
Recent Accounting Pronouncements — During the first quarter of 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848). ASU No. 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives, and other contracts. The guidance in ASU No. 2020-04 is effective upon issuance, is optional, and may be elected over time as reference rate reform activities occur. During the fourth quarter of 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. ASU No. 2022-06 permits entities to continue using the relief under Topic 848 through December 31, 2024. The Company is currently evaluating the impact of the guidance, but does not believe that it will have a material impact on its financial position, results of operations, or cash flows.
In November 2023, the FASB issued a new standard which is intended to improve disclosures about an entity’s reportable segments, primarily through enhanced disclosures about significant segment expenses. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.
3.
ASSET ACQUISITIONS

The following table summarizes the asset acquisitions for the nine months ended September 30, 2024:
Property	Property Type	Market	Closing Date	Number of Properties Acquired	Total Purchase Price(a)	Right-of-Use Asset(b)	Asset Retirement Obligation(c)
Cell Towers:
Whip Communications	Cell Tower	Iowa	January 10, 2024	2	$1,966,205	$156,489	$62,375
East River	Cell Tower	Ohio	January 24, 2024	1	677,954	—	35,049
BTO	Cell Tower	Maryland	February 29, 2024	1	1,542,835	66,980	45,869
Trinity Park	Cell Tower	Tennessee	January 17, 2024	1	537,500	86,942	29,218
West Maryville	Cell Tower	Tennessee	January 31, 2024	1	473,894	115,123	27,870
Oakbrook	Cell Tower	South Carolina	January 31, 2024	1	538,962	127,316	27,870
Dream Central	Cell Tower	Tennessee	February 16, 2024	1	540,398	116,742	29,225
Norton	Cell Tower	Tennessee	April 2, 2024	1	955,897	116,292	27,884
North Sequatchie	Cell Tower	Tennessee	April 30, 2024	1	594,588	86,610	27,898
Bluhmtown	Cell Tower	Tennessee	May 31, 2024	1	652,212	—	26,546
CellTex	Cell Tower	Texas	July 12, 2024	3	7,195,440	—	122,737
Adirondack	Cell Tower	New York	July 31, 2024	1	687,651	—	31,964

Property	Property Type	Market	Closing Date	Number of Properties Acquired	Total Purchase Price(a)	Right-of-Use Asset(b)	Asset Retirement Obligation(c)
Lebanon	Cell Tower	North Carolina	August 19, 2024	1	633,797	116,130	27,865
Dry Branch	Cell Tower	Tennessee	August 23, 2024	1	513,541	—	26,521
Meadow Creek	Cell Tower	Tennessee	August 23, 2024	1	513,710	79,215	27,863
Total asset acquisitions for the nine months ended September 30, 2024:				18	$18,024,584	$1,067,839	$576,754

The following table summarizes the asset acquisitions for the nine months ended September 30, 2023:
Property	Property Type	Market	Closing Date	Number of Properties Acquired	Total Purchase Price(a)	Right-of-Use Asset(b)	Asset Retirement Obligation(c)
Pinewood	Cell Tower	Tennessee	February 23, 2023	1	$906,640	$131,652	$58,638
Millpark	Data Center	Missouri	March 15, 2023	1	20,464,767	—	—
Bassett	Data Center	California	March 21, 2023	1	13,420,200	—	—
Free Bird	Cell Tower	Tennessee	May 26, 2023	1	646,524	105,362	64,290
Foresite	Cell Tower	Arkansas	June 30, 2023	1	578,765	76,492	67,822
Ely	Cell Tower	Minnesota	July 19, 2023	1	895,751	—	67,822
Radio Fiesta	Cell Tower	Florida	September 7, 2023	1	1,156,710	131,540	67,822
RTC	Cell Tower	Indiana	September 22, 2023	8	4,480,839	246,224	514,319
Total asset acquisitions for the nine months ended September 30, 2023:				15	$42,550,196	$691,270	$840,713

(a)
Includes capitalized acquisition-related costs of $763,388 and $1,140,196 for the nine months ended September 30, 2024 and 2023, respectively.

(b)
Right-of-use assets were obtained in exchange for the assumption of operating lease liabilities of the same values as part of the asset acquisitions.

(c)
Asset retirement obligations were assessed as part of the asset acquisitions.

The related assets, liabilities, and results of operations of the acquired properties are included in the consolidated financial statements from the date of acquisition. The following table summarizes the estimated relative fair value purchase price allocations of the assets acquired and liabilities assumed at the acquisition dates for the nine months ended September 30, 2024 and 2023:
	September 30, 2024	September 30, 2023
Assets:
Cell towers	$7,030,954	$4,443,721
Land	—	3,881,414
Building	—	22,871,657
Site Improvements	—	1,615,557
Contract rights and tenant relationships	7,811,199	8,648,360
Network location & capacity	2,981,801	2,367,111
Rooftop easements and ground easements	777,384	78,282
Above market leases	—	806,493

	September 30, 2024	September 30, 2023
Right-of-use assets obtained in exchange for operating lease liabilities	1,067,839	691,270
Total assets acquired	19,669,177	45,403,865
Liabilities:
Acquisition-related intangible liabilities	576,754	840,713
Ground lease liability	1,067,839	691,270
Below market leases	—	1,321,686
Total liabilities assumed	1,644,593	2,853,669
Total Purchase Price	$18,024,584	$42,550,196

4.
PROPERTY AND EQUIPMENT — NET

Property and equipment — net consist of the following as of September 30, 2024 and December 31, 2023:
	Estimated Useful Life (in years)	September 30, 2024	December 31, 2023
Land	—	$3,881,414	$3,881,414
Cell towers	20	12,961,269	5,930,315
Building	35 – 44	22,871,657	22,871,656
Site Improvements	12 – 14	1,624,532	1,615,557
Total property and equipment		41,338,872	34,298,942
Less accumulated amortization		(1,671,513)	(777,939)
Total property and equipment – net		$39,667,359	$33,521,003
Depreciation expense was $893,573 and $482,313 for the nine months ended September 30, 2024 and 2023, respectively.
5.
INTANGIBLE ASSETS — NET

Intangible assets — net consist of the following as of September 30, 2024 and December 31, 2023:
	Estimated Useful Life (in years)	September 30, 2024	December 31, 2023
Contract rights and tenant relationships	10 – 13	$19,098,141	$11,286,945
Network location & capacity	10	9,380,370	6,398,569
Rooftop easements and ground easements	20	997,034	174,778
Above market leases	13	806,494	806,494
Total intangible assets		30,282,039	18,666,786
Less accumulated amortization		(3,622,821)	(1,880,336)
Total intangible assets – net		$26,659,218	$16,786,450
Amortization expense was $1,695,352 and $993,481 for the nine months ended September 30, 2024 and 2023, respectively. Above market lease amortization of $47,133 and $36,659 was included as an adjustment to rental revenues in the consolidated statement of operations for the nine months ended September 30, 2024 and 2023, respectively.
The following table represents the weighted average remaining useful lives of the intangible assets as of September 30, 2024 and 2023:

Weighted-Average Remaining Life (Years)	September 30, 2024	September 30, 2023
Contract rights and tenant relationships	9	11
Network location & capacity	8	9
Rooftop easements and ground easements	19	24
Above market lease	11	12
The following sets forth future annual amortization for acquisition-related intangibles for each of the next five years ended December 31 and thereafter:
Remainder of year 2024	$716,578
2025	2,866,311
2026	2,866,311
2027	2,866,311
2028	2,866,311
2029	2,866,311
Thereafter	11,611,085
Total	$26,659,218

6.
INTANGIBLE LIABILITIES — NET

Lease intangibles — net consisted of the following as of September 30, 2024 and December 31, 2023:
	Estimated Useful Life (in years)	September 30, 2024	December 31, 2023
Below market leases	5	$1,321,686	$1,321,686
Total intangible liabilities		1,321,686	1,321,686
Less accumulated accretion		(377,624)	(188,812)
Total intangible assets – net		$944,062	$1,132,874
Amortization recorded on the lease intangible liabilities for the nine months ended September 30, 2024 and 2023 was $188,812 and $125,875, respectively. The amount of amortization was recorded as an increase to rental revenue in the Company’s consolidated statements of operations.
The following table represents the weighted average remaining useful lives of the intangible liabilities as of September 30, 2024 and 2023:
Weighted-Average Remaining Life (Years)	September 30, 2024	September 30, 2023
Below market lease	4	5
The following sets forth future annual amortization for intangible liabilities for each of the next five years ended December 31:
Remainder of year 2024	$62,937
2025	251,750
2026	251,750
2027	251,750
2028	125,875
Total	$944,062

7.
LOAN PAYABLE

On March 15, 2023, the Company entered into a credit agreement (the “Revolving Facility”) pursuant to which the Company may request advances on a revolving facility up to an initial aggregate principal of

$35,000,000. The maturity date of the Revolving Facility is March 15, 2028. The Revolving Facility’s base rate loans shall bear interest at the lesser of (i) 1.75% plus the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) SOFR for a one month term in effect on such date plus 0.25% and (ii) the Maximum Rate. The Revolving Facility’s SOFR rate loans shall bear interest at the lesser of (i) 2.75% plus Term SOFR for the Interest Period therefor and (ii) the Maximum Rate.
On March 15, 2023, the Company drew down $10,000,000 for the acquisition of a data center located in Maryland Heights, Missouri. On March 21, 2023, the Company drew down $6,650,000 to acquire a data center located in Santa Clara, California. On July 11, 2024, the Company drew down $8,000,000 for the acquisition of a cell tower portfolio located in Texas and potential future acquisitions. On August 16, 2024, the Company drew down $650,000 for the acquisition of a cell tower portfolio located in North Carolina. As of September 30, 2024, the outstanding loan payable balance was $25,300,000.
The Revolving Facility requires the Company to maintain certain financial covenants such as (1) the weighted average remaining lease term of data center properties shall not be permitted to be less than 60 months; (2) the fixed charge coverage ratio (pre-distribution) to be less than 1.25 to 1.00; (3) the fixed charge coverage ratio (post-distribution) to be less than 1.10 to 1.00; and (4) the loan to value ratio to be greater than 70%. The Company is in compliance with these financial covenants as of September 30, 2024.
As of September 30, 2024, the carrying value of the Company’s Loan Payable approximates its fair value. The fair value of the Company’s indebtedness is estimated by modeling the cash flows required by the Company’s debt agreement and discounting them back to present value using the appropriate discount rate. Additionally, the Company considers current market rates and conditions by evaluating similar current borrowing agreements with comparable terms. The inputs used in estimating the fair value of the Company’s indebtedness are considered Level 3.
8.
ASSET RETIREMENT OBLIGATIONS

Pursuant to its ground lease, easement, and certain pole attachment agreements, the Company has the obligation to perform certain asset retirement activities, including requirements upon contract termination, to remove communications infrastructure or remediate the space on which its communications infrastructure is located. The changes in the carrying amount of the Company’s asset retirement obligations were as follows:
	September 30, 2024	December 31, 2023
Beginning balance	$1,133,154	$644,489
Additions	576,754	840,713
Dispositions	—	(373,899)
Accretion expense	50,648	21,851
Ending balance	$1,760,556	$1,133,154
As of September 30, 2024, the estimated undiscounted future cash outlay for asset retirement obligations was $9,743,221.
9.
EQUITY (DEFICIT)

Authorized Shares and Units — The Company has authority to issue Series A preferred shares and common shares consisting of Class A, Class AX, Class D, Class DX, Class I, and Class IX. The Company also has authority to issue SWIF II OP Class P and Class PX limited partnership units directly to accredited investors (See further discussion under “SWIF II OP Limited Partnership Units”).
Series A Preferred Shares — The Series A preferred shares rank senior to all classes or series of common shares and to any other shares issued by the Company with respect to dividend and redemption rights and rights upon liquidation, dissolution, or winding-up of the Company. The Company may redeem shares of the Series A preferred shares at its own option at any time for cash at a redemption price per share equal to $1,000, plus all accrued and unpaid dividends thereon, plus a redemption premium of $50 per share if the date of the redemption is on or before December 31, 2023. The holders of the Series A preferred shares are not entitled to vote on any matter, except as it relates to authorization or issuance of any equity security senior to, or on parity with, the Series A preferred shares and any amendment to the Charter. On February 28, 2023, the Company redeemed all Series A Preferred shares.
As of September 30, 2024, the Company had authority to issue 600,000,000 shares of and common shares, consisting of the following:
Classification	Number of Shares Available	Number of Shares Outstanding	Par Value
Class A Common Stock	100,000,000	5,033,822	0.01
Class AX Common Stock	100,000,000	1,380,878	0.01
Class D Common Stock	100,000,000	—	0.01
Class DX Common Stock	100,000,000	—	0.01
Class I Common Stock	100,000,000	2,004,217	0.01
Class IX Common Stock	100,000,000	1,932,004	0.01
Total	600,000,000	10,350,921
Proceeds from common shares issuances within Additional Paid in Capital on the Statement of Equity is presented net of $38,083 and $213,480 in proceeds receivable for common shares that are deemed to be issued and outstanding as of September 30, 2024 and 2023, respectively.
Operating Partnership (SWIF II OP) — The Company intends to hold substantially all of its assets in the SWIF II OP or in subsidiary entities thereof. For purposes of satisfying the asset and gross income tests for qualification as a REIT for US federal income tax purposes, the Company’s proportionate share of the assets and income of SWIF II OP will be deemed to be the Company’s assets and income.
The Company is the sole general partner of SWIF II OP. The Company’s Advisor also holds the special limited partner interest in SWIF II OP. As the sole general partner of SWIF II OP, the Company has the exclusive power to manage and conduct the business of SWIF II OP. The Company may not be removed as general partner by the limited partners. The Company’s Board will, at all times, have oversight and policy- making authority, including responsibility for governance, financial controls, compliance, and disclosure, with respect to SWIF II OP. However, pursuant to the advisory agreement, the Company has delegated to the Advisor authority to make decisions related to the management of the Company’s and SWIF II OP’s assets, including sourcing, evaluating, and monitoring investment opportunities, and making decisions related to the acquisition, management, financing, and disposition of assets in accordance with investment objectives, guidelines, policies, and limitations, subject to oversight by the Company’s Board.
SWIF II OP Limited Partnership Units — Limited partnership units represent an interest as a limited partner in SWIF II OP. Limited partners of any class do not have the right to participate in the management of SWIF II OP. Limited partners of any class who do not participate in the management of SWIF II OP, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of SWIF II OP beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to SWIF II OP agreement.
Limited partnership interests in SWIF II OP, other than the special limited partner interest and general partner interest, are currently divided into eight classes: (1) Class A OP units, (2) Class AX OP units, (3) Class D OP units, (4) Class DX OP units, (5) Class I OP units, (6) Class IX OP units, (7) Class P OP units, and (8) Class PX OP units.
In general, the Class A OP units, Class AX OP units, Class D OP units, Class DX OP units, Class I OP units, Class IX OP units are intended to correspond on a one-for-one basis with Class A shares, Class AX shares, Class D shares, Class DX shares, Class I shares, Class IX shares. When the Company receives proceeds from the sale of shares of common stock, the Company contributes such proceeds to SWIF II OP and receives SWIF II OP units that correspond to the classes of shares sold.
On January 18, 2022, the Company began offering Class P OP units and Class PX OP units in SWIF II OP directly to accredited investors. The Class P OP units and Class PX OP units are exchangeable on a one for one basis, in certain circumstances, into Class I shares and Class IX shares at the election of the unit holders.

In general, each Class A OP unit, Class AX OP unit, Class D OP unit, Class DX OP unit, Class I OP unit, Class IX OP unit, Class P OP unit, and Class PX OP unit will share in distributions from SWIF II OP when such distributions are declared by the Company, the general partner, in its sole discretion.
Upon SWIF II OP’s liquidation, Class A OP units and Class D OP units will automatically convert to Class I units and Class AX OP units and Class DX OP units will automatically convert into Class IX units, in each case, in proportion to the NAV per unit of each class, and the resulting Class I OP units and Class IX OP units will share on a unit-by-unit basis in the assets of SWIF II OP that are available for distribution, after payment of all liabilities, after establishment of reserves, and after payment of any preferred return to the holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss, and deduction of SWIF II OP for US federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by SWIF II OP.
For each Class A OP unit, Class AX OP unit, Class D OP unit, Class DX OP unit, Class I OP unit, Class IX OP unit, Class P OP unit, and Class PX OP unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of SWIF II OP units will not be obligated to make additional capital contributions to SWIF II OP. Further, these holders will not have the right to make additional capital contributions to SWIF II OP or to purchase additional SWIF II OP units without the Company’s consent.
The Advisor may elect to receive its management fee in cash, Class I shares, or Class I OP units, and distributions on the performance participation allocation may be payable in cash or Class I OP units at the election of the Advisor. (See “Asset Management Fees” in Note 11 below).
As of September 30, 2024, the Company had authority to issue 601,829,669 SWIF II OP units, consisting of the following:
Classification	Number of SWIF II OP Units Issued	Number of SWIF II OP Units Outstanding	Par Value
Class A OP Units	100,000,000	5,033,822	0.01
Class AX OP Units	100,000,000	1,380,878	0.01
Class D OP Units	100,000,000	—	0.01
Class DX OP Units	100,000,000	—	0.01
Class I OP Units	100,000,000	2,004,217	0.01
Class IX OP Units	100,000,000	1,932,004	0.01
Class P OP Units	1,619,552	1,619,552	0.01
Class PX OP Units	210,118	210,117	0.01
Total	601,829,669	12,180,590
Dividends and Distributions — The Company’s Board may, from time to time, authorize the Company to declare and pay to shareholders such dividends or other distributions in cash or other assets of the Company or in securities of the Company, including in shares of one class payable to holders of shares of another class, or from any other source as the Board in its sole and absolute discretion shall determine. The Company’s Board shall endeavor to authorize the Company to declare and pay such dividends and other distributions as shall be necessary for the Company to qualify as a REIT under the Code, provided, however, shareholders shall have no right to any dividend or other distribution, unless and until authorized by the Company’s Board and declared by the Company. For the nine months ended September 30, 2024, dividends of $2,057,082, $2,097, $813,773, $9,747, $663,988 and $4,437 were declared and distributed for Class A shares, Class AX shares, Class I shares, Class IX shares, Class P units, and Class PX units, respectively, for a total of $3,551,124. For the nine months ended September 30, 2023, dividends of $1,391,394, $80, $462,702, $1,466, $501,656 and $155 were declared and distributed for Class A shares, Class AX shares, Class IX shares, Class IX shares, Class P units, and Class PX units, respectively, for a total of $2,357,453.
Each holder of the outstanding Series A preferred shares shall be entitled to receive, when and as authorized by the Board and declared by the Company, cumulative preferential cash dividends per share of

Series A preferred shares at the rate of 12.0% per annum of the total of $1,000, plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any share of Series A preferred shares is issued. Unless all accumulated dividends on the Series A preferred shares have been paid, no dividends shall be paid or declared for any other share. Dividends declared on the Series A preferred shares were $8,666 (including early redemption premium of $6,250 associated with the February 28, 2023, redemption of all outstanding Series A preferred shares) for the year ended December 31, 2023. As of December 31, 2023, there were no accrued and unpaid dividends related to the Series A preferred shares.
Dividend and Distribution Reinvestment Plan — Distributions to holders of Class AX shares, Class DX shares, Class IX shares, and Class PX units shall be deemed distributed and then invested in additional shares of the same class at the applicable purchase price per share, net of any selling commissions and/or dealer manager fees associated with the applicable class (the “reinvestment plan”).
For the nine months ended September 30, 2024, $564,824 in Class AX shares, $745,399 in Class IX shares, and $92,625 in Class PX units, for a total of $1,402,848, in distributions have been reinvested as additional shares of the same class at the applicable purchase price per share. For the nine months ended September 30, 2023, $305,021 in Class AX shares, $362,447 in Class IX shares, and $35,231 in Class PX units, for a total of $702,699, in distributions have been reinvested as additional shares of the same class at the applicable purchase price per share.
Share Repurchase Program — In our perpetual life structure, an investor may request that the Company repurchase his or her shares on a monthly basis under the Company’s repurchase program, but the Company is not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in the Company’s discretion. The board authorized the commencement of the Share Repurchase Program on September 1, 2023 and authorized the Company to repurchase Class A, AX, I, and IX Shares at the applicable price per share in accordance with the terms of the Share Repurchase Program. The Board authorized the commencement of the OP Unit Repurchase Program on September 1, 2023 and authorized the Company to repurchase Class P OP and PX OP units at the applicable price per share in accordance with the terms of the Share Repurchase Program. As of September 30, 2024, $36,334 in Class A shares, $1,030,396 in Class I shares, $733,941 in Class IX shares, $308,643 in Class P shares and $9,777 in Class PX units are presented as redemptions payable on the Company’s balance sheet, for a total of $2,119,091. There was no pending share repurchase requests outstanding at September 30, 2023.
Suspension of Offering of Class D Shares and Class DX Shares — The Board approved to suspend offering Class D and Class DX shares in the Private Common Stock Offering, effective on the close of business of August 22, 2023.
Determination of Private Offering Price — The Board approves a net asset value “NAV” per share for each Class A, Class AX, Class D, Class Dx, Class I, and Class IX, and Class P OP units and Class PX OP units with outstanding shares or units each 90 day period consistent with the Committee’s determination. The Board currently has authorized offering prices for each class of shares in the Common Stock Offering of $10.5596/Class A Shares, $10.5339/Class AX Shares, $10.2494/Class I Shares, and $10.2625/Class IX Shares as of September 30, 2024. The Board currently has authorized offering prices for each class of OP Units in the OP Offering of $10.2656/Class P OP Units and $10.2328/Class PX OP Unit as of September 30, 2024.
10.
INVESTMENT IN DATACOM JOINT VENTURE

StratCap Wireless Datacom Ventures, LLC (the “Joint Venture” or “Datacom Joint Venture”) is a Delaware limited liability company formed on December 8, 2022. The Joint Venture was entered into by SWIF II Ventures I, LLC, a wholly owned subsidiary of the Company, and DataCom, LP. The Company accounts for its 51% ownership interest in the Joint Venture as an equity method investment as the Joint Venture is under the shared control of the two Joint Venture partners. The Company does not consolidate the Datacom Joint Venture as it does not have the power to direct the activities that most significantly impact Datacom Joint Venture’s economic performance. The Company considered acquisition, disposition, major operating and capital raising and allocation decisions as activities that primarily impact the economic results of the Joint Venture.

The purpose of the Joint Venture is to conduct and engage in the following activities: (i) directly or indirectly acquire, purchase, own, hold, manage, develop, operate, improve, renovate, rent, lease, fund, finance, encumber, sell, transfer, exchange, dispose of, invest in, or otherwise deal with certain fiber and wireless real estate assets and any direct or indirect interest therein or any securities of any kind issued by any entity primarily engaged in such activities; (ii) to own, directly or indirectly, a limited liability company or other interest in, and act as a general or limited partner, member, manager, or shareholder of, each of the subsidiaries of the Joint Venture and to exercise all of the powers, duties, rights, and responsibilities associated therewith; and (iii) to do such other things and engage in such other activities, as may be necessary, convenient or advisable with respect to the conduct of the business of the Joint Venture.
The following table summarizes the statements of operations of the Datacom Joint Venture for the nine months ended September 30, 2024 and 2023:
	September 30, 2024	September 30, 2023
Rental revenues	$2,858,662	$746,934
Rental operating and other expenses	(1,292,060)	(282,731)
Acquisition, asset and property management fees payable	(592,114)	(364,473)
Depreciation and amortization	(5,878,833)	(1,474,110)
Net loss income of Datacom Joint Venture	$(4,904,345)	$(1,374,380)
The Company’s allocated loss from Datacom Joint Venture	$(2,162,548)	$(493,123)
The following table summarizes the balance sheets of the Datacom Joint Venture as of September 30, 2024 and December 31, 2023:
	September 30, 2024	December 31, 2023
Assets
Property and equipment, net	$45,056,308	$33,702,478
Intangible assets, net	61,218,920	45,930,644
Other assets, net	12,571,557	10,130,619
Total assets	$118,846,785	$89,763,741
Liabilities and members’ capital
Accounts payable and accrued liabilities	$477,325	$537,706
Due to affiliates	19,017	2,410,876
Acquisition, asset and property management fees payable	426,187	513,318
Loan payable, net	24,873,655	—
Other liabilities, net	12,389,094	8,921,932
Members’ capital	80,661,507	77,379,909
Total liabilities and members’ capital	$118,846,785	$89,763,741
The Company’s investment in Datacom Joint Venture	$41,338,304	$39,581,659
For the nine months ended September 30, 2024, the joint venture had member capital contributions of $8,193,081 of which the Company contributed $3,919,185. For the nine months ended September 30, 2023, the joint venture had capital contributions of $36,412,620 of which the Company contributed $18,436,834.
During the nine months ended September 30, 2024, the DataCom Joint Venture acquired the following portfolios of cell tower assets:

Property	Acquisition Date	Number of Towers	Property Type	Acquisition Cost
Hemphill – Datacom	January 31, 2024	7	Cell Towers	$3,399,951
Hemphill – Datacom	March 27, 2024	1	Cell Towers	510,072
Hemphill – Datacom	May 24, 2024	3	Cell Towers	1,881,624
Towercom – Datacom	September 13, 2024	34	Cell Towers	20,912,706
				$26,704,353

11.
RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS

Related-Party Ownership — The Sponsor holds a $200,000 investment in the REIT through the purchase of approximately 20,000 Class IX shares at $10 per share as of September 30, 2024 and December 31, 2023.
Related-Party Transactions — The following details the amounts incurred related to the Company’s Advisor and affiliates, SCD, SWIFA, and SCIM for the nine months ended September 30, 2024 and 2023; as well as amounts payable as of September 30, 2024 and December 31, 2023:
		September 30, 2024	September 30, 2023
Fees	Entity	Incurred	Incurred
Offering Costs	SCD	$1,741,057	$1,142,591
Organizational costs	SCD	—	—
Selling commissions, dealer manager, and distribution fees	SCD	254,230	1,574,621
Asset management fees	SWIFA	1,115,499	442,236
Operating expense reimbursement	SWIFA	2,189,162	1,467,375
Total		$5,299,948	$4,626,823
		September 30, 2024	December 31, 2023
Fees	Entity	Payable	Payable
Offering Costs	SCD	$77,455	$—
Organizational costs	SCD	—	—
Selling commissions, dealer manager, and distribution fees	SCD	—	—
Asset management fees	SWIFA	149,683	1,232
Operating expense reimbursement	SWIFA	43,000	71,015
Total		$270,138	$72,247
Organization and Offering Fees — The Company reimburses the Advisor and its affiliates for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution and servicing fees, and other organization and offering expenses to exceed 15% of the gross proceeds of the Company’s offering. For the nine months ended September 30, 2024 and 2023, the Company incurred approximately $1,741,057 and $1,142,591, respectively, in organizational and offering costs to related parties. With respect to the 15% cap on these expenses the Company has accumulated $7,851,515 and $5,650,186 of organization and offering expenses inception to date which represents approximately 5.83% and 5.20% of gross offering proceeds raised as of September 30, 2024 and 2023, respectively. Offering costs are charged to equity as incurred.
Selling Commissions, Dealer Manager Fees, and Distribution Fees — The Company pays SCD, the dealer manager, selling commissions, dealer manager fees, and distribution and servicing fees in connection with the sale of certain classes of shares. The dealer manager may reallocate a portion of the dealer manager fee it receives to participating broker-dealers. Selling commissions, dealer manager fees, and distribution and servicing fees are charged to unitholders’ equity as incurred.
Asset Management Fees — The Company pays the Advisor a management fee in connection with the management of its assets in an amount equal to 1.25% of the aggregate purchase price of acquired assets, excluding any debt, or the net purchase price, per annum payable monthly, provided, however, after the Company determines its initial NAV, such management fee will equal 1.25% of the NAV per annum payable monthly. Additionally, to the extent that SWIF II OP issues SWIF II OP shares to parties other than the Company, SWIF II OP will pay the Advisor a management fee equal to 0.75% of the net purchase price or NAV, as applicable, of SWIF II OP attributable to such SWIF II OP shares not held by the Company, per annum payable monthly.
The management fee may be paid, at the Advisor’s election, in cash, Class I shares, or Class I OP shares of SWIF II OP. To the extent that the Advisor elects to receive any portion of its management fee in Class I shares or Class I OP shares of SWIF II OP, the Company may repurchase such Class I shares or Class I OP shares of SWIF II OP from the Advisor at a later date. In the event the Advisor agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated management fee through the date of termination. Asset management fees expenses were $1,115,499 and $442,236 for the nine months ended September 30, 2024 and 2023, respectively. Asset management fees payable, as included within due to affiliates on the balance sheet, were $149,683 and $1,232 as of September 30, 2024 and December 31, 2023, respectively.
Expense Support Agreement — The Advisor has agreed to provide the Company limited expense support in quarterly periods where the Company’s operations cannot support distributions to shareholders and unit holders. The Advisor may provide the support in the form of deferral of the collection of its management fees or through actual expense support payments to the Company. The Company would be obligated to reimburse the Advisor for any expense support payments it receives over a period up to four years, if the cumulative Company operations exceed the cumulative distributions to shareholders and unit holders. During the nine months ended September 30, 2024 and 2023, the Company has not received any expense support payments from the Advisor.
Performance Participation Allocation — So long as the advisory agreement has not been terminated, the Advisor is entitled to receive a performance participation allocation on its special limited partnership interest in SWIF II OP based on SWIF II OP’s total return after all of the other unitholders have received a total return of 5%. Total return is defined as all distributions accrued or paid (without duplication) on the SWIF II OP units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate Net Asset Value (NAV as defined in the SWIF II OP LPA) of such units since the beginning of the year, before giving effect to (a) changes resulting solely from the proceeds of issuances of SWIF II OP units, (b) any allocation/accrual to the performance participation interest, and (c) applicable shareholder servicing fee expenses (including any payments made to the Company for payment of such expenses).
Under the SWIF II OP LPA, the annual total return will be allocated solely to the Advisor only after the other unitholders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Advisor and all other SWIF II OP unitholders is equal to 12.5% and 87.5%, respectively. Thereafter, the Advisor will receive an allocation of 12.5% of the annual total return. The Advisor will also be allocated a performance participation with respect to all SWIF II OP shares that are repurchased at the end of any month (in connection with repurchases of the shares in the Company’s share repurchase program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
Distributions of performance participation paid on the special limited partnership interest may be payable to the Advisor in cash or Class I SWIF II OP shares at the election of the Advisor. The Advisor will not be obligated to return any portion of performance participation paid for an annual period based on SWIF II OP’s subsequent performance. In the event the advisory agreement is terminated, the Advisor will be allocated any accrued performance participation with respect to all SWIF II OP units as of the date of such termination.

For the nine months ended September 30, 2024, $948,118 in performance participation allocation expenses recognized by the Company. For the nine months ended September 30, 2023, there was no performance participation allocation expenses recognized by the Company.
Operating Expenses and Reimbursements — The Company may reimburse the Advisor’s costs of providing administrative services, including personnel and related employment costs, and expenses related to financing services (except with respect to acquisition and disposition services or asset management services for which the Advisor receives separate fees). The Company reimbursed the Advisor for $2,217,177 and $984,614 of operating expenses during the nine months ended September 30, 2024 and 2023, respectively, and the Company had $43,000 and $71,105 in operating expenses and reimbursement obligations due to the Advisor and its affiliate as of September 30, 2024 and December 31, 2023, respectively.
12.
REVENUES

As of September 30, 2024 the weighted-average remaining current term of the tenant operating leases was approximately ten years. The following table is a summary of the contracted amounts owed to the Company by tenants pursuant to tenant current noncancelable lease terms in effect as of September 30, 2024. As of September 30, 2024, the minimum future rental payments due from tenants under operating leases, having initial or remaining noncancelable lease terms for each of the next five years ending December 31 and thereafter:
Remainder of year 2024	$868,221
2025	3,416,700
2026	3,194,231
2027	3,012,759
2028	2,351,322
Thereafter	12,740,024
Total	$25,583,257
See Note 2 for further discussion regarding the Company’s lessor arrangements.
13.
LESSEE OPERATING LEASES

The components of the Company’s operating lease costs are as follows for each of the nine months ended:
Nine Months Ending	September 30, 2024	September 30, 2023
Lease cost:
Operating lease expense(a)	$195,698	$71,628
Variable lease expense(b)	—	16,773
Total Lease Cost	$195,698	$88,401

(a)
Represents the Company’s operating lease expense related to its ROU assets for the nine months ended September 30, 2024 and 2023.

(b)
Represents the Company’s expense related to contingent payments for operating leases (such as payments based on revenues derived from the communications infrastructure located on the leased asset) for the nine months ended September 30, 2024 and 2023. Such contingencies are recognized as expense in the period they are resolved.

The Company’s weighted-average remaining lease term was 9.5 and 6.4 years as of September 30, 2024 and December 31, 2023, respectively. The Company’s weighted-average discount rate for operating leases was 7.0% and 5.5% as of September 30, 2024 and December 31, 2023, respectively.
The following table is a summary of the Company’s maturities of operating lease liabilities for each of the next five years ending December 31 and thereafter:

Operating Leases(a)
Remainder of year 2024	$70,032
2025	284,466
2026	294,165
2027	300,679
2028	304,876
Thereafter	1,854,373
Total undiscounted lease payments	3,108,591
Less Imputed interest	(1,015,875)
Total lease liabilities – net	$2,092,716

(a)
Excludes the Company’s variable lease payments for operating leases (such as payments based on revenues derived from the communications infrastructure located on the leased asset) as such arrangements are excluded from the Company’s operating lease liability.

14.
COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the usual obligations of wireless communication owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on the financial condition, results of operations, and cash flows of the Company.
Litigation — The Company may be involved in various claims and legal actions arising in the ordinary course of business. As of September 30, 2024, the Company was not involved in any material legal proceedings.
Indemnification — The Company has indemnified the Advisor, Sponsor, and affiliates for all expenses, losses, liabilities, and damages the Advisor actually and reasonably incurs in connection with the defense or settlement of any action arising out of, or relating to, the conduct of the Company’s activities, except an action with respect to which the Advisor is adjudged to be liable for breach of a fiduciary duty owed to the Company or the unitholders under the Charter. The Company has not recognized any obligation on its consolidated balance sheet with respect to this indemnification arrangement as of September 30, 2024 or 2023.
15.
SEGMENT REPORTING

The Company has three operating segments and are presented as three reportable segments: cell towers, data centers, and joint ventures. The cell towers and data centers reportable segments are made up of various consolidated subsidiaries of the Company, and the joint ventures segment is made up of a 100% owned subsidiary dedicated to identifying and making investments in joint venture entities that own data/communications infrastructure. Currently, the joint venture segment has a single investment in the 51% owned DataCom Joint Venture. These are operating segments that are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-makers in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the senior executive committee that includes the chief executive officer, chief financial officer and head of portfolio management. The Company’s chief operating decision-makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. The Company believes that segment operating income (loss) is the performance metric that captures the unique operating characteristics of each segment.

The following are the segment results for the nine months ended September 30, 2024:
	Cell Tower	Data Center	Joint Venture	Total
Revenues:
Rental revenues	$936,160	$1,935,076	$—	$2,871,236
Total revenues	936,160	1,935,076	—	2,871,236
Expenses:
Property operating expenses	245,745	180,657	—	426,402
General and administrative	45,760	2,330	16,896	64,986
Total expenses	291,505	182,987	16,896	491,388
Other income (expense):
Interest expense	(152,885)	(1,085,608)	—	(1,238,493)
Equity Method Gain (Loss) on Investments	—	—	(2,162,548)	(2,162,548)
Segment operating net loss	$491,770	$666,481	$(2,179,444)	$(1,021,193)
Depreciation and amortization				(2,589,925)
Accretion expense				(50,648)
General and administrative				(3,228,464)
Asset management fees				(1,115,499)
Interest income				222,394
Performance participation allocation				(948,118)
Net loss				$(8,731,453)
Net loss allocated to Non-controlling Interest − SWIF II OP units				(1,274,443)
Net loss attributable to Common Shareholders				$(7,457,010)
The following are the segment results for the nine months ended September 30, 2023:
	Cell Tower	Data Center	Joint Venture	Total
Revenues:
Rental revenues	$426,762	$1,277,453	$—	$1,704,215
Total revenues	426,762	1,277,453	—	1,704,215
Expenses:
Property operating expenses	101,143	125,734	—	226,877
General and administrative	26,519	28,944	65,067	120,530
Total expenses	127,662	154,678	65,067	347,407
Other income (expense):
Interest expense	—	(766,537)	—	(766,537)
Equity Method Gain (Loss) on Investments	—	—	(493,123)	(493,123)
Gain on transfer of assets	181,715	—	—	181,715
Segment operating net loss	$480,815	$356,238	$(558,190)	$278,863
Depreciation and amortization				(1,475,794)
Accretion expense				(11,192)
General and administrative				(2,555,424)
Asset & property management fees				(442,236)
Interest income				225,516
Net loss				$(3,980,267)
Net loss allocated to Non-controlling Interest − SWIF II OP units				(697,779)
Net loss attributable to Common Shareholders				$(3,282,488)

The operating segments assets held as of September 30, 2024 and December 31, 2023:
	September 30, 2024	December 31, 2023
Cell Tower	$36,732,059	$17,769,932
Data Center	34,173,047	36,244,532
Joint Venture	41,338,303	39,581,659
Other (Corporate)	10,722,758	22,882,840
Total assets	$122,966,167	$116,478,963

16.
SUBSEQUENT EVENTS

The Company has evaluated subsequent events after September 30, 2024 through February 10, 2025, the date the consolidated financial statements were available to be issued, for their impact on the consolidated financial statements, noting the following:
Company Name Change:
Effective October 10, 2024, Strategic Wireless Infrastructure Fund II, Inc. changed it’s name to StratCap Digital Infrastructure REIT, Inc.
Asset Acquisitions:
On October 18, 2024, the Company acquired a cell tower located in Tennessee for approximately $590,700.
On November 27, 2024, the Company acquired a cell tower located in Tennessee for approximately $644,400.
On December 18, 2024, the Company acquired a cell tower located in Tennessee for approximately $805,500.
On January 22, 2025, the Company acquired a cell tower located in Tennessee for approximately $483,300.
Loan Payable:
On October 16, 2024, the Company drew down $1,445,000 for cell tower due diligence costs.
On December 10, 2024, the Company drew down $2,215,000 for cell tower due diligence costs.
On December 12, 2024, the Company drew down $375,000 for the acquisition of a cell tower in Tennessee.
On January 21, 2025, the Company drew down $2,190,000 to fund future development costs.
Datacom Joint Venture — On September 10, 2024, the Datacom Joint Venture entered into a credit agreement (the “Datacom Revolving Facility”) pursuant to which the Datacom Joint Venture may request advances on a revolving facility up to an initial aggregate principal of $30,000,000. The maturity date of the Datacom Revolving Facility is September 10, 2029. On October 29, 2024, the Datacom Joint Venture amended the Datacom Revolving Facility to increase the aggregate principal commitment to $45,000,000.
On October 31, 2024, the Datacom Joint Venture drew down $285,954 for the costs associated with the increase in the aggregate principal commitment of the Datacom Revolving Facility.
On December 18, 2024, the Datacom Joint Venture drew down $7,877,217 for the acquisition of 18 cell towers in Wisconsin.
On December 19, 2024, the Datacom Joint Venture acquired 18 cell towers in Wisconsin for approximately $7,000,000.

Status of the Offerings — Subsequent to September 30, 2024, the Company has accepted investors’ subscriptions for, and issued shares under the reinvestment plan, an aggregate of approximately 120,419 Class A shares, 50,941 Class AX shares, 37,835 Class I shares, 166,939 Class IX shares, 149,972 Class P OP units, and 3,310 Class PX OP units, resulting in the receipt of gross proceeds of approximately $4,883,054 and distributions reinvested of $625,704. Subsequent to September 30, 2024, the Company has accepted investors’ repurchase requests under the Company’s share repurchase program, an aggregate of approximately 81,773 Class A shares, 254,507 Class I shares, 206,379 Class IX shares, 44,224 Class P OP units, and 6,194 Class PX OP Units, resulting in redemptions of approximately $6,140,172.
Subsequent to September 30, 2024, dividends of $912,870, $255,850, $343,827, $347,137, $297,799 and $37,873 were declared for Class A shares, Class AX shares, Class I shares, Class IX shares, Class P units, and Class PX units, respectively, for a total of $2,195,356.
******

APPENDIX A
PRIOR PERFORMANCE TABLES
The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by affiliates of our advisor (“Prior Real Estate Programs”), which have investment objectives similar to StratCap Digital Infrastructure REIT, Inc. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which we intend to acquire. See “Investment Objectives and Criteria” elsewhere herein.
Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.
Investors in the Company will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Prior Real Estate Programs were sponsored by affiliates of our advisor provide an indication of Prior Real Estate Programs for the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
The following tables are included herein:
Table I — Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II — Compensation to Sponsor (in Dollars)
Table III — Annual Operating Results of Prior Real Estate Programs
Table V — Sales or Disposals of Properties
The following are definitions of certain terms used in the Tables:
“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a manager or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.
“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.
“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS
This Table sets forth a summary of the experience of affiliates of our sponsor in raising and investing funds for Prior Real Estate Programs with offerings that have closed during the three years ended December 31, 2023. These programs were both nonpublic programs. Also set forth is information pertaining to the timing and length of the offerings. The time period over which the proceeds were invested is not applicable. All figures are as of December 31, 2023.
	Strategic Wireless Infrastructure Fund, LLC	Strategic Data Center Fund, LLC
Dollar Amount Offered	$100,000,000	$200,000,000
Dollar Amount Raised	$105,806,000	$68,644,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	$3,808,000	$4,033,673
Organizational expenses	$1,514,000	$1,702,791
Other	$—	$—
Reserves	$—	$—
Percent Available for Investment	0%	0%
Acquisition Costs:
Prepaid items and fees related to purchase of property	$—	$—
Cash down payment (purchase price and capex less debt financing & fees)	$126,051,000	$59,851,480
Acquisition fees	$2,661,000	$1,025,699
Other (explain) – Closing Costs	$6,977,000	$1,817,634
Total acquisition cost	$135,689,000	$62,694,814
Percent leverage (mortgage financing divided by acquisition cost)	44.23%	19.16%
Date offering began	1/9/2019	4/23/2018
Length of offering (in months)	30	48
Months to invest 90% of amount available for investment (measured from beginning of offering)	32	62

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR
This Table summarizes the type and amount of compensation paid to affiliates of our sponsor during the three years ended December 31, 2023. All figures are as of December 31, 2023.
	Strategic Wireless Infrastructure Fund, LLC	Strategic Data Center Fund, LLC
Date Offering Commenced	1/9/2019	4/23/2018
Dollar Amount Raised	$105,806,000	$68,644,000
Amount paid to Sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	$2,111,000	$3,674,076
Organizational expenses	$238,000	$225,081
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – Acquisition fees	$2,079,000	$793,172
Other fees	$—	$—
Dollar amount cash generated (deficiency) from operations before deducting payments to Sponsor	$(18,240,000)	$(6,395,744)
Amount paid to Sponsor from operations:
Property management fees and reimbursements	$835,000	$229,502
Asset management fees	$4,575,000	$1,220,754
Leasing commissions	$—	$—
Other	$—	$—
Dollar amount of property sales and refinancing before deducting payments to Sponsor:
Cash	$178,100,000	$—
Notes	$—	$—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$—	$—
Incentive fees	$931,000	$—
Other	$344,000	$—

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
The following two tables set forth the annual operating results of Prior Real Estate Programs the offering of which have closed during the five years ended December 31, 2023 and that have similar investment objectives to the Company. All results are as of and for the twelve months ending December 31 for the year indicated.
	Strategic Wireless Infrastructure Fund, LLC			Strategic Data Center Fund, LLC
	2021	2022	2023	2021	2022	2023
Gross Revenues	$2,970,000	$5,516,000	$6,964,000	$2,276,000	$3,820,000	$4,941,000
Profit on sale of properties	—	—	72,632,000	—	—	—
Less:
Operating expenses	5,094,000	8,211,000	11,389,000	3,370,000	5,605,000	6,034,000
Interest expense	383,000	2,187,000	4,198,000	404,000	497,000	895,000
Depreciation and amortization	4,657,000	9,038,000	11,587,000	772,000	1,515,000	1,914,000
Net Income – GAAP Basis	(7,164,000)	(13,920,000)	52,422,000	(2,270,000)	(3,797,000)	(3,902,000)
Summary Statement of Cash Flows
Cash generated from operations	(1,937,000)	(5,265,000)	(17,379,000)	(1,729,000)	(1,520,000)	(4,597,000)
Cash generated from sales	—	—	177,153,000	—	—	—
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	(1,937,000)	(5,265,000)	159,774,000	(1,729,000)	(1,520,000)	(4,597,000)
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—	—
from sales and refinancing	—	—	(101,308,000)	—	—	—
from other(1)	(2,833,000)	(3,694,000)	(3,092,000)	(1,077,000)	(2,195,000)	(2,431,000)
Cash generated (deficiency) after cash distributions	(4,770,000)	(8,959,000)	55,374,000	(2,806,000)	(3,715,000)	(7,028,000)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(4,770,000)	$(8,959,000)	$55,374,000	$(2,806,000)	$(3,715,000)	$(7,028,000)
Distribution data per $1000 invested
Cash distributions to investors source – cash basis
from operations(2)	$—	$—	$—	$—	$—	$—
from sales and refinancing(2)	$—	$—	$907.25	$—	$—	$—
from refinancing(2)	$—	$—	$—	$—	$—	$—
from other(1)(3)	$48.17	$52.24	$43.73	$48.36	$49.16	$51.32

(1)
Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings and offering proceeds. The amounts for 2021, 2022 and 2023 each represent excess distributions paid out of net proceeds from the applicable offering.

(2)
Cash distributions to investors source is calculated based on weighted average investment of all shares, including additional shares that were issued in lieu of cash distributions.

(3)
Cash distributions to investors source is calculated based on weighted average investment of shares that received cash distributions.

TABLE IV
(UNAUDITED)
RESULTS OF COMPLETED PROGRAMS
Table IV presents information regarding the operating results of Prior Real Estate Programs that have completed operations (no longer hold properties) during the five years ended December 31, 2023. There were none.

TABLE V
(UNAUDITED)
SALES OR DISPOSALS OF PROPERTIES
Table V sets forth all sales or disposals of property by the Prior Real Estate Programs during the three years ended December 31, 2023.
Investment (Property)	Number of Towers	Location	Acquisition Date	Date Sold	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Soft Costs and Closing Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
					Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs	Total
Land:
SBG Texas	N/A	Alvord, TX	3/31/2021	4/1/2023	$619,166	$—	$—	$—	$619,166	$—	$279,977	$279,977	$339,188
Cell Towers:
Iowa Tower	1	Iowa City, IA	7/26/2019	8/7/2023	$300,000	$—	$—	$—	$300,000	$—	$29,004	$29,004	$279,977
Portfolio Sale	99	Various	Various	12/20/2023					$186,128,439
Total Cell Towers	100				0					0			0

APPENDIX B
DISTRIBUTION REINVESTMENT PLAN
This DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by StratCap Digital Infrastructure REIT, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). In this Plan, unclassified shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), are considered one of the Company’s “classes” of Common Stock. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.
Distribution Reinvestment.    As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for shares of Common Stock, the Company will apply all dividends and other distributions declared and paid in respect of the shares of Common Stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

Additionally, as agent for the holders of partnership units (the “OP Units”) of SWIF II Operating Partnership, LP (the “Partnership”) who acquire such OP Units as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Units held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Units, to the purchase of Shares having the same class designation as the applicable class of OP Units for such Participant to which such Distributions are attributable.
2.
Effective Date.    The effective date of this Plan is January 28, 2025.

3.
Procedure for Participation.    Any Stockholder or holder of OP Units may elect to become a Participant by completing and executing the subscription agreement (which may provide for automatic enrollment unless such Stockholder or holder of OP Units opts out), an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company may elect to deny participation in the Plan with respect to a Stockholder or holder of OP Units that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4.
Suitability.    Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5.
Purchase of Shares.

(a)
Participants will acquire Shares under this Plan (the “Plan Shares”) from the Company at a price equal to the most recently disclosed transaction price (the “Transaction Price”), which will generally be the most recently disclosed monthly net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant. Although the Transaction Price for Shares of Common Stock will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such Common Stock as of the date on which a Participant’s purchase is settled may be significantly different. The Company may offer Shares at a price that it believes reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed Transaction Price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share relative to the most recently disclosed monthly NAV per Share due to the impact of one or more factors, including as a result of significant market events or disruptions or force majeure events. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
(b)
Shares to be distributed by the Company in connection with the Plan will be supplied from:

(a)
Shares that are or will be registered with the Securities and Exchange Commission (the “Commission”) for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

(b)
Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

(c)
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to register Shares to be used in the Plan in the future, the Company is in no way obligated to do either, but may do so in its sole discretion.

6.
Distributions in Cash.    Notwithstanding anything herein to the contrary, the Company’s board of directors, in its sole discretion, may elect to have any particular Dividend or Distribution paid in cash, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

7.
Taxes.    IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE COMMISSION.

8.
Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Common Stock.

9.
Reports.    Within 90 days after the end of the Company’s fiscal year, the Company shall provide or cause to be provided to each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide or cause to be provided to each Participant an individualized quarterly report showing the number of Shares owned prior to and after the quarter, the amount of the Dividends and/or Distributions during the quarter and the per share purchase price for such Shares.

10.
Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least one business day prior to a distribution date in order for a Participant’s termination to be effective for such distribution date (i.e., a termination notice will be effective the day after it is received and will not affect participation in the Plan for any prior date). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares that were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 10. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Units in cash.
11.
Amendment or Termination of Plan by the Company.    The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ notice to the Participants. The Company may provide notice under this Section 11 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the Participants.

12.
Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13.
Governing Law.    The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

APPENDIX C
FORM OF SUBSCRIPTION AGREEMENT

StratCap
DIGITAL INFRASTRUCTURE REIT

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE

1. Investment

All investments are subject to suitability standards, see the corresponding prospectus and Section 9 herein.

Amount of Subscription ____________ State of Sale ____________

PLEASE NOTE: Minimum Initial Investment is $2,500

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

☐ Volume Discount* *Check this box ONLY after discussion with your broker-dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the prospectus. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see the "Volume Discounts" section of the prospectus for further information on volume discount qualifications.

1a. Share Class

SHARE CLASS REQUIRED ☐ Class D Shares ☐ Class I Shares ☐ Class S Shares ☐ Class T Shares

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents (see Annex C)
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution (see Annex C)
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ______	LLC Operating Agreement or LLC Resolution (see Annex C)
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ____________
☐ Other (Specify) ____________	

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS 2/25/25 VERSION A

3. Investment Title

Please print names in which the Shares are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian for UGMA/UTMA

Primary Investor Name | SSN/TIN | DOB

Secondary Investor Name | SSN/TIN | DOB

Street Address

City | State | Zip Code

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening) | Email

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. resident alien taxpayer, complete Section 9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6. Distribution Information

You are **automatically** enrolled in our Distribution Reinvestment Plan, **unless** you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, **you will receive cash distributions** unless you elect to enroll in the Distribution Reinvestment Plan.

Step 1: Cash Distribution Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you are not automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions:

   a. Non-Custodial Investors: complete Section 6.A. or 6.C.
   b. Custodial Investors: complete Section 6.B.

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions:

   a. Non-Custodial Investors: complete Section 6.A. or 6.C.
   b. Custodial Investors: complete Section 6.B.

CURRENT FORM AS 2/25/25 VERSION A

6. Distribution Information, continued

Step 2: Distribution Reinvestment Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, initial below to enroll in the Distribution Reinvestment Plan and continue to Section 7.

__________ Initials __________ Initials

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 7.

Only complete the Cash Distribution Information section below if you **do not wish to enroll** in the Distribution Reinvestment Plan.

Cash Distribution Information

For custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the custodian.

6.A. ______% ☐ **Cash/Check Mailed to the address set forth above (Or for Qualified Plans, to the address listed in Section 5) (Available for Non-Custodial Investors only.)**

______% ☐ **Cash/Check Mailed to the alternate payee listed here (Available for Non-Custodial Investors only.)**

If you select more than one option, you must indicate the percentage of your distribution to each option and the sum of the allocations must equal 100%. If you do not complete this section and are not automatically enrolled in the Distribution Reinvestment Plan, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Name/Entity Name/Financial Institution:

Mailing Address:

City: State: Zip Code:

Account Number (Required):

6.B. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution:

Mailing Address:

City: State: Zip Code:

Account Number (Required):

6.C. ☐ **Cash/Direct Deposit (Attach a pre-printed voided check) (Available for Non-Custodial Investors only.)**

I/we authorize the Company, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records.
If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below (not available for custodial held accounts without the custodian's approval).

Financial Institution Name:

Mailing Address:

City: State:

Your Bank's ABA Routing Number:

Your Bank Account Number:

CURRENT FORM AS 2/25/25 VERSION A

7. Broker-Dealer and Financial Professional Information

Broker-Dealer Name

Financial Professional's Name | Rep Number

Financial Professional's Firm Name | Branch ID

Financial Professional's Address

Financial Professional's City | State | ZIP

Financial Professional's Phone | Financial Professional's Fax

Financial Professional's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Through a participating Broker-Dealer pursuant to a wrap fee or other asset fee arrangement with the Subscriber as a result of which no commissions are paid.

☐ *Friends and Family Purchase

☐ **Net of Commissions

** Subject to approval by StratCap Digital Infrastructure REIT, Inc.*
*** Registered Investment Advisor (RIA) and Wrap Fee Representation/Net of Commission Purchase. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Subscriber and as a result no commissions shall be paid to the participating RIA or broker.*

The undersigned confirms which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects, (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto, and that such investor has an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor might lose the entire investment, (c) the lack of liquidity of the shares, (d) the restrictions on transferability of the shares, and (e) the tax consequences of the investment.

The undersigned Financial Professional represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

As a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Professional | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

CURRENT FORM AS 2/25/25 VERSION A

8. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus Supplements, annual reports, proxy statements or other stockholder communications, you may elect to receive electronic delivery of stockholder communications from the Company. If you would like to consent to electronic delivery, including pursuant to email, please sign where indicated in this section below.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

By signing below, I consent to electronic delivery.

Owner Signature

Co-Owner Signature (If applicable)

Email

If blank, the email provided in Section 4 will be used.

9. Subscriber

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to identify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make representations on your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows.

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

a. A copy of the Final Prospectus was delivered to me at least five (5) business days before the date of this agreement. — Initials — Initials

b. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. — Initials — Initials

c. In addition to the general suitability requirements described above in 9(b), I meet the higher suitability requirements, if any, imposed by the state of my primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." — Initials — Initials

d. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. — Initials — Initials

e. I am purchasing the Shares for my own account or, if I am purchasing the Shares on behalf of an entity named in Section 4 of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity. — Initials — Initials

f. I acknowledge that the price per share at which my investment will be executed will be made available at www.digitalinfrastructurereit.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I acknowledge that the price per share will generally be equal to the prior month's net asset value ("NAV") per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the price is made publicly available. I acknowledge that I am not committed to purchase the Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentences. I acknowledge that I may withdraw my subscription request by notifying the transfer agent, my financial professional or directly through a toll-free telephone line, (888) 292-3178. — Initials — Initials

State-Specific Requirements

g. If I am an **Alabama** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. — Initials — Initials

h. If I am an **Arizona** resident, I have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles. — Initials — Initials

CURRENT FORM AS 2/25/25 VERSION A

9. Subscriber (contined)

i. If I am a **California** Resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

j. If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

k. If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

l. If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investor's liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

m. If I am a **Kentucky** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

n. If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

o. If I am a **Massachusetts** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

p. If I am a **Michigan** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. ______ Initials ______ Initials

q. If I am a **Missouri** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

r. If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. ______ Initials ______ Initials

New Jersey investors are advised that Class S and Class T shares are subject to upfront selling commissions and/or dealer manager fees, and Class S, Class T and Class D shares are subject to stockholder servicing fees. Because the purchase price for the Class S and Class T shares is the transaction price plus applicable upfront fees, the upfront fees may reduce the amount of the Class S and Class T share purchase price that is available to the Company for investment and other capital needs, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S, Class T and Class D shares if distributions are declared in an amount less than the stockholder servicing fees. ______ Initials ______ Initials

t. If I am a **New Mexico** resident I must limit my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. ______ Initials ______ Initials

u. If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in StratCap Digital Infrastructure REIT, Inc. ______ Initials ______ Initials

v. If I am an **Ohio** resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. ______ Initials ______ Initials

CURRENT FORM AS 2/25/25 VERSION A

9. Subscriber (continued)

w. If I am an **Oregon** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. ______ Initials ______ Initials

x. If I am a **Pennsylvania** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). ______ Initials ______ Initials

y. If I am a **Puerto Rico** resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. ______ Initials ______ Initials

z. If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in StratCap Digital Infrastructure REIT, Inc. may not be more than 10% of my net worth. ______ Initials ______ Initials

aa. If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities. ______ Initials ______ Initials

In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ______

Exemption from FATCA reporting code (If any) ______
(Applies to accounts maintained outside the U.S.)

I declare that the information supplied above is true and correct and may be relied upon by StratCap Digital Infrastructure REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting StratCap Digital Infrastructure REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:

1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ______ Date ______

Co-Owner Signature (If applicable) ______ Date ______

CURRENT FORM AS 2/25/25 VERSION A

10. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of StratCap Digital Infrastructure REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9, they are asked to promptly notify StratCap Digital Infrastructure REIT, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify StratCap Digital Infrastructure REIT, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9, and StratCap Digital Infrastructure REIT, Inc. may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in StratCap Digital Infrastructure REIT, Inc.

Please be aware that StratCap Digital Infrastructure REIT, Inc., its advisor, sponsor and affiliated dealer manager, and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give in a fiduciary capacity in connection with StratCap Digital Infrastructure REIT, Inc.'s public offering or the purchase of StratCap Digital Infrastructure REIT, Inc.'s common stock and that the advisor and dealer manager have financial interests associated with the purchase of StratCap Digital Infrastructure REIT, Inc.'s common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from StratCap Digital Infrastructure REIT, Inc. in connection with the purchase of common stock.

11. Make Checks Payable, Wiring Instructions and Mailing Information

Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined below.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

StratCap Digital Infrastructure REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to "StratCap Digital Infrastructure REIT, Inc." for the full purchase price, should be delivered to the address below.

Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:
855.223.2474

Subscription Agreements may be emailed to:
stratwire.ai@dstsystems.com

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Additional Subscriptions

If you are an existing stockholder and you wish to make an additional subscription, please complete, date and sign an Additional Subscription Form and return the same according to the submission procedures outlined above.

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Professionals: 877.907.1148

CURRENT FORM AS 2/25/25 VERSION A

Investor Instructions

(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: The Company does not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third party checks or cash.

2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which Shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including StratCap Digital Infrastructure REIT, Inc., to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase Shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose: however, we do not require that you use our IRA custodian. StratCap Digital Infrastructure REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $35 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the StratCap Digital Infrastructure REIT Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Enter Distribution Information

Please review section.

7. Enter Broker-Dealer and Financial Professional Information

PLEASE NOTE: The Broker-Dealer or Financial Professional must complete and sign this section of the Subscription Agreement. All fields are mandatory.

The Broker-Dealer is duly licensed and may lawfully offer and sell the Shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the Company and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission.

RIA or Wrap Submission: Check the appropriate box to indicate whether submission is made through a Registered Investment Advisor ("RIA") in its capacity as the RIA and not in its capacity as a Financial Professional, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any stockholder of the RIA firm is a FINRA licensed Financial Professional affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA, and the applicable box should be checked.

CURRENT FORM AS 2/25/25 VERSION A

8. Electronic Delivery Form (Optional)

Please review section.

9. Signatures and Acknowledgements

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, fund or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	**Give the SSN of:**
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(B) and 1.671-4(B)(2)(iii))	The trust
6a. Grantor trust disregarded pursuant to Regulations section 1.671-4(b)(2)(i)(A) or filing Form 1041	The grantor (4)
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or S Corporation status on Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC not taxed as a Corporation	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS 2/25/25 VERSION A

Guidelines for U.S. Taxpayer Certifications, continued

Section references below are to the Internal Revenue Code of 1986, as amended. The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment Company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice
Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties
- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

2/25 DIR0025-A

APPENDIX D
FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT

StratCap
DIGITAL INFRASTRUCTURE REIT

ADDITIONAL SUBSCRIPTION AGREEMENT

This form may be used by any current investor in StratCap Digital Infrastructure REIT, Inc., (the "Company"), who desires to purchase additional Shares of company common stock. Investors in the Company who acquired Shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Company's Subscription Agreement.

1. Investment

All investments are subject to suitability standards, see the corresponding Prospectus and Section 5 herein.

Amount of Subscription ____________ State of Sale ____________

PLEASE NOTE: The minimum additional purchase requirement is $500.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

☐ Volume Discount* **Check this box ONLY after discussion with your broker-dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the Prospectus.*

2. Account Number

Account Number ____________

3. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian for UGMA/UTMA

Primary Investor Name ____________ SSN/TIN ____________ DOB ____________

Secondary Investor Name ____________ SSN/TIN ____________ DOB ____________

Street Address ____________

City ____________ State ____________ Zip Code ____________

Mailing Address (optional) ____________

City ____________ State ____________ Zip Code ____________

Phone (day) ____________ Phone (evening) ____________ Email ____________

4. Broker-Dealer and Financial Professional Information

Broker-Dealer Name ____________

Financial Professional's Name ____________ Rep Number ____________

Financial Professional's Firm Name ____________ Branch ID ____________

Financial Professional's Address ____________

Financial Professional's City ____________ State ____________ ZIP ____________

Financial Professional's Phone ____________ Financial Professional's Fax ____________

Financial Professional's E-Mail Address ____________

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Through a participating Broker-Dealer pursuant to a wrap fee or other asset fee arrangement with the Subscriber as a result of which no commissions are paid.

☐ *Friends and Family Purchase

☐ **Net of Commissions

** Subject to approval by StratCap Digital Infrastructure REIT, Inc..*
*** Registered Investment Advisor (RIA) and Wrap Fee Representation/Net of Commission Purchase. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Subscriber and as a result no commissions shall be paid to the participating RIA or broker.*

CURRENT FORM AS OF 11/4/24 VERSION E

4. Broker-Dealer and Financial Professional Information, continued

The undersigned confirms which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects, (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto, and that such investor has an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor might lose the entire investment, (c) the lack of liquidity of the shares, (d) the restrictions on transferability of the shares, and (e) the tax consequences of the investment.

The undersigned Financial Professional represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

As a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Professional ______________________ Date ____________

Branch Manager Signature (if required by Broker-Dealer) ______________________ Date ____________

5. Subscriber

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to identify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make representations on your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows.

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

a.	A copy of the Final Prospectus was delivered to me at least five (5) business days before the date of this agreement.	Initials	Initials
b.	I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	Initials	Initials
c.	In addition to the general suitability requirements described above in 9(b), I meet the higher suitability requirements, if any, imposed by the state of my primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	Initials	Initials
d.	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	Initials	Initials
e.	I am purchasing the Shares for my own account or, if I am purchasing the Shares on behalf of an entity named in Section 4 of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity.	Initials	Initials
f.	I acknowledge that the price per share at which my investment will be executed will be made available at www.digitalinfrastructurereit.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I acknowledge that the price per share will generally be equal to the prior month's net asset value ("NAV") per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the price is made publicly available. I acknowledge that I am not committed to purchase the Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentences. I acknowledge that I may withdraw my subscription request by notifying the transfer agent, my financial professional or directly through a toll-free telephone line, (888) 292-3178.	Initials	Initials

State-Specific Requirements

g.	If I am an **Alabama** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.	Initials	Initials

CURRENT FORM AS OF 11/4/24 VERSION E

h. If I am an **Arizona** resident, I have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles.

Initials Initials

i. If I am a **California** Resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

j. If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

k. If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

l. If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investor's liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

m. If I am a **Kentucky** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

n. If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

o. If I am a **Massachusetts** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

p. If I am a **Michigan** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Initials Initials

q. If I am a **Missouri** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

r. If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth.

Initials Initials

Initials Initials

New Jersey investors are advised that Class S and Class T shares are subject to upfront selling commissions and/or dealer manager fees, and Class S, Class T and Class D shares are subject to stockholder servicing fees. Because the purchase price for the Class S and Class T shares is the transaction price plus applicable upfront fees, the upfront fees may reduce the amount of the Class S and Class T share purchase price that is available to the Company for investment and other capital needs, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S, Class T and Class D shares if distributions are declared in an amount less than the stockholder servicing fees.

t. If I am a **New Mexico** resident I must limit my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

u. If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in StratCap Digital Infrastructure REIT, Inc.

Initials Initials

v. If I am an **Ohio** resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Initials Initials

CURRENT FORM AS OF 11/4/24 VERSION E

w. If I am an **Oregon** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. Initials _____ Initials _____

x. If I am a **Pennsylvania** resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). Initials _____ Initials _____

y. If I am a **Puerto Rico** resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Initials _____ Initials _____

z. If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in StratCap Digital Infrastructure REIT, Inc. may not be more than 10% of my net worth. Initials _____ Initials _____

aa. If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials _____ Initials _____

5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "Guidelines") in Section 5b of this Additional Subscription Agreement for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) _____

Exemption from FATCA reporting code (If any) _____
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

Certification instructions. You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown above and in this Additional Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject tw o backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back

or

☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. Person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS ADDITIONAL SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE COMPANY AND THE ADVISOR IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN THE COMPANY.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THE COMPANY FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF THE COMPANY UNTIL THIS ADDITIONAL SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY THE COMPANY. THE COMPANY MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. THE COMPANY WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF THE COMPANY REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER..

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the Company, if the investor signing below is acquiring the Shares through an IRA or will otherwise beneficially hold the Shares through a Custodian or Trustee, the investor also authorizes the Company to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her Shares even though the investor is not the record holder of the Shares. Signing Section 5a will not constitute an acceptance of this Additional Subscription Agreement.

Owner Signature _____ Date _____

Co-Owner Signature (If applicable) _____ Date _____

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of Shares of the Company that are beneficially owned by the investor as reflected on the records of the Company. This authorization shall remain in place until revoked in writing by the Custodian. The Company is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) _____ Date _____

CURRENT FORM AS OF 11/4/24 VERSION E

5a. Subscriber Acknowledgements & Signatures, continued

☐ I am a Registered Investment Advisor Financial Professional and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVE.**

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

5b. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, Company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(B) and 1.671-4(B)(2)(iii))	The trust
6a. Grantor trust disregarded pursuant to Regulations section 1.671-4(b)(2)(i)(A) or filing Form 1041	The grantor (4)
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or S Corporation status on Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC not taxed as a Corporation	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal Financial Professional or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

5c. Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS OF 11/4/24 VERSION E

6. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement to the appropriate address as outlined below.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

StratCap Digital Infrastructure REIT, Inc. Investors: The Additional Subscription Agreement, together with a check made payable to "StratCap Digital Infrastructure REIT, Inc." for the full purchase price, should be delivered to the address below.

6a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:
855.223.2474

Subscription Agreements may be emailed to:
stratwire.ai@dstsystems.com

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

11/24

SW20038-E
CURRENT FORM AS OF 11/4/24 VERSION E

APPENDIX E
PRIVACY POLICY
STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
PRIVACY POLICY
OUR COMMITMENT TO PROTECTING YOUR PRIVACY
We consider stockholder privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity, and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.
1.
Information We May Collect.

We may collect Nonpublic Personal Information about you from the following sources:
•
Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•
Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•
Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.
Why We Collect Nonpublic Personal Information.

We collect information from and about you:
•
in order to identify you as a customer;

•
in order to establish and maintain your customer accounts;

•
in order to complete your customer transactions;

•
in order to market investment products or services that may meet your particular financial and investing circumstances;

•
in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•
in order to meet our obligations under the laws and regulations that govern us.

3.
Use and Disclosure of Information.

We may disclose all of the Nonpublic Personal Information we collect about you as described above to the following types of third parties:
A.
Our Affiliated Companies.   We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. Our affiliates may include companies with a StratCap or HMC Capital name. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

B.
Service Providers and Joint Marketing Partners.   From time to time, we may use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•
California Residents:   We do not sell your personal information as the term is defined based on our understanding of the CCPA. We have not sold any personal information to third parties for business or commercial purposes in the 12 months prior to the effective date of this privacy policy. We do share personal information with third parties for business and commercial purposes including without limitation advertising and marketing based on Users online activities over time and across different sites, services, and devices.

C.
Other Nonaffiliated Third Parties.   We do not disclose your Nonpublic Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Nonpublic Personal Information we collect about you to the extent permitted by law. For example, to:

•
correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•
protect the security and integrity of our records, Web Site and customer service center;

•
protect our rights and property and the rights and property of others;

•
take precautions against liability;

•
respond to claims that your information violates the rights and interests of third parties;

•
take actions required by law or to respond to judicial process;

•
assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•
provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.
Protecting Your Information.

Our advisor’s and dealer manager’s personnel are required to follow the procedures we have developed to protect the integrity of your Nonpublic Personal Information. These procedures include:
A.
Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

B.
Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

C.
Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

D.
Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.
Former Customers.

When you are no longer a customer, we continue to disclose your Nonpublic Personal Information as described in this Privacy Policy.

6.
Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will provide notice in accordance with applicable law. If you object to the changes to our Privacy Policy, then you must contact us using the information provided in the notice.
7.
Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via telephone at (475) 282-0861.
8.
Your Right to Limit our Information Sharing with Affiliates.

This Privacy Policy applies to StratCap Digital Infrastructure REIT, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies. We may still be able to disclose your creditworthiness information with our affiliated companies when acting as our service providers. We may still share with them other information about your experiences with us. You may limit our affiliates in the StratCap group of companies, such as our securities affiliates from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.
If you want to limit our sharing of your information with our affiliates, you may contact us:
By telephone at: (475) 282-0861.
By mail: Mark your choices below, fill in and send to:
STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
660 Steamboat Road, 1st Floor, Greenwich, Connecticut 06830
☐
Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

☐
Do not allow your affiliates to use my personal information to market to me.

Name:
Signature:
Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.
Residents of some states may have additional privacy rights. To review these rights, please visit our website privacy policy at stratcap.com. We adhere to all applicable state laws.

StratCap Digital Infrastructure REIT, Inc.
Maximum Offering of $575,000,000
Common Stock
Prospectus
February 14, 2025
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by StratCap Digital Infrastructure REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.